As filed with the Securities and Exchange Commission on August 1, 2006
Registration No. 333-129087

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 6
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

ASSET CAPITAL CORPORATION, INC.
(Exact name of Registrant as specified in its governing instruments)

4733 Bethesda Avenue
Suite 800
Bethesda, Maryland 20814
(301) 656-2333
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Peter C. Minshall
Chief Executive Officer
4733 Bethesda Avenue
Suite 800
Bethesda, Maryland 20814
(301) 656-2333
(301) 656-1960 (Facsimile)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Daniel M. LeBey, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (Facsimile)	Wayne D. Boberg, Esq. Brendan P. Head, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601-9703 (312) 558-5882 (312) 558-5700 (Facsimile)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
	Aggregate Offering	Registration
Title of Securities Being Registered	Price(1)(2)	Fee(3)(4)

Common Stock, $0.001 par value	$106,375,000	$12,188

(1)	Includes shares that the underwriters have the option to purchase from us to cover over-allotments, if any, and 1,250,000 shares that are being offered by selling stockholders.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Of this amount, $8,830 was paid on October 18, 2005 for securities with a proposed maximum aggregate offering price of $75,000,000 and an additional $6,252 was paid on June 30, 2006 for additional securities with a proposed maximum aggregate offering price of $58,428,350. As a result, the Registrant has paid an aggregate of $15,082 for securities with a maximum aggregate offering price of $133,428,350. The registration fee of $2,894 with respect to the remaining $27,053,350 maximum aggregate offering price of securities will be used under a future registration statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2006
PRELIMINARY PROSPECTUS
9,250,000 Shares
Asset Capital Corporation, Inc.
Common Stock
        This is our initial public offering. No public market currently exists for our common stock. We are offering 8,000,000 shares of common stock, and 1,250,000 shares of common stock are being offered by the selling stockholders described in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
      We currently expect the initial public offering price to be between $9.00 and $10.00 per share. Our shares of common stock have been approved for quotation on the Nasdaq Global Markettm under the symbol “ACCI,” subject to official notice of issuance.
      See “Risk Factors” beginning on page 21 of this prospectus for a discussion of risk factors relevant to an investment in our common stock.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$
Proceeds to selling stockholders	$	$
      The underwriters have an option to purchase up to an additional 1,387,500 shares of common stock from the selling stockholders on a pro rata basis at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover over-allotments, if any. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders as a result of the exercise of the over-allotment option. To the extent the number of shares of our common stock purchased by the underwriters upon an exercise of their over-allotment option exceeds the aggregate number of additional shares available for sale by selling stockholders, the underwriters will purchase the shares from us at the public offering price, less the underwriting discount. The underwriters are offering the shares of common stock covered by this prospectus as described in “Underwriting.”
      The underwriters expect to deliver the shares of common stock on or about                     , 2006.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Friedman Billings Ramsey	Wachovia Securities
Robert W. Baird & Co.
The date of this prospectus is          , 2006.

ASSET CAPITAL CORPORATION

Pidgeon Hill I
Sterling, VA

Pidgeon Hill II
Sterling, VA

Frederick Medical Center
Frederick, MD

Century South
Germantown, MD

Plaza 270
Rockville, MD

Twelve Oaks
Rockville, MD

Commerce Center I
Greenbelt, MD

Garden City Drive
Landover, MD

4260 Forbes Blvd.
Lanham, MD

4550 Forbes Blvd.
Lanham, MD

7700 Montpelier Ave.
Laurel, MD

Columbia Medical Campus
Columbia, MD

Timonium Medical Center
Timonium, MD

Executive Tower
Hampton, VA

Pinewood Plaza
Hampton, VA

SUMMARY
      This is only a summary and does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus, including “Risk Factors,” our financial statements, pro forma financial information, and related notes appearing elsewhere in this prospectus, before deciding to invest in shares of our common stock. In this prospectus, unless the context suggests otherwise, references to “our company,” “we,” “us” and “our” means Asset Capital Corporation, Inc. and its subsidiaries, including its operating partnership, Asset Capital Partners, L.P. Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the over-allotment option to purchase up to an additional 1,387,500 shares of common stock and that the shares of common stock to be sold in this offering are sold at a price of $9.50 per share, which is the midpoint of the range set forth on the front cover of this prospectus. The historical operations described in this prospectus refer to our historical operations since we commenced operations in June 2005 as well as the historical operations of certain contributed assets and assumed liabilities of Asset Capital Corporation, L.L.C. and its affiliates, which we refer to collectively as our predecessor business throughout this prospectus. We have described our operations in this prospectus as if the historical operations of our predecessor business were conducted by us.
Overview
      We are a self-managed real estate company focused on opportunistically acquiring, redeveloping, financing, managing and disposing of commercial real estate properties located primarily in the greater metropolitan Washington, D.C. marketplace and its surrounding areas, ranging generally from Baltimore, Maryland through Richmond, Virginia and the Hampton Roads, Virginia metropolitan statistical area. We consider this area to be our target market. We invest primarily in commercial real estate properties that we believe have the potential for a significant increase in operating cash flow from our hands-on management, leasing, engineering and capital improvement programs. We also originate, acquire and invest in various types of structured real estate investments in properties located primarily in our target market.
      We expect to regularly dispose of or recapitalize properties once they reach what we believe to be their maximum near-term value and re-deploy our equity capital into other real estate investment opportunities that we believe have the potential for increased returns. In some cases, if we believe a property has the potential to increase significantly in value over the long-term, we may hold that property as a long-term investment. Our objective is to provide attractive returns to stockholders through a combination of capital appreciation, increased earnings and cash flow and dividends.
      Within our target market, we believe there are a significant number of commercial real estate properties with current market values in the $5 million to $50 million range that satisfy our investment criteria. We believe we can increase the value of these types of properties by applying our disciplined and professional property and asset management programs. We intend to focus primarily on the following three types of investments:

•	Core-Plus Properties: Properties with stable occupancies that have below-market rents and/or inefficient operations. We believe we can achieve higher operating cash flows and enhanced asset values from these types of properties by increasing rents through aggressive leasing, enhancing tenant service and reducing operating expenses. We believe we can reduce operating expenses in part by utilizing our own internal property management and engineering personnel, reducing energy costs at the properties, negotiating new lower cost service and maintenance agreements and by implementing other operating efficiencies.

•	Value-Added Properties: Properties with significant current or expected vacancy and/or that need capital improvements, but that we believe have attractive upside potential that may be achieved from hands-on, proactive management and leasing and modest capital improvements.

•	Structured Real Estate Investments: Investments in mezzanine loans, preferred equity interests, joint venture interests and/or other structured finance instruments involving what we believe to be high-quality local real estate operators or owner-occupants. We intend to use these investments to provide us with attractive current cash flow yields and to maintain or create relationships with existing or potential future investment partners or sources of additional investment opportunities, while attempting to minimize our risk through the structure of the investments.
      We may also invest from time to time in properties that do not constitute core-plus, value-added or structured real estate investments, including investments in development projects or land.
      Our management team, led by our founders Peter C. Minshall, Blair D. Fernau and William B. LeBlanc III, has significant experience acquiring, managing and selling commercial real estate properties and originating and investing in structured real estate investments. Our founders, however, have no experience managing a public company. Mr. Minshall serves as our chief executive officer and as the chairman of our board of directors. Mr. Fernau serves as our chief investment officer and as the vice chairman of our board of directors. Mr. LeBlanc serves as our president and chief operating officer and as a member of our board of directors. Our founders formed Asset Capital Corporation, L.L.C. in 1997 to focus primarily on investing in commercial office properties and structured real estate investments in the greater metropolitan Washington, D.C. marketplace.
      In June 2005 we completed a private offering of our common stock, and in July 2005 we issued additional shares to cover additional allotments from the June 2005 private offering. We collectively refer to these related private offerings as our 2005 private offering. In our 2005 private offering, we raised aggregate net proceeds of approximately $78.9 million after deducting the initial purchaser’s discount and placement fee and our offering expenses. Concurrent with and subsequent to our 2005 private offering, we have:

•	assumed property management, maintenance and engineering businesses and purchase contracts from our predecessor business for approximately $3.4 million, all of which was paid in shares of our common stock based on a price per share of $8.50, which was the offering price of our common stock in our 2005 private offering;

•	acquired fourteen properties, including five contributed properties in which our predecessor business and founders owned an interest, and three structured real estate investments, including one contributed investment in which our predecessor business and founders owned an interest, for total consideration of approximately $183.0 million, including transaction costs, of which approximately $7.5 million was paid in shares of our common stock based on a price per share of $8.50, approximately $76.4 million was paid in cash, and approximately $99.1 million was either assumed, defeased or repaid mortgage indebtedness;

•	originated a mezzanine loan with a principal balance of $14.7 million and an annual interest rate of 16%. We receive a monthly interest-only payment for half of the interest due, with the other half added to the principal amount of the loan. The loan has a maturity date in February 2011. The borrower used the proceeds of the loan to purchase a $66.0 million portfolio of properties located primarily in the Baltimore, Maryland metropolitan area;

•	entered into contracts to acquire interests in six additional properties for aggregate consideration of approximately $52.8 million, of which approximately $47.8 million will be paid in cash and approximately $5.0 million will be new mortgage indebtedness. We expect to pay approximately $2.5 million in cash for transaction costs related to these acquisitions; and

•	entered into two contracts with two separate buyers to sell approximately 31.0 acres and 9.7 acres, respectively, of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for sales prices of approximately $27.0 million and $13.1 million, respectively.

      We are a taxable corporation under Subchapter C of the Internal Revenue Code. Our operations are conducted by our operating partnership, Asset Capital Partners, L.P. Through our wholly-owned subsidiary, ACC GP, LLC, a Delaware limited liability company, we are the sole general partner of our operating partnership. We refer to our structure as an Up-C structure, which is similar to the umbrella partnership real estate investment trust, or UPREIT, structure that is used by many REITs. The Up-C structure allows us to acquire assets by issuing operating partnership units, which may allow the property owners from whom we acquire properties to defer recognizing taxable gain until we dispose of those properties.
Our Strategy
      Our strategy has four primary components. They are as follows:

Our Investment Strategy
      We follow a disciplined approach to evaluating investment opportunities. We focus primarily on investments in core-plus properties, value-added properties and structured real estate investments. In particular, we invest in properties that:

•	are located in our target market and in other strategic geographic locations that we believe offer attractive prospects for increases in value;

•	have a current market value between $5 million and $50 million;

•	have significant current or expected vacancy and/or that need capital improvements, but that we believe have attractive upside potential that may be achieved from hands-on, proactive management and leasing and modest capital improvements;

•	have stable occupancies that have below-market rents and/or inefficient operations with the potential to generate higher operating cash flows and enhanced asset values through aggressive leasing, reductions in operating expenses and improved operations;

•	present the opportunity for growth in net income through intensive property management;

•	can support new or additional leverage, which we believe can allow us to reduce our equity investment and to increase our returns; or

•	have a development component that we believe can provide attractive returns through rental revenue and capital gains from dispositions.
      Our structured real estate investments generally include mezzanine loans, bridge loans, preferred equity interests, joint venture interests and other structured investments in existing real estate assets and select development opportunities in our target market with entities that we believe to be high-quality local real estate operators or owner-occupants in pursuit of the following objectives:

•	achieving attractive, risk-adjusted returns by utilizing our expertise to identify and structure investment opportunities; and

•	forming relationships with owners of, or investors in, commercial real estate properties in which we may be able to invest and for which we may be able to provide services in the future.
      Our organizational documents do not limit the types of investments we can make or the geographic locations of those investments; however, our intent is to focus primarily on commercial office properties and structured real estate investments in properties located primarily in our target geographic market.

Our Operating Strategy
      Once we acquire a property, we seek to manage the property aggressively in accordance with a strategic plan developed during pre-acquisition due diligence. Depending on the property, the strategic plan may seek to add value either through active property leasing efforts, investment in targeted capital improvement projects, the reduction of operating expenses or the repositioning or redevelopment of certain properties. We seek to increase property level cash flows through cost efficient property operations, in-house employment of engineers and leasing strategies designed to capture market rental growth from the renewal of below-market leases at higher rates and/or recruitment of quality new tenants. Our management team believes it has maintained both rigorous tenant underwriting and strong tenant relationships.
      We conduct most of our own renewal leasing activities, but we typically engage third party leasing agents to handle new leasing of vacant space and to assist us with lease renewals from time to time. We select leasing agents based on their demonstrated track record and knowledge of the sub-markets in which our properties are located.

Our Value Realization Strategy
      We seek to realize the value we create at our properties after implementing our investment and operating strategies by recycling capital in a variety of ways, including:

•	outright sales of our properties to third parties;

•	the sale of a portion of the interests in a property we own to a joint venture with one or more institutional investors where we may retain the opportunity to earn property and asset management fees as well as certain incentive fees;

•	recapitalizations of our properties with third-party debt; and

•	recycling our capital in new investment opportunities that fit our investment criteria.

Our Financing Strategy
      Our targeted debt-to-total assets ratio is in the range of 65% to 70%, although we intend to limit our total debt to no more than 75% of our total assets, including our pro rata share of joint venture debt and joint venture assets, respectively. As of March 31, 2006, our debt-to-total assets ratio was approximately 57%. Neither our charter nor our bylaws requires us to maintain a specific debt-to-total assets ratio, and we may exceed our targeted debt-to-total assets ratio range depending on the circumstances. See “Policies With Respect to Certain Activities — Financing Policies.” If we elect to exceed the maximum range of our targeted debt-to-total assets ratio, we may do so without stockholder approval. We generally will decide whether to use debt or equity financing, or a combination of the two, to acquire a property by considering the most attractive interest rates, repayment terms and maturity dates available in the marketplace at the time, and customize our financing strategy for each individual transaction. We intend to obtain unsecured and/or secured financing through public and private markets. We will access various sources of capital including banks, financial institutions and institutional investors through lines of credit, bridge loans and other arrangements. We also may finance the acquisition of properties through additional equity offerings, including offerings of preferred or common stock, units of our operating partnership or trust preferred securities offerings.
      Our indebtedness may be recourse, non-recourse, unsecured, secured or cross-collateralized. If the indebtedness is recourse, our general assets may be included in the collateral. If the indebtedness is non-recourse, the collateral will be limited to the particular property to which the indebtedness relates. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties or refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings to refinance existing indebtedness, to finance acquisitions or the development and redevelopment of properties, for general working capital or to purchase interests in partnerships or joint ventures.

Competitive Strengths
      We believe we enjoy significant competitive strengths, including:

•	Our founders have extensive real estate investment experience and contacts in the greater metropolitan Washington, D.C. marketplace and its surrounding area. Our founders have been actively investing in commercial real estate properties and real estate-related debt instruments for an average of approximately 19 years. A significant number of the transactions in which our founders have participated involved properties located in the greater metropolitan Washington, D.C. area. Our founders have previous experience investing in distressed debt, direct equity investments, mezzanine debt and asset redevelopment. Based in part on this experience, we have developed a disciplined underwriting approach that we believe allows us to effectively evaluate properties. Through these activities, our founders have developed a network of industry contacts within the brokerage community and with tenants, property owners, lenders, third-party service providers, developers and institutional investors who invest in our target market. We expect these contacts to provide us with significant investment opportunities going forward.

•	Our primary geographic focus is on one of the most attractive and largest real estate markets in the United States. We believe our primary focus on the greater metropolitan Washington, D.C. marketplace, one of the most attractive and largest real estate markets in the United States, and its surrounding areas is a distinct advantage relative to investors with a broader geographic focus that have less local market knowledge and experience.

•	Organizing our company as a taxable corporation rather than a REIT gives us greater flexibility than we would have as a REIT. By organizing our company as a taxable corporation rather than as a REIT, we are able to capitalize on short-term increases in the value of our properties by disposing of or recapitalizing our properties because we are not subject to the 100% prohibited transactions tax applicable to sales of dealer property by REITs (although we will be subject to regular corporate tax). We also are able to retain our after-tax capital for acquisitions, and we have broad discretion with respect to the types of investments we can make. At the same time, by structuring our company to operate our business and make our investments through an operating partnership, which we refer to as the Up-C structure, we have the same flexibility that many REITs have to acquire assets by issuing operating partnership units, which may allow property owners from whom we acquire properties to defer recognizing taxable gain until we dispose of those properties.

•	We are a fully integrated real estate operating company. We are a fully integrated real estate operating company with acquisition, property management, leasing, engineering and tenant services all residing within one organization and sharing common operating and tenant relationship objectives. Based on our management’s experience, we believe that operating a fully integrated business with common management and objectives will allow us to achieve growth in property level cash flows and maintain strong relationships with our tenants.

•	We believe we are one of the few well-capitalized, Washington, D.C.-based sources of structured real estate financing. We believe we are one of the few well-capitalized sources of real estate mezzanine financing and other structured real estate finance products based in the greater metropolitan Washington, D.C. area that has extensive local market knowledge. We believe this combination of local market knowledge and locally based financing capabilities gives us a competitive advantage over out-of-market financing sources.

Summary Risk Factors
      You should carefully consider the matters discussed in the “Risk Factors” section beginning on page 21 prior to deciding whether to invest in shares of our common stock. These risks include:

•	most of our properties are or will be located in the greater metropolitan Washington, D.C. area, making us vulnerable to changes in economic conditions in that region, including the adverse impact of decreased government spending;

•	we did not obtain current appraisals on the initial properties, the structured real estate investment and other assets that were contributed or assigned to us by our predecessor business in our formation transactions, and the consideration given by us in exchange for these assets was not negotiated at arm’s length and may have exceeded fair market value or the value that would have been determined by third-party appraisals;

•	if we are unable to complete acquisitions we have under contract in a timely fashion or at all, our results of operations could be adversely affected;

•	we may not complete the acquisition of the properties we have under contract to purchase; therefore, investors may not be able to evaluate the economic merits of the investments we do make. We may be unable to invest our funds on favorable terms, or at all;

•	we may not complete the disposition of the properties we have under contract to sell, which would reduce the amount of capital available to us for future investments;

•	our founders have no experience operating a public company, which could increase our general and administrative costs and reduce our cash available to originate new investments, service our debt, make additional investments in our properties, pay our operating expenses and pay dividends to our stockholders;

•	we have a limited operating history, and we may not be able to successfully operate our business or generate sufficient revenue to pay our operating expenses. Also, the operating results and financial data in this prospectus may not be useful in assessing our likely future performance;

•	we expect to experience significant growth in the future and may not be able to adapt our management and operational systems to properly integrate additional properties we may acquire without unanticipated significant disruption or expense;

•	our acquisition of or investment in structured real estate investments may subject us to substantial risks, including risks related to changes in interest rates, lender liability and the risk of loss of our investment;

•	we intend to leverage our investments, and we have no established limits in our charter on the amount of indebtedness we may incur;

•	our structured real estate finance origination business subjects us to the unique risks of a mezzanine lender, including the risk associated with having a subordinated position relative to other creditors with respect to the collateral underlying the loans we make or acquire;

•	unlike a REIT, we are subject to corporate income tax, which may reduce the amount of funds we have to invest and pay to you as dividends and which exposes our stockholders to double taxation with respect to any dividends we pay;

•	we may be unable to renew expiring leases, lease vacant space or re-lease space on a timely basis or on comparable or better terms, which could significantly decrease our cash flow;

•	our business could be harmed if key personnel with long-standing business relationships in the real estate industry terminate their employment with us;

•	we may experience conflicts of interest with our founders and certain other officers relating to their duties owed both to us and to the limited partners of our operating partnership, their ownership of LTIP units and their interests in properties that may compete for the same tenants as our properties; and

•	we have no assurance that any party making representations and warranties in the contribution agreements and assignment and assumption agreement pursuant to which five properties, a structured real estate investment and other assets that have been contributed or assigned to us, including those contributed by our predecessor business, will be adequately capitalized or otherwise honor its obligations to us to the extent there is a breach of any such representation or warranty by such party.
Our Market
      We concentrate our investment activities primarily in the geographic region including Washington, D.C. and bounded by Baltimore, Maryland to the north, Richmond, Virginia to the southwest and the Hampton Roads, Virginia metropolitan statistical area to the southeast. A majority of the properties in which we currently have an interest are located in the greater metropolitan Washington, D.C. area, which includes Washington, D.C. and its immediate surrounding locales of northern Virginia and suburban Maryland. The greater metropolitan Washington, D.C. area includes the following sub-markets that are generally located within a 25 mile radius of Washington, D.C.: (i) Washington, D.C.; (ii) Northern Virginia, which includes Arlington County, Alexandria, Fairfax County, Loudoun County and Prince William County; and (iii) Suburban Maryland, which includes Frederick County, Howard County, Montgomery County and Prince George’s County. From time to time, we may invest opportunistically in certain strategic geographic locations outside our target market that generally share the economic and demographic profiles of our target market, such as our acquisition of the Hollymead Town Center property located in Charlottesville, Virginia.
      The greater metropolitan Washington, D.C. area has one of the highest populations in the nation. From 1999 through 2004, job growth in that region had been among the highest in the nation, and unemployment rates have been substantially lower and median household income levels have been substantially higher than in most other major metropolitan areas in the United States. We believe that this region’s economy and the presence of the federal government make it one of the most dynamic in the United States and provide attractive long-term growth investment opportunities for real estate investors. We expect that federal procurement spending (government spending through outsourcing), especially in the areas of technology, healthcare, national defense and security, will continue to help spur economic growth in the greater metropolitan Washington, D.C. area.

Current Assets and Pipeline
     Our Properties
      Our portfolio includes the following wholly-owned properties:

	Net Rentable			Annualized
	Square Feet		Annualized	Base Rent per
	as of	March 31, 2006	Base Rent	Leased Square
Property/Location	March 31, 2006	Occupancy	Payable to Us(1)	Foot

			(in thousands)
Columbia Medical Campus, Columbia, MD(2)	154,558	34%	$930	$17.53
Timonium Medical Center, Timonium, MD(3)	23,966	88	441	20.85
Frederick Medical Center, Frederick, MD	32,949	57	359	19.10
Century South, Germantown, MD	21,108	100	335	15.88
Executive Tower, Hampton, VA	134,179	94	2,136	17.00
Hollymead Town Center, Charlottesville, VA(4)	N/A	N/A	N/A	N/A
Commerce Center I, Greenbelt, MD	123,249	100	2,940	23.87
Garden City Drive, Landover, MD	55,497	97	1,092	20.38
Pinewood Plaza, Hampton, VA	71,066	85	1,066	17.73
Pidgeon Hill I, Sterling, VA(5)	89,831	74	1,366	20.68
Pidgeon Hill II, Sterling, VA(6)	95,137	74	1,425	20.14
4260 Forbes Boulevard, Lanham, MD	54,692	100	725	13.25
4550 Forbes Boulevard, Lanham, MD(7)	46,858	90	516	12.27
7700 Montpelier Avenue, Laurel, MD	43,785	100	598	13.65

Total/Weighted Average	946,875	80%	$13,929	$18.47

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Consists of two medical office buildings, which we refer to as the Knoll North I building and Knoll North II building.
(3)	This property has been listed for sale.
(4)	The Hollymead Town Center property is a 78.1 acre parcel of land with infrastructure in place that is currently being marketed as a mixed use development. The development of this property currently contemplates retail, residential and office buildings. We have entered into an asset management and disposition services agreement with the party that structured and originated this investment opportunity whereby we will receive asset management and disposition services in return for a fee of $10,000 per month as well as a participation interest in the net profits from the Hollymead property. The participation interest granted to the asset manager entitles it to receive 40% of any net profits we receive (including net profits from the sale of the property) after repayment of all indebtedness on the property and our recoupment of our total cash investment plus a 15% internal rate of return. We also have entered into two sales contracts to sell approximately 31.0 acres and 9.7 acres, respectively, of this property for sales prices of approximately $27.0 million and $13.1 million, respectively. These sales are expected to close periodically over the next four years, subject to the satisfaction of customary conditions precedent to closing. The closing of the sale of land under each contract is not dependent on the closing of the sale of land under the other contract. We cannot guarantee that we will complete the dispositions of these parcels of land. See “— Sales and Dispositions of Our Properties.” We are also in active discussions with potential buyers of additional parcels of land within the Hollymead Town Center property.
(5)	This property consists of two buildings, which we refer to as the 10 Pidgeon Hill Drive building and the 14 Pidgeon Hill Drive building.
(6)	This property consists of two buildings, which we refer to as the 2 Pidgeon Hill Drive building and the 6 Pidgeon Hill Drive building.
(7)	One of our tenants filed for bankruptcy and vacated the premises prior to our acquisition of this property. This tenant accounts for approximately 12% of the net rentable square feet in this property and approximately 13% of the annualized base rent for this property, based on $12.67 per leased square foot. Although the tenant still remains contractually bound to the terms of its lease, we may have little or no recourse against the tenant if the lease is terminated as a result of the bankruptcy proceedings, or if the tenant fails to pay rent due to us under the lease. We are currently collecting from an escrow account 50% of the contractual rents due from this tenant.

     Our Properties Under Contract
      We have entered into contracts to acquire all of the ownership interests in the following properties:

			Net Rentable
	Contractual		Square Feet as	March 31,		Annualized Base
	Purchase		of March 31,	2006	Annualized	Rent per Leased
Property/Location	Price(1)		2006	Occupancy	Base Rent(2)	Square Foot

					(in thousands)
Lynnhaven Corporate Center I, Virginia Beach, VA	$3,900,000		30,845	100%	$501	$16.25
Southport Centre, Virginia Beach, VA	9,700,000		61,594	88	966	17.79
Twin Oaks I, Norfolk, VA	12,800,000		81,886	89	1,280	17.62
Twin Oaks II, Norfolk, VA	13,300,000		84,749	100	1,659	19.58
Godwin Business Park, Manassas, VA	6,250,000	(3)	60,072	77	682	14.72
4230 Forbes Boulevard, Lanham, MD	6,800,000		55,867	66	477	12.61

Total/ Weighted Average	$52,750,000		375,013	87%	$5,565	$17.07

(1)	Excludes transactional costs.

(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12, with the exception of one lease at the 4230 Forbes Boulevard property, which commenced in June 2006 and which has an annualized base rent amount calculated as actual monthly base rent for June 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(3)	We intend to acquire this property with approximately $1.25 million in cash and approximately $5.0 million in new mortgage indebtedness.
     These contracts are subject to obtaining requisite lender consents and the satisfaction of certain other customary conditions precedent to closing. We cannot guarantee that we will complete any of these acquisitions.
     Sales and Dispositions of Our Properties
      In April and May of 2006 we entered into two contracts to sell approximately 40.7 acres of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for an aggregate sale price of approximately $40.1 million, or approximately $985,000 per acre. These sales are expected to close periodically over the next four years. These contracts are subject to the satisfaction of customary conditions precedent to closing. The closing of the sale of land under each contract is not dependent on the closing of the sale of land under the other contract. We cannot guarantee that we will complete any or all of the dispositions of any or all of the Hollymead Town Center parcels of land under contract to be sold by us.
      We are also in active discussions with potential buyers of additional parcels of land within the Hollymead Town Center property.
      We also have the Timonium Medical Center property listed for sale.

     Our Structured Real Estate Investments
      Our portfolio includes the following structured real estate investments:

	Current
	Economic		Preferred		Net Rentable
	Ownership		Annual		Square Feet as of	March 31, 2006
Property/Location	Interest		Return		March 31, 2006	Occupancy

Plaza 270, Rockville, MD(1)	—		$112,800	(1)	248,875	100%
Twelve Oaks, Rockville, MD(2)	8%	(2)	$60,000	(2)	127,616	100%
Research 28, Rockville, MD(3)	2%	(3)	$15,600	(3)	64,432	100%

(1)	We own 100% of the Class B partnership interest in the limited partnership that owns this property. Our Class B partnership interest currently entitles us to receive an annual distribution of $112,800. The distributions we are entitled to receive on our Class B partnership interest are not guaranteed, but rather represent a preferred return that takes preference over distributions to the holder of the Class A partnership interest. We also will receive a pro rata portion of any residual distribution after payments are made pursuant to our Class B partnership interest and to the holder of the Class A partnership interest. Pursuant to a sale/purchase agreement, our partner has the right to acquire and we have the right to sell to our partner our Class B partnership interest for fair market value subject to certain minimum and maximum limits. Annualized base rent generated by the property is approximately $5,118,100, based on actual monthly base rent in March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts. See “Our Business and Properties — Description of Properties — Our Structured Real Estate Investments — Plaza 270, Rockville, Maryland” for additional information about this partnership interest.

(2)	We own 100% of the Class A membership interests and Class B membership interests in the limited liability company that owns this property. Our Class B membership interest currently entitles us to receive a $60,000 annual preferred distribution. The distributions we are entitled to receive on the Class B membership interest are not guaranteed, but rather represent a preferred return that takes preference over all other distributions to the other classes of membership interest except distributions received by us pursuant to our ownership of the Class A membership interest. Our Class A membership interest entitles us to receive an annual distribution equal to 8% of the entity’s distributable cash flow, before the Class B and Class C member receive any distributions. Both our Class A and Class B membership interests are subject to a put/call agreement whereby these interests may be redeemed at the option of either us or the Class C member. The Class A interest is redeemable for its fair market value, plus (i) an amount equal to six times the property’s average monthly asset and property management fees and (ii) an additional 25% premium over the purchase price if redeemed at the option of the Class C member prior to the earlier of any refinancing of the underlying property or December 31, 2006. The Class B interest is redeemable for its fair market value, subject to certain minimum and maximum limits. Annualized base rent generated by the property is approximately $2,830,000, based on actual monthly base rent in March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts. See “Our Business and Properties—Description of Properties—Our Structured Real Estate Investments—Twelve Oaks, Rockville, Maryland” for additional information about these membership interests.

(3)	On June 28, 2006, we acquired a 2% general partnership interest in the limited partnership that owns this property. Our general partnership interest currently entitles us to receive an annual distribution of $15,600. The distributions we are entitled to receive on our general partnership interest are not guaranteed, but rather represent a preferred return that takes preference over distributions to the holder of the limited partnership interest. We also will receive a pro rata portion of any residual distribution after payments are made pursuant to our general partnership interest and to the holder of the limited partnership interest. Pursuant to a sale/purchase option agreement, the limited partner has the right to acquire and we have the right to sell to the limited partner our general partnership interest for fair market value subject to certain minimum and maximum limits. See “Our Business and Properties — Description of Properties — Our Structured Real Estate Investments — Research 28, Rockville, Maryland” for additional information about this partnership interest.

	Original	Annual
	Principal	Interest
Mezzanine Loan	Amount	Rate		Maturity Date

BTR Mezzanine Loan(1)	$14,700,000	16%	(2)	February 2011

(1)	The BTR Mezzanine Loan, or BTR Loan, has been used by the borrower, BTR Miller LLC, or BTR, to facilitate a $66.0 million acquisition of a portfolio of 10 mixed-use properties located primarily in the Baltimore, Maryland metropolitan area. The BTR Loan will be secured by a pledge of the membership interests in the limited liability companies that own each property. The underlying properties are currently subject to a $44.8 million senior mortgage loan.

(2)	Although we are entitled to a 16% interest rate, we receive a monthly interest-only payment for half of the interest due, with the other half added to the principal amount of the loan. See “Our Business and Properties — Description of Properties — Our Structured Real Estate Investments — BTR Mezzanine Loan” for additional information about this loan.

Investment Pipeline
      Our investment pipeline includes, as of June 30, 2006, four additional properties and three structured real estate investments that are under active review. The four properties contain an aggregate of approximately 272,000 net rentable square feet and have an aggregate purchase price of approximately $54.0 million. The three structured real estate investments would require us to invest an aggregate of approximately $20.5 million. The amount of net proceeds we expect to raise in this offering will not be sufficient to fund all of the investments in our investment pipeline. If we elect to acquire all four of these properties and fund the three structured real estate investments, we expect to fund these transactions through a combination of net proceeds from this offering, cash provided by operations or debt or equity financing. We cannot assure you that we will be able to obtain such financing or that it will be available to us on favorable terms. Upon further due diligence, we may decide not to pursue any of these transactions, or we may not be able to complete these transactions for other reasons.

Property Management and Engineering Agreements
      We manage all aspects of the properties that we wholly-own and the Plaza 270, Twelve Oaks and Research 28 properties, except as described below.
      We have an asset management and disposition services agreement with the party that originated and assisted us in structuring our investment in the Hollymead Town Center property. In return for asset management and disposition services, we pay a fee of $10,000 per month and we have granted the asset manager a participation interest that entitles the asset manager to receive 40% of the net profits we receive (including net profits from the sale of the property) after repayment of all indebtedness on the property and our recoupment of our total cash investment plus a 15% internal rate of return.
      We have an asset management agreement with the party that assisted us with the due diligence investigation of the Columbia Medical Campus, Timonium Medical Center and Fredrick Medical Center properties, which we refer to collectively as the CareFirst portfolio. The asset manager assists us with the operation, maintenance, renovation and leasing of the portfolio in exchange for fees of $6,000 per month plus the right to receive incentive fees equal to 1% of the gross sale proceeds, if any, from the sale of the Timonium, Maryland property plus 25% of the net cash profit resulting from sales of all the portfolio properties in excess of our invested cash capital plus a preferred return on our invested cash capital ranging from 7% to 9% per annum. In addition, after the second anniversary of our acquisition of the CareFirst portfolio, or at any time after a change of control of our company, the asset manager has the right to require us to redeem its 25% profits interest based on a theoretical sale of the properties at their then fair market value, as determined by independent appraisals. We have the same right to redeem the asset manager’s 25% profits interest after the third anniversary of our acquisition of the properties based on the same purchase price valuation. Finally, we paid the asset manager a fee of $25,000 upon completion of our acquisition of the CareFirst portfolio.
      We currently have asset and property management and/or engineering agreements for two properties in which we will not own an interest. Mr. Minshall wholly owns one of these properties, and Mr. Fernau owns a passive two percent interest in the other property. We expect to earn an aggregate of approximately $211,000 in fees per year under these agreements. We may enter into property management and engineering agreements with third parties in the future.
Our Investment Committee
      Our investment committee has three members: Mr. Minshall, our chief executive officer, Mr. Fernau, our chief investment officer, and Mr. LeBlanc, our president and chief operating officer. The investment committee will review and approve all investment activities, subject to further approval by our board of directors for acquisitions or dispositions of properties or structured real estate investments that (i) have a total asset value that exceeds $25 million, (ii) are not located in our target market, (iii) involve financing that is not on market terms, that would cause us to exceed our target leverage ratio, or is recourse debt to our company, unless the recourse provisions are only triggered upon certain specified “bad boy” events, or (iv) involves an asset that is not within the group of targeted asset types that we ordinarily target for investment. Our investment committee may from time to time seek approval from our board of directors for an acquisition or disposition that the committee has the authority to approve without board approval if the committee believes such additional board approval to be in the best interest of our company. When evaluating an investment opportunity, the committee evaluates all material terms and attributes of, and risks associated with, the investment. The committee ensures that the investment satisfies applicable criteria described above under “— Our Strategy” and is otherwise a suitable investment for our company. Unanimous approval of the committee’s members is required before any binding investment or purchase commitment is made.

Corporate Structure
      The following chart illustrates the structure of our company and the ownership interests we have in the properties and structured real estate investments we own as of June 30, 2006.

(1)	Ownership percentage is shown on a fully vested basis.
(2)	Our structured real estate investments are described in “Our Business and Properties— Description of Properties— Our Structured Real Estate Investments.”

Our Formation Transactions
      We were formed as a Maryland corporation on March 30, 2005. We issued and sold 260,001 shares of common stock to our founders, Messrs. Minshall, Fernau and LeBlanc, for a nominal amount of consideration upon our formation. Of these formation shares, 55,632 shares were subsequently redeemed by us at par in connection with our 2005 private offering in order to keep the ownership percentages attributable to our founders’ formation shares in line with our investors’ expectations. We also issued a total of 65,834 shares of our common stock to two of our officers, including Barry E. Johnson, our former chief financial officer, shortly after our formation as compensation for past services and as incentive compensation for further services. Pursuant to a separation agreement and general release, dated November 15, 2005, by and between us and Mr. Johnson, Mr. Johnson forfeited 39,724 of the shares of our common stock issued to him shortly after our formation for a nominal amount of consideration but which were subject to forfeiture restrictions at the time of Mr. Johnson’s separation from our company. In addition, under the terms of the separation agreement between us and Mr. Johnson, Mr. Johnson has the right to require us to purchase from him all of his vested restricted stock, LTIP units and other shares of our common stock held by him at a price of $8.50 per share or unit. Mr. Johnson has since exercised his right to require us to purchase his shares of our common stock and LTIP units, and we have agreed to purchase his shares and LTIP units as soon as reasonably practicable. Of the remaining 230,479 shares issued in connection with or shortly after our formation that are outstanding, 60,320 were fully vested as of March 31, 2006, and the balance are subject to forfeiture restrictions that will lapse with respect to 8.33% of each holder’s shares at the end of each fiscal quarter. The forfeiture restrictions will continue to lapse for so long as the holder remains employed by our company.
      In connection with our formation, we entered into contribution agreements with the members of the limited liability companies (including our founders) that own the Century South, Commerce Center I, Garden City Drive, Pidgeon Hill I and Pidgeon Hill II properties and that own membership interests in the Twelve Oaks structured real estate investment pursuant to which these members agreed to contribute their membership interests to us in exchange for consideration consisting of cash, shares of our common stock or a combination of the two and the assumption of mortgage indebtedness. In addition, our predecessor business, which is wholly owned by our founders, assigned to us property management agreements, engineering agreements and other assets when we closed our 2005 private offering in exchange for 394,385 shares of our common stock. We closed the contribution transactions with respect to Century South on August 26, 2005, Commerce Center I on September 22, 2005, Garden City Drive on December 5, 2005, Pidgeon Hill I on December 23, 2005, Twelve Oaks on December 30, 2005 and Pidgeon Hill II on March 2, 2006.
      The aggregate consideration we issued or paid for the above-mentioned assets including assumed debt is approximately $60.9 million, excluding transactional costs, of which approximately $13.0 million was paid in cash, and approximately $10.8 million was paid in shares of our common stock, based on a value per share equal to $8.50 per share, which was the price per share of the shares sold in our 2005 private offering. We have assumed approximately $37.1 million in debt related to these transactions. In connection with the formation transactions described above, Messrs. Minshall, Fernau and LeBlanc and their affiliates have received shares of our common stock worth approximately $10.0 million, based on a value per share equal to $8.50 per share, which was the price per share of the shares sold in our 2005 private offering, and approximately $420,000 in cash in connection with the contribution of their interests (approximately $136,000 for purchase price consideration and approximately $284,000 for settlement credits including lender reserves and prepaid items held by the entities that owned these properties).

Conflicts of Interest
      We acquired five properties (Century South, Commerce Center I, Garden City Drive, Pidgeon Hill I and Pidgeon Hill II) and one structured real estate investment (Twelve Oaks) from our predecessor business. We did not obtain third-party appraisals, nor did we receive any independent third-party valuations or fairness opinions in connection with these acquisitions. The amount of consideration paid by us in each of these transactions was based upon management’s estimates of the fair market value of these assets, which was arrived at by applying a market capitalization rate determined by our founders and based on comparable transactions known to our founders, and was not the result of arm’s length negotiations. The transactions were not approved by any of our independent directors. In addition, our three founders, Messrs. Minshall, Fernau and LeBlanc, each of whom is an executive officer of our company, had significant influence in negotiating the acquisition of the aforementioned properties, had preexisting ownership interests in those assets and received substantial economic benefits as a result of these acquisitions. The aggregate amount of consideration received by our three founders as a result of our acquisition of those assets is approximately $10.4 million, approximately $10.0 million of which was paid in shares of our common stock valued at $8.50 per share, which was the offering price of our common stock in our 2005 private offering, and approximately $420,000 of which was paid in cash (approximately $136,000 for purchase price consideration and approximately $284,000 in distributions of lender reserves and prepaid items held by the entities that owned these properties). These officers had the ability to influence the type and level of benefits that they received from us. It is possible that the consideration we paid for these properties may exceed their fair market value and that we could realize less value from these assets than we would have if the assets had been acquired after arm’s length negotiation or if we had obtained independent appraisals for these assets. See “Certain Relationships and Related Transactions.”
      In addition to the conflicts of interest described above, our founders and certain other officers may have conflicting duties because, in their capacities as our directors and executive officers, they have a duty to us, and in our capacity as general partner of our operating partnership, they have a fiduciary duty to the limited partners of our operating partnership. These conflicts of interest could lead to decisions that are not in the best interest of our stockholders. Conflicts may arise when the interests of our stockholders and the limited partners of our operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partnership, such as upon the sale of certain properties or the repayment of indebtedness in the event we acquire properties in the future with limited partnership interests.
      We may experience conflicts of interest with Mr. Carney, who owns 29,707 LTIP units, or with several members of our senior management team who may become limited partners in our operating partnership through the receipt of LTIP units granted under our 2005 equity incentive plan. See “Management— 2005 Equity Incentive Plan” and “Certain Relationships and Related Transactions — Formation Shares and LTIP Units.”
      Finally, certain of our executive officers own interests in properties that will not be contributed to us. These executive officers currently intend to retain their interests in these properties. We may experience conflicts of interest with these members of our senior management team to the extent that these properties compete for the same tenants as our properties or divert their attention away from our business.

Dividend Policy
      While we intend to retain capital to originate new investments, service our debt, make additional investments in our properties and pay our operating expenses, we intend to pay regular quarterly dividends to our stockholders in amounts to be determined and evaluated on a periodic basis by our board of directors. On May 22, 2006, our board of directors declared a distribution of $0.11 per share of common stock. This distribution was comprised of a special one-time cash distribution of $0.08 per share and a regular cash distribution of $0.03 per share. The distribution was paid on June 30, 2006 to common stockholders and LTIP unit holders of record on May 31, 2006. This distribution constituted a return of capital. We funded the distribution out of available borrowings. The percentage of our stockholder distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to our stockholders, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Dividends.” If our properties and structured real estate investments do not generate sufficient cash flow with which to pay our estimated dividends, we will be required either to fund dividends from working capital or borrowings under our line of credit facility or to reduce our dividends. We expect that our board of directors will declare the next regular dividend in December 2006 to be paid in the first quarter of 2007 and we expect to pay a regular dividend quarterly thereafter. We are not required, however, to pay dividends. Furthermore, we cannot assure you (i) when or whether our board of directors will declare dividends in the future or (ii) of the amount of any dividends that may be declared in the future.
Financing Policy
      We seek to utilize the appropriate type of debt with the appropriate terms that corresponds to our investment plan for each asset we own or originate. Generally, we finance each asset on a stand alone basis with debt that we believe is appropriate for our business plan. We have also obtained from Citizens Bank a revolving line of credit facility for up to $19.0 million. Of the $19.0 million available under this line of credit facility, $1.5 million is reserved for us to borrow funds solely to pay accrued interest on the outstanding balance of the revolving credit facility. Any amount borrowed from the interest reserve will be added to the outstanding balance of the line of credit facility. Additionally, the amounts available under this line of credit facility will be reduced proportionally upon the disposition of any of the properties collateralizing the loan. The line of credit facility has an interest rate of LIBOR plus 1.85%. As of June 30, 2006, we had approximately $6.8 million outstanding under this credit facility. We plan on using the line of credit facility for property acquisitions, capital expenditures, and other general corporate purposes. We intend to limit our total debt to no more than 75% of our total assets, including our pro rata share of joint venture debt and our pro rata share of joint venture assets, respectively.
Our Corporate Information
      Our offices are located at 4733 Bethesda Avenue, Suite 800, Bethesda, Maryland 20814, and our telephone number is (301) 656-2333. Our internet address is www.assetcapitalcorp.com. Our internet website and the information contained therein or connected thereto does not constitute a part of this prospectus or any amendment or supplement thereto.

The Offering

Common stock offered by us	8,000,000 shares(1)

Common stock offered by selling stockholders	1,250,000 shares(1)

Common stock to be outstanding after completion of this offering	19,750,943 shares(2)

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $67.5 million after deducting the underwriting discount and estimated offering fees and expenses payable by us. We will contribute the net proceeds from this offering to our operating partnership in exchange for operating partnership units.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Our operating partnership expects to use the net proceeds as follows:

• approximately $41.9 million to fund the acquisition of the Lynnhaven Corporate Center, Southport Center, Twin Oaks I and Twin Oaks II properties, which we refer to collectively as the Gees Group portfolio, including related transaction costs;

• approximately $1.4 million to fund the acquisition of the Godwin Business Park property, including related transaction costs;

• approximately $6.9 million to fund the acquisition of the 4230 Forbes Boulevard property, including related transaction costs;

• approximately $10.0 million to repay the portion of the outstanding notes due August 16, 2006 on the Hollymead Town Center property that we incurred in connection with the property’s acquisition. These notes mature at varying dates through August 2009 and have a current interest rate of 8%;

• approximately $5.0 million to fund planning, legal, interest and initial development costs associated with the Hollymead Town Center property; and

• any remaining proceeds to fund our working capital needs and investments in additional office properties and related assets, including pending acquisitions that we have under consideration and for other general corporate purposes.

Pending these uses, we intend to invest the net offering proceeds in interest-bearing, short-term, marketable investment grade securities or money market accounts. Such investments may include, for example, government and government agency certificates, certificates of deposit and interest-bearing bank deposits.

Proposed Nasdaq Global MarketTM symbol	ACCI

(1)	Excludes up to 1,387,500 shares of common stock that may be sold by selling stockholders or, if not sold by selling stockholders, by us upon exercise of the underwriters’ over-allotment option.

(2)	In addition to the shares offered by us in this offering, includes (a) 10,248,893 shares of our common stock issued in our 2005 private offering; (b) 230,479 shares of our common stock held by our founders and our former chief financial officer; (c) 394,385 shares of common stock issued to entities which are wholly owned by our founders in exchange for the assignment of certain management and engineering agreements as part of the formation transactions; (d) 246,755, 60,776, 147,429, 203,242, 129,424 and 89,560 shares of common stock issued upon the contribution of the Century South property, which occurred on August 26, 2005, the Commerce Center I property, which occurred on September 22, 2005, the Garden City Drive property, which occurred on December 5, 2005, the Pidgeon Hill I property, which occurred on December 23, 2005, the Twelve Oaks structured real estate investment, which occurred on December 30, 2005, and the Pidgeon Hill II property, which occurred on March 2, 2006, respectively; (e) 8,000 LTIP units issued to our directors; and (f) 68,492 LTIP units issued or to be issued to certain officers, our former chief financial officer and certain key employees. LTIP units are a special class of partnership interests in our operating partnership that are convertible in certain circumstances into shares of our common stock. See “Management—2005 Equity Incentive Plan” for additional information regarding LTIP units.

Summary Consolidated Financial and Other Data
      You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes which are included elsewhere in this prospectus.
      The following table sets forth summary consolidated financial and operating information of Asset Capital Corporation, Inc. The consolidated balance sheet data as of December 31, 2005 and the consolidated statement of operations for the period March 30, 2005 (inception) to December 31, 2005 of Asset Capital Corporation, Inc. have been derived from the historical consolidated financial statements of Asset Capital Corporation, Inc. audited by BDO Seidman, LLP, independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The consolidated balance sheet data as of March 31, 2006 and the consolidated statement of operations data for the three months ended March 31, 2006 have been derived from the unaudited consolidated financial statements of Asset Capital Corporation, Inc. In the opinion of our management, the consolidated financial statements as of and for the three months ended March 31, 2006 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. Our results for the interim period ended March 31, 2006 are not necessarily indicative of the results for the full fiscal year.
      Our unaudited summary pro forma consolidated financial statements and operating information as of and for the three months ended March 31, 2006 and for the year ended December 31, 2005 assume completion of this offering and the application of the net proceeds of this offering as described in “Use of Proceeds,” including the acquisition of the Gees Group portfolio, the Godwin Business Park property, the 4230 Forbes Boulevard property and the impact for all acquisitions completed during the three months ended March 31, 2006 and the period between March 30, 2005 (inception) to December 31, 2005 as if the acquisition occurred on January 1, 2005 for the operating data and as of the stated date for the balance sheet. Asset Capital Corporation, Inc. pro forma financial data is not necessarily indicative of what our actual financial position and results of operations would have been as of the dates presented.

ASSET CAPITAL CORPORATION, INC.

			Historical
	Pro-forma
				March 30,
	Three Months		Three Months	2005
	Ended	Year Ended	Ended	(inception) to
	March 31,	December 31,	March 31,	December 31,
	2006	2005	2006	2005

	(Unaudited)	(Unaudited)	(Unaudited)	(Restated)(2)
	(in thousands, except per share amounts)
Statements of Operations Data:
Revenue
Rental income	$4,936	$18,467	$2,945	$2,834
Operating expense reimbursements	353	1,193	151	125
Other	239	1,236	239	574

Total revenue	5,528	20,896	3,335	3,533

Expenses
Property operating expenses	1,616	6,602	1,152	1,346
Real estate taxes and insurance	554	1,990	383	411
General and administrative	1,585	3,034	1,572	2,759
Depreciation and amortization	2,523	10,510	1,395	1,699

Total operating expenses	6,278	22,136	4,502	6,215

Operating loss	(750)	(1,240)	(1,167)	(2,682)
Interest income	417	521	417	512
Interest expense	(1,425)	(5,022)	(1,029)	(685)
Minority interest in loss	10	7	10	7
Equity in earnings of unconsolidated entities	46	238	46	39

Loss from continuing operations before income taxes	(1,702)	(5,496)	(1,723)	(2,809)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(1,702)	(5,496)	(1,723)	(2,809)
Income from discontinued operations	1	22	1	22

Net loss	$(1,701)	$(5,474)	$(1,722)	$(2,787)

Net loss per common share — basic and diluted
Continuing operations	$(0.09)	$(0.39)	$(0.15)	(0.39)
Discontinued operations	$—	$—	$—	—
Net loss	$(0.09)	$(0.39)	$(0.15)	(0.39)
Weighted average common shares outstanding — basic and diluted	18,490,833	14,164,326	11,521,892	7,195,385
Balance Sheet Data (at period end):
Real estate investments, net	$166,143		$114,848	$82,199
Properties held for sale	57,993		57,993	56,961
Real estate loan	14,700		14,700	—
Cash and cash equivalents	10,659		1,955	23,271
Other assets, net	25,382		22,847	18,734

Total assets	$274,877		$212,343	$181,165

			Historical
	Pro-forma
				March 30,
	Three Months		Three Months	2005
	Ended	Year Ended	Ended	(inception) to
	March 31,	December 31,	March 31,	December 31,
	2006	2005	2006	2005

	(Unaudited)	(Unaudited)	(Unaudited)	(Restated)(2)
	(in thousands, except per share amounts)
Mortgage loans and other debt	$85,493		$80,493	$50,123
Mortgage loan and other liabilities for properties held for sale	31,278		41,278	40,829
Other liabilities	4,731 121,502		4,731 126,502	3,638 94,590
Total liabilities	69		69	29
Minority interest	153,306		85,772	86,546
Stockholders’ equity	$274,877		$212,343	$181,165
Total liabilities and stockholders’ equity

Other Data:	$2,226	$10,070	$681	$(397)
EBITDA(1)
Cash flows from:			$(542)	$(741)
Operating activities			$(25,703)	$(66,589)
Investing activities			$4,929	$90,601
Financing activities
Reconciliation of net loss to EBITDA:	$(1,701)	$(5,474)	$(1,722)	$(2,787)
Net loss
Plus:	1,425	5,022	1,029	685
Interest expense	2,502	10,522	1,374	1,705
Depreciation and amortization	$2,226	$10,070	$681	$(397)
EBITDA

(1)	EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure for us and for our stockholders and is a complement to net income and other financial performance measures provided in accordance with generally accepted accounting principles in the United States of America, or GAAP. We use EBITDA to measure the financial performance of our operating properties because it excludes expenses such as depreciation and amortization, taxes and interest expense, which are not indicative of operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. By excluding depreciation and amortization expense, which can vary from property to property based on a variety of factors unrelated to the properties’ financial performance, we can more accurately assess the financial performance of our properties. Under GAAP, real estate properties are recorded at historical cost at the time of acquisition and are depreciated on a straight line basis. By excluding depreciation and amortization, we believe EBITDA provides a basis for measuring the financial performance of properties unrelated to historical cost. However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our fixed assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as calculated by us, may not be comparable to EBITDA reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile it to net income (loss) which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

(2)	Previously, the acquisition of Asset Capital Corporation, L.L.C.’s interests in the Predecessor LLCs, as defined in “Unaudited Pro Forma Financial Information,” had been accounted for as a transaction without substance in accordance with FASB Technical Bulletin 85-5 and recorded at Asset Capital Corporation, L.L.C.’s historical carrying value. The acquisitions of the Predecessor LLCs and certain other assets contributed by entities affiliated with our founders have now been accounted for as a series of separate business combinations for which Asset Capital Corporation, Inc. is the accounting acquirer, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Accordingly, the acquired interests in the Predecessor LLCs and certain other assets contributed by entities affiliated with our founders have been recorded in an amount equal to the purchase consideration, which has been allocated to the identifiable assets acquired and liabilities assumed based on their fair values.

RISK FACTORS
      Investment in our common stock involves significant risks. Before making an investment decision, you should carefully consider the following risk factors that we believe are material as of the date of this prospectus in addition to the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to happen, the price of our common stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to Our Business
Most of our properties are or will be located in the greater metropolitan Washington, D.C. area, making us vulnerable to changes in economic conditions in that region, including the adverse impact of decreased government spending.
      Most of our properties and properties under contract are located in the greater metropolitan Washington, D.C. area, which exposes us to greater economic risks than if we owned properties in several geographic regions. The economic condition of the region may depend on one or more industries, and, therefore, an economic downturn in one of these industry sectors may adversely affect our performance. Economic conditions in the Washington, D.C. region may significantly affect the occupancy, rental rates and value of our properties. In particular, economic conditions in our target market are directly affected by federal government spending. A decline in occupancy and rental rates may in turn significantly affect our profitability, the value of our properties, our ability to pay dividends to our stockholders and our ability to satisfy our financial obligations, including servicing our debt. Local real estate market conditions may include a large supply of competing space, and we will need to compete for tenants based on rental rates, attractiveness and location of a property, and quality of maintenance and management services. There can be no assurance that our target market will continue to grow or that economic conditions will remain favorable. If unfavorable economic conditions occur in the region, our profitability could be adversely affected.
We did not obtain current appraisals on the initial properties, the structured real estate investment and other assets that were contributed or assigned to us by our predecessor business in our formation transactions, and the consideration given by us in exchange for these assets was not negotiated at arm’s length and may have exceeded fair market value or the value that would have been determined by third-party appraisals.
      We acquired five properties (Century South, Commerce Center I, Garden City Drive, Pidgeon Hill I and Pidgeon Hill II) and one structured real estate investment (Twelve Oaks) pursuant to contribution agreements with our founders and other owners of these properties. We did not obtain third-party appraisals on these assets, nor have we received any independent third-party valuations or fairness opinions in connection with these acquisitions. The amount of consideration paid by us in each of these transactions was based upon management’s estimates of the fair market value of these properties and assets, based on known comparables and by applying what management believed was a market capitalization rate, and not arm’s length negotiations, and the transactions were not approved by any independent directors. In addition, our three founders, Messrs. Minshall, Fernau and LeBlanc, who had significant influence in negotiating the acquisition of some of our properties we have acquired, had preexisting ownership interests in those properties and assets and have received substantial economic benefits as a result of these acquisitions. The aggregate consideration our founders have received as a result of our acquisition of those properties and assets is approximately $10.0 million of our common stock, based on a per share value of $8.50 per share, which was the offering price in our 2005 private offering, and approximately $420,000 of cash (approximately $136,000 for purchase price consideration and approximately $284,000 in distributions of lender reserves and prepaid items held by the entities that owned these properties). These officers had the ability to influence the type and level of benefits that they and our other executive officers received from us. It is possible that the consideration we paid for these properties may have exceeded their fair market value and that we could realize less value from these assets than we would have if the assets had been acquired after arm’s length negotiation or if we had obtained independent appraisals for these assets. See “Certain Relationships and Related Transactions.”
If we are unable to complete acquisitions and dispositions we have under contract in a timely fashion or at all, our results of operations could be adversely affected.
      As of the date of this prospectus, we have entered into contracts to acquire properties having an aggregate contractual purchase price of approximately $52.8 million, and have entered into contracts to sell properties having an aggregate sale price of approximately $40.1 million. Our ability to complete these acquisitions and dispositions is dependent upon many factors, such as satisfaction of due diligence and customary closing conditions. We may not be able to complete any or all of these acquisitions and dispositions on the terms described in this prospectus, or at all. Our inability to complete these acquisitions and dispositions or any portion thereof within our anticipated time frame or on the terms described in this prospectus or at all could materially adversely affect the amount of capital available to us for future investments, our operating results and financial condition.
We may not complete the acquisitions of our properties we have under contract; therefore, investors may not be able to evaluate the economic merits of the investments we do make. We may be unable to invest our funds on favorable terms, or at all.
      We may not complete the acquisitions of our properties under contract. As a result, investors may not be able to evaluate the economic merits of the investments we do make. In addition, our stockholders will not have input in our investment decisions. Both of these factors will increase the uncertainty and the risk of investing in our shares.
      Until we complete investments that are consistent with our investment criteria, we intend to invest the uncommitted funds in short-term, investment-grade securities or money market accounts. We cannot assure you that we will be able to identify properties or investments that meet our investment criteria, that we will be successful in completing any acquisition or investment opportunity that we identify or that any acquisition we do complete will generate returns in line with our expectations or at all. We may be unable to invest uncommitted funds on favorable terms, or at all, which could delay receipt by our stockholders of a return on their investment. Upon completion of this offering, we anticipate that approximately $2.3 million of the net proceeds of this offering will not have specified uses. Moreover, we will have broad authority to invest funds in any real estate investments that we may identify.
Our founders have no experience operating a public company, which could increase our general and administrative costs and reduce our cash available to originate new investments, service our debt, make additional investments in our properties, pay our operating expenses and pay dividends to our stockholders.
      Our management does not have any experience operating a public company. Managing a public company requires compliance with numerous laws and regulations which may not be applicable to a private company. As a result, we may initially incur higher general and administrative expenses than our competitors that are managed by persons with experience operating a public company, which would reduce our cash available to originate new investments, service our debt, make additional investments in our properties, pay our operating expenses and pay dividends to our stockholders.

We have a limited operating history, and we may not be able to successfully operate our business or generate sufficient revenue to pay our operating expenses. Also, the operating results and financial data in this prospectus may not be useful in assessing our likely future performance.
      We have a limited financial and operating history on which you can evaluate our ability to successfully and profitably operate our business. We are subject to all of the business risks and uncertainties associated with any new business, including the risks that we will not achieve our investment objectives and that you could lose all or substantially all of your investment. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and pay dividends to our stockholders.
      In addition, our future operating results and financial data may vary materially from the historical operating results and financial data as well as the pro forma operating results and financial data contained in this prospectus because of a number of factors, including substantial increases in our overhead, payment of corporate income tax, compliance with the Sarbanes-Oxley Act of 2002 and enhanced audit requirements with respect to our company and our properties, including properties we may acquire in the future. Consequently, the historical and pro forma financial statements contained in this prospectus may not be useful in assessing our likely future performance.
We expect to experience significant growth in the future and may not be able to adapt our management and operational systems to properly integrate additional properties we may acquire without unanticipated significant disruption or expense.
      As a result of the anticipated future growth of our business, we cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems or hire and retain sufficient operational staff to integrate the properties under contract into our portfolio and manage any future acquisitions of additional properties without operating disruptions or unanticipated costs. Our future acquisitions will generate additional operating expenses that we will be required to pay. As we acquire additional properties, we will be subject to risks associated with managing new properties, including tenant retention and mortgage default. In addition, acquisitions may cause disruptions in our operations and divert management’s attention away from day-to-day operations, which could impair our relationships with our current tenants and employees. Our failure to successfully integrate any future property acquisitions into our portfolio could have a material adverse effect on our results of operations and financial condition.
Our acquisition of or investment in structured real estate investments may subject us to substantial risks, including risks related to changes in interest rates, lender liability and the risk of loss of our investment.
      Our organizational documents do not specify the percentage of our assets that we may invest in structured real estate investments; however, we do not intend for our structured real estate investments to constitute more than 30% of our total assets. Acquisitions or investments in structured real estate finance instruments will subject us to substantial risks, including, among others, the risk that the borrower will be unable to perform or will breach its obligations under the instrument and the risk that the value of the underlying collateral will decline, leaving us undercollateralized in the event of a default by borrower. If we agree to settle our claims under an instrument in return for a transfer of real estate securing the instrument, we would have the risk that the borrower will breach the terms of the settlement and that other creditors of the borrower may claim that we acquired the real estate for less than its fair market value. If we acquire instruments that are in default, we may not acquire the status of a holder in due course, and this might have the effect of limiting our legal rights against the borrower. We may, in connection with an investment in an instrument, also be subject to claims under a variety of lender liability causes of action such as lender liability for improperly exercising control over the borrower. For example, a borrower may seek to argue that we have failed to act in a commercially reasonable manner in exercising our rights under any instruments in which we invest. We may also be subject to environmental risks as a potentially responsible party liable for environmental damage in connection with the property owned by the borrower. These risks could result in liability to us and the loss of our investment.
We intend to leverage our investments, and we have no established limits in our charter on the amount of indebtedness we may incur.
      Upon completion of this offering, our total debt to total assets ratio, including our pro rata share of joint venture debt and joint venture assets, will be approximately 42% based on an assumed public offering price for our common stock of $9.50 per share, which is the midpoint of the price range on the cover of this prospectus. We do not have a policy limiting the amount of debt that we may incur, although we intend to limit our total debt to no more than 75% of our total assets, including our pro rata share of joint venture debt and joint venture assets, respectively. Our leverage levels may make it difficult to obtain additional debt financing based on our current portfolio or to refinance existing debt on favorable terms or at all. In addition, the terms of our credit facility requires us to maintain certain leverage ratios that may limit the amount of indebtedness we may incur. Failure to obtain additional debt financing could impede our ability to grow and develop our business and could have an adverse effect on our investment returns.
Our structured real estate finance origination business subjects us to the unique risks of a mezzanine lender, including the risk associated with having a subordinated position relative to other creditors with respect to the collateral underlying the loans we make or acquire.
      We have originated and intend to originate mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. Because the investment may become unsecured as a result of foreclosure by the senior lender, these types of investments involve a higher degree of risk than long-term senior mortgage loans secured by income producing real property. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.
      A mezzanine lender has some of the same risks as a traditional real estate lender such as lender liability. In addition, a mezzanine lender may increase these risks by pursuing remedies on default that afford greater control over the operations of the borrower, especially if the mezzanine lender exercises its authority as a managing or co-managing member. Courts have discretion to decline to enforce loan features that purport to limit or modify a mortgagor’s right to redeem real estate after a mortgage default and before foreclosure by paying off the loan, and thus some remedies specified in our mezzanine loans may be unavailable to us. In addition, a borrower may allege that being in the position to control the borrowing entity creates duties by the lender to the borrower, including fiduciary-like duties that may conflict with the lender’s actions to exercise its remedies. Finally, to be able to protect its mezzanine loan, a mezzanine lender may have to advance additional funds to cure defaults on senior loans. In such circumstances, we may incur additional costs and allocate resources that divert attention from our core operations.
We may be unable to renew expiring leases, lease vacant space or re-lease space on a timely basis or on comparable or better terms, which could significantly decrease our cash flow.
      Leases representing approximately 15.77% of the annualized contractual base rent at March 31, 2006 for our wholly owned properties and properties under contract have expired or will expire during the period beginning on or after January 1, 2006 and ending on December 31, 2006. Current tenants may not renew their leases upon the expiration of their terms. Alternatively, current tenants may attempt to terminate their leases prior to the expiration of their current terms. If non-renewals or terminations occur, we may not be able to locate qualified replacement tenants and, as a result, we could lose a significant source of revenue while remaining responsible for the payment of our obligations. Moreover, the terms of a renewal or new lease may be less favorable to us than the current lease terms. Additionally, we may incur significant costs to renew expiring leases or lease vacant space. Any of these factors could cause a decline in our lease revenue, which could have a negative impact on our profitability, our ability to meet our financial obligations and cash available for paying dividends to our stockholders.
We have a limited operating history and have not yet succeeded in implementing an aggressive leasing strategy at our properties. Our inability to institute higher lease rates at the properties we own with below market rents would cause our rental revenue to increase at a slower rate than we anticipate.
      We have a limited operating history, and we have not owned our properties for a long enough period of time to implement successfully our aggressive leasing strategy at the properties we have acquired with below market rents. The successful institution of higher lease rates at properties with below market rents necessarily takes time due to the fact that we must wait for existing lease terms to expire, and in some cases we must complete necessary capital improvements at these properties before we will be able to institute higher lease rates. We cannot assure you that we will be successful in implementing an aggressive leasing strategy at our properties in the near future or at all. If we are not able to institute higher lease rates at the properties we own with below market rents, our rental revenue will increase at a slower rate than we anticipate.
Our business could be harmed if key personnel with long-standing business relationships in the real estate industry terminate their employment with us.
      Our success depends, to a significant extent, on the continued services of Messrs. Minshall, Fernau and LeBlanc and the other members of our executive management team and their respective relationships within the industry. If we cannot successfully maintain our existing relationships with these persons or continue to grow and cultivate new relationships, our business, financial condition and results of operations may be materially adversely affected. Although we have employment agreements with Messrs. Minshall, Fernau and LeBlanc, there is no guarantee that any of them will remain employed by us. The loss of the services of one or more members of our executive management team, particularly Messrs. Minshall, Fernau and LeBlanc, could harm our business.
Properties owned in joint ventures could be adversely affected by our lack of sole decision making authority, our reliance on our co-venturer’s financial condition and disputes between us and our co- venturers.
      We have investments in three joint ventures, which we categorize as structured real estate investments. We may also co-invest in the future with third parties through partnerships, joint ventures or other entities, acquire non-controlling interests in or share responsibility for managing the affairs of a property, partnership, joint venture or other entity. These investments involve risks not present with a property wholly owned by us. Risks related to these investments include:

•	one or more of our partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions (in which event we and any other remaining partners, members or co-venturers would generally remain liable for the liabilities of the partnership, joint venture or other entity);

•	one or more of our partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals;

•	one or more of our partners or co-venturers may be in a position to take actions contrary to our instructions, requests, policies or objectives; and

•	disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business.
      In addition, the joint venture agreements through which we hold our investments in the Twelve Oaks, Plaza 270 and Research 28 properties contain provisions that could require us to sell our interest at a time we do not deem favorable for financial or other reasons, including the impact of tax consequences resulting from any sale.
      Our organizational documents do not limit the amount of available funds that we may invest in partnerships, limited liability companies and other entities. The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and the market price of shares of our common stock.
We may be impacted by our tenants’ failure to make lease payments, which could cause a significant decrease in our revenues.
      Our tenants may experience a downturn in their businesses, which may weaken their financial condition, result in their failure to make timely rental payments or their default under their leases. In particular, local economic conditions and factors affecting the industries in which our tenants operate may affect our tenants’ ability to make lease payments to us. In the event of any tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.
      We cannot assure you that our tenants will not default on their leases and fail to make rental payments to us. Moreover, we may be unable to locate a replacement tenant in a timely manner or on comparable or better terms if a tenant defaults on its lease. The loss of rental revenues from a number of our tenants and our inability to replace such tenants may adversely affect our profitability and our ability to meet our financial obligations.
Our revenue and cash available for dividends to stockholders could be materially adversely affected if any significant tenant or tenants were to become bankrupt or insolvent, or suffer a material adverse event or a downturn in their business.
      Our 10 largest tenants represent approximately 24.71% of the annualized contractual base rent for our wholly owned properties and properties under contract as of March 31, 2006.
      The bankruptcy or insolvency of a major tenant may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under the Bankruptcy Code, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might authorize the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid and/or future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and our claim for unpaid rent would likely not be paid in full. Our revenue and cash available for dividends to you could be materially adversely affected if our significant tenants were to become bankrupt or insolvent or suffer a downturn in their business.
Interest rate fluctuations may cause losses.
      Our primary interest rate fluctuation exposure will relate to our structured real estate finance investments, such as the origination of and investment in mezzanine loans. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest we incur in financing these investments. In a period of rising interest rates, our interest expense would increase on our floating rate debt, while the interest we earn on our fixed-rate debt investments would not change. This would adversely affect our cash flows and profitability.
      Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and the ability to realize gain from the disposition of such assets.

Three of our properties were previously owned by CareFirst BlueCross BlueShield, or CareFirst, a health maintenance organization, or HMO. To induce healthcare providers to lease office space in these properties, CareFirst entered into a number of leases that provide the tenants with early termination rights. If we cannot renegotiate these leases or if these tenants terminate these leases, our revenue and profitability could decline.
      The Columbia Medical Campus, Frederick Medical Center and Timonium Medical Center properties were previously owned by CareFirst, an HMO. As an HMO, CareFirst sought to induce healthcare providers to lease space in the above-mentioned properties by offering favorable early termination rights that allow tenants to terminate their leases at anytime with 30 to 120 days notice. As of March 31, 2006, none of our tenants had exercised their early termination rights. These leases comprised 5.8% of our rental revenue during the three months ended March 31, 2006. We are in the process of renegotiating these leases; however, there can be no assurance that we will be able to re-lease the premises to the current tenants on favorable terms, or at all. If we are unable to renegotiate these leases, there can be no assurance that these tenants will not decide to terminate their leases pursuant to the early termination rights offered by CareFirst. Early lease terminations may have a negative effect on our revenue and profitability if we are unable to renegotiate leases for, or re-lease, the property on favorable terms, or at all.
      The occupancy levels at the Columbia Medical Campus, Frederick Medical Center as of March 31, 2006, were 34% and 57%, respectively. If we do not increase the occupancy rates at these buildings or increase the rental rates of our current occupants, our revenues may not be sufficient to cover our costs of operating the buildings, which may have a negative effect on our revenue and profitability.
Three of our properties, the Columbia Medical Campus, Frederick Medical Center and Timonium Medial Center, are occupied primarily by healthcare providers. The healthcare industry is highly regulated, and new laws and regulations, changes to existing laws and regulations, and reductions in reimbursement from third party payors, including Medicare and Medicaid, could result in the inability of our healthcare provider tenants to make rent payments to us.
      The healthcare industry is highly regulated by federal, state and local laws. These laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. These changes may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. These changes may be applied retroactively. The ultimate timing or effect of these changes cannot be predicted. The failure of any healthcare provider tenant to comply with such laws, regulations and requirements could affect its ability to operate its facility or facilities and could adversely affect such healthcare provider tenant’s ability to make lease payments to us.
      Fraud and Abuse Laws. There are various federal and state laws prohibiting fraud and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with a government-sponsored healthcare program, including, but not limited to, the Medicare and Medicaid programs. These include:

•	The Federal Anti-Kickback Statute, which prohibits, among other things, the knowing and willful offer, payment, solicitation or receipt of renumeration, whether direct or indirect, overt or covert, in cash or in kind, in return for the referral or arrangement of a referral of any individual for any item or service payable by a federal healthcare program, including both Medicare and Medicaid.

•	The Federal Physician Self-Referral Prohibition (Stark), which restricts physicians from making certain referrals for specified “designated health services” for which payment may be made under Medicare or Medicaid programs to an entity with which the physician (or an immediate family member) has a financial relationship.

•	The False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including the Medicare and Medicaid programs.

•	The Civil Monetary Penalties Law, which permits the Department of Health and Human Services to impose civil financial penalties for certain proscribed acts.
      A violation of these laws would result in civil penalties, and potentially criminal penalties under the Anti-Kickback Statute and False Claims Act. Civil penalties include denial of payment for services, fines (up to triple the damages to the government or payments that would have been made), damage assessments, exclusion from participation in any federal or state healthcare program, including Medicare and Medicaid, while criminal penalties result in imprisonment as well as fines. Imposition of any of these types of penalties on our tenants could result in a material adverse effect on their operations, which could adversely affect our business. Additionally, certain laws, such as the False Claims Act, allow for individuals to bring qui tam (whistleblower) actions on behalf of the government for violations of fraud and abuse laws.
      The Medicare and Medicaid Programs. Sources of revenue for our healthcare provider tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers, healthcare service plans and health maintenance organizations, among others. Efforts to reduce costs by these payors will likely continue, which may result in reduced or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our healthcare provider tenants to comply with various laws and regulations could jeopardize their certification and ability to continue to participate in the Medicare and Medicaid programs. Medicaid programs differ from state to state but they are all subject to federally-imposed and other federal and state healthcare requirements. At least 50% of the funds available under these programs are provided by the federal government under a matching program. Medicaid programs generally pay for acute and rehabilitative care based on reasonable costs at fixed rates. Medicaid payments are generally below private-pay rates. Increasingly, states have introduced managed care contracting techniques into the administration of Medicaid programs. Such mechanisms could have the impact of reducing utilization of and reimbursement to facilities. Other third party payors in various states base payments on costs, retail rates or, increasingly, negotiated rates. Negotiated rates can include discounts from normal charges, fixed daily rates and prepaid capitated rates.
      We believe that government and private efforts to contain or reduce healthcare costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for certain services provided by our tenants and could adversely affect their ability to make lease payments to us.
Rising expenses associated with owning and operating real estate could reduce our results of operations and cash flow.
      Our properties will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repair and maintenance costs, administrative expenses and potential liability for environmental conditions. Generally we are required to pay all or a portion of the costs and expenses associated with the property. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the costs and expenses associated with the property, we could be required to pay all or a portion of those costs and expenses, which could adversely affect our results of operations and cash flow.
We compete with other parties for tenants, property acquisitions and structured real estate investments, and some of these parties have greater resources than we have.
      Our business strategy contemplates expansion through acquisition and investment. The commercial real estate business in the greater metropolitan Washington, D.C. area is one of the most competitive in the country, with many real estate companies competing for tenants, including the federal government, its various agencies and private companies that do business with the federal government. At times, we compete with larger companies for the acquisition, development, leasing and financing of properties.

Some of these companies are national or regional operators with greater resources than we have. Competition may make it more difficult or costly for us to make suitable investments on favorable terms in the future. Competition in a particular area also could adversely affect our ability to lease our properties or to increase or maintain rental rates.
We may not be successful in identifying suitable acquisitions that meet our criteria, which may impede our growth.
      A central part of our business strategy is expansion through acquisitions, which requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or in completing acquisitions or investments on satisfactory terms. Failure to identify or complete acquisitions could hinder our growth, which could in turn adversely affect our operations.
      A key component of our growth strategy is to acquire commercial properties before they are widely marketed by real estate brokers, which we refer to as privately negotiated or “off-market” transactions. We actively seek off-market acquisitions because the absence of a competitive bidding environment typically results in lower purchase prices. However, we cannot assure you that we will be successful in locating off-market acquisitions in the future, and our inability to locate and acquire additional properties at attractive prices could adversely affect our growth and ability to increase our cash flows.
Our interest in protecting and preserving the value and productivity of our real estate assets may not be aligned with the interests of our tenants, which could have an adverse affect on our business, results of operations and financial condition.
      Our tenants’ interests in maximizing current production, yield and profits from their operations on our real estate assets during the terms of their respective leases may, at times, be in conflict with our interest in protecting and preserving the value and productivity of our properties.
      These potential conflicts could result in the deterioration of the usefulness of our properties or turnover of tenants, which in either case could adversely affect the value of our properties or our cash flows.
Our tenants may conduct activities at our properties that reduce the value of our properties.
      Because we have limited control over the operations and activities of our tenants, they may conduct certain activities that damage the space they lease at our property or cause the property to be viewed in a negative light. These activities could reduce the value of the properties in which they lease space, which could reduce the value of our investment, impair our ability to repay debt on the properties or render it more difficult for us to sell the property or re-lease the space to a different tenant.
We may become subject to significant unexpected liabilities related to the properties we may acquire that are not uncovered during our due diligence process, and our properties may not meet projections.
      To the extent that we or any third parties we engage to assist us underestimate or fail to identify risks and liabilities associated with the properties that we acquire, we may incur unexpected liabilities or our properties may fail to perform in accordance with our projections. If we do not accurately assess the value of and liabilities associated with a property prior to its acquisition, we may pay a purchase price that exceeds the current net fair value of the property. As a result, material goodwill and other intangible assets would have to be recorded, which could result in significant charges in future periods. These charges, in addition to the financial impact of significant liabilities that we may assume and our overpayment for the property, could adversely affect our financial condition and results of operations, and our ability to pay dividends to our stockholders.
      As our due diligence processes may not identify all risk and liabilities associated with the properties we acquire, our investments may suffer significant adverse financial results or may fail. Furthermore, the representations and warranties we obtain from the sellers of our properties may not cover the particular issue resulting in our loss. Even if the issue resulting in our loss is associated with a breach of a representation and warranty made by the seller, we may still be unable to recover from the seller if we bring the claim after a certain period of time following the closing of the transaction if the seller is financially incapable of settling the matter or for other reasons. Pursuing an action against a seller would most likely take a long period of time, divert management’s attention and result in significant legal and other fees. A failure to reveal a liability or weakness of a targeted property and failure to recover any of our losses could materially adversely affect our financial condition, operating results and ability to pay dividends to our stockholders.
We may invest in properties in real estate markets outside our target market where we have little or no experience.
      We may make selected acquisitions or investments in or develop properties outside our target market from time to time as appropriate opportunities arise. Our historical experience is primarily in our target market, and we may not be able to operate successfully in other market areas. We may be exposed to a variety of risks if we choose to enter new markets. These risks include:

•	a lack of market knowledge, a network of commercial real estate brokers in the new markets and understanding of the local economies;

•	an inability to identify promising acquisition, investment or development opportunities;

•	an inability to hire qualified development and construction personnel; and

•	an unfamiliarity with local government and permitting procedures.
      Any of these factors could adversely affect the profitability of projects outside our target market and limit the success of our acquisition, investment and development strategy. If our acquisition, investment and development strategy is negatively affected, the profitability, growth and development of our business may be adversely affected.
We may be subject to further risks with respect to development, redevelopment and/or construction activities we undertake.
      We engage in development, redevelopment and/or construction of certain types of properties for lease or sale. Although we have not yet determined the percentage of our funds that will be allocated toward development, redevelopment and/or construction activities, we may perform these activities with respect to properties that we now own or that we may acquire in the future. Development, redevelopment and construction involve many risks in addition to those presented by our existing business, including the following:

•	we may be unable to obtain, or may suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs, modification or abandonment of these projects;

•	we may incur construction costs for property which exceed our original estimates due to increased costs for materials or labor or other costs that we did not anticipate;

•	we may not be able to obtain financing on favorable terms or at all, which may render us unable to proceed with our development activities; and

•	we may be unable to complete construction and lease-up of a property on schedule, which could result in increased debt service expense or construction costs.
      Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait years for significant cash returns and may never realize cash returns. Because we anticipate paying cash dividends to our stockholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow additional money to fund such distributions.

      Construction also may require skills and experience we have not needed to have available to date, and the expense and time to develop or acquire these skills could have an adverse impact upon our results of operations, liquidity and financial condition.
An uninsured loss or a loss that exceeds the insurance policies on our properties could subject us to lost capital or revenue on those properties.
      Under the terms and conditions of the leases that will be in force on our properties, tenants generally will be required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted on the properties, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally will be required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of their appurtenant areas.
      All of these policies may involve substantial deductibles and certain exclusions. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in, and anticipated revenue from, one or more of the properties, which could adversely affect our results of operations and financial condition, and our ability to pay dividends to our stockholders.
Our board of directors may change our investment and operational policies and practices and enter into new lines of business without a vote of our stockholders, which limits your control of our policies and practices and may subject us to different risks.
      Our major policies, including our policies and practices with respect to investments, financing, growth and debt capitalization are determined by our board of directors. Although we have no present intention to do so, we may change these and other policies from time to time or enter into new lines of business at any time without the consent of our stockholders. Accordingly, our stockholders will have limited control over changes in our policies. These changes could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. A change in our investment strategy or our entry into new lines of business may increase our exposure to other risks or real estate market fluctuations.
Newly developed and acquired properties may not produce the cash flow that we expect, which could adversely affect our overall financial performance.
      In deciding whether to acquire, develop or redevelop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based on expected occupancy, rental rates, potential sale price and cash flow. If our financial projections with respect to a new property are inaccurate, and the property is unable to achieve the expected occupancy, sale price, rental rates, and/or cash flow, it may fail to perform as we expected in analyzing our investment. When we acquire a property, we often plan to reposition or redevelop that property with the goal of increasing profitability. Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire new properties that are not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property. We may also acquire a property for development which requires us to estimate development costs and make assumptions as to timing and amounts of cash flow. Our estimates and assumptions may prove to be inaccurate, which may result in our failure to meet our profitability goals and/or pay expenses and debt service associated with that property. Any of these factors could result in our overpayment for a property and could adversely affect our profitability, our ability to meet our financial obligations and our ability to pay dividends to stockholders.
We may assume unknown liabilities in connection with the acquisition of properties.
      We have entered into, been assigned and expect to enter into contracts to acquire real estate and related assets which may be subject to existing liabilities, some of which may be unknown at the time we acquire the underlying assets. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to our acquisition of the properties (that had not been asserted or threatened prior to these acquisitions), tax liabilities and accrued but unpaid liabilities incurred in the ordinary course of business. Our recourse with respect to such liabilities will be limited, which could adversely affect our financial condition and results of operations.
We may make errors in analyzing the credit data of certain of our current or prospective tenants.
      We expect that a substantial majority of our revenues will be derived from tenants who do not have publicly available credit ratings. For some of these tenants, we expect to analyze the tenants’ credit by reviewing available financial and other data. We may misinterpret or incorrectly analyze both publicly available credit ratings and internally generated data. These mistakes may, in part, lead us to make investments we would not have otherwise made and may ultimately result in losses on one or more of our investments. In addition, a small portion of our revenues will come from properties that may be leased to, or have leases guaranteed by, companies whose credit rating is below investment grade. Any tenant failures to make lease payments when due or tenant bankruptcies could result in the termination of the tenant’s lease and, particularly in the case of a large tenant, in material losses to us and harm to our ability to pay dividends to our stockholders or otherwise operate our business.
In the event we are unable to pay dividends, the market price of our common stock would likely decline. We may also elect to retain profits for future operations which could negatively impact returns to stockholders and the market price of our common stock.
      Our ability to pay dividends may be adversely affected by the risks described in this prospectus. All dividends will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, and other factors that our board of directors may deem relevant from time to time. We cannot assure you that we will be able to pay dividends in the future. Our ability to pay dividends to our stockholders is based on many factors, including the following:

•	our ability to complete acquisitions or investments on favorable terms or at all;

•	our success in negotiating favorable lease terms; and

•	our tenants’ ability to perform under their leases.
      We also cannot assure you that we will pay dividends or that, in the event we pay dividends, the level of our dividends will increase over time or that the receipt of rental revenue in connection with future acquisitions of properties will increase our cash available for dividends to stockholders. Our board may elect to retain any profits from operations to fund future operations and growth of the business. In the event of defaults or lease terminations by our tenants, lease payments could decrease or cease, which would result in a reduction in cash available for dividends to our stockholders. Also because we are not a REIT, we must pay corporate income tax, which will reduce funds that are available to pay dividends to our stockholders. In the event we are unable or elect not to pay dividends, the market price of our common stock would likely decline.

Risk Related to Our Organization and Structure
Unlike a REIT, we are subject to corporate income tax, which may reduce the amount of funds we have to invest and pay to you as dividends and which exposes our stockholders to double taxation with respect to any dividends we pay.
      We are taxed as a regular domestic taxable corporation for federal income tax purposes. As a result, our earnings are subject to “double taxation,” or taxation at both the corporate and stockholder levels. Our taxable income is subject to the federal corporate income tax, which is currently 35%. We are also subject to state and local corporate income taxes. In addition, dividends paid to our stockholders will be subject to income tax and will generally be eligible to be taxed as qualified dividend income at a maximum rate of 15%. Conversely, REITs are not generally subject to “double taxation.” A REIT is not subject to a corporate-level income tax to the extent that it currently distributes its taxable income. Although dividends paid to REIT stockholders are generally not eligible for the lower income tax rate on qualified dividend income, the earnings of a REIT that are distributed to its stockholders will be subject to less total federal income taxation than earnings of a domestic taxable corporation that are distributed to its stockholders net of the corporate-level income tax. The federal, state and local income taxes we pay on our earnings will reduce the funds we have to invest and to pay to you as dividends.
We may experience conflicts of interest with our founders and certain other officers relating to their duties owed both to us and to the limited partners of our operating partnership, their ownership of LTIP units and interests in properties that may compete for the same tenants as our properties.
      Our founders and certain other officers may have conflicting duties because, in their capacities as our directors and executive officers, they have a duty to us, and in our capacity as general partner of our operating partnership, they have a fiduciary duty to limited partners. These conflicts of interest could lead to decisions that are not in the best interest of stockholders. Conflicts may arise when the interests of our stockholders and the limited partners of the operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partnership, such as upon the sale of certain properties or the repayment of indebtedness in the event we acquire properties in the future with limited partnership interests.
      We may experience conflicts of interest with several members of our senior management team who have or may become limited partners in our operating partnership through the receipt of LTIP units granted under our 2005 equity incentive plan. See “Management— 2005 Equity Incentive Plan.”
      Certain of our executive officers own interests in properties that will not be contributed to us. These executive officers currently intend to retain their interests in these properties. We may experience conflicts of interest with these members of our senior management team to the extent that these properties compete for the same tenants as our properties or divert their attention away from our business.
Unlike a REIT, we are not required to distribute our taxable income to our stockholders, and as a result you may receive less income from our shares than if we were a REIT.
      A REIT is required to distribute 90% of its taxable income each year to maintain its REIT status under the Internal Revenue Code. As a C corporation, we are not required by the Internal Revenue Code to distribute any of our earnings to you. Consequently, you may receive less income from dividends because we are organized as a C corporation rather than as a REIT.

We have no assurance that any party making representations and warranties in the contribution agreements and assignment and assumption agreement pursuant to which five properties, a structured real estate investment and other assets that have been contributed or assigned to us, including those contributed by our predecessor business, will be adequately capitalized or otherwise honor its obligations to us to the extent there is a breach of any such representation or warranty by such party.
      For five of our properties and a structured real estate investment we have acquired, we acquired interests in the entities that own properties, rather than acquiring real estate assets outright. We have no assurance that any contributing party providing representations or warranties in the contribution agreements, including Asset Capital Corporation, L.L.C., an entity wholly owned by our founders, will be adequately capitalized or will continue to exist after the contribution of these properties. Also, we have acquired a number of property management, engineering and purchase contracts and other various assets from entities that are wholly owned by our founders, and there can be no assurance that these entities, from which we received representations and warranties pursuant to an assignment and assumption agreement, will be adequately capitalized or will continue to exist. As a result, we may be forced to absorb any liabilities or losses resulting from breaches of representations and warranties by the contributors and assignors, including our founders, from whom we acquired the interests in the Century South, Commerce Center I, Pidgeon Hill I, Pidgeon Hill II and Garden City Drive properties, Twelve Oaks structured real estate investment, certain property management, engineering and purchase contracts and other various assets. There could be unknown liabilities with respect to these properties or assets we acquired, and we may be unable to recover from the contributing parties any losses resulting from these liabilities.
Our executive officers have agreements that provide them with benefits in the event of a change in control of our company or if their employment agreements are not renewed, which could deter a change in control that could be beneficial to our stockholders.
      We have entered into employment agreements with Messrs. Minshall, Fernau, LeBlanc and Clay E. Carney, our chief financial officer, treasurer and secretary, that provide them with severance benefits if their employment terminates under certain circumstances following a change in control of our company or if the executive officer resigns for “good reason” or is terminated without “cause,” as defined in the employment agreements. The aggregate amount of cash severance benefits payable to our executive officers should their employment terminate following a change of control of our company is approximately $6.35 million. The aggregate amount of cash severance benefits payable to our executive officers following their resignations for “good reason” or terminations without “cause” is approximately $6.1 million. We also have agreed to make an additional tax gross-up payment equal to the excise tax imposed on “excess parachute payments” (excluding any “gross-up” payments) under Section 4999 of the Internal Revenue Code. Each of these amounts was calculated based on the salaries and bonuses to be earned during 2006. If these officers’ salaries and bonuses increase in future years, these officers would receive larger severance benefits. In addition, any uninvested equity award would automatically vest in the event of their resignations for “good reason” or terminations without “cause.” See “Management— Employment Agreements.” These benefits could increase the cost to a potential acquirer of our company and thereby prevent or deter a change in control of the company that might involve a premium price for shares of our common stock or otherwise be in the interests of our stockholders.
Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in stockholders’ best interests.
      Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the extent permitted by Maryland law. In addition, our charter limits the liability of our directors and officers for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services, or a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.
      Our bylaws require us to indemnify each director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws— Indemnification and Limitation of Directors’ and Officers’ Liability.”
Our board of directors may approve the issuance of preferred stock with terms that may discourage a third party from acquiring us.
      Our charter permits our board of directors initially to issue shares of preferred stock, issuable in one or more classes or series. Our board of directors may also classify or reclassify any unissued shares of preferred stock and establish the preferences and rights (including the right to vote, participate in earnings and to convert into shares of our common stock) of any such shares of preferred stock, which rights may be superior to those of shares of our common stock. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some of the outstanding shares of our common stock might receive a premium for their shares over the then current market price of our common stock. See “Description of Our Common Stock— Power to Reclassify Unissued Shares of Our Common Stock.”
Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.
      Our charter provides that a director may only be removed for cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled by a vote of a majority of the remaining directors. This requirement makes it more difficult to change our management by removing and replacing directors.
Our bylaws may only be amended by our board of directors, which could limit your control of certain aspects of our corporate governance.
      Our board of directors has the sole authority to amend our bylaws. Thus, the board is able to amend the bylaws in a way that may be detrimental to your interests.
Provisions of Maryland law may limit the ability of a third party to acquire control of our company.
      Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all shares with respect to which any of our officers, employee directors or any persons making the control share acquisition are entitled to direct or exercise voting power in the election of directors.

      Additionally, Title 3, Subtitle 8 of the MGCL permits our board of directors when we become eligible to make the election, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to take certain actions, including classifying our board of directors, that may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our charter contains an election, effective at such time as we become eligible to make the election, that all vacancies on the Board shall be filled only by a majority of the remaining directors, even if less than a quorum.
      Our board of directors has adopted a resolution providing that we are not subject to the “business combination” provisions, and our bylaws provide that we will not be subject to the “control share” provisions of the MGCL. However, our board of directors may elect, by resolution or bylaw amendment, to make these statutes applicable to us at any time, and may do so on a retroactive basis, without stockholder approval.
Risks Related to our Common Stock
The market price of our common stock may vary substantially.
      The market price for shares of our common stock may be highly volatile and subject to wide fluctuations. Our performance, as well as government regulatory action, tax laws, interest rates and general market conditions, could have a significant impact on the future market price of our common stock. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our common stock include:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key personnel;

•	actions by institutional stockholders;

•	reaction to the sale or purchase of company stock by our executives officers;

•	changes in the economic environment in the markets where our properties are located;

•	changes in the financial ability of our key tenants to satisfy the terms of the respective lease agreements;

•	changes in tax law;

•	speculation in the press or investment community; and

•	general market, economic and political conditions.
Broad market fluctuations could negatively impact the market price of our common stock.
      The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.
If you purchase shares in this offering, you will experience immediate dilution.
      We expect the public offering price of our common stock to be higher than the book value per share of our common stock immediately following the offering. Accordingly, if you purchase our common stock in this offering, you will experience immediate dilution of approximately $2.39 in book value per share. This means that investors who purchase shares will likely pay a price per share that exceeds the book value of our assets after subtracting our liabilities.
      Moreover, to the extent that outstanding LTIP units are converted into operating partnership units and then into shares of common stock, restricted stock grants become partially or fully vested, options to purchase our shares of common stock are exercised, options reserved for issuance are issued and exercised, or other equity awards are granted and become vested, each person purchasing shares of common stock in this offering may experience further dilution.
Your interest in us may be diluted if we issue additional shares.
      Existing stockholders and potential investors do not have preemptive rights to any common stock issued by us in the future. Therefore, investors purchasing shares sold pursuant to the registration statement of which this prospectus is a part may experience dilution of their equity investment if we issue additional common stock in the future or sell securities that are convertible into common stock, including shares issued as incentive compensation under our 2005 equity incentive plan, or options exercisable for shares of common stock.
Future sales of shares of our common stock may depress the price of our shares.
      As of the date of this prospectus, we have 11,750,943 shares of common stock outstanding. We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price of our common stock. Sales of substantial numbers of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We may issue from time to time additional common stock or operating partnership units convertible into common stock in connection with the acquisition of properties, and we may grant additional demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of common stock or the perception that these sales could occur may adversely effect the prevailing market price for our common stock.
Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute the common stock holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating dividends, may adversely affect the market price of our common stock.
      In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a dividend of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating dividends or a preference on dividend payments or both that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in our company.

An increase in market interest rates may have an adverse effect on the market price of our common stock.
      One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on shares of our common stock or seek alternative investments paying higher dividends or interest. The market price of shares of our common stock likely will be based in part on the earnings that we derive from lease income with respect to our properties and our related dividends to our stockholders. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our dividend rate, the market price of shares of our common stock could decrease because potential investors may require a higher dividend yield on shares of our common stock as market rates on interest-bearing instruments, such as bonds, rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and make dividends to our stockholders.
Risks Related to the Real Estate Industry
Our performance and stockholder value are subject to risks associated with real estate assets and with the real estate industry.
      We derive a substantial majority of our income from the ownership and operation of commercial office properties and structured real estate investments. Our ability to pay dividends to our stockholders depends on our ability to generate revenues in excess of expenses to meet required scheduled principal payments on debt, pay required development or redevelopment costs, and meet capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for paying dividends and the value of our properties. These events include:

•	local oversupply, increased competition or reduction in demand for office space;

•	inability to collect contractual payments from third parties involved in our structured real estate investments;

•	vacancies;

•	our inability to rent space on favorable terms;

•	a general decline in the value of commercial real estate in our target market;

•	increased operating costs, including insurance premiums, utilities and real estate taxes;

•	costs of complying with changes in governmental regulations; and

•	earthquakes and other natural disasters, which may result in uninsured or underinsured losses.
      In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect our financial condition, results of operations and cash available for paying dividends to our stockholders.
Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect any market on which our common stock trades, the markets in which we operate, our operations and our profitability.
      Terrorist attacks may negatively affect our operations and the market price of our common stock. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss of use, actual loss or increased security costs. Moreover, most of our properties are currently located in the greater metropolitan Washington, D.C. area, and there may be a decrease in demand for space in the region because it is considered at risk for future terrorist attacks, which may reduce our revenues from property rentals.

The United States may enter into armed conflicts in the future. The consequences of any armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.
      Any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results, financial condition and ability to pay dividends to our stockholders, and may result in volatility in the market price for our securities.
Our insurance may not be adequate to cover losses, including those that result from earthquakes or terrorist acts.
      We carry insurance coverage on our properties of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties. In response to the uncertainty in the insurance market following the terrorist attacks of September 11, 2001, the federal Terrorism Risk Insurance Act, or TRIA, was enacted in November 2002 to require regulated insurers to make available coverage for certified acts of terrorism (as defined by the statute) through December 31, 2005. On December 22, 2005, the Terrorism Risk Insurance Extension Act, or TRIEA, was enacted to amend TRIA by extending coverage under TRIA through December 31, 2007 and making certain other changes in coverage. Coverage under TRIA includes only physical damage and does not include losses due to biological, chemical or radioactive contamination. Our current property insurance coverage provides for limits on coverage per occurrence, including coverage for certified acts of terrorism. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, and the anticipated future revenue from the property. Nevertheless, we might remain obligated for any mortgage debt or other financial obligations related to the property. It is also possible that third-party insurance carriers will not be able to maintain reinsurance sufficient to cover any losses that may be incurred.
Our revenues and the value of our portfolio will be affected by a number of factors that affect investments in leased real estate generally.
      We are subject to the general risks of investing in leased real estate. These include the non-performance of lease obligations by tenants, improvements that will be costly or difficult to remove should it become necessary to re-rent the leased space for other uses, covenants in certain retail leases that limit the types of tenants to which available space can be rented (which may limit demand or reduce the rents realized on re-renting), or rights of termination of leases due to events of casualty or condemnation affecting the leased obligations of a landlord to restore the leased premises or the property following events of casualty or condemnation. Any of these conditions could have an adverse impact on our results of operations, liquidity and financial condition.
Our real estate investments are relatively illiquid and their values may decline.
      Real estate investments are relatively illiquid. Therefore, we will be limited in our ability to reconfigure our real estate portfolio in response to economic changes. We may encounter difficulty in disposing of properties when tenants vacate either at the expiration of the applicable lease or otherwise. If we decide to sell any of our properties, our ability to sell these properties and the prices we receive on their sale will be affected by the number of potential buyers, the number of competing properties on the market and other market conditions, as well as whether the property is leased and if it is leased, the terms of the lease. As a result, we may be unable to sell our properties for an extended period of time without incurring a loss, which would adversely affect our results of operations, liquidity and financial condition.

The costs of compliance with, or liabilities under, environmental laws may adversely affect our operating results.
      Our operating expenses could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. An owner of real property can face liability for environmental contamination created by the presence, release or discharge of hazardous substances on the property. We may face liability regardless of:

•	our lack of knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.
      There may be environmental problems associated with our properties of which we are unaware. The Garden City Drive property has an underground gasoline tank that is used by a tenant, which could cause environmental contamination. If environmental contamination exists on our properties, we could become subject to strict, joint and several liability for the contamination by virtue of our ownership interest.
      The presence of hazardous substances on a property may adversely affect our ability to sell the property, and we may incur substantial remediation costs, thus harming our financial condition. In addition, although many of our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we could nonetheless be subject to strict liability by virtue of our ownership interest for environmental liabilities created by our tenants, and we cannot be sure that our tenants would satisfy their indemnification obligations under the applicable sales agreement or lease. Certain leases with significant tenants do not indemnify us against environmental liabilities arising from these tenants’ activities on the property. The discovery of material environmental liabilities attached to our properties could have a material adverse effect on our results of operations, financial condition and ability to pay dividends to our stockholders.
Our properties may contain asbestos or contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.
      Certain of our properties were constructed when asbestos was commonly used in the construction of commercial office properties. As a result, certain of our properties, properties under contract or properties we may acquire in the future may contain asbestos. The presence of asbestos could require us to undertake a costly remediation program to contain or remove the asbestos from the affected property or cause us to adopt an operations and maintenance plan. The presence of significant amounts of asbestos could expose us to liability from our tenants, employees of our tenants and others if health concerns arise.
      When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.
Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unintended expenditures that adversely impact our ability to pay dividends to our stockholders.
      Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional U.S. federal, state and local laws may also require modifications to our properties or restrict certain further renovations of the properties, with respect to access thereto by disabled persons. Noncompliance with the ADA could result in the imposition of fines or an award of damages to private litigants and an order to correct any non-complying feature, which may require substantial capital expenditures. We have not conducted an audit or investigation of all of our properties to determine our compliance, and we cannot predict the ultimate cost of compliance with the ADA or other legislation. If one or more of our properties is not in compliance with the ADA or other legislation, then we would be required to incur additional costs to bring the property into compliance.
      In addition, our properties are subject to various other federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with various requirements, we might incur governmental fines or private damage awards. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures.
      If we incur substantial costs to comply with the ADA or any other legislative or regulatory requirements, our financial condition, results of operations, cash flow, market price of our common stock and our ability to satisfy our debt service obligations and to pay dividends to our stockholders could be adversely affected.
Risks Related to Our Debt Financings
Required payments of principal and interest on borrowings may leave us with insufficient cash to operate our properties or to pay the dividends to our stockholders currently contemplated and may expose us to the risk of default under our debt obligations.
      Upon the acquisition of our properties under contract and use of the net proceeds from this offering as described in “Use of Proceeds,” we expect to have approximately $115.5 million in outstanding indebtedness, inclusive of our pro rata share of joint venture debt. We expect to incur additional debt in connection with future acquisitions of properties.
      Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	we may be required to use a substantial portion of our cash flow from operations to pay principal and interest, which reduces the amount available for acquisition of new office properties and to pay dividends to our stockholders;

•	we may be at a competitive disadvantage compared to our competitors that have less debt;

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or may find that the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, an increase in interest rates could materially increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

•	we may violate restrictive covenants in our loan documents or otherwise default on our obligations, which would entitle the lenders or mortgagees to accelerate our debt obligations, collect additional fees and interest and foreclose on our properties that secure their loans and receive an assignment of lease payments; and

•	our default under any one of our mortgage loans with cross-default or cross-collateralization provisions could result in default on other indebtedness or result in the foreclosures of other properties we own.
      If any one of these events were to occur, our financial condition, results of operations, cash flow, market price of our common stock, ability to satisfy our debt service obligations and ability to pay dividends to stockholders could be adversely affected. If the economic performance of any of our properties declines, our ability to make debt service payments could be adversely affected.
Our organizational documents contain no limitations on the amount of indebtedness we may incur, and our cash flow and ability to pay dividends could be adversely affected if we become highly leveraged.
      Our charter and bylaws do not limit the amount of indebtedness that we or our operating partnership may incur. In addition, we do not have a policy limiting the amount of debt that we may incur, although we intend to limit our total debt-to-total assets ratio, including our pro rata share of joint venture debt and joint venture assets, to 75%.
      Accordingly, our management and board of directors have discretion to increase the amount of our outstanding debt at any time without approval by our stockholders. Upon the acquisition of our properties under contract and use of the net proceeds from this offering as described in “Use of Proceeds,” our total debt-to-total assets ratio, including our pro rata share of joint venture debt and joint venture assets, will be approximately 42% based on an assumed public offering price for our common stock of $9.50 per share, which is the midpoint of the price range on the cover of this prospectus. If we become highly leveraged, we may experience difficulty in obtaining additional financing based on our current portfolio, refinancing existing debt on favorable terms or at all or repaying our outstanding indebtedness, which could harm our financial condition. In addition, the terms of our credit facility requires us to maintain certain leverage ratios that may limit the amount of indebtedness that we may incur. Failure to obtain additional financing could impede our ability to grow and develop our business. Our leverage levels also may adversely affect the market value of shares of our common stock if an investment in our company is perceived to be more risky than an investment in our peers.
Mortgage debt obligations expose us to increased risk of property losses, which could harm our financial condition, cash flow and ability to satisfy our other debt obligations and pay dividends to our stockholders.
      Incurring mortgage debt increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds.
      We expect to have outstanding mortgage debt obligations upon the acquisition of our properties under contract, and, in the future, we may assume mortgage indebtedness in connection with a property acquisition or incur mortgage indebtedness with respect to properties that we own. Our default under any one of our mortgage debt obligations may increase the risk of our default on our other indebtedness. If this occurs, our financial condition, cash flow and ability to satisfy our other debt obligations or ability to pay dividends to our stockholders may be harmed.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business and investment strategy;

•	our projected results of operations;

•	completion of any pending acquisitions, including acquisition of our properties and structured real estate investments under contract and/or under review;

•	our ability to manage our anticipated growth;

•	our ability to obtain future financing arrangements;

•	our estimates relating to, and our ability to pay, future dividends;

•	our understanding of our competition and our ability to compete effectively;

•	commercial real estate market and industry trends in the United States, and particularly in the greater metropolitan Washington, D.C. marketplace and its surrounding areas, ranging generally from Baltimore, Maryland through Richmond, Virginia and the Hampton Roads, Virginia metropolitan statistical area;

•	projected capital and operating expenditures;

•	availability and creditworthiness of current and prospective tenants;

•	interest rates; and

•	lease rates and terms.
      The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business and Properties;”

•	changes in our business and investment strategy;

•	default by our tenants;

•	availability, terms and deployment of capital;

•	general volatility of the capital markets;

•	availability of qualified personnel;

•	perception of the real estate industry;

•	changes in supply and demand dynamics within the real estate industry;

•	environmental effects;

•	changes in interest rates;

•	the degree and nature of our competition;

•	changes in applicable laws and regulations; and

•	state of the general economy and the local economy in which our properties are located.
      We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We do not intend, and disclaim any duty or obligation, to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.
MARKET DATA
      Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources and from research reports prepared for other purposes. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

CAPITALIZATION
      The following table sets forth, as of March 31, 2006:

•	our capitalization on a historical basis; and

•	our pro forma capitalization as adjusted to reflect the sale of 8,000,000 shares of our common stock in this offering at a public offering price of $9.50 per share, which is the midpoint of the range set forth on the front cover of this prospectus, after deducting an underwriting discount of approximately $5.3 million and approximately $3.1 million of other estimated offering expenses, the acquisition of the properties we have under contract (including the placement of approximately $5.0 million of new mortgage debt on the Godwin Business Park property) as described under “Summary — Current Assets and Pipeline — Our Properties Under Contract” and the application of the net proceeds as described in “Use of Proceeds.”
      This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical and unaudited pro forma financial information and related notes included elsewhere in this prospectus.

	March 31, 2006

	Asset Capital	Pro Forma
	Corporation, Inc.	As Adjusted

	(Unaudited)
	(in thousands)
Long-term debt	$120,493	$115,493
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share, 200,000,000 shares authorized, 11,750,943 shares issued and outstanding, actual; 19,750,943 shares issued and outstanding, pro forma as adjusted(1)	12	20
Additional paid-in capital	90,269	157,795
Deficit	(4,509)	(4,509)

Total stockholders’ equity	85,772	153,306

Total capitalization	$206,265	$268,799

(1)	Excludes 76,492 shares of our common stock issuable upon conversion of LTIP units outstanding or allocated for issuance as of the date of this prospectus and shares we may sell upon exercise of the underwriters’ over-allotment option, if any.

DILUTION
Net Tangible Book Value
      At March 31, 2006, we had a consolidated net tangible book value of approximately $72.1 million, or $6.10 per share on a fully diluted basis. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.
Dilution After This Offering
      Purchasers of our common stock will experience an immediate dilution of the net tangible book value of our common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of common stock immediately after this offering and the application of the estimated net offering proceeds. After giving effect to the sale of the shares of our common stock offered by us under this prospectus at an assumed initial public offering price of $9.50 per share and the deduction of underwriting discounts and estimated offering expenses, our pro forma net tangible book value at March 31, 2006 would have been $141.0 million, or approximately $7.11 per share of our common stock. This amount represents an immediate increase in net tangible book value of $1.01 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $2.39 per share from an assumed public offering price of $9.50 per share of our common stock to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share	$9.50

Net tangible book value per share at March 31, 2006(1)	6.10
Increase in pro forma net tangible book value per share attributable to this offering(2)	1.01

Pro forma net tangible book value per share after this offering(3)	7.11

Dilution in pro forma net tangible book value per share to new investors(4)	$2.39

(1)	Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) at March 31, 2006 by the number of shares of common stock outstanding prior to this offering, assuming the conversion of all currently outstanding LTIP units and LTIP units allocated for issuance into shares of our common stock.

(2)	After deducting underwriting discounts, commissions and other estimated expenses of this offering.

(3)	Based on the pro forma net tangible book value attributable to common stockholders of approximately $141.0 million divided by 19,827,435 shares of our common stock to be outstanding following the consummation of this offering, assuming the conversion of all currently outstanding LTIP units and LTIP units allocated for issuance into shares of our common stock.

(4)	Dilution is determined by subtracting (i) pro forma net tangible book value per share of our common stock after giving effect to this offering and the application of the net proceeds from (ii) the initial public offering price per share paid by a new investor in this offering.

Differences Between New and Existing Stockholders in Number of Shares of Common Stock and Amount Paid
      The table below summarizes, as of March 31, 2006, on the pro forma basis discussed above, the differences between the number of shares of common stock purchased from us, the total consideration and average price per share paid by existing stockholders and by the new investors purchasing common stock in this offering. We used an assumed initial public offering price of $9.50 per share, and we have not deducted estimated underwriting discounts and commissions and estimated offering expenses in our calculations.

	Shares Issued(1)		Tangible Book Value/Cash

	Number	Percentage	Amount		Percentage	Per Share

Existing stockholders and LTIP unitholders	11,827,435	60%	$72,110,000	(2)	49%	$6.10
New investors in this offering	8,000,000	40%	76,000,000	(3)	51%	$9.50

Total	19,827,435	100%	$148,110,000		100%

(1)	Includes 76,492 shares of common stock issuable upon conversion of LTIP units outstanding or allocated for issuance as of the date of this prospectus.

(2)	Based on the net tangible book value of our assets at March 31, 2006.

(3)	Represents the proceeds from this offering before deducting underwriting discounts and commissions and other expenses of this offering.

DIVIDEND POLICY
      While we intend to retain capital to originate new investments, service our debt, make additional investments in our properties and pay our operating expenses, we intend to pay regular quarterly dividends to our stockholders in amounts to be determined and evaluated on a periodic basis by our board of directors. On May 22, 2006, our board of directors declared a distribution of $0.11 per share of common stock. This distribution was comprised of a special one-time cash distribution of $0.08 per share and a regular cash distribution of $0.03 per share. The distribution was paid on June 30, 2006 to common stockholders and LTIP unit holders of record on May 31, 2006. This distribution constituted a return of capital. We funded the distribution out of available borrowings. The percentage of our shareholder distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to our stockholders, see “U.S. Federal Income Tax Consideration — Taxation of Taxable U.S. Stockholders — Dividends.” If our properties and structured real estate investments do not generate sufficient cash flow with which to pay our estimated dividends, we will be required either to fund dividends from working capital or borrowings under our line of credit facility or to reduce our dividends. We expect that our board of directors will declare the next regular dividend in December 2006 to be paid in the first quarter of 2007 and we expect to pay a regular dividend quarterly thereafter. We are not required, however, to pay dividends. Furthermore, we cannot assure you (i) when or whether our board of directors will declare dividends in the future or (ii) of the amount of any dividends that may be declared in the future.

USE OF PROCEEDS
      We estimate that the net proceeds from the sale of 8,000,000 shares of our common stock in this offering will be approximately $67.5 million, after deducting the underwriters’ discount of approximately $5.3 million and estimated offering expenses of approximately $3.1 million that we expect to pay in connection with this offering. We will contribute the net proceeds from this offering to our operating partnership in exchange for operating partnership units.
      In addition, 1,250,000 shares of our common stock are being offered by the selling stockholders. The underwriters have an option to purchase up to an additional 1,387,500 shares of common stock from the selling stockholders on a pro rata basis at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover over-allotments, if any. We will receive no proceeds from the sale of the shares of our common stock by the selling stockholders. To the extent the number of shares of our common stock purchased by the underwriters upon an exercise of their over-allotment option exceeds the aggregate number of additional shares available for sale by selling stockholders, the underwriters will purchase the shares from us at the public offering price, less the underwriting discount.
      Our operating partnership expects to use the net proceeds as follows:

•	approximately $41.9 million to fund the acquisition of the Gees Group portfolio, including related transaction costs;

•	approximately $1.4 million to fund the acquisition of the Godwin Business Park property, including related transaction costs;

•	approximately $6.9 million to fund the acquisition of the 4230 Forbes Boulevard property, including related transaction costs;

•	approximately $10.0 million to repay the portion of the outstanding notes due August 16, 2006 on the Hollymead Town Center property that we incurred in connection with the property’s acquisition. These notes mature at varying dates through August 2009 and have a current interest rate of 8%;

•	approximately $5.0 million to fund planning, legal, interest and initial development costs associated with the Hollymead Town Center property; and

•	any remaining proceeds to fund our working capital needs and investments in additional office properties and related assets, including pending acquisitions that we have under consideration and for other general corporate purposes.
      We may incur new indebtedness for the acquisition of additional properties, payment of dividends to our stockholders and for general corporate purposes.
      Pending full deployment of the net proceeds, we intend to invest the net offering proceeds in money market accounts or interest-bearing, short-term, marketable investment grade securities. Such investments may include, for example, government and government agency certificates, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we expect to achieve from our intended real estate investments. We expect to deploy the uncommitted net proceeds from this offering within approximately nine months after completion of this offering.

SELLING STOCKHOLDERS

      The following table sets forth information, as of June 30, 2006, with respect to the selling stockholders and shares of our common stock beneficially owned by the selling stockholders that they propose to offer pursuant to this prospectus. In accordance with the rules of the Securities and Exchange Commission, or the SEC, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).
      The shares of common stock offered by selling stockholders pursuant to this prospectus were originally issued and sold by us in our 2005 private offering. The term selling stockholders includes the holders of our common stock listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors.
      If the lead underwriters advise us that the number of shares requested to be included in our offering exceeds the number which can be sold, we will include in this offering all of the common stock we proposed to sell plus a pro-rata allocation of the common stock held by those stockholders requesting to include their shares in this offering in accordance with the number of shares requested to be registered by such stockholders. We expect to include 1,250,000 shares of common stock to be sold by selling stockholders in this offering. In addition, the underwriters have an option to purchase up to an additional 1,387,500 shares of common stock from the selling stockholders on a pro rata basis at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover over-allotments, if any. To the extent the number of shares of our common stock purchased by the underwriters upon an exercise of their over-allotment option exceeds the aggregate number of additional shares available for sale by selling stockholders, the underwriters will purchase the shares from us at the public offering price, less the underwriting discount.
      Any selling stockholder that is identified as a broker-dealer will not be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, or the Securities Act, and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

	Shares of	Shares of	Shares of
	Common Stock	Common Stock	Common Stock	Percentage of
	Beneficially	Offered by	Beneficially	Class Beneficially
	Owned Before	this	Owned After	Owned After
Selling Stockholder	Resale	Prospectus(1)	Resale(1)	Resale(1)(2)

A. Bartley Bryt and Maud S. Bryt	6,000	2,948	3,052	*
Brian A. Rommel	3,500	1,719	1,781	*
Condor Partners LP(3)	50,000	18,177	31,823	*
Continental Casualty Company(4)	300,000	147,377	152,623	*
Hunter Global Investors Fund I L.P.(5)	290,000	142,464	147,536	*
Hunter Global Investors Offshore Fund II Ltd.(5)	154,000	75,653	78,347	*
Hunter Global Investors Offshore Fund Ltd.(5)	556,000	273,138	282,862	1.4%
Jeffrey LAKE TRUST(6)	2,500	1,228	1,272	*
John A. Johnston and Robin L. Johnston(7)	10,000	4,913	5,087
Kensington Realty Income Fund LP(3)	70,000	34,388	35,612	*
Kensington Strategic Realty Fund(3)	1,523,000	394,478	1,128,522	5.7%
Lee A. Alexander	3,500	1,719	1,781	*
Mercury Real Estate Advisors LLC(8)	427,000	119,867	307,133	1.6%
Patrick Beach and Christine Beach	5,000	2,456	2,544	*
Realty Enterprise Fund II, LLC(9)	60,000	29,475	30,525	*

TOTAL	3,460,500	1,250,000	2,210,500	11.2%

*	Represents less than one percent of our issued and outstanding shares after resale and completion of this offering.

(1)	Does not reflect the sale of shares of common stock that may be sold by the selling stockholders pursuant to the underwriters’ over-allotment option.

(2)	Assumes that each named selling stockholder sells all of the shares of our common stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, nor has the right to purchase other shares, of our common stock subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this offering.

(3)	Paul Gray and Joel Beal, executive vice presidents of the selling stockholder, have voting and investment power over the shares that this selling stockholder beneficially owns.

(4)	Dennis R. Hemme, vice president — investments of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns. This selling stockholder identified itself as an affiliate of a broker-dealer. This selling stockholder has represented to us that (a) the shares of our common stock shown above as being offered by such selling stockholder were purchased by such selling stockholder in the ordinary course of business, and (b) at the time of such purchase, such selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. Accordingly, such selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

(5)	Duke Buchan III, president of the investment manager of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns. The foregoing should not be construed in and of itself as an admission by Mr. Buchan of beneficial ownership of the shares.

(6)	Jeffrey L. Lake, trustee of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(7)	John A. Johnston is a member of the board of directors of American Home Mortgage Investment Corp., which has utilized FBR for certain investment banking services.

(8)	David R. Jarvis and Malcolm F. MacLean IV, managing members of the selling stockholder, have voting and investment power over the shares that this selling stockholder beneficially owns.

(9)	John Weil and Christopher Weil, directors of the managing member of the selling stockholder, have voting and investment power over the shares that this selling stockholder beneficially owns. This selling stockholder identified itself as an affiliate of a broker-dealer. This selling stockholder has represented to us that (a) the shares of our common stock shown above as being offered by such selling stockholder were purchased by such selling stockholder in the ordinary course of business, and (b) at the time of such purchase, such selling stockholder had no arrangements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. Accordingly, such selling stockholder is not deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

INSTITUTIONAL TRADING OF OUR COMMON STOCK
      There is no public trading market for our common stock. Shares of our common stock issued to qualified institutional buyers in connection with our 2005 private offering are eligible for the PORTALSM Market, or PORTAL, a subsidiary of the NASDAQ Stock Market, Inc., which facilitates secondary sales of eligible unregistered securities to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The following table shows the high and low sales prices for shares of our common stock for each quarterly period that our common stock was eligible for PORTAL:

	High Sales		Low Sales
	Price		Price

June 25, 2005 to June 30, 2005	$	*	$	*
July 1, 2005 to September 30, 2005		$8.70		$8.40
October 1, 2005 to December 31, 2005		$8.70		$8.70
January 1, 2006 to March 31, 2006		$8.70		$8.70
April 1, 2006 to June 30, 2006		$8.70		$8.70
July 1, 2006 to July 14, 2006	$	*	$	*

*	We have no knowledge of any trades of our common stock during this period.
     We have been advised that, as of July 14, 2006, the last sale of shares of our common stock on PORTAL that was reported to us by one of our underwriters occurred on May 4, 2006 at a price of $8.70 per share. The information above regarding PORTAL prices may not be complete because we have access only to information regarding trades reported to PORTAL by certain of our underwriters, which may not include all trades, and not trades reported by other institutions and individuals. Moreover, institutions and individuals are not required to report all trades to PORTAL. Therefore, the last sales price that was reported to PORTAL may not be reflective of sales of our common stock that have occurred and were not reported and may not be indicative of the prices at which our shares of common stock will trade after this offering. As of July 14, 2006, we had 11,750,943 shares of our common stock issued and outstanding which were held by 41 holders of record.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA
      The following table sets forth our selected consolidated financial data as of and for the periods presented. The acquisition of membership interests in certain limited liability companies and of certain assets from our founders and non-controlling members in conjunction with the formation transactions described herein has been accounted for as a series of separate business combinations. The following information should be read in conjunction with the historical and pro forma financial statements and notes thereto included elsewhere in this prospectus. The selected historical financial information as of December 31, 2005 and for the period March 30, 2005 (inception) to December 31, 2005 has been derived from the historical financial statements audited by BDO Seidman LLP, independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. The selected historical financial information as of and for the three months ended March 31, 2006 has been derived from the unaudited financial statements included elsewhere in this prospectus.

ASSET CAPITAL CORPORATION, INC.

	Historical

		March 30,
	Three Months	2005
	Ended	(inception) to
	March 31,	December 31,
	2006	2005

	(Unaudited)	(Restated)(2)
	(in thousands, except per share
	amounts)
Statements of Operations Data:
Revenue
Rental income	$2,945	$2,834
Operating expense reimbursements	151	125
Other	239	574

Total revenue	3,335	3,533

Expenses
Property operating expenses	1,152	1,346
Real estate taxes and insurance	383	411
General and administrative	1,572	2,759
Depreciation and amortization	1,395	1,699

Total operating expenses	4,502	6,215

Operating loss	(1,167)	(2,682)
Interest income	417	512
Interest expense	(1,029)	(685)
Minority interest in loss	10	7
Equity in earnings of unconsolidated entities	46	39

Loss from continuing operations before income taxes	(1,723)	(2,809)
Provision for income taxes	—	—

Loss from continuing operations	(1,723)	(2,809)
Income from discontinued operations	1	22

Net loss	$(1,722)	$(2,787)

Net loss per common share — basic and diluted
Continuing operations	$(0.15)	$(0.39)
Discontinued operations	$—	$—
Net loss	$(0.15)	$(0.39)
Weighted average common shares outstanding — basic and diluted	11,521,892	7,195,385
Balance Sheet Data (at period end):
Real estate investments, net	$114,848	$82,199
Properties held for sale	57,993	56,961
Real estate loan	14,700	—
Cash and cash equivalents	1,955	23,271
Other assets, net	22,847	18,734

Total assets	$212,343	$181,165

Mortgage loans and other debt	$80,493	$50,123
Mortgage loans and other liabilities for properties held for sale	41,278	40,829
Other liabilities	4,731	3,638

Total liabilities	126,502	94,590
Minority interest	69	29
Stockholders’ equity	85,772	86,546

Total liabilities and stockholders’ equity	$212,343	$181,165

Other Data:
EBITDA(1)	$681	$(397)
Cash flows from:
Operating activities	$(542)	$(741)
Investing activities	$(25,703)	$(66,589)
Financing activities	$4,929	$90,601
Reconciliation of Net Loss to EBITDA:
Net loss	$(1,722)	$(2,787)
Plus:
Interest expense	1,029	685
Depreciation and amortization	1,374	1,705

EBITDA	$681	$(397)

(1)	EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure for us and for our stockholders and is a complement to net income and other financial performance measures provided in accordance with GAAP. We use EBITDA to measure the financial performance of our operating properties because it excludes expenses such as depreciation and amortization, taxes and interest expense, which are not indicative of operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. By excluding depreciation and amortization expense, which can vary from property to property based on a variety of factors unrelated to the properties’ financial performance, we can more accurately assess the financial performance of our properties. Under GAAP, real estate properties are recorded at historical cost at the time of acquisition and are depreciated on a straight line basis. By excluding depreciation and amortization, we believe EBITDA provides a basis for measuring the financial performance of properties unrelated to historical cost. However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our fixed assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as calculated by us, may not be comparable to EBITDA reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile it to net income (loss) which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.
(2)	Previously, the acquisition of Asset Capital Corporation, L.L.C’s interests in the Predecessor LLCs, as defined in “Unaudited Pro Forma Financial Information,” had been accounted for as a transaction without substance in accordance with FASB Technical Bulletin 85-5 and recorded at Asset Capital Corporation, L.L.C.’s historical carrying value. The acquisitions of the Predecessor LLCs and certain other assets contributed by entities affiliated with our founders have now been accounted for as a series of separate business combinations for which Asset Capital Corporation, Inc. is the accounting acquirer, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Accordingly, the acquired interests in the Predecessor LLCs and certain other assets contributed by entities affiliated with our founders have been recorded in an amount equal to the purchase consideration, which has been allocated to the identifiable assets acquired and liabilities assumed based on their fair values.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
      The following unaudited pro forma financial information is based on our historical financial statements included elsewhere in this prospectus.
      The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2006 assumes that all of the following occurred on March 31, 2006:

•	The acquisition of the Gees Group portfolio for $39.7 million, exclusive of approximately $2.2 million of transaction costs, which is currently under contract;

•	The acquisition of the Godwin Business Park property for $6.25 million, exclusive of approximately $150,000 of transaction costs, which is currently under contract;

•	The acquisition of the 4230 Forbes Boulevard property for $6.8 million, exclusive of approximately $100,000 of transaction costs, which is currently under contract;

•	The initial public offering of 8,000,000 shares of our common stock at $9.50 per share, with net proceeds of $67.5 million after deducting the underwriting discount and estimated offering fees and expenses; and

•	The repayment of approximately $10.0 million of debt using net proceeds from the initial public offering of our common stock.
      The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 assumes that all of the following occurred on January 1, 2005:

•	The acquisitions of the following real estate investments that occurred subsequent to January 1, 2005:

•	RSMK portfolio, which occurred during March 2006,

•	Pinewood Plaza property, which occurred during November 2005, and

•	CareFirst portfolio (consisting of the Columbia Medical Campus, Timonium Medical Center and Frederick Medical Center properties) and Executive Tower property, both of which occurred during July 2005;

•	The acquisition of membership interests in limited liability companies controlled by our founders (collectively the “Predecessor LLCs”) in exchange for cash and shares of our common stock in conjunction with the formation transactions described herein, which occurred during the period August 2005 to March 2006;

•	The assignment of certain purchase, property management, maintenance and engineering agreements to us by companies wholly-owned by our founders in exchange for shares of our common stock, which occurred during June 2005;

•	The acquisition of the Gees Group portfolio, which is currently under contract;

•	The acquisition of the Godwin Business Park property, which is currently under contract;

•	The acquisition of the 4230 Forbes Boulevard property, which is currently under contract;

•	The amortization of deferred compensation costs arising from the issuance of 230,479 shares of restricted common stock to certain of our executives and the issuance of 12,611 LTIP units to certain of our directors and employees; and

•	The repayment of approximately $10.0 million of debt using net proceeds from the initial public offering of our common stock.

      This unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial position would actually have been had our initial public offering occurred on the dates specified, nor does the information purport to project our results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon completion of our initial public offering.
      The unaudited pro forma financial information should be read in conjunction with our historical financial statements and related notes included elsewhere in this prospectus and the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should also read “Risk Factors—Risks Related to Our Business—We have a limited operating history, and we may not be able to successfully operate our business or generate sufficient revenue to pay our operating expenses. Also, the operating results and financial data in this prospectus may not be useful in assessing our likely future performance.”

ASSET CAPITAL CORPORATION, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2006

	Historical					Pro Forma
	Asset			Godwin		Asset
	Capital		Gees Group	Business	4230	Capital
	Corporation,	Offering	Portfolio	Park	Forbes Blvd.	Corporation,
	Inc.	(A)	(B)	(C)	(D)	Inc.

	(in thousands)
ASSETS
Real estate investments, net	$114,848	$—	$38,967	$5,985	$6,343	$166,143
Properties held for sale	57,993	—	—	—	—	57,993
Real estate loans	14,700	—	—	—	—	14,700
Cash and cash equivalents	1,955	58,904	(41,900)	(1,400)	(6,900)	10,659
Escrows and reserves	4,120	—	—	—	—	4,120
Accounts receivable, net of allowance for doubtful accounts	629	—	—	—	—	629
Accrued straight-line rents, net	286	—	—	—	—	286
Prepaid expenses and other assets	1,843	—	—	—	—	1,843
Deferred costs, net	1,892	(1,370)	—	—	—	522
Intangible assets, net	11,553	—	2,933	415	557	15,458
Investment in real estate entities	2,524	—	—	—	—	2,524

Total assets	$212,343	$57,534	$—	$5,000	$—	$274,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage loans and other debt	$80,493	$—	$—	$5,000	$—	$85,493
Mortgage loan and other liabilities on property held for sale	41,278	(10,000)	—	—	—	31,278
Accounts payable and accrued expenses	2,655	—	—	—	—	2,655
Borrowers’ escrow	698	—	—	—	—	698
Deferred revenue	684	—	—	—	—	684
Tenant security deposits	694	—	—	—	—	694

Total liabilities	126,502	(10,000)	—	5,000	—	121,502
Minority interest	69	—	—	—	—	69
Stockholders’ equity	85,772	67,534	—	—	—	153,306

Total liabilities and stockholders’ equity	$212,343	$57,534	$—	$5,000	$—	$274,877

See accompanying notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
Presentation
      The accompanying Unaudited Pro Forma Balance Sheet as of March 31, 2006 is based on our historical Consolidated Balance Sheet adjusted for the acquisition of a portfolio of properties and the initial public offering of our common stock and application of the net proceeds as described in “Use of Proceeds”.
      The Unaudited Pro Forma Balance Sheet as of March 31, 2006 assumes that all of the following occurred on March 31, 2006:

•	The initial public offering of 8,000,000 shares of our common stock at a price of $9.50 per share, which is the midpoint of the range on the cover of this prospectus, with net proceeds of $67.5 million after deducting the underwriting discount and estimated offering fees and expenses;

•	The repayment of approximately $10.0 million of debt using net proceeds from the initial public offering of our common stock;

•	The acquisition of the Gees Group portfolio for $39.7 million, exclusive of approximately $2.2 million of transaction costs, which is currently under contract; and

•	The acquisition of the Godwin Business Park property for $6.25 million, exclusive of approximately $150,000 of transaction costs, which is currently under contract.

•	The acquisition of the 4230 Forbes Boulevard property for $6.8 million, exclusive of approximately $100,000 of transaction costs, which is currently under contract.
      In the opinion of our management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The Unaudited Pro Forma Consolidated Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the common stock offering and other transactions described above occurred on March 31, 2006, nor does it purport to represent the future financial position of our company.
Notes and Management Assumptions

(A)	Reflects adjustments related to:

• Proceeds from the initial public offering of 8,000,000 shares of our common stock at a price of $9.50 per share, which is the midpoint of the range on the cover of this prospectus, net of estimated transaction costs, including costs that had been incurred and deferred at March 31, 2006; and

• The repayment of $10.0 million of mortgage debt related to property held for sale.

(B)	Reflects the acquisition of the Gees Group portfolio, which is currently under contract, for approximately $41.9 of cash, inclusive of related transaction costs. The purchase price has been preliminarily allocated among the underlying buildings (on an as-if vacant basis), land and lease intangibles in accordance with Statement of Financial Accounting Standards, (SFAS) No. 141 “Business Combinations”.

(C)	Reflects the acquisition of the Godwin Business Park property, which is currently under contract, for approximately $6.4 million, inclusive of related transaction costs. The acquisition of the property will be funded through the payment of approximately $1.4 million of cash and the incurrence of approximately $5.0 million of debt. The purchase price has been preliminarily allocated among the underlying buildings (on an as-if vacant basis), land and lease intangibles in accordance with SFAS No. 141.

(D)	Reflects the acquisition of the 4230 Forbes Boulevard property, which is currently under contract, for approximately $6.9 million of cash, inclusive of related transaction costs. The purchase price has been preliminarily allocated among the underlying buildings (or an as-of-vacant basis), land and lease intangibles in accordance with SFAS No. 141.

ASSET CAPITAL CORPORATION, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2006

	Historical								Pro Forma
	Asset				Gees	Godwin	4230		Asset
	Capital	RSMK	Predecessor		Group	Business	Forbes		Capital
	Corporation,	Portfolio	LLCs		Portfolio	Park	Blvd.	Other	Corporation
	Inc.	(A)	(E)	Subtotal	(H)	(I)	(J)	(K)	Inc.

	(in thousands, except per share data)
Revenue
Rental income	$2,945	$411	$255	$3,611	$1,111	$121	$93	$—	$4,936
Operating expense reimbursements	151	151	15	317	10	1	25	—	353
Other income	239	—	—	239	—	—	—	—	239

Total revenue	3,335	562	270	4,167	1,121	122	118	—	5,528

Expenses
Property operating expenses	1,152	119	70	1,341	229	31	15	—	1,616
Real estate taxes and insurance	383	49	3	435	89	14	16	—	554
General and administrative	1,572	9	1	1,582	—	3	—	—	1,585
Depreciation and amortization	1,395	291	93	1,779	594	81	69	—	2,523

Total expenses	4,502	468	167	5,137	912	129	100	—	6,278

Operating income (loss)	(1,167)	94	103	(970)	209	(7)	18	—	(750)
Interest income	417	—	—	417	—	—	—	—	417
Interest expense	(1,029)	(237)	(80)	(1,346)	—	(79)	—	—	(1,425)
Minority interest in (income) losses	10	—	—	10	—	—	—	—	10
Equity in earnings of unconsolidated entities	46	—	—	46	—	—	—	—	46

Income (loss) from continuing operations before income taxes	(1,723)	(143)	23	(1,843)	209	(86)	18	—	(1,702)
Provision for income taxes	—	—	—	—	—	—	—	—	—

Net income (loss) from continuing operations	(1,723)	(143)	23	(1,843)	209	(86)	18	—	(1,702)
Income from discontinued operations	1	—	—	1	—	—	—	—	1

Net income (loss)	$(1,722)	$(143)	$23	$(1,842)	$209	$(86)	$18	$—	$(1,701)

Net loss per common share — basic and diluted
Continuing operations	$(0.15)								$(0.09)
Discontinued operations	$—								$—
Total	$(0.15)								$(0.09)
Weighted average common shares outstanding — basic and diluted	11,521,892								18,490,833
See accompanying notes to unaudited pro forma financial statements.

ASSET CAPITAL CORPORATION, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005

	Historical
	Asset									Gees	Godwin	4230		Pro Forma
	Capital	RSMK	Executive	CareFirst	Pinewood	Predecessor	Contract	Deferred		Group	Business	Forbes		Asset Capital
	Corporation,	Portfolio	Tower	Portfolio	Plaza	LLCs	Assignments	Compensation		Portfolio	Park	Blvd.	Other	Corporation,
	Inc.	(A)	(B)	(C)	(D)	(E)	(F)	(G)	Subtotal	(H)	(I)	(J)	(K)	Inc.

	(in thousands, except per share data)
Revenue
Rental income	$2,834	$1,935	$1,050	$532	$870	$6,199	$—	$—	$13,420	$4,193	$483	$371	$—	$18,467
Operating expense reimbursements	125	605	37	—	—	239	—	—	1,006	79	3	105	—	1,193
Other income	574	1	15	—	10	420	216	—	1,236	—	—	—	—	1,236

Total revenue	3,533	2,541	1,102	532	880	6,858	216	—	15,662	4,272	486	476	—	20,896

Expenses
Property operating expenses	1,346	494	249	732	240	2,186	178	—	5,425	991	123	63	—	6,602
Real estate taxes and insurance	411	201	73	173	70	577	—	—	1,505	368	55	62	—	1,990
General and administrative	2,759	95	—	—	—	152	—	—	3,006	17	11	—	—	3,034
Depreciation and amortization	1,699	1,373	561	536	487	2,361	335	181	7,533	2,375	326	276	—	10,510

Total expenses	6,215	2,163	883	1,441	797	5,276	513	181	17,469	3,751	515	401	—	22,136

Operating income (loss)	(2,682)	378	219	(909)	83	1,582	(297)	(181)	(1,807)	521	(29)	75	—	(1,240)
Interest income	512	—	—	—	—	9	—	—	521	—	—	—	—	521
Interest expense	(685)	(1,140)	(374)	—	(298)	(2,210)	—	—	(4,707)	—	(315)	—	—	(5,022)
Minority interest in (income) losses	7	—	—	—	—	—	—	—	7	—	—	—	—	7
Equity in earnings of unconsolidated entities	39	—	—	—	—	199	—	—	238	—	—	—	—	238

Income (loss) from continuing operations before income taxes	(2,809)	(762)	(155)	(909)	(215)	(420)	(297)	(181)	(5,748)	521	(344)	75	—	(5,496)
Provision for income taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Net income (loss) from continuing operations	(2,809)	(762)	(155)	(909)	(215)	(420)	(297)	(181)	(5,748)	521	(344)	75	—	(5,496)
Income from discontinued operations	22	—	—	—	—	—	—	—	22	—	—	—	—	22

Net income (loss)	$(2,787)	$(762)	$(155)	$(909)	$(215)	$(420)	$(297)	$(181)	$(5,726)	$521	$(344)	$75	$—	$(5,474)

Net loss per common share — basic and diluted
Continuing operations	$(0.39)													$(0.39)
Discontinued operations	—													—
Total	$(0.39)													$(0.39)
Weighted average common shares outstanding — basic and diluted	7,195,385													14,164,326
See accompanying notes to unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Presentation
      The accompanying Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 is based on our historical Consolidated Statement of Operations adjusted for completed acquisitions, the acquisition of membership interests in certain limited liability companies and of certain assets from our founders and non-controlling members of limited liability companies, the initial public offering of shares of our common stock and the application of the net proceeds as described in “Use of Proceeds”.
      The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 assumes that all of the following occurred on January 1, 2005:

•	The acquisitions of the following real estate investments that have occurred subsequent to January 1, 2005:

•	RSMK portfolio, which occurred during March 2006,

•	Pinewood Plaza property, which occurred during November 2005, and

•	CareFirst portfolio (consisting of the Columbia Medical Campus, Timonium Medical Center and Frederick Medical Center properties) and Executive Tower property, both of which occurred during July 2005;

•	The acquisition of membership interests in the Predecessor LLCs in exchange for cash and shares of our common stock in conjunction with the formation transactions described herein, which occurred during the period August 2005 to March 2006;

•	The assignment of certain purchase, property management and engineering agreements to us by companies wholly-owned by our founders in exchange for shares of our common stock in conjunction with the formation transactions described herein, which occurred during June 2005;

•	The acquisition of the Gees Group portfolio, which is currently under contract;

•	The acquisition of the Godwin Business Park property, which is currently under contract;

•	The acquisition of the 4230 Forbes Boulevard property, which is currently under contract;

•	The amortization of deferred compensation costs arising from the issuance of 230,479 shares of restricted common stock and 12,611 LTIP units; and

•	The repayment of approximately $10.0 million of debt using net proceeds from the initial public offering of our common stock.
      In the opinion of our management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The Unaudited Pro Forma Consolidated Statements of Operations are presented for illustrative purposes only and are not necessarily indicative of what the actual operating results would have been had the common share offering and other transactions described above occurred on January 1, 2005, nor do they purport to represent the future operating results of our company.

Notes and Management Assumptions

(A)	Reflects the historical revenue and certain expenses of the RSMK portfolio through acquisition date, ranging from February 2006 to March 2006. The adjustment to depreciation and amortization relates to the allocation of the purchase price of the properties to land, buildings and intangibles, in accordance with SFAS No. 141. Buildings are depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles are amortized over the terms of the underlying leases, which range from one to nine years. The adjustment to interest expense relates to mortgage loans aggregating $16.2 million assumed and incurred in connection with the acquisition bearing interest at a weighted average rate of 6% per annum.

(B)	Reflects the historical revenue and certain expenses of the Executive Tower property through its July 2005 acquisition date. The pro forma depreciation and amortization relates to allocation of the purchase price of the properties to land, buildings and intangibles, in accordance with SFAS No. 141. Buildings are depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles are amortized over the terms of the underlying leases, which range from one to five years. The pro forma interest expense relates to a $12.6 million mortgage loan incurred in connection with the acquisition bearing interest at a rate of 30-day LIBOR plus 1.5% per annum.

(C)	Reflects the historical revenue and certain expenses of the CareFirst portfolio through its July 2005 acquisition date. The pro forma depreciation and amortization relates to allocation of the purchase price of the properties to land, buildings and intangibles, in accordance with SFAS No. 141. Buildings are depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles are amortized over the terms of the underlying leases, which range from one to five years. No adjustment to interest expense has been made since we did not assume or incur any debt in connection with the acquisition.

(D)	Reflects the historical revenue and certain expenses of the Pinewood Plaza property through its November 2005 acquisition date. The pro forma depreciation and amortization relates to allocation of the purchase price of the properties to land, buildings and intangibles, in accordance with SFAS No. 141. Buildings are depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles are amortized over the terms of the underlying leases, which range from one to six years. The pro forma interest expense relates to a $5.8 million mortgage loan incurred in connection with the acquisition bearing interest at a rate of 6.2% per annum.

(E)	Reflects the historical revenue and certain expenses of the Predecessor LLCs through acquisition dates ranging from August 2005 to March 2006. The pro forma depreciation and amortization relates to allocation of the purchase price to the fair value of the net assets acquired, in accordance with SFAS No. 141. Buildings are depreciated using the straight-line method over the estimated useful lives approximating 40 years. Intangibles are amortized over useful lives, which range from one to five years. The pro forma interest expense relates to mortgage loans aggregating $40.2 million assumed and incurred in connection with the acquisitions that bear interest at rates ranging from 5.66% to 7.06% per annum.

(F)	Reflects historical revenue and certain expenses related to the assignment of certain purchase, property management and engineering agreements to us by companies wholly-owned by our founders in exchange for shares of our common stock. The pro forma depreciation and amortization relates to amortization of the $3.4 million value assigned to the contracts, which are amortized using the straight-line method over estimated useful lives approximating five years.

(G)	Reflects amortization of deferred compensation costs arising from restricted common stock and LTIP units issued at the Company’s formation.

(H)	Reflects the historical revenue and certain expenses of the Gees Group portfolio, which is currently under contract. The pro forma depreciation and amortization relates to the preliminary allocation of the purchase price of the properties to land, building and intangibles, in accordance with SFAS No. 141. Buildings will be depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles will be amortized over the terms of the underlying leases, which are expected to range from one to 10 years.

(I)	Reflects the historical revenue and certain expenses of the Godwin Business Park property, which is currently under contract. The pro forma depreciation and amortization relates to the preliminary allocation of the purchase price of the properties to land, building and intangibles, in accordance with SFAS No. 141. Buildings will be depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles will be amortized over the terms of the underlying leases, which are expected to range from one to five years. The pro forma interest expense relates to a $5.0 million mortgage loan expected to be incurred in connection with the acquisition bearing interest at 6.3% per annum.

(J)	Reflects the historical revenue and certain expenses of the 4230 Forbes Boulevard property, which is currently under contract. The pro forma depreciation and amortization relates to the preliminary allocation of the purchase price of the property to land, building and intangibles, in accordance with SFAS No. 141. Buildings will be depreciated using the straight-line method over an estimated useful life of 40 years. Intangibles will be amortized over the terms of the underlying leases, which are expected to range from five to seven years.

(K)	Since the interest related to the mortgage debt that will be repaid with proceeds from our initial public offering has been capitalized, an adjustment has not been made to interest expense.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements as of and for the period March 30, 2005 (inception) to December 31, 2005 and our unaudited financial statements as of and for the three months ended March 31, 2006 and notes thereto that appear elsewhere in this prospectus. Where appropriate, the following discussion includes analysis of the effects of this offering and the completion of the acquisition of the properties under contract described elsewhere in this prospectus. These effects are reflected in the pro forma consolidated financial statements contained elsewhere in this prospectus. References to “we,” “us” and “our” refer to Asset Capital Corporation, Inc.
Overview
      Asset Capital Corporation, Inc. was formed on March 30, 2005 to succeed to the commercial office property business of certain limited liability companies that were controlled by our founders. We focus on the acquisition, redevelopment, financing, management and disposition of commercial office properties in the greater metropolitan Washington D.C. marketplace and its surrounding areas, ranging generally from Baltimore, Maryland through Richmond, Virginia and the Hampton Roads, Virginia metropolitan statistical area. We own properties and conduct business through our operating partnership, Asset Capital Partners, L.P. and its subsidiaries.
      As a result of our 2005 private offering, we raised net proceeds of approximately $78.9 million. Prior to the completion of our 2005 private offering, the members of the limited liability companies that our founders controlled entered into contribution agreements whereby they agreed to contribute all of their interests to us in exchange for cash and/or shares of our common stock. The aforementioned limited liability companies, Century South Investors LLC, Garden City Drive Investors LLC, Commerce Center I, L.L.C., Pidgeon Hill Drive LLC, Second Pidgeon LLC and Twelve Oaks Investment LLC, were owned by a number of individual investors, including one or more of our founders, Messrs. Minshall, Fernau and LeBlanc, and Asset Capital Corporation, L.L.C., which was wholly-owned by our founders, and Asset Capital Corporation, L.L.C. served as the managing member of each of the limited liability companies. Between July 2005 and December 2005, we acquired five additional commercial office properties, one parcel of land and made a minority ownership investment in one commercial office property, which was accounted for under the equity method.
      We expect that our prospective recurring revenues will consist principally of rental payments we receive as a result of our ownership of commercial office properties. We also expect to receive a portion of our prospective recurring revenues from our structured real estate investments. Also, we expect to earn income by performing asset management and related services for partnerships in which we have limited interests and for third-party property owners.
Office Market Trends and Outlook
      We believe that the demand for office space in our target markets is improving. Vacancy levels are declining, absorption of unoccupied space and rental rates are increasing. Development, as measured by deliveries of new office space, is modest compared to historical averages. Leasing remains competitive with rental rates and tenant improvements being highly negotiable.
      Factors that impact the demand for office space in our markets include:

•	employment growth;

•	local economic conditions;

•	capital investments by corporations;

•	federal government spending, outsourcing and procurement;

•	suburban housing growth; and

•	population growth and new development suburban areas.
      The greater metropolitan Washington, D.C. area maintains a significant proportion of jobs related to government and government related services, which we believe are difficult to outsource to internationally located employment bases. We also are encouraged by the consistently strong employment growth experienced by the Washington, D.C. area since 2002 and believe that demand for office space should grow as the level of productivity gains moderate. We believe that the growth in the suburban areas and bedroom communities of Frederick and Columbia, Maryland and Fredericksburg and Hampton Roads, Virginia will continue. The housing growth and development of these areas will increase the demand for office space. We expect that this improving climate will allow us to increase the rents and occupancy levels of properties within our portfolio.
Critical Accounting Policies and Estimates
      Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, that require us to make certain estimates and assumptions. Critical accounting policies and estimates are those that require subjective or complex judgments and are the policies and estimates that we deem most important to the portrayal of our financial condition and results of operations. The use of different reasonable estimates or assumptions in making these judgments could result in materially different amounts being reported in our consolidated financial statements. Our critical accounting policies relate to revenue recognition, including evaluating the collectibility of accounts receivable, impairment of long-lived assets and purchase accounting for acquisitions of real estate investments.

Revenue Recognition
      We recognize rental income using the straight-line method over the term of the respective tenant leases. The difference between rental income recognized using the straight-line method and the rental payments contractually due for leases that contain abatement or fixed periodic increases is recorded as accrued straight-line rents on our balance sheet. Our leases generally contain provisions under which our tenants reimburse us for a portion of property operating expenses and real estate taxes incurred by us. These reimbursements are recognized as income in the period that the related expenses are incurred. Lease termination fees are recognized when the related leases are canceled and we have no continuing obligation to provide services to such former tenants.
      Our management must make estimates related to the collectibility of our accounts receivable related to contractual rent payments currently due, accrued straight-line rents, tenant reimbursements, lease termination fees and other income. We specifically analyze accounts receivable and historical bad debts, tenant creditworthiness and other factors when evaluating the adequacy of the allowance for doubtful accounts receivable. These estimates have a direct impact on our net income because adjustments to our bad debt allowance impacts the determination of our net income.

Real Estate Investments
      Real estate investments are recorded at cost. Improvements and replacements are capitalized when they extend the useful life, increase capacity or improve the efficiency of the asset. Repairs and maintenance that do not improve or extend the useful life of an asset are charged to expense as incurred.
      Buildings are depreciated using the straight-line method over the estimated useful lives of building components, which range from five to 40 years. Tenant improvements, which include costs incurred to prepare tenant spaces for occupancy, are depreciated using the straight-line method over the terms of the respective leases.

      We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our real estate investments, which have a direct impact on our net income. If we were to shorten the expected useful lives of our real estate investments, we would depreciate them over fewer years, resulting in more depreciation expense and lower net income on an annual basis. Conversely, if we were to lengthen the expected useful lives of our real estate investments, we would depreciate them over more years, resulting in less depreciation expense and higher net income on an annual basis.
      When events or changed circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. Our review consists of an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of the property exceed its carrying value. In determining the property’s expected future cash flows, we consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a real estate investment, an impairment loss is recorded to the extent that the property’s carrying value exceeds its estimated fair value. We are required to make subjective assessments as to whether there are impairments in the values of our real estate investments, including any indirect investments in real estate through entities that we do not control and which we account for using the equity method of accounting. These assessments have a direct impact on the determination of our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Accounting
      We allocate the purchase costs of our real estate investments to the tangible and intangible assets acquired and the liabilities assumed consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. We are required to make subjective assessments as to the fair values of assets and liabilities acquired in connection with the purchase of real estate investments, which impact our financial position and the determination of our net income. We allocate the purchase costs of real estate investments using relative fair values of assets and liabilities that are computed based on our estimates and assumptions. These estimates and assumptions affect the amount of costs allocated between land, building, tenant improvements, furniture, fixtures and equipment and certain intangible assets. These allocations also impact depreciation expense and gains or losses recorded on sales of real estate. We also value in-place operating leases carrying rents above or below market as of the date of the acquisition; we then amortize these values over the lives of the related leases. Our determination of these values requires us to estimate market rents for each of the leases and make certain other assumptions. These estimates and assumptions affect the rental revenue, depreciation expense and amortization expense we recognize for these leases and associated intangibles.
      We are required to make subjective assessments as to the fair value of assets and liabilities in connection with purchase accounting adjustments recorded related to rental properties and additional interests in real estate entities acquired by us. These assessments include allocating the purchase price of real estate acquired to the fair value of the building, land, tenant improvements, in place leases and other intangibles.
Property Held for Sale
      As part of our value realization strategy, we will consider the sale of our properties to third parties where warranted by appropriate facts and circumstances. Should a decision be made to sell a property, the property is accounted for as a disposal of a long lived asset under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. In determining whether to classify an asset as held for sale, we consider whether (i) management has committed to a plan to sell the property; (ii) the property is available for immediate sale in its present condition; (iii) we are actively marketing the property for sale at a price that is reasonable in relation to its current value; (iv) we believe that the sale of the property at a price we would accept is probable; and (v) actions required for us to complete the plan to sell the property indicate that it is unlikely that any significant changes will be made to the plan.
      If all of the above criteria are met, we classify the property as held for sale and adjust its carrying value to the lower of its current carrying amount or fair value less costs to sell. On the date that these criteria are met, we suspend depreciation on the property held for sale, including depreciation for tenant improvements and additions, and we suspend the amortization of related intangibles, including the amortization of acquired in-place leases. The assets and liabilities associated with a property held for sale are classified separately on the consolidated balance sheet for the most recent reporting period. Additionally, the operations for the periods presented are classified on the consolidated statements of operations as discontinued operations for all periods presented.
      Once a property is held for sale, we are committed to selling the property and generally will continue to market actively the property until sold. As of December 31, 2005, we classified the Hollymead Town Center property as held for sale, which did not result in an impairment loss. As of March 31, 2006, we classified the Timonium Medical Center property as held for sale, which did not result in an impairment loss.
Results of Operations
      We commenced operations on June 30, 2005 upon completing a private offering of shares of our common stock, which resulted in net proceeds of $78.9 million. From the commencement of its operations through December 31, 2005, we acquired ten properties, consisting of nine commercial office properties and one improved land parcel, for an aggregate of $146.7 million, which we funded with cash, issuance of shares of our common stock and the incurrence and assumption of mortgage debt. During the three months ended March 31, 2006, we acquired four commercial office properties for an aggregate of $36.1 million, which was funded with cash, issuance of shares of our common stock and the incurrence and assumption of mortgage debt.

Three Months Ended March 31, 2006
      Total Revenue — Total revenue consisted of:

Three months
ended
March 31,
2006

(unaudited)
(in thousands)
Rental income	$2,945
Operating expense reimbursements	151
Other income	239

Total revenue	$3,335

      Rental income and operating expense reimbursements were attributable to the 13 commercial office properties we acquired subsequent to the commencement of our operations. Other income was primarily attributable to fees earned from property management and engineering services we provided to entities in which we own a minority equity interest and to unaffiliated entities in which certain of our executive officers have ownership interests.
      Property Operating Expenses, Real Estate Taxes and Insurance — Property operating expenses of approximately $1.2 million and real estate taxes and insurance of approximately $0.4 million were attributable to the 13 commercial office properties we have acquired subsequent to the commencement of our operations and primarily consisted of personnel, utilities, real estate taxes and insurance costs.

      General and Administrative — General and administrative costs of approximately $1.6 million were primarily attributable to personnel, professional services, corporate governance, facilities and office operating costs, including $0.2 million arising from amortization of deferred compensation.
      Depreciation and Amortization — Depreciation and amortization expense of approximately $1.4 million was attributable to real estate assets and related intangibles that we have acquired subsequent to the commencement of our operations and to the property management and engineering contracts that we acquired in connection with our formation transactions. Depreciation of real estate assets was $0.5 million, including depreciation related to the Timonium Medical Center property, which has been classified as held for sale. Amortization of intangibles, including amortization related the acquired property management and engineering contracts, was $0.9 million.
      Interest Income — Interest income of approximately $0.4 million was attributable to interest income earned from cash and cash equivalents available for short-term investment resulting from our 2005 private offering and interest income earned on the $14.7 million BTR mezzanine loan that we funded during the three months ended March 31, 2006.
      Interest Expense — Interest expense attributable to the mortgage debt incurred or assumed in connection with the real estate assets that we have acquired subsequent to the commencement of our operations was approximately $0.9 million and deferred financing fees amortized to interest expense were approximately $0.1 million. Interest expense excludes approximately $0.8 million of capitalized interest costs related to the Hollymead Town Center property, which is under development.

March 30, 2005 (Inception) to December 31, 2005
      Total Revenue — Total revenue consisted of:

March 30, 2005
(inception) to
December 31,
2005

(in thousands)
Rental income	$2,834
Operating expense reimbursements	125
Other income	574

Total revenue	$3,533

      Rental income and operating expense reimbursements were attributable to the nine commercial office properties that we acquired subsequent to the commencement of our operations through December 31, 2005. Other income was primarily attributable to fees earned from property management and engineering services we provided to entities in which we own a minority equity interest and to unaffiliated entities in which certain of our executive officers have ownership interests.
      Property Operating Expenses, Real Estate Taxes and Insurance — Property operating expenses of approximately $1.3 million and real estate taxes and insurance of approximately $0.4 million were attributable to the nine commercial office properties we acquired subsequent to the commencement of our operations through December 31, 2005 and primarily consisted of personnel, utilities, real estate taxes and insurance costs.
      General and Administrative — General and administrative costs of approximately $2.8 million were primarily attributable to personnel, professional services, corporate governance, facilities and office operating costs, including approximately $0.4 million arising from amortization of deferred compensation.
      Depreciation and Amortization — Depreciation and amortization expense of approximately $1.7 million was attributable to real estate assets and related intangibles that we have acquired subsequent to the commencement of our operations and to the property management and engineering contracts that we acquired in connection with our formation transactions. Depreciation of real estate assets was approximately $0.5 million, including depreciation related to the Timonium Medical Center property, which has been classified as held for sale. Amortization of intangibles, including amortization related to the acquired property management and engineering contracts, was approximately $1.2 million.
      Interest Income — Interest income of approximately $0.5 million was attributable to interest income earned from cash and cash equivalents available for short-term investment resulting from our 2005 private offering.
      Interest Expense — Interest expense attributable to the mortgage debt incurred or assumed in connection with the real estate assets that we have acquired subsequent to the commencement of our operations was approximately $0.6 million and deferred financing fees amortized to interest expense were approximately $0.1 million. Interest expense excludes $1.2 million of capitalized interest costs related to the Hollymead Town Center property, which is under development.
Short-Term Liquidity Requirements
      Our short-term liquidity requirements consist primarily of funds necessary to pay for operating costs and other expenditures directly associated with: (i) recurring maintenance and capital expenditures necessary to properly maintain our properties, (ii) interest expense and scheduled principal payments on outstanding indebtedness, (iii) capital expenditures incurred to facilitate the leasing of space at our properties, including tenant improvements and leasing commissions, (iv) general and administrative expenses, (v) salaries and (vi) future dividends payable to our stockholders.
      To date, we have satisfied our short-term liquidity requirements through our existing working capital and cash provided by our operations. We believe that our existing working capital and cash provided by operations, together with amounts available to us under our $19.0 million revolving line of credit facility will continue to be sufficient to meet our short-term liquidity requirements.
      As of March 31, 2006, we held $2.0 million of cash and short-term investments and had used substantially all of the $78.9 million in net proceeds from our 2005 private offering to acquire certain real estate assets and non-controlling membership interests in five limited liability companies that were controlled by our founders and other acquisitions and structured real estate investments.
      During March 2006, our operating partnership entered into a revolving line of credit facility with Citizens Bank. The credit facility provides us with up to $19.0 million. Of the $19.0 million available under this line of credit facility, $1.5 million is reserved for us to borrow funds solely to pay accrued interest on the outstanding balance of the revolving credit facility. Any amount borrowed from the interest reserve will be added to the outstanding balance of the revolving credit facility. Additionally, the amounts available under this revolving credit facility will be reduced proportionally upon the disposition of any of the properties collateralizing the loan. The credit facility was obtained by our operating partnership. Asset Capital Corporation, Inc. along with the subsidiaries of our operating partnership that own the CareFirst portfolio serve as guarantors of the credit facility. Advances under the credit facility bear interest at 30-day LIBOR plus 1.85%. The credit facility is secured by a first mortgage covering the properties in our CareFirst portfolio, and also requires that we maintain certain property-level financial covenants. As of June 30, 2006, we had approximately $6.8 million outstanding under this credit facility.
      We expect to incur maintenance expenses and capital expenditures at some of the office building properties that have tenants without triple net leases, which include such expenses as parking lot improvements, roof repairs and replacements and other non-revenue enhancing capital expenditures. We also expect to incur revenue enhancing capital expenditures such as tenant improvements and leasing commissions in connection with the leasing or re-leasing of space in our office building properties. Finally, we will incur significant additional general and administrative expenses, including payroll and benefits, as we develop the infrastructure to support a larger company. We believe that our cash provided by operations will be sufficient to fund our maintenance expenses and capital expenditures for the next twelve months.
      A number of factors could affect our cash provided from operations, including a change in occupancy levels and leasing rates caused by changes in our tenants’ perception about the attractiveness of the property relative to competing properties; the physical deterioration of the properties; competitive pressure caused by newly developed properties within the same geographic market; rent concessions offered by competitors as well as an increase in our management fees and leasing commissions. Furthermore, an economic downturn in the markets in which we operate could affect the ability of tenants to meet their rental obligations, the likelihood that tenants will renew their leases and our ability to lease the space on economically favorable terms. In the event of any tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment. Our cash flow would be affected in all of these cases, and we may be required to obtain a loan and borrow money, sell assets, limit the payment of dividends, or utilize the net proceeds from this offering to meet our obligations.
Long-Term Liquidity Requirements
      Our long-term liquidity requirements consist primarily of funds necessary to pay for scheduled debt maturities, renovations, expansions and development costs at properties under contract, other non-recurring capital expenditures that need to be made periodically to our properties and the costs associated with the acquisition of properties and structured real estate investments that we pursue. We expect to satisfy our long-term liquidity requirements through various sources of capital, including our existing working capital, cash provided by operations, equity contributions from investors, long-term property mortgage indebtedness, sales of properties and lines of credit. Going forward, we will continue to be dependent on these sources, including our credit facility and will also look to external sources of capital to meet our long-term liquidity requirements including possible additional private and public offerings of securities.
Off-Balance Sheet Arrangements
      We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which typically are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We do not rely on such transactions for purposes of liquidity, capital resources or for any other purpose. Further, we have not guaranteed any obligations of unconsolidated entities, nor do we have any commitment or intent to provide funding to any such entities. Accordingly, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.
New Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non monetary Assets,” which addresses the measurement of exchanges of nonmonetary assets. This statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets, which was previously provided by APB No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to affect the Company’s financial position or results of operations.

      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This statement changes the requirements for accounting for and reporting a change in accounting principles and applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement requires retrospective application to prior period’s financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of change. This statement is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to affect the Company’s financial position or results of operations.
      In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, as amendment of FASB Statements No. 133 and 140”. This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement does not currently apply to the Company.
      In March 2006, the FASB issued SFAS NO. 156, “Accounting for Servicing of Financial Assets — An Amendment of FASB Statement No. 140,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement does not currently apply to the Company.
Contractual Obligations
      The following table outlines the contractual commitments as included in the financial statements of Asset Capital Corporation, Inc. as of December 31, 2005:

			Less Than	1-3		More Than
	Total		1 Year	Years	3-5 Years	5 Years

	(in thousands)
Operating Lease Obligations:
Leased space under noncancelable operating leases	$1,448		$215	$544	$577	$112
Long-Term Debt Obligations:
Principal payments on mortgage notes payable	90,123		10,200	50,935	23,530	5,458
Interest payments on mortgage notes payable	16,999		4,530	5,812	5,462	1,195
Purchase Obligations:
Property acquisitions and structured real estate investments	34,900	(1)	34,900	—	—	—

Total	$143,470		$49,845	$57,291	$29,569	$6,765

(1)	Includes purchase obligations of $12.2 million and $22.7 million related to the acquisition of the Pidgeon Hill II property and the RSMK portfolio, respectively, excluding transactional costs. Excludes asset management fees and profits interests under the asset management agreements for the Hollymead property and the CareFirst portfolio. See “Our Business and Properties — Property Management and Engineering Agreements” for a description of these agreements. Also excludes the purchase obligations entered into subsequent to December 31, 2005, including those related to the acquisition of the Gees Group portfolio, the Godwin Business Park property and the 4230 Forbes Boulevard property.

Inflation
      Most of our leases provide for fixed increases in base rent. In addition, many of our leases require the tenant to pay a portion of the increase in operating expenses, including common area maintenance, real estate taxes and insurance. The contractual rent increases and tenant expense reimbursements mitigate the adverse impact caused by inflation. To the extent tenants are not required to reimburse us for operating expenses, and the rate of inflation is higher than that used in the rent escalation calculation, we may be adversely affected by inflation.
Geographic Concentration
      Our properties and our properties under contract are generally located in the greater metropolitan Washington, D.C. marketplace and its surrounding areas, ranging generally from Baltimore, Maryland through Richmond, Virginia and the Hampton Roads, Virginia metropolitan statistical area. For future acquisitions, we expect to target properties that are located in the above-mentioned geographic area.
Quantitative and Qualitative Disclosures About Market Risk
      The primary market risk to which we believe we are exposed is the risk of loss arising from adverse changes in interest rates. Our exposure to interest rate risk arises from our indebtedness and our investment assets. Subsequent to the offering, the purchase of the properties under contract and our anticipated debt repayments, we anticipate the carrying value of our debt to total approximately $115.5 million with a fair market value of approximately $116.4 million. Changes in interest rates will change the fair market value of our fixed-rate debt but have no impact on the interest we incur or our cash flow. Based on a 1.0% increase in interest rates, the fair market value of our debt would decrease by approximately $3.0 million. Based on a 1.0% decrease in interest rates, the fair market value of our debt would increase by approximately $3.1 million.
      Subsequent to this offering, the purchase of the properties under contract and our anticipated debt repayments, we expect to have variable rate debt outstanding in the principal amount of $43.6 million. As a result, increases in interest rates on variable rate debt would increase our interest expense, which would adversely affect net income and cash available for payment of our debt obligations and distributions to our stockholders. Based upon a 1.0% increase in interest rates, our interest expense would increase by approximately $0.4 million annually. Based upon a 1% decrease in interest rates, our interest expense would decrease approximately $0.4 million annually.
      We intend to invest our available cash in interest-bearing, short-term, marketable investment grade securities or money market accounts. Based on cash available subsequent to this offering of approximately $10.7 million (after repayment of debt), a 1.0% decrease in the annual return on our investments would reduce our net income and cash flows from investing activities by approximately $0.1 million.

OUR BUSINESS AND PROPERTIES
Overview
      We are a Maryland corporation formed on March 30, 2005 to succeed to the commercial office property business of Asset Capital Corporation, L.L.C. and its affiliates.
      We are a self-managed real estate company focused on opportunistically acquiring, redeveloping, financing, managing and disposing of commercial real estate properties located primarily in the greater metropolitan Washington, D.C. marketplace and its surrounding areas, ranging generally from Baltimore, Maryland through Richmond, Virginia and the Hampton Roads, Virginia metropolitan statistical area. We consider this area to be our target market. We invest primarily in commercial real estate properties and other real estate-related assets that we believe have the potential for a significant increase in operating cash flow from our hands-on management, leasing, engineering and capital improvement programs. We also originate, acquire and invest in various types of structured real estate investments in properties located primarily in our target market.
      We expect to regularly dispose of or recapitalize properties once they reach what we believe to be their maximum near-term value and re-deploy our equity capital into other real estate investment opportunities that we believe have the potential for increased returns. In some cases, if we believe a property has the potential to increase significantly in value over the long-term, we may hold that property as a long-term investment. Our objective is to provide attractive returns to stockholders through a combination of capital appreciation, increased earnings and cash flow and dividends.
      Within our target market, we believe there are a significant number of commercial real estate properties with current market values in the $5 million to $50 million range that satisfy our investment criteria. We believe we can increase the value of these types of properties by applying our disciplined and professional property and asset management programs. We intend to focus primarily on the following three types of investments:

•	Core-Plus Properties: Properties with stable occupancies that have below-market rents and/or inefficient operations. We believe we can achieve higher operating cash flows and enhanced asset values from these types of properties by increasing rents through aggressive leasing, enhancing tenant service and reducing operating expenses. We believe we can reduce operating expenses in part by utilizing our own internal property management and engineering personnel, reducing energy costs at the properties, negotiating new lower cost service and maintenance agreements and by implementing other operating efficiencies.

•	Value Added Properties: Properties with significant current or expected vacancy and/or that need capital improvements, but that we believe have attractive upside potential that may be achieved from hands-on, proactive management and leasing and modest capital improvements.

•	Structured Real Estate Investments: Investments in mezzanine loans, preferred equity interests, joint venture interests and/or other structured finance instruments involving what we believe to be high-quality local real estate operators or owner-occupants. We intend to use these investments to provide us with attractive current cash flow yields and to maintain or create relationships with existing or potential future investment partners or sources of additional investment opportunities, while attempting to minimize our risk through the structure of the investments.

      We may also invest from time to time in properties that do not constitute core-plus, value-added or structured real estate investments, including investments in development projects or land.
      Our management team, led by our founders Peter C. Minshall, Blair D. Fernau and William B. LeBlanc III, has significant experience acquiring, managing and selling commercial real estate properties and originating and investing in structured real estate investments. Mr. Minshall serves as our chief executive officer and as the chairman of our board of directors, Mr. Fernau serves as our chief investment officer and as the vice chairman of our board of directors. Mr. LeBlanc serves as our president and chief operating officer and as a member of our board of directors. Our founders have no experience managing a public company. Our founders formed Asset Capital Corporation, L.L.C. in 1997 to focus primarily on investing in commercial office properties and structured real estate investments in the greater metropolitan Washington, D.C. marketplace.
      In June 2005 we completed a private offering of our common stock and in July 2005 we issued additional shares to cover additional allotments from the June 2005 private offering. We collectively refer to these related private offerings as our 2005 private offering. In our 2005 private offering, we raised aggregate net proceeds of approximately $78.9 million after deducting the initial purchaser’s discount, placement fee and offering expenses. Concurrent with and subsequent to our 2005 private offering, we have:

•	assumed property management, maintenance and engineering businesses, and purchase contracts from our predecessor business for approximately $3.4 million, all of which was paid in shares of our common stock based on a price per share of $8.50, which was the offering price of our common stock in our 2005 private offering;

•	acquired fourteen properties, including five contributed properties in which our predecessor business and founders owned an interest, and three structured real estate investments, including one contributed investment in which our predecessor business and founders owned an interest, for a total purchase price of approximately $183.0 million, including transaction costs, of which approximately $7.5 million was paid in shares of our common stock based on a price per share of $8.50 and approximately $76.4 million was paid in cash, and approximately $99.1 million was either assumed, defeased or repaid mortgage indebtedness;

•	originated a mezzanine loan with a principal balance of $14.7 million and an annual interest of 16%. We receive a monthly interest-only payment for half of the interest due, with the other half added to the principal amount of the loan. The loan has a maturity date in February 2011. The borrower used the proceeds of the loan to purchase a $66.0 million portfolio of properties located primarily in the Baltimore, Maryland metropolitan area;

•	entered into contracts to acquire interests in six additional properties for aggregate consideration of approximately $52.8 million, of which approximately $47.8 million will be paid in cash and approximately $5.0 million will be new mortgage indebtedness. We expect to pay approximately $2.5 million in cash for transaction costs related to these acquisitions; and

•	entered into two contracts with two separate buyers to sell approximately 31.0 acres and 9.7 acres, respectively, of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for sales prices of approximately $27.0 million and $13.1 million, respectively.
      We are a taxable corporation under Subchapter C of the Internal Revenue Code. Our operations are conducted by our operating partnership, Asset Capital Partners, L.P. Through our wholly-owned subsidiary, ACC GP, LLC, a Delaware limited liability company, we are the sole general partner of our operating partnership. We refer to our structure as an Up-C structure, which is similar to the umbrella partnership real estate investment trust, or UPREIT, structure that is used by many REITs. The Up-C structure allows us to acquire assets by issuing operating partnership units, which may allow the property owners from whom we acquire properties to defer recognizing taxable gain until we dispose of those properties.
Our Market

Economic Overview
      We target investment opportunities primarily located throughout the geographic region including Washington, D.C. and bounded by Baltimore, Maryland to the north, Richmond, Virginia to the southwest and the Hampton Roads, Virginia metropolitan statistical area to the southeast. However, a majority of our investments are in assets located in the greater metropolitan Washington, D.C. area, which includes Washington, D.C. and its immediate surrounding locales of northern Virginia and suburban Maryland. Accordingly, the following discussion describes economic and other data that are specific to the greater metropolitan Washington, D.C. area. The greater metropolitan Washington, D.C. area includes a stable, government oriented business base, an increasing level of federal procurement spending, a highly educated population, affluent communities and a diverse and dense economic base with a strong presence in world trade, technology, sciences and commerce. The area is served by an extensive interstate highway network, several world class airports and a well-developed public transportation system including the second largest rail transit system and the fifth largest bus network in the United States. We believe that the economy and the presence of the federal government make this region one of the most dynamic in the United States and provides attractive long-term growth investment opportunities for real estate investors.
      According to the Greater Washington Initiative’s 2005 Regional Report, the greater metropolitan Washington, D.C. area continues to demonstrate remarkable economic growth as indicated by the following:

•	Population Growth. Since the 2000 census, the region’s population grew by almost 400,000 to approximately 5.9 million, ranking it as the fourth largest metropolitan area in the United States in 2004.

•	Job Growth. From 1999 through 2004, the greater metropolitan Washington, D.C. area was one of only six metropolitan regions that achieved positive job growth, adding 314,000 new jobs during that time. The city with the next largest job growth was New York, adding 87,500 new jobs. The pace at which new jobs are created in the greater metropolitan Washington, D.C. area is also increasing with 77,100 net jobs created in 2004, as compared to 59,700 new net jobs in 2003 and 9,200 new net jobs in 2002.

•	Low Unemployment. The region’s unemployment rate remained unchanged in 2004 at 3.3%, which is substantially lower than the national average of 5.5%.

•	Affluence. The area’s 2004 median household annual income increased to $71,059 from $64,613 in 2000, an increase of 10%. The greater metropolitan Washington, D.C. area ranked second, behind only the San Francisco/ San Jose metropolitan area, in terms of 2004 median household annual income among the largest metropolitan areas in the United States.

•	Economic Activity. Gross regional product for the greater metropolitan Washington, D.C. area increased to $313 billion in 2004, a 7.2% increase over 2003 and a 30% increase since 2000.
      The Greater Washington Initiative defines the greater Washington, D.C. metropolitan area to include the Washington, D.C. central business district, as well as Frederick, Howard, Montgomery, Anne Arundel, Prince George’s, Calvert, Charles and St. Mary’s counties in the Suburban Maryland submarket and Loudoun, Fairfax, Arlington, Fauquier, Prince William, Fairfax, Stafford, and Spotsylvania counties and the cities of Alexandria, Fairfax, Falls Church, and Manassas in the Northern Virginia submarket.

      In addition, the employment base in the greater metropolitan Washington, D.C. area is diverse, as illustrated by the following chart.
           Source:     Greater Washington Initiative Analysis of Bureau of Labor Statistics and Maryland Department of Labor, Licensing & Regulation data, analyzed March 2005.
      Today the federal government employs only 11% of the area’s workforce directly, a decrease from 19.8% in 1984. We believe this shift resulted, in part, from the federal government’s increased outsourcing, or procurement, of many technology, security and defense programs. The region has experienced a dramatic increase in federal procurement spending in the wake of the September 2001 terrorist attacks with the majority of this increased spending directed at the northern Virginia economy. For example, in 2004, federal procurement spending in the greater metropolitan Washington, D.C. area totaled $50 billion, for a gain of $7.8 billion, or 18.4%, over 2003, which compared to a 10% increase in federal procurement outlays nationwide for the same period. Although we do not expect such federal procurement spending to continue at this rate, we do believe that the federal government will continue to drive the economy in our target market to a significant extent.
      We believe much of the future growth in federal procurement spending will come from the U.S. Department of Defense as it seeks new and improved technology to aid in the war on terrorism. We expect other significant contributors to the increased procurement spending to be the General Services Administration, or GSA, the U.S. Department of Health and Human Services and the U.S. Department of Homeland Security. As noted above, the greater metropolitan Washington, D.C. area was the only major office market in the country to demonstrate positive job growth in each of 2002 and 2003, which we believe is a testament to the magnitude of federal procurement spending and its importance to the economy in our target market. We believe increased procurement spending has a “ripple” or “multiplier” effect on the economy of our target market as private companies that benefit from this increased procurement spending increase hiring and their capital investments.
      We expect the continued economic health of our target market to provide us with a significant number of attractive opportunities to acquire, redevelop, manage and finance real estate assets.

Office Market Overview
      The greater metropolitan Washington, D.C. area had approximately 317 million square feet of office space as of December 31, 2005, according to Jones Lang LaSalle, a real estate services and investment management firm. As used in the tables below, the areas included in the greater metropolitan Washington, D.C. area are generally within a 25-mile radius of Washington, D.C., the center of the economic region. The sub-markets in the greater metropolitan Washington, D.C. area are:

•	Washington, D.C.;

•	Northern Virginia, which includes Arlington County, Alexandria, Fairfax County, Loudoun County and Prince William County; and

•	Suburban Maryland, which includes Frederick County, Howard County, Montgomery County and Prince George’s County.
      The following table presents a snapshot as of December 31, 2005 of each of the three sub-markets and of the greater metropolitan Washington, D.C. area in the aggregate.
Greater Metropolitan Washington, D.C. Area Space Statistics (in thousands)(1)

			Net Absorption(2)					Supply Factors

	2004				Year-to-
	Year-End	Year-to-Date			Date % of	Stock	Vacancy %	2006 Estimated	2007 Estimated
	Vacancy %	Completions	4Q05	Year-to-Date	Stock(3)	as of 12-31-05	as of 12-31-05	Completions	Completions

Washington, D.C. (CBD)	6.43%	3,203.5	947.0	3,171.0	3.01%	108,256.7	5.50%	4,861.8	1,686
Northern Virginia	10.84%	2,905.7	992.5	4,741.3	3.36%	143,128.9	7.89%	3,599.7	2,142
Suburban Maryland	10.31%	240.0	375.3	998.1	1.46%	67,595.9	8.20%	1,066.4	—
Market Totals	9.26%	6,349.2	2,314.7	8,910.4	2.85%	318,981.6	7.14%	9,527.9	3,827.8

(1)	All data are shown in square feet, except for percentages. Jones Lang LaSalle defines the Northern Virginia submarket to include Arlington, Fairfax, Loudoun and Prince William counties as well as the cities of Alexandria, Fairfax and Falls Church. Jones Lang LaSalle defines the Suburban Maryland submarket to include Montgomery and Prince George’s counties. Seven of our 14 properties reside within the Northern Virginia and suburban Maryland submarkets, as defined by Jones Lang LaSalle.

(2)	“Net Absorption” is defined by Jones Lang LaSalle as the net change in occupied space in a given market between the current measurement period and the last measurement period.

(3)	“Year-to-Date % of Stock” is calculated as year-to-date absorption divided by stock as of December 31, 2005. The term stock as used in this table means the existing office supply at a certain measurement period.
Source: Jones Lang LaSalle, Metropolitan Washington, D.C. Market Report, Fourth Quarter 2005.
     We believe the office market in the greater metropolitan Washington, D.C. area is among the most attractive office markets for investment in the United States. This market was characterized by low vacancy rates and high rents per square foot in 2004 as compared to other office markets in most other major metropolitan areas in the United States. The greater metropolitan Washington, D.C. area had a vacancy rate of approximately 9.3% at the end of 2004, which was well below the 2004 national average of 15.4%. The vacancy rate for the greater metropolitan Washington, D.C. area was approximately 7.1% as of December 2005, which represents one of the lowest vacancy rates in the United States.
      Additionally, the outlook for the office market in the greater metropolitan Washington, D.C. area is favorable, as Jones Lang LaSalle expects average aggregate rents per square foot to be $32.66 in 2008, as compared to the national average of $24.30 per square foot. The high average rents achieved in the central business district of Washington, D.C. is the main contributing factor to our market achieving higher average rents than the national average. Currently none of our properties are located within the central business district of Washington, D.C. The suburban Virginia submarket is expected to yield average rent per square foot of $28.38 in 2008 and suburban Maryland is expected to yield average rent per square foot of $26.41 in 2008. These suburban Virginia and Maryland rental rates compare favorably to the projected national average for suburban office rental rates of $21.60 per square foot in 2008. The average vacancy rate is expected to be 7.7% in 2008 for the greater Washington, D.C. metropolitan area, as compared to the national average of 12.7%. Vacancy rates for 2008 in the suburban Virginia and Maryland submarkets are expected to be 9.1% and 8.5%, respectively, as compared to the projected national suburban office vacancy rate of 13.9% in 2008. We believe that as the pace of absorption increases in the greater Washington, D.C. metropolitan area and its surrounding submarkets, property owners, such as ourselves, will be able to increase rents. While our weighted average base rent per leased square foot at our properties of $18.47 is below the average rents per square foot in Washington, D.C., Northern Virginia and suburban Maryland, we believe that our operating strategy will cause rents at some or all of our properties to meet or exceed the average rents in our market.

	Greater Metropolitan Washington, D.C. Area

	2002	2003	2004	2005	2006E	2007E	2008E

	(in thousands, except for percentages and dollars per square foot)
Net Construction	10,965	4,143	7,764	4,448	8,097	8,150	7,000
Net Absorption	3,329	5,178	14,247	8,910	9,100	6,700	5,700
Ending Stock	302,626	306,770	314,534	318,982	327,079	335,229	342,229
Ending Vacancy Rate	11.8%	11.8%	9.3%	8.3%	7.2%	7.5%	7.7%
Central Business District	6.3%	6.6%	6.4%	6.3%	5.8%	6.6%	7.0%
Northern Virginia	15.7%	14.3%	10.8%	9.4%	8.7%	8.8%	9.1%
Suburban Maryland	12.0%	12.2%	10.3%	9.5%	9.3%	8.8%	8.5%
Gross Rental Rate Per Square Foot	$30.13	$29.69	$30.21	$32.08	$30.27	$31.68	$32.66
Central Business District	$38.90	$38.88	$39.48	$41.68	$41.46	$43.12	$44.41
Northern Virginia	$26.31	$25.39	$25.99	$28.20	$27.01	$27.82	$28.38
Suburban Maryland	$25.08	$24.83	$24.66	$25.38	$25.39	$25.89	$26.41

	United States

	2002	2003	2004	2005	2006E	2007E	2008E

	(in thousands, except for percentages and dollars per square foot)
Net Construction	69,120	37,703	35,399	37,867	34,168	42,145	41,809
Net Absorption	(14,951)	21,284	75,712	62,073	60,813	51,320	49,145
Ending Stock	3,171,456	3,209,159	3,244,558	3,282,425	3,316,593	3,358,738	3,400,547
Ending Vacancy Rate	16.5%	16.8%	15.4%	14.5%	13.5%	13.1%	12.7%
Central Business District	13.2%	13.7%	13.2%	13.2%	12.5%	12.2%	11.7%
Suburban	18.4%	18.6%	16.6%	15.8%	14.7%	14.2%	13.9%
Gross Rental Rate Per Square Foot	$23.10	$22.20	$22.00	$22.40	$22.90	$23.50	$24.30
Central Business District	$28.30	$26.80	$26.50	$27.00	$27.70	$28.50	$29.60
Suburban	$20.60	$19.90	$19.70	$20.00	$20.40	$20.90	$21.60

Note: Includes sublease space. Years 2006-2008 are estimated. Jones Lang LaSalle defines the Northern Virginia submarket to include Arlington, Fairfax, Loudoun and Prince William counties, as well as the cities of Alexandria, Fairfax and Falls Church. Jones Lang LaSalle defines the Suburban Maryland submarket to include Montgomery and Prince George’s counties. Seven of our 14 properties reside within the Northern Virginia and suburban Maryland submarkets, as defined by Jones Lang LaSalle.
Jones Lang LaSalle includes the central business districts (CBDs) for the following cities in its CBD property analysis: Atlanta, Austin, Boston (including Cambridge), Baltimore, Chicago, Dallas, Denver, Houston, Los Angeles, Miami, Minneapolis, Orlando, Philadelphia, Phoenix, New York, Sacramento, San Francisco, Seattle, St. Louis, Tampa and Washington, D.C.
Jones Lang LaSalle includes suburban areas for the following cities and areas in its suburban property analysis: Atlanta, Austin, Baltimore, Boston, Chicago, Dallas, Denver, Detroit, Houston, Long Island, Los Angeles, Miami, Minneapolis, Northern New Jersey, Oakland, Orange County, Philadelphia, Phoenix, San Diego, Seattle, Stamford, Tampa, Westchester and Washington, D.C.
Source: LaSalle Investment Management Research and Torto Wheaton Research

     Delta Associates, a leading real estate consulting firm, expects the greater metropolitan Washington, D.C. area to maintain this strong performance relative to these other major metropolitan markets through 2010 as evidenced by projected low average vacancies and attractive annualized rent growth.
Vacancy Rates in Select Metropolitan Areas

Average Rent Per Square Foot

      The combination of expected attractive population and job growth is partially responsible for the positive forecasted trends in vacancy and rent growth. Additionally, Jones Lang LaSalle expects net absorption of office space in the greater metropolitan Washington, D.C. area to continue to outpace the new office space construction through 2008, as illustrated below. According to Jones Lang LaSalle, the greater metropolitan Washington, D.C. area has experienced, and is expected to continue to experience through 2008, higher levels of new office space construction than the national average. Despite this increased supply, the greater metropolitan Washington D.C. area office market has recently demonstrated absorption rates in excess of the level of new deliveries which has led directly to the current low vacancy rates in our target market. We believe this recent performance, and expected absorption trends, are further evidence of the strength of the economy in the greater metropolitan Washington D.C. area.

Note: Data includes sublease space. Years 2006-2008 are estimated. “D.C. MSA” as used in the chart means the Washington D.C. metropolitan statistical area, which consists of the central business district, Northern Virginia submarket and the suburban Maryland submarket. Jones Lang LaSalle defines the Northern Virginia submarket to include Arlington, Fairfax, Loudoun and Prince William counties, as well as the cities of Alexandria, Fairfax and Falls Church. Jones Lang LaSalle defines the suburban Maryland submarket to include Montgomery and Prince George’s counties.
Source: LaSalle Investment Management and Torto Wheaton Research
Hampton Roads, Virginia Market
      In addition to our focus on the greater metropolitan Washington, D.C. area, we expect to selectively invest our capital in the Hampton Roads, Virginia metropolitan statistical area. The Hampton Roads, Virginia metropolitan statistical area is comprised of the Norfolk, Virginia Beach and Newport News areas of Virginia and encompasses approximately 2,350 square miles. With a population of over 1.6 million, the metropolitan statistical area is the largest consumer market between Washington, D.C. and Atlanta, Georgia. Norfolk is the homeport of the Navy’s Atlantic fleet and is home to Naval Station Norfolk, the world’s largest naval installation which includes more than 70 ships and numerous shipbuilding yards. In addition to the strong military presence and associated shipbuilding commerce, other major economic drivers in the metropolitan statistical area include port activity and tourism. Additionally, similar to the economy in the greater metropolitan Washington, D.C. area, there is significant federal procurement spending dedicated to local private enterprises to enhance and develop national defense measures.
      As a result of the Base Realignment and Closure, or BRAC, process in 2005, several military-related installations in the metropolitan statistical area were targeted by the BRAC Commission for either an enhancement, realignment or closing. Based on the September 2005 Old Dominion University Forecasting Project, we believe that the net impact to the metropolitan statistical area’s gross regional product due to the actions expected to be undertaken at nine of the ten military-related installations in the area targeted for action will be negligible. With regard to the tenth installation identified in the BRAC Commission’s report, the Commission has recommended the realignment of Oceana Naval Air Station if the City of Virginia Beach is unable to enact and enforce legislation by March 31, 2006 designed to prevent further residential encroachment of the military base. On December 20, 2005, the City of Virginia Beach adopted legislation and an ordinance which it believed to be sufficient to comply with the BRAC conditions; however, the Department of Defense, or DOD, has since determined that such measures did not comply with the BRAC conditions and has the right to take remedial action although it has not done so yet.
      Employment in the metropolitan statistical area is partially dependent upon the factors discussed above and has been marked by stability and resiliency over the past several years. The figures below demonstrate the existing and forecasted health of the local economy.

	2000	2001	2002	2003	2004	2005E	2006E	2007E	2008E
(all figures in thousands)
Total Population	1,583.3	1,594.6	1,615.3	1,634.6	1,653.3	1,668.4	1,682.3	1,693.7	1,703.1
% change	0.6%	0.7%	1.3%	1.2%	1.1%	0.9%	0.8%	0.7%	0.6%
Total Employment	723.7	732.5	736.7	740.1	753.3	759.8	772.3	776.3	784.7
% change	1.4%	1.2%	0.6%	0.5%	1.8%	0.9%	1.7%	0.5%	1.1%
Unemployment Rate	2.3%	4.1%	4.5%	4.2%	4.3%	4.1%	4.0%	4.0%	N/A

Note: All data except Unemployment Rate per REIS, 3rd Quarter 2005. Unemployment Rate per Rosen Consulting Group, October 2005.
     Similarly, we feel that the area’s office market also can be characterized as stable. Limited forecasted supply growth balanced by moderate positive absorption is expected to result in declining office vacancies and moderate rent growth.

Impact of BRAC
      In May 2005, the DOD made recommendations to the BRAC Commission regarding the potential closings and realignment of certain military bases and other facilities around the world. On November 8, 2005, the recommendations were passed into law and officially took effect. The DOD has until September 15, 2007 to begin the closures and realignments of the facilities.
      The DOD has included on its list of proposed realignments much of its leased space in the Arlington, Virginia and Alexandria, Virginia suburban markets. The closure and realignment process must be completed by September 15, 2011, which we expect to minimize the risk of sharp declines in rents or real estate values. We do not currently have any investments in the Arlington or Alexandria submarkets and would not be directly affected by these realignments.
      For a discussion of the expected impact of BRAC on the Hampton Roads, Virginia metropolitan statistical area, please see the discussion above in “— Hampton Roads, Virginia Market.”
Our Strategy
      We seek to generate attractive, long-term, risk-adjusted investment returns for our stockholders by employing an operating model focused on the following strategies:
      Maintaining a Selective and Strategic Geographic Focus. Through the operations of Asset Capital Corporation, L.L.C., we believe our founders, who lead our executive management team, have established extensive local market knowledge and a strong reputation within our target market, which includes the greater metropolitan Washington, D.C. area, one of the largest and most attractive commercial office markets in the United States. Our founders have developed a network of industry contacts in our target market with property owners, developers, tenants, property managers, brokers and institutional investors in the markets and sub-markets in which we intend to operate. By leveraging these relationships and focusing on our target market, we believe that we will be able to successfully identify attractive acquisition opportunities and create economies of scale through the acquisition of properties in the same geographic area.
      Growing Net Operating Income at Our Properties through Intensive Asset Management. We seek to grow net income in our portfolio by intensively managing our properties in accordance with a specific strategic plan for each property. We intend to accomplish this growth, in part, through property re-tenanting, repositioning or redevelopment, which we believe will provide us the opportunity to renew leases, or re-let space, for higher rent. We will also emphasize disciplined expense control in our property operations through the outsourcing of non-strategic property functions. We believe this structure will give us the ability to grow our portfolio of properties while maintaining strategic decision making authority over the portfolio.
      Recycling Capital as a Means to Realize Value. We intend to realize value through opportunistic dispositions, contributions to joint ventures or recapitalizations of repositioned properties. We review each of our properties on a regular basis, assessing its future potential growth against its current market value to determine the appropriate investment plan for the property.
      Originating and Purchasing Structured Real Estate Investments. We have originated, acquired and/or invested in, and intend to originate, acquire and/or invest in, mezzanine loans, preferred equity interests, joint venture interests and other structured real estate investments. We believe that our management’s experience with, and knowledge of, our target market gives it an advantage in identifying these types of origination, acquisition and investment opportunities in order to provide attractive stockholder returns.

Our Investment Strategy
      We follow a disciplined approach to evaluating investment opportunities. We invest in properties that:

•	are located in our target market and in other strategic geographic locations that we believe offer attractive prospects for increases in value;

•	have a current market value between $5 million and $50 million;

•	have significant current or expected vacancy and/or that need capital improvements, but that we believe have attractive upside potential that can be achieved from hands-on, proactive management and leasing and modest capital improvements;

•	have stable occupancies that have below-market rents and/or inefficient operations with the potential to generate higher operating cash flows and enhanced asset values through aggressive leasing, reductions in operating expenses and improved operations;

•	present the opportunity for growth in net operating income through intensive property management;

•	can support new or additional leverage, which we believe can allow us to reduce our equity investment and to increase our returns; or

•	have a development component that we believe can provide attractive returns through rental revenue and capital gains from dispositions.
      Our investment strategy is focused on investments that fall generally into one of the following three categories: core-plus properties, value-added properties and structured real estate investments. We may, however, invest in properties that do not fit within one of these categories, including but not limited to development opportunities or land. We selectively pursue development opportunities where we believe such opportunities will result in a favorable risk-adjusted return on investment. In general, we would expect to commence development primarily when we deem economic conditions to be favorable and the development site is located in what we consider a stable sub-market where demand for space currently exceeds, or is expected to exceed within the development time horizon, available space. In addition, we may purchase other types of real estate as part of a portfolio acquisition, including raw land that may be sold to residential or commercial developers.
             Core-Plus Properties. We generally define “core-plus” properties to be assets with stable occupancies that have below-market rents and/or inefficient operations. We believe we can achieve higher operating cash flows and enhanced asset values from these types of properties by increasing rents through aggressive leasing, enhancing tenant service and reducing operating expenses. We believe we can reduce operating expenses in part by utilizing our own internal property management and engineering personnel, reducing energy costs at the properties, negotiating new lower cost service and maintenance agreements and by implementing other operating efficiencies.
      We generally utilize one or more of the following criteria when evaluating core-plus properties:

•	significant in-place occupancies;

•	limited lease rollover exposure; or

•	attractive valuation in comparison with competing assets.
             Value-Added Properties. We generally define “value-added” properties to be assets with significant current or expected vacancy and/or that need capital improvements, but that we believe have attractive upside potential that may be achieved from hands-on, proactive management and leasing and modest capital improvements. The additional upside associated with value-added investments generally results from identifiable characteristics of such investments, such as market inefficiencies or historically substandard management.
      We generally utilize one or more of the following criteria when evaluating value-added properties:

•	recovering sub-market fundamentals;

•	in-place rents below market with ability to re-lease at market rents during the period in which we expect to hold the property; or

•	ability to reposition the asset through pro-active leasing, redevelopment, management and/or recapitalization strategies.
             Structured Real Estate Investments. We have originated, acquired and/or invested in, and intend to originate, acquire and/or invest in, mezzanine loans, preferred equity interests, joint venture interests and other structured real estate investments in existing real estate assets and select development opportunities involving what we believe to be high-quality local real estate operators or owner-occupants.
      We generally utilize one or more of the following criteria when evaluating structured investment opportunities:

•	attractive, risk-adjusted rate of return after evaluating credit or real estate risk;

•	the condition, type and location of the underlying real estate collateral; or

•	the potential to develop or strengthen a relationship with a potential future investment partner or source of additional investment opportunities.

Underwriting Criteria
      We evaluate each potential property investment based on established underwriting criteria, including:

Building Design and Functionality

•	relative cost to build property of similar quality (replacement cost analysis);

•	physical condition and age of property;

•	functional and efficient floor plans that maximize the number of exterior offices;

•	modern systems (including life/safety) and technological adaptability;

•	on-site and nearby parking;

•	compliant with all federal and state regulations including the Americans with Disabilities Act;

Sub-Market and Location

•	established sub-market with identified demand generators, including employment;

•	analysis of space users in the sub-market, terms of their leases and rental rates;

•	land available for new development under construction, pipeline for new projects and inventory of land available for future development in the sub-market;

•	property’s competitive position within the sub-market, which includes an evaluation of rent trends, market vacancy (including sub-let space) and historical operating performance;

•	proximity to major transportation arteries and public transportation;

Tenant Credit Analysis

•	financial and business outlook for each tenant in relation to the tenant’s ability to meet future obligations;

•	the terms of existing leases at the property, including relationship of existing rents to current market rents and schedule of lease expirations;

•	current payment history;

•	importance of space to a tenant’s operations;

Portfolio Analysis

•	impact of asset size, lease rollover and tenant mix on our existing portfolio; and

•	management or leasing synergies.

Our Operating Strategy
      Once we acquire a property, we seek to manage the property aggressively in accordance with a strategic plan developed during pre-acquisition due diligence. Depending on the property, the strategic plan may seek to add value either through active property leasing efforts, investment in targeted capital improvement projects, the reduction of operating expenses or the repositioning or redevelopment of certain properties. We seek to increase property level cash flows through cost efficient property operations, in-house employment of engineers and leasing strategies designed to capture market rental growth from the renewal of below-market leases at higher rates and/or recruitment of quality new tenants. Our management team believes it has maintained both rigorous tenant underwriting and strong tenant relationships.
      We conduct most of our own renewal leasing activities, but we typically engage third party leasing agents to handle new leasing of vacant space and to assist us with lease renewals from time to time. We select leasing agents based on their demonstrated track record and knowledge of the sub-markets in which our properties are located.

Our Value Realization Strategy
      In addition to enhancing our returns through intensive asset management and development, we seek to realize the value created by these activities through opportunistic dispositions or recapitalizations. In this regard, we review each of our properties on a regular basis, weighing its future potential growth against its current market value to determine the appropriate investment plan for the property. We believe this discipline will generate attractive returns for our stockholders and facilitate our ability to finance growth internally with a lower cost of capital.
      We seek to realize the value we create at our properties after implementing our investment and operating strategies by recycling capital in a variety of ways, including:

•	outright sales of our properties to third parties;

•	the sale of a portion of the interests in a property we own to a joint venture with one or more institutional investors where we may retain the opportunity to earn property and asset management fees as well as certain incentive fees;

•	recapitalizations of our properties with third-party debt; and

•	recycling our capital in new investment opportunities that fit our investment criteria.

Our Financing Strategy
      Our targeted debt-to-total assets ratio is in the range of 65% to 70%, although we intend to limit our total debt to no more than 75% of our total assets, including our pro rata share of joint venture debt and joint venture assets, respectively. As of March 31, 2006, our debt-to-total assets ratio was approximately 57%. Neither our charter nor our bylaws requires us to maintain a specific debt-to-total assets ratio, and we may exceed our targeted debt-to-total assets ratio range depending on the circumstances. See “Policies With Respect to Certain Activities — Financing Policies.” If we elect to exceed the maximum range of our targeted debt-to-total assets ratio, we may do so without stockholder approval. We generally will decide whether to use debt or equity financing, or a combination of the two, to acquire a property by considering the most attractive interest rates, repayment terms and maturity dates available in the marketplace at the time, and customize our financing strategy for each individual transaction. We intend to obtain unsecured and/or secured financing through public and private markets. We will access various sources of capital including banks, financial institutions and institutional investors through lines of credit, bridge loans and other arrangements. We also may finance the acquisition of properties through additional equity offerings, including offerings of preferred or common stock, units of our operating partnership or trust preferred securities offerings.
      Our indebtedness may be recourse, non-recourse, unsecured, secured or cross-collateralized. If the indebtedness is recourse, our general assets may be included in the collateral. If the indebtedness is non-recourse, the collateral will be limited to the particular property to which the indebtedness relates.

In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties or refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings to refinance existing indebtedness, to finance acquisitions or the development and redevelopment of properties, for general working capital or to purchase interests in partnerships or joint ventures.
Line of Credit
      In March 2006, we obtained a revolving line of credit from Citizens Bank that terminates in March 2008. Currently, we may borrow up to $16.5 million under this revolving credit facility. Upon the completion of our initial public offering, the maximum amount that we may borrow under the revolving line of credit will automatically increase to $19.0 million. Of the $19.0 million available under this line of credit facility, $1.5 million is reserved for us to borrow funds solely to pay accrued interest on the outstanding balance of the revolving credit facility. Any amount borrowed from the interest reserve will be added to the outstanding balance of the revolving credit facility. Additionally, the amounts available under this line of credit facility will be reduced proportionally upon the disposition of any of the properties collateralizing the loan. Advances under the credit facility bear interest at 30-day LIBOR plus 1.85%. The credit facility requires monthly, interest-only payments, with the principal balance due at maturity. The credit facility is secured by interests in our CareFirst portfolio, which consists of the Columbia Medical Campus, Frederick Medical Center and Timonium Medical Center as well as a first priority assignment of all pertinent deposits, leases and rents, contracts and agreements together with permits and licenses, etc. Asset Capital Corporation, Inc. and the entities that own the CareFirst portfolio serve as guarantors on the credit facility. We will have the right to obtain a partial release of the properties securing the line of credit if, among other things, (i) we pay the lender the stated release price for such released property (as listed in the credit agreement) and (ii) the post-release line of credit balance is no more than 80% of the aggregate release prices for the remaining properties. As a result, if we obtain a partial release, we will not be able to borrow the full $19.0 million unless and until we provide sufficient additional collateral to the lender, subject to lender approval. In addition, prepayment of the loan may be made at any time without penalty. The credit facility also requires that we maintain certain financial covenants on the CareFirst portfolio, including:

•	compliance with the following ratios: (i) on the one-year anniversary of closing, satisfying an interest-only debt service coverage ratio of 1.00x; and (ii) on the two-year anniversary of closing, satisfying an interest-only debt service coverage ratio of 1.15x; and

•	providing Citizens Bank with copies of annual tax returns and financial statements within 30 days of filing and no later than 180 days after fiscal year end.
      As long as the revolving credit facility is outstanding, our wholly-owned subsidiaries that own the CareFirst portfolio properties generally may not:

•	merge or consolidate with another entity or sell all or substantially all of its assets;

•	incur additional indebtedness;

•	assume, guarantee or endorse the liability of another person or entity;

•	acquire all or a portion of the stock, securities or assets of another person or entity; or

•	create, purport to create, or suffer to exist any lien, encumbrance, mortgage or security interest on any of the CareFirst portfolio properties, except presently existing liens in favor of the lender.
      Also, so long as the revolving credit facility is outstanding and upon the occurrence of an event of default, neither we nor our subsidiaries that own the CareFirst portfolio properties may make any distributions to any parent, member or shareholder nor may we or our subsidiaries that own the CareFirst portfolio properties make any loans or advances to each other or pay any fees or compensation to any of the above-listed people or entities.

      As of June 30, 2006, we had approximately $6.8 million outstanding under this credit facility.
Our Competitive Strengths
      We believe we enjoy significant competitive strengths, including the competitive strengths listed below. In conjunction with our competitive strengths, you should carefully consider the matters discussed in the “Risk Factors” section beginning on page 21 of this prospectus.

•	Our founders have extensive real estate investment experience and contacts in the greater metropolitan Washington, D.C. marketplace and its surrounding area. Our founders have been actively investing in commercial real estate properties and real estate debt instruments for an average of approximately 19 years. A significant number of the transactions in which our founders have participated involved properties located in the greater metropolitan Washington, D.C. area. Our founders have previous investment experience working with distressed debt, direct equity investments, mezzanine debt and asset redevelopment. Based in part on this experience, we have developed a disciplined underwriting approach that we believe allows us to effectively evaluate properties. Through these activities, our founders have developed a network of industry contacts within the brokerage community and with tenants, property owners, lenders, third-party service providers, developers and institutional investors who invest in our target market. We expect these contacts to provide us with significant investment opportunities going forward.

•	Our primary geographic focus is on one of the most attractive and largest real estate markets in the United States. We believe our primary focus on the greater metropolitan Washington, D.C. marketplace, one of the most attractive and largest real estate markets in the United States, and its surrounding areas is a distinct advantage relative to investors with a broader geographic focus that have less local market knowledge and experience relative to investors focused on smaller real estate markets. We believe that the greater metropolitan Washington, D.C. marketplace and its surrounding areas should continue to provide numerous high-quality investment opportunities that meet our investment criteria and objectives. Commercial real estate properties in the greater metropolitan Washington, D.C. area consistently generate higher rents and lower vacancies than the national average. We believe our focus on this market is a distinct advantage over other commercial real estate investors.

•	Organizing our company as a taxable corporation rather than a REIT gives us greater flexibility than we would have as a REIT.
            By organizing our company as a taxable corporation rather than as a REIT, we are able to:

-	capitalize on short-term increases in the value of our properties by disposing of or recapitalizing our properties because we are not subject to the 100% prohibited transactions tax applicable to sales of dealer property by REITs (although we will be subject to regular corporate tax);

-	retain our after-tax capital for acquisitions; and

-	have broad discretion with respect to the types of investments we can make.

At the same time, by structuring our company to operate our business and make our investments through an operating partnership, we have the same flexibility that many REITs have to acquire assets by issuing operating partnership units, which may allow property owners from whom we acquire properties to defer recognizing taxable gain until we dispose of those properties. We believe this is the optimal structure for the execution of our business plan.

•	We are a fully integrated real estate operating company. We are a fully integrated real estate operating company with acquisition, property management, leasing, engineering and tenant services all residing within one organization and sharing common operating and tenant relationship objectives. Based on our management’s experience, we believe that operating a fully integrated business with common management and objectives will allow us to achieve growth in property level cash flows and maintain strong relationships with our tenants. These capabilities provide us with daily updates on the properties and allow us to respond quickly to tenant needs and requests.

•	We believe we are one of the few well-capitalized, Washington, D.C.-based sources of structured real estate financing. We believe we are one of the few well-capitalized sources of real estate mezzanine financing and other structured real estate finance products based in the greater metropolitan Washington, D.C. area that has extensive local market knowledge. We believe this combination of local knowledge and locally based financing capabilities gives us a competitive advantage over out-of-market financing sources. We also believe that our ability to invest in structured finance opportunities may provide a source for future equity investments.

Our Formation Transactions
      We were formed on March 30, 2005 to continue the investment strategy of Asset Capital Corporation, L.L.C. In addition to the five properties and one structured real estate investment that we acquired in connection with our formation transactions, which had an aggregate transaction value of approximately $60.9 million including assumed debt but excluding transaction costs, since 1995, our founders, primarily through Asset Capital Corporation, L.L.C. and our company, have acquired, financed or disposed of real estate-related assets in 30 acquisition and disposition transactions with a total transaction value in excess of $267.0 million. Our founders also managed, advised, operated, leased, rehabilitated and/or redeveloped these real-estate related assets and, in certain instances, those owned by third parties.
      In connection with our formation, we issued an aggregate of 230,479 shares of common stock (net of redemptions and forfeitures totaling 95,356 shares) to our executive officers, directors, employees and one former executive officer for nominal consideration.
      Our formation transactions include a series of transactions pursuant to which we acquired interests in our initial properties. The following table sets forth certain of the material terms of those transactions.

			Aggregate		Amount
			Consideration		Paid in				Closing Costs
			Paid for		Shares of	Amount	Debt		and Other
	Percentage		Contributed		Common	Paid in	Assumed or		Cash
Property Owning Entity	Ownership		Interests		Stock(1)	Cash(2)	Repaid(3)		Payments(4)

	(in thousands, except for ownership percentages)
Century South Investors LLC	100%		$4,500		$517	$1,098	$2,885		$68
Commerce Center I, L.L.C.	100%		$18,500		$2,097	$5,072	$11,331		$175
Garden City Drive Investors LLC	100%		$8,500		$1,253	$2,347	$4,900		$300
Pidgeon Hill Drive LLC	100%		$12,300		$1,728	$1,502	$9,070		$368
Second Pidgeon LLC	100%		$12,200		$761	$2,939	$8,500		$135
Twelve Oaks Investment LLC	8	% (5)	$1,500	(5)	$1,100	$15	$385	(6)	$95

(1)	Based on a per share price of $8.50, the offering price per share in our 2005 private offering.
(2)	Includes cash paid for legal fees incurred by the limited liability companies and cash disposition fees, each of which were obligations of the contributed entities that we paid on their behalf in exchange for a reduction of the purchase price. Excludes the amounts in the column in this table entitled “Closing Costs and Other Cash Payments.”
(3)	Outstanding principal balance as of the completion of the contribution of the membership interests in the respective limited liability companies that owned these properties.
(4)	These amounts are not included in the column in this table entitled “Aggregate Consideration Paid For Contributed Interests.” Represents our closing costs, the purchase of prepaid assets from certain of the limited liability companies that owned the properties and the replacement of reserves required to lenders for Century South, Commerce Center I, L.L.C.,

Garden City Drive Investors LLC and Pidgeon Hill Drive LLC, respectively, which we expect to use for future tenant improvements, capital expenditures and leasing commissions, net of tenant deposits and other credits. The limited liability companies that owned the above-listed properties subsequently distributed these amounts to their members, which included our founders.
(5)	In addition to the Class A membership interest, we acquired a Class B membership interest in the limited liability company that owns the property. The Class B membership interest is currently limited to a $60,000 annual preferred distribution payable to us as the holder of the Class B interest. See “Our Business and Properties— Description of Properties—Our Structured Real Estate Investments— Twelve Oaks, Rockville, Maryland” for additional information about these membership interests.
(6)	Approximately $385,000 of the debt assumed relating to this property in connection with the contribution of the ownership interests was repaid using the net proceeds we received from our 2005 private offering. Excludes our pro rata share of debt in connection with our Class A membership interest of approximately $999,500 at March 31, 2006.

Contribution of Five Initial Properties and One Structured Real Estate Investment
      In June 2005, we entered into contribution agreements with the members of Pidgeon Hill Drive LLC, Second Pidgeon LLC, Commerce Center I, L.L.C., Garden City Drive Investors LLC and Century South Investors LLC pursuant to which these members agreed to contribute all of the membership interests in these entities to us. These entities were owned by a number of individual investors, including one or more of our founders and Asset Capital Corporation, L.L.C., and were managed by Asset Capital Corporation, L.L.C., the controlling member. These entities own in fee simple the Pidgeon Hill I, Pidgeon Hill II, Commerce Center I, Garden City Drive and Century South properties. The shares of our common stock paid to the members of each property-owning limited liability company who elected to receive shares of our common stock pursuant to the contribution agreements were paid directly to each member of the respective limited liability companies. Also in June 2005, we entered into a contribution agreement with Asset Capital Corporation, L.L.C. pursuant to which Asset Capital Corporation, L.L.C. agreed to contribute to us its Class A membership interest and Class B membership interest in Twelve Oaks Investment LLC, which was owned by Asset Capital Corporation, L.L.C. and Westat, Inc. and managed by Asset Capital Corporation, L.L.C. Twelve Oaks Investment LLC owns the Twelve Oaks property. We refer to these Class A and Class B membership interests as our Twelve Oaks structured real estate investment. The interests described in this paragraph were contributed to us on dates ranging from June 2005 to March 2006.
      Our three founders, Messrs. Minshall, Fernau and LeBlanc, each of whom serves as an executive officer of our company and as a member of our board of directors, beneficially owned, directly or indirectly through affiliated entities and family members, membership interests in the five entities described above that own the Pidgeon Hill I, Pidgeon Hill II, Commerce Center I, Garden City Drive and Century South properties. The membership interests in these five limited liability companies that were owned by Asset Capital Corporation, L.L.C., as well as the Class A membership interest and Class B membership interest in Twelve Oaks Investment LLC, are included in the membership interests that were beneficially owned by Messrs. Minshall, Fernau and LeBlanc by virtue of the fact that Messrs. Minshall, Fernau and LeBlanc each owns a 33.33% membership interest in Asset Capital Corporation, L.L.C.

      The following table shows the interests in each property and structured real estate investment contributed to us by each of our three founders and their respective affiliated entities and family members pursuant to the contribution agreements described above along with the number of shares of our common stock paid in exchange for the contribution of their interests. We also paid our founders an aggregate of approximately $420,000 in cash in connection with the contribution of their interests (approximately $136,000 for purchase price consideration and approximately $284,000 for settlement credits including lender reserves and prepaid items held by the entities that owned these properties).

		Approximate number
		of shares of
		Asset Capital
		Corporation, Inc.
		common stock
Contributor	Contributed Interest	received

Peter C. Minshall and affiliates and family members	15.30% Class A interest in Pidgeon Hill Drive LLC
	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	86,856
	1.45% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	8,719
	5.89% Class A interest in Commerce Center I, L.L.C.
	84.00% Class B interest in Commerce Center I, L.L.C.(2)	246,755
	13.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	51,472
	33.30% Class B interest in Century South Investors LLC(1)	14,333
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,142

		451,277

Blair D. Fernau and affiliates and family members	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	58,193
	1.45% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	8,719
	5.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	43,488
	3.01% Class A interest in Century South Investors LLC
	33.30% Class B interest in Century South Investors LLC(1)	18,565
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,141

		172,106

		Approximate number
		of shares of
		Asset Capital
		Corporation, Inc.
		common stock
Contributor	Contributed Interest	received

William B. LeBlanc III and affiliates and family members	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	58,193
	0.87% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	6,326
	2.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	40,493
	33.30% Class B interest in Century South Investors LLC(1)	14,333
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,141

		162,486

Total for Messrs. Minshall, Fernau and LeBlanc and their affiliates and family members:		785,869

(1)	These interests were owned by Asset Capital Corporation, L.L.C., which is owned in equal parts by Messrs. Minshall, Fernau and LeBlanc.

(2)	This interest was owned by Asset Capital Corporation, L.L.C., which is owned in equal parts by Messrs. Minshall, Fernau and LeBlanc; however, pursuant to the operating agreement for Asset Capital Corporation, L.L.C., Mr. Minshall is to receive 100% of the economic benefit derived from Asset Capital Corporation, L.L.C.’s ownership of this interest.
Assignment of Property Management and Engineering Services Agreements and Other Assets
      On June 30, 2005, Asset Capital Corporation, L.L.C., Asset Capital Management, LLC, or ACM and ARV/ACC Engineering LLC, or ARV/ACC Engineering, each of which is a limited liability company in which each of Messrs. Minshall, Fernau and LeBlanc owns a 33.33% membership interest, assigned to us, and we assumed, a series of purchase and sale, property management and engineering services and maintenance agreements with respect to the five properties and the structured real estate investment described above, as well as some properties owned by third parties, the employees and employee benefits arrangements of our predecessor business, an ownership interest in Plaza 270 Associates LP and ownership interests in furniture, fixtures, equipment, office supplies and miscellaneous other personal property assets and employee benefits arrangements that our predecessor business owned or to which it had rights. In exchange for the assignment of these agreements and certain other related assets and rights, we issued to Asset Capital Corporation, L.L.C., ACM and ARV/ ACC Engineering a total of 394,385 shares of our common stock, valued at $3,352,273 in the aggregate based on a per share value of $8.50, which was the offering price of our common stock in our 2005 private offering. Accordingly, by virtue of their membership interests in these three entities, Mr. Minshall received beneficial ownership of 152,725 shares of our common stock (68,510 shares from ACM, 16,219 shares from ARV/ACC Engineering and 67,996 shares from Asset Capital Corporation, L.L.C.) valued at $1,298,163 in the aggregate, Mr. Fernau received beneficial ownership of 120,830 shares of our common stock (68,512 shares from ACM, 16,218 shares from ARV/ACC Engineering and 36,100 shares from Asset Capital Corporation, L.L.C.) valued at $1,027,055 in the aggregate and Mr. LeBlanc received beneficial ownership of 120,830 shares of our common stock (68,512 shares for ACM, 16,218 shares from ARV/ACC Engineering and 36,100 shares from Asset Capital Corporation, L.L.C.) valued at $1,027,055 in the aggregate, in each case based on the per share value of $8.50, which was the offering price of our common stock in our 2005 private offering.

Mr. Minshall received a disproportionate number of shares of common stock relative to shares received by Mr. Fernau and Mr. LeBlanc because the operating agreement for Asset Capital Corporation, L.L.C. provided that Mr. Minshall was to receive a disproportionate share of the management fees for the Commerce Center I property.
Other Material Events
      In June and July of 2005, we issued an aggregate of 10,428,893 shares of common stock in a private offering of our common stock, including the issuance of shares to cover additional allotments made in connection with the primary offering. These shares were issued at an offering price of $8.50 per share. Net proceeds received from the offering was approximately $78.9 million after deducting the initial purchaser’s discount and placement fee and our offering expenses. We also issued 8,000 LTIP units to members of our board of directors and 7,647 and 3,971 LTIP units to Mr. Johnson and Mr. Houle, respectively, concurrently with the completion of this offering.
      Since July 22, 2005, we have issued to certain of our other employees or allocated for issuance a total of 34,174 LTIP units under our 2005 equity incentive plan net of forfeitures. In addition, we have acquired 14 properties, including the properties contributed to us pursuant to our formation transactions, and three structured real estate investments, including one contributed to us pursuant to our formation transactions, for a total purchase price of approximately $183.0 million, including transaction costs, of which approximately $7.5 million was paid in shares of our common stock (based on a per share price of $8.50), approximately $76.4 million was paid in cash and approximately $99.1 million was either assumed, defeased or repaid mortgage indebtedness.
      On July 27, 2005, we redeemed a total of 55,632 shares issued to Messrs. Minshall, Fernau, and LeBlanc at par in order to keep their ownership percentages attributable to their formation shares in line with our investors’ expectations.
      On November 15, 2005, we entered into a separation agreement and general release with Barry E. Johnson, our former chief financial officer, treasurer and secretary, whereby Mr. Johnson agreed to forfeit 39,724 shares of common stock and 7,007 LTIP units. Mr. Johnson has since exercised his right to require us to purchase his shares of our common stock and LTIP units at a price per share and unit of $8.50, and we have agreed to purchase his shares and LTIP units as soon as reasonably practicable.
      On December 12, 2005, we entered into an employment agreement with Clay E. Carney whereby Mr. Carney agreed to serve as our chief financial officer, treasurer and secretary. On June 23, 2006, we granted Mr. Carney 29,707 LTIP units pursuant to the terms of his employment agreement.
Our Properties and Structured Real Estate Investments
 Our Properties
      We wholly-own a portfolio of 14 properties located in our target market containing 946,875 net rentable square feet. The following table provides summary information regarding our properties as of the date of this prospectus:

			Net Rentable
			Square		Annualized	Annualized
		Year	Feet as of	March 31,	Base	Base Rent per
	Location/	Built/	March 31,	2006	Rent Payable	Leased Square
Property	Sub-Market	Renovated	2006	Occupancy	to Us(1)	Foot	Primary Tenants

					(in thousands)
Columbia Medical Campus(2)	Columbia, MD	1982-1984	154,558	34%	$930	$17.53	Columbia Medical Plan
Timonium Medical Center(3)	Timonium, MD	1986	23,966	88	441	20.85	Potomac Physicians, P.A.; CareFirst of Maryland, Inc.
Frederick Medical Center	Frederick, MD	1996	32,949	57	359	19.10	Imaging Associates of Western Maryland, L.P.; Potomac Physicians, P.A.
Century South	Germantown, MD	2003	21,108	100	335	15.88	Stephen Gould of Maryland, Inc.; Renal Treatment Center

			Net Rentable
			Square		Annualized	Annualized
		Year	Feet as of	March 31,	Base	Base Rent per
	Location/	Built/	March 31,	2006	Rent Payable	Leased Square
Property	Sub-Market	Renovated	2006	Occupancy	to Us(1)	Foot	Primary Tenants

					(in thousands)
Executive Tower	Hampton, VA	1974/1991	134,179	94	2,136	17.00	U.S. General Service Administration; The Hampton-Newport News Community Service Board; General Dynamics Government Systems
Hollymead Town Center(4)	Charlottesville, VA	N/A	N/A	N/A	N/A	N/A	N/A
Commerce Center I	Greenbelt, MD	1987	123,249	100	2,940	23.87	SGT, Inc.; ITT Industries, Inc.; Corporate Express
Garden City Drive	Landover, MD	1980	55,497	97	1,092	20.38	United Foods & Commercial Workers, Local 400; Robert A. Ades and Associates; Ashcraft and Gerel, LLP
Pinewood Plaza	Hampton, VA	1987	71,066	85	1,066	17.73	GSH Residential Real Estate; City of Hampton, VA; The Boeing Company
Pidgeon Hill I(5)	Sterling, VA	1986-1989	89,831	74	1,366	20.68	Marymount University; Weight Watchers North America; Electronic Transaction Systems; ELISA/ACT Biotechnologies; Ed Anywhere, LLC
Pidgeon Hill II(6)	Sterling, VA	1986/1987	95,137	74	1,425	20.14	RJE Telecom, Inc.; Reston Pediatrics; The Executive Suites at Countryside; Beacon Accounting Group
4260 Forbes Boulevard	Lanham, MD	2001	54,692	100	725	13.25	Vocus, Inc.; Northrop Grumman Systems; Loiederman Soltesz Associates
4550 Forbes Boulevard(7)	Lanham, MD	1985	46,858	90	516	12.27	Herman Stewart Construction and Development, Inc.; Diversified International Sciences, Corp.; Resource Connections of PG County
7700 Montpelier Avenue	Laurel, MD	2001	43,785	100	598	13.65	Johns Hopkins University

Total/Weighted Average			946,875	80%	$13,929	$18.47

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Consists of two medical office buildings, which we refer to as the Knoll North I building and Knoll North II building. The Knoll North I building was built in 1982; and the Knoll North II building was built in 1984. On June 30, 2006, we entered into a new lease with a tenant that currently occupies approximately 63.0% of the property’s total leased square feet. The tenant’s previous lease covered approximately 33,354 square feet, and provided for annualized base rent based on actual monthly base rent for March 2006 of approximately $476,000, or approximately $14.27 per leased square foot. The new lease covers approximately 32,709 square feet, and provides for annualized base rent based on actual monthly base rent for July 2006 of approximately $703,200, or approximately $21.50 per leased square foot. The lease also contains a rent escalation provision that will result in base rent per leased square foot during the final 20 months of the lease of approximately $28.05. The term of the new lease expires in June 2016.
(3)	This property has been listed for sale.
(4)	The Hollymead Town Center property is a 78.1 acre parcel of land with infrastructure in place that is currently being marketed as a mixed use development. The development of this property currently contemplates retail, residential and office buildings. We have entered into an asset management and disposition services agreement with the party that structured and originated this investment opportunity whereby we will receive asset management and disposition services in return for a fee of $10,000 per month as well as a participation interest in the net profits from the Hollymead property. The participation interest granted to the asset manager entitles it to receive 40% of any net profits we receive (including net profits from the sale of the property) after repayment of all indebtedness on the property and our recoupment of our total cash investment plus a 15% internal rate of return. We also have entered into two sales contracts to sell approximately 31.0 acres and 9.7 acres, respectively, of this property for sales prices of approximately $27.0 million and $13.1 million, respectively. These sales are expected to close periodically over the next four years, subject to the satisfaction of customary conditions precedent to closing. The closing of the sale of land under each contract is not dependent on the closing of the sale of land under the other contract. We cannot guarantee that we will complete the disposition of these parcels of land. See “— Description of Properties — Owned Properties — Hollymead Town Center, Charlottesville, Virginia.” We are also in active discussions with potential buyers of additional parcels of land within the Hollymead Town Center property.
(5)	This property consists of two buildings, which we refer to as the 10 Pidgeon Hill Drive building and the 14 Pidgeon Hill Drive building. The 10 Pidgeon Hill Drive building was built in 1986; and the 14 Pidgeon Hill Drive building was built in 1989.
(6)	This property consists of two buildings, which we refer to as the 2 Pidgeon Hill Drive building and the 6 Pidgeon Hill Drive building. The 2 Pidgeon Hill Drive building was built in 1986; and the 6 Pidgeon Hill Drive building was built in 1987.

(7)	One of our tenants filed for bankruptcy and vacated the premises prior to our acquisition of this property. This tenant accounts for approximately 12% of the net rentable square feet in this property and approximately 13% of the annualized base rent for this property, based on $12.67 per leased square foot. Although the tenant still remains contractually bound to the terms of its lease, we may have little or no recourse against the tenant if the lease is terminated as a result of the bankruptcy proceedings, or if the tenant fails to pay rent due to us under the lease. We are currently collecting from an escrow account 50% of the contractual rents due from this tenant.

     Our Properties Under Contract
      We have entered into contracts to acquire all of the ownership interests in six properties located in our target market containing approximately 375,013 net rentable square feet. The following table provides summary information regarding our properties under contract as of the date of this prospectus:

					Net Rentable
					Square			Annualized
		Year			Feet as of	March 31,		Base Rent
	Location/	Built/	Contractual		March 31,	2006	Annualized	per Leased
Property	Sub-Market	Renovated	Purchase Price(1)		2006	Occupancy	Base Rent(2)	Square Foot	Primary Tenants

							(in thousands)
Lynnhaven Corporate Center I	Virginia Beach, VA	1985	$3,900,000		30,845	100%	$501	$16.25	Michael Baker Jr., Inc.; Chartway Federal Credit Union
Southport Centre	Virginia Beach, VA	1997	9,700,000		61,594	88	966	17.79	Towne Bank Mortgage; Shuttleworth, Ruloff, Giordano; Atlantic Container Line, A.B.
Twin Oaks I	Norfolk, VA	1999	12,800,000		81,886	89	1,280	17.62	HDR Engineering, Inc.; Spirit Cruises, Inc.; Bradley-Morris, Inc.
Twin Oaks II	Norfolk, VA	2001	13,300,000		84,749	100	1,659	19.58	Booz-Allen & Hamilton, Inc.; Mantech Systems Engineering; GSA- Transportation Security
Godwin Business Park	Manassas, VA	1990	6,250,000	(3)	60,072	77	682	14.72	Bowman Consulting Group; Integrated Digital Systems; Intersections, Inc.; Colgan Air
4230 Forbes Boulevard	Lanham, MD	2003	6,800,000		55,867	66	477	12.61	Northrup Grumman Systems; Benco Dental Supply; Prince George’s PIU Party Place

Total/Weighted Average			$52,750,000		375,013	87%	$5,565	$17.07

(1)	Excludes transactional costs.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12, with the exception of one lease at the 4230 Forbes Boulevard property, which commenced in June 2006 and which has an annualized base rent amount calculated as actual monthly base rent for June 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from annualized amounts.
(3)	We intend to acquire this property with approximately $1.25 million in cash and approximately $5.0 million in new mortgage indebtedness.
     These contracts are subject to obtaining requisite lender consents and the satisfaction of certain other customary conditions precedent to closing, and we cannot guarantee that we will complete any of these acquisitions.
     Sales and Dispositions of Our Properties
      In April and May of 2006 we entered into two contracts to sell approximately 40.7 acres of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for an aggregate sale price of approximately $40.1 million, or approximately $985,000 per acre. These sales are expected to close periodically over the next four years. These contracts are subject to the satisfaction of customary conditions precedent to closing. The closing of the sale of land under each contract is not dependent on the closing of the sale of land under the other contract. We cannot guarantee that we will complete any or all of the dispositions of any or all of the Hollymead Town Center parcels of land under contract to be sold by us. For a more detailed discussion of these two contracts, see “—Description of Properties—Owned Properties—Hollymead Town Center, Charlottesville, Virginia.”
      We are also in active discussions with potential buyers of additional parcels of land within the Hollymead Town Center property.
      We also have the Timonium Medical Center property listed for sale.
     Our Structured Real Estate Investments
      We currently have four structured real estate investments, one of which was assigned to us by our predecessor business.

	Current
	Economic		Preferred		Net Rentable
	Ownership		Annual		Square Feet as of	March 31, 2006
Property/Location	Interest		Return		March 31, 2006	Occupancy

Plaza 270, Rockville, MD(1)	—		$112,800	(1)	248,875	100%
Twelve Oaks, Rockville, MD(2)	8%	(2)	$60,000	(2)	127,616	100%
Research 28, Rockville, MD(3)	2%	(3)	$15,600		64,432	100%

(1)	We own 100% of the Class B partnership in the limited partnership that owns this property. Our Class B partnership interest entitles us to receive an annual distribution of 12% of our Class B contributions account, which currently equals $112,800. The distributions we are entitled to receive on our Class B partnership interest are not guaranteed, but rather represent a preferred return that takes preference over distributions to the holder of the Class A partnership interest. We also will receive a pro rata portion of any residual distribution after payments are made pursuant to our Class B partnership interest and to the holder of the Class A partnership interest. Pursuant to a sale/purchase agreement, our partner has the right to acquire and we have the right to sell to our partner our Class B partnership interest for fair market value subject to a certain minimum and maximum limits. Annualized base rent generated by the property is approximately $5,118,100, based on actual monthly base rent in March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts. See “— Description of Properties — Our Structured Real Estate Investments — Plaza 270, Rockville, Maryland” for additional information about this partnership interest.

(2)	We own 100% of the Class A membership interest and Class B membership interest in the limited liability company that owns this property. Our Class B membership interest entitles us to receive an annual return of 12% of our net capital investment in the Class B interest, which currently amounts to an annual distribution of $60,000. The distributions we are entitled to receive on the Class B membership interest are not guaranteed, but rather represent a preferred return that takes preference over all other distributions to the other classes of membership interest except distributions received by us pursuant to our ownership of the Class A membership interest. Our Class A membership interest entitles us to receive an annual distribution equal to 8% of the entity’s distributable cash flow, before the Class B and Class C members receive any distributions. Both our Class A and Class B membership interests are subject to a put/call agreement whereby these interests may be redeemed at the option of either us or the Class C member. The Class A interest is redeemable for its fair market value, plus (i) an amount equal to six times the property’s average monthly asset and property management fees and (ii) an additional 25% premium over the purchase price if redeemed at the option of the Class C member prior to the earlier of any refinancing of the underlying property or December 31, 2006. The Class B interest is redeemable for its fair market value, subject to certain minimum and maximum limits. Annualized base rent generated by the property is approximately $2,830,000, based on actual monthly base rent in March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts. See “— Description of Properties— Our Structured Real Estate Investments —Twelve Oaks, Rockville, Maryland” for additional information about these membership interests.

(3)	On June 28, 2006, we acquired a 2% general partnership interest in the limited partnership that owns this property. Our general partnership interest currently entitles us to receive an annual distribution of $15,600. The distributions we are entitled to receive on our general partnership interest are not guaranteed, but rather represent a preferred return that takes preference over distributions to the holder of the limited partnership interest. We also will receive a pro rata portion of any residual distribution after payments are made pursuant to our general partnership interest and to the holder of the limited partnership interest. Pursuant to a sale/purchase option agreement, the limited partner has the right to acquire and we have the right to sell to the limited partner our general partnership interest for fair market value subject to certain minimum and maximum limits. Annualized base rent generated by the property is approximately $1,407,000 based on actual monthly base rent in March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from annualized amounts. See “Our Business and Properties — Description of Properties — Our Structured Real Estate Investments — Research 28, Rockville, Maryland” for additional information about this partnership interest.

	Original	Annual
	Principal	Interest
Mezzanine Loan	Amount	Rate	Maturity Date

BTR Mezzanine Loan(1)	$14,700,000	16%(2)	February 2011

(1)	The BTR Loan has been used by BTR to facilitate a $66.0 million acquisition of a portfolio of 10 mixed-use properties located primarily in the Baltimore, Maryland metropolitan area. The BTR Loan is secured by a pledge of the membership interests in the limited liability companies that own each property. The underlying properties are currently subject to a $44.8 million senior mortgage loan.
(2)	Although we are entitled to a 16% interest rate, we receive a monthly interest-only payment for half of the interest due, with the other half added to the principal amount of the loan. See “—Description of Properties—Our Structured Real Estate Investments—BTR Mezzanine Loan” for additional information about this mezzanine loan.
Investment Pipeline
      Our investment pipeline includes, as of June 30, 2006 four additional properties and three structured real estate investments that are under active review for investment. The four properties contain an aggregate of approximately 272,000 net rentable square feet and have an aggregate purchase price of approximately $54.0 million. The three structured real estate investments would require us to invest an aggregate of approximately $20.5 million. The amount of net proceeds we expect to raise in this offering will not be sufficient to fund all of the investments in our investment pipeline. If we elect to acquire all four of these properties and fund the three structured real estate investments, we expect to fund these transactions through a combination of net proceeds from this offering, cash provided by operations or debt or equity financing. We cannot assure you that we will be able to obtain such financing or that it will be available to us on favorable terms. Upon further due diligence, we may decide not to pursue any of these transactions, or we may not be able to complete these transactions for other reasons.
Description of Properties

Owned Properties

Columbia Medical Campus, Columbia, Maryland.
      The Columbia Medical Campus property consists of two buildings, Knoll North I and Knoll North II which were built in 1982 and 1984, respectively, and contains approximately 154,558 net rentable square feet. The buildings are part of a four building group of properties described as the CareFirst portfolio and consists of tenants primarily in the medical profession. The property is well located in a suburban office park near Columbia, Maryland with convenient access to major commercial routes such as Route 175, Route 29 and Interstate 95. The property is located in our target market and is approximately equa-distant from Baltimore, Maryland and Washington, D.C.
      The buildings are brick construction with plentiful parking and the potential to add to or expand the existing buildings. Prior to our acquisition of the property, the property had a high vacancy rate due, in part, to the business strategy of the former owner, CareFirst and its affiliates, to exit the primary care business and, hence, vacate the portions of the property they previously occupied. The rents are at or below the current market rents for comparable properties. Competition is limited due to the high cost of construction of comparable medical office space. The majority of the buildings’ operating expenses are paid by us. From our working capital and borrowings, we expect to make $5.0 to $6.0 million in capital improvements to repair and replace the buildings’ roof, common areas and some mechanical systems. We also have planned significant leasing costs and tenant improvement costs planned for the property. We will fund these improvements and costs from our working capital and borrowings.

      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Columbia Medical Campus property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	34%	$16.27
March 31, 2006	34%	$17.53

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants(1)

Percentage
of
Property’s
				Total		Percentage
			Leased	Leased		of
	Principal Nature	Lease	Square	Square	Annualized	Annualized	Renewal
Name	of Business	Expiration	Feet	Feet	Base Rent(2)	Base Rent(3)	Option

Columbia Medical Plan(4)	Medical Office	11/1/2007	33,354	62.87%	$475,819	51.17%	None

(1)	Prior to our purchase of the property, the prior owner was CareFirst BlueCross BlueShield, or CareFirst. CareFirst operated this property not as an investment property but as an HMO facility, which means that CareFirst attempted to induce as many care providers in a facility as possible. To induce these care providers to lease space in this property, they negotiated leases for certain tenants that provided that the tenants could terminate their leases anytime with 30 to 120 days notice.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(3)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
(4)	On June 30, 2006, we entered into a new lease with this tenant. The new lease covers approximately 32,709 square feet, and provides for annualized base rent based on actual monthly base rent for July 2006 of approximately $703,200, or approximately $21.50 per leased square foot. The new lease also contains a rent escalation provision that will result in base rent per leased square foot during the final 20 months of the lease of approximately $28.05. The term of the new lease expires in June 2016.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	3	9,011	16.99%	$203,267	21.86%
2007	6	41,740	78.68	669,720	72.02
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	2,300	4.33	56,925	6.12
Thereafter	—	—	—	—	—

Total	10	53,051	100.00%	$929,912	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This property currently has two tenants that have month-to-month tenancies. These two tenants occupy 6,368 square feet, and the aggregate annualized base rent for these two tenants based on actual monthly rent for March 2006 was $165,563.

     Our operating partnership has pledged all of the interests in the limited liability company that owns this property as security for our revolving credit facility. We may borrow up to $19.0 million (up to $1.5 million of which may be used only to pay accrued interest on amounts outstanding under the credit facility) under the revolving credit facility. The revolving credit facility bears interest at 30-day LIBOR plus 1.85% and matures in March 2008. See “— Line of Credit.”

Timonium Medical Center, Timonium, Maryland.
      The Timonium Medical Center property consists of one three-story building built in 1986, which contains approximately 23,966 net rentable square feet. The building is part of the CareFirst portfolio and consists of tenants primarily in the medical profession. The property is well located in a commercial area in Timonium, Maryland, a suburb to the north of Baltimore, Maryland. The property has brick construction and is located in a well-developed suburban area. The rents under the existing leases are at or below the current market rents for comparable properties. Competition is limited due to the high cost of construction of comparable medical office space. The majority of the operating expenses of the building are paid for by us. We do not expect to make any material capital improvements to the building’s mechanical systems or roof in the foreseeable future.
      Subsequent to December 31, 2005, we listed the Timonium Medical Center property for sale. As of the date of this prospectus, we have not entered into a definitive agreement to sell the property.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Timonium Medical Center property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	88%	$21.68
March 31, 2006	88%	$20.85

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants(1)

Percentage
of
				Property’s		Percentage
				Total		of
			Leased	Leased		Annualized
	Principal Nature		Square	Square	Annualized	Base	Renewal
Name	of Business	Lease Expiration	Feet	Feet	Base Rent(2)	Rent(3)	Option

Potomac Physicians, P.A.	Medical Office	month-to-month	5,669	26.78%	$115,866	26.26%	None
CareFirst of Maryland, Inc.	Medical Office	7/31/2010	15,497	73.22%	$325,437	73.74%	None

(1)	Prior to our purchase of the property, the prior owner was CareFirst. CareFirst operated this property not as an investment property but as an HMO facility, which means that CareFirst attempted to induce as many care providers in a facility as possible. To induce these care providers to lease space in this property, they negotiated leases for certain tenants that provided that the tenants could terminate their leases anytime with 30 to 120 days notice.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(3)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	1	5,669	26.78%	$115,866	26.26%
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	15,497	73.22	325,437	73.74
Thereafter	—	—	—	—	—

Total	2	21,166	100.00%	$441,303	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This tenant has a month-to-month tenancy.
     Our operating partnership has pledged all of the interests in the limited liability company that owns this property as security for our revolving credit facility. We may borrow up to $19.0 million ($1.5 million of which may be used only to pay accrued interest on amounts outstanding under the credit facility) under the revolving credit facility. The revolving credit facility bears interest at 30-day LIBOR plus 1.85% and matures in March 2008. See “— Line of Credit.”

Frederick Medical Center, Frederick, Maryland.
      The Frederick Medical Center property consists of one two-story building built in 1996, which contains approximately 32,949 net rentable square feet. The building is part of the CareFirst portfolio and consists of tenants primarily in the medical profession. The property is well located in a commercial area of Frederick, Maryland, a fast-growing bedroom community north of the Washington, D.C. metropolitan area. The property is brick construction, has plentiful parking and the potential to add to or expand the existing building. Like the other properties in the CareFirst portfolio, there are several vacant suites, due in part to the business strategy of the former owner, CareFirst and its affiliates, to exit the primary care business and, hence, vacate portions of the property they previously occupied. The rents are at or below the current market rents for comparable properties. Competition is limited due to the high cost of construction of comparable medical office space. The majority of the building’s operating expenses are paid for by us. We do not expect to make any material capital improvements to the building’s mechanical systems or roof in the foreseeable future; however, we have planned leasing costs, tenant improvement and common area renovations for the property, which we expect to cost less than $500,000 and will be funded from our working capital and borrowings.
      We currently are considering whether we will sell this property. As of the date of this prospectus, we have not listed this property for sale or entered into a definitive agreement to sell the property.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Frederick Medical Center property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	53%	$20.90
March 31, 2006	57%	$19.74

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants(1)

				Percentage
				of
				Property’s
				Total		Percentage
	Principal		Leased	Leased		of
	Nature of		Square	Square	Annualized	Annualized	Renewal
Name	Business	Lease Expiration	Feet	Feet	Base Rent(2)	Base Rent(3)	Option

Imaging Associates of Western Maryland, L.P.	Medical Office	12/31/2007	6,275	33.40%	$146,101	40.72%	None
Potomac Physicians, P.A.	Medical Office	month-to-month	6,330	33.69%	$96,533	26.91%	None

(1)	Prior to our purchase of the property, the prior owner was CareFirst. CareFirst operated this property not as an investment property but as an HMO facility, which means that CareFirst attempted to induce as many care providers in a facility as possible. To induce these care providers to lease space in this property, they negotiated leases for certain tenants that provided that the tenants could terminate their leases anytime with 30 to 120 days notice.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(3)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	4	9,640	51.31%	$172,446	48.07%
2007	1	6,275	33.40	146,101	40.72
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	2,873	15.29	40,222	11.21
Thereafter	—	—	—	—	—

Total	6	18,788	100.00%	$358,769	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This property currently has two tenants that have month-to-month tenancies. These two tenants occupy 6,815 square feet, and the aggregate annualized base rent for these two tenants based on actual monthly rent for March 2006 was $155,010.
     Our operating partnership has pledged all of the interests in the company that owns this property as security for our revolving credit facility. We may borrow up to $19.0 million ($1.5 million of which may be used only to pay accrued interest on amounts outstanding under the credit facility) under the revolving credit facility. The revolving credit facility bears interest at LIBOR plus 1.85% and matures in March 2008. See “ — Line of Credit.”

Century South, Germantown, Maryland.
      The Century South property, built in 2003, contains approximately 21,108 net rentable square feet. Germantown, which is located in Montgomery County, is an office sub-market that appeals to a variety of local and service-oriented tenants, as well as high-tech companies. Montgomery County is easily accessible by road and rail, and Germantown is also served by public transportation. An entity that was owned by Asset Capital Corporation, L.L.C. and a number of other individual investors acquired this property in 2004.
      The Century South property generates rental revenue that is comparable with current market rates for comparable properties. There are a small number of buildings considered comparable and most have high occupancy rates. The majority of the building’s operating expenses are paid for by us and billed back to the tenants. We have planned non-material capital improvements for the building’s mechanical and HVAC systems. We will incur leasing costs and tenant improvement costs as leases expire and either are renewed or are replaced.
      The following table sets forth the occupancy rate and average annual rent per leased rentable square foot for the Century South property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	100%	$15.70
March 31, 2006	100%	$15.88

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage
				of
				Property’s
				Total		Percentage
			Leased	Leased		of
	Principal Nature	Lease	Square	Square	Annualized	Annualized	Renewal
Name	of Business	Expiration	Feet	Feet	Base Rent(1)	Base Rent(2)	Option

Stephen Gould	Packaging and printing	11/01/2012	9,024	42.75%	$155,486	46.38%	1, 5 year term
AMI Enterprises, Inc.	Electronic Data Storage	9/30/2010	4,796	22.72%	$59,950	17.88%	None
Renal Treatment Center	Medical	8/01/2013	7,288	34.53%	$119,844	35.74%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	4,796	22.72%	$59,950	17.88%
2011	—	—	—	—	—
2012	1	9,024	42.75	155,486	46.38
2013	1	7,288	34.53	119,844	35.74
Thereafter	—	—	—	—	—

Total	3	21,108	100.00%	$335,280	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $3.4 million. The loan matures in March 2008, and the balance due at maturity, assuming no advance principal payments are made, will be approximately $3.4 million. The loan requires monthly payments of interest only computed at an annual rate of 150 basis points over 30-day LIBOR, or in certain circumstances a rate equal to the greater of (i) the prime rate and (ii) the Federal Funds Rate plus 50 basis points. Prepayment of the entire loan, without penalty, may not be made until March 2007 or anytime thereafter, and such prepayment will be without penalty.

Executive Tower, Hampton, Virginia.
      The Executive Tower property consists of an eight-story office building built in 1974 and renovated in 1991 and contains approximately 134,179 net rentable square feet. The building is in close proximity to Langley Air Force Base. We expect Langley Air Force Base’s proximity to this property to result in demand for leased space in this building. In addition, the U.S. Department of Defense presence in the area is strengthened by three army bases and the Coast Guard command in Portsmouth within the Hampton Roads submarket.
      Rents for the Executive Tower property are at or below the current market rents for comparable properties. There are a small number of buildings considered comparable and most have high occupancy rates. The majority of the building’s operating expenses are paid for by us. We have planned some non-material capital improvements for the building’s mechanical and HVAC systems. We expect to incur leasing costs and tenant improvement costs as leases expire and either are renewed or are replaced.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Executive Tower property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	94%	$16.76
March 31, 2006	94%	$17.00

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

The Hampton-Newport News Community Service Board	Government	3/31/2009	9,231	7.35%	$154,896	7.25%	None
General Dynamics	Defense	8/31/2008	2,445	1.95%	$40,343	1.89%	None
		7/31/2006	1,059	0.84%	$19,221	0.90%	None
		7/31/2008	6,987	5.56%	$126,814	5.94%	None
		7/31/2008	1,794	1.43%	$32,561	1.52%	None
U.S. General Service Administration	Government	9/30/2008	6,436	5.12%	$105,209	4.93%	None
		10/21/2009	5,578	4.44%	$91,380	4.28%	None
		10/31/2006	6,457	5.14%	$115,793	5.42%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	15	32,856	26.15%	$569,888	26.68%
2007	7	12,040	9.58	204,564	9.58
2008	8	27,629	21.99	474,066	22.19
2009	8	32,258	25.68	538,838	25.23
2010	5	11,003	8.76	186,095	8.71
2011	1	9,847	7.84	162,476	7.61
Thereafter	—	—	—	—	—

Total	44	125,633	100.00%	$2,135,927	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $12.6 million. The loan matures in October 2007 and the balance due at maturity, assuming no advance principal payments are made, will be approximately $12.6 million. The loan requires monthly payments of interest only computed at an annual rate of 150 basis points over 30-day LIBOR, or in certain circumstances a rate equal to the greater of (i) the prime rate and (ii) the Federal Funds Rate plus 50 basis points. Prepayment of the entire loan, may not be made until May 2007 or anytime thereafter, and such prepayment will be without penalty.

Hollymead Town Center, Charlottesville, Virginia.
      The Hollymead Town Center is a 78-acre parcel of land with infrastructure in place that we acquired in August 2005. This parcel represents Phase II of the 180-acre master planned lifestyle center known as the Hollymead Town Center. The recently-completed Phase I of the development includes approximately 300,000 square feet of retail space anchored by Target and Harris Teeter grocery store. Phase I contains a bank, restaurants and retail shops. We have acquired Phase II, which is planned for over 700 residential units and 350,000 square feet of retail and office space, including a big-box retailer, hotel, a variety of in-line retail and restaurant pad sites and office buildings. The site is located approximately eight miles north of Charlottesville on Route 29, directly adjacent to the Charlottesville/ Albemarle County Airport and in close proximity to the University of Virginia Research Park and the Department of the Army National Ground Intelligence Center.
      Final site plan approval is expected in the second half of 2006. Our intention is to sell large sections of the project to third-party developers who will obtain building permits and construct the physical improvements on the parcels they purchase from us. We also may enter into joint ventures with development partners, retain portions of the project for future development or sell the site in components or in its entirety.
      The total purchase price of approximately $52.0 million consists of approximately $12.0 million cash and approximately $40.0 million in debt. The property is subject to a series of mortgage loans with a total outstanding principal balance as of March 31, 2006 of $40.0 million and accumulated but unpaid interest of $1.6 million. The loans mature in August 2009 and require a fixed yearly payment of principal of $10.0 million, on the first, second and third anniversaries of August 16, 2005, and the entire outstanding principal balance is due on the fourth anniversary. The loan bears interest at the rate of 8% per annum, where one half is payable monthly and the balance is due at maturity. Principal may be prepaid at any time, and such prepayment will be without penalty. In addition, we currently expect to invest $5.0 million in working capital for design, debt service, legal and development costs on the project. We will repay approximately $10.0 million of this debt and pay these $5.0 million of costs from the net proceeds of this offering.
      In April and May of 2006 we entered into two contracts to sell approximately 40.7 acres of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for an aggregate sale price of approximately $40.1 million, or approximately $985,000 per acre. One of these agreements is for the sale of approximately 31.0 acres for a sale price of $27.0 million. Of the $27.0 million sale price, the purchaser has deposited with an escrow agent $2.5 million of earnest money. Such earnest money will be refunded to the purchaser only if the agreement is terminated pursuant to an express right of the purchaser contained in the purchase agreement. Upon closing, the earnest money deposit will be credited to the purchase price. This acquisition of the land subject to this agreement may close at any time designated by the purchaser, but no later than (i) 30 days after seller has obtained certain governmental approvals or (ii) 540 days following the date of the agreement.
      The other agreement is for the sale of approximately 9.7 acres for a sale price of approximately $13.1 million. Of the $13.1 million sale price, $332,000 has been deposited with an escrow agent as an earnest money deposit, and $450,000 will be deposited by the purchaser with an escrow agent upon the beginning of the development phase of the property. If the purchaser defaults on the agreement, we will have the right to receive the full earnest money deposit. Upon the closing of each lot, a portion of the earnest money deposit will be credited to the purchase price. This agreement provides for the purchase of a number of individual residential lots on which the purchaser will construct condominium units. Each lot will be sold to the purchaser for a sale price ranging from $67,000 to $87,000, such sale price to be increased by 1% per quarter on all unsold lots. Subject to certain customary conditions, the purchaser is obligated to purchase at least one building pad per quarter beginning after we complete certain specified requirements. We expect that all building pads will be purchased within a period of four years after the first building pad is sold.
      These contracts are subject to the satisfaction of customary conditions precedent to closing. The closing of the sale of land under each contract is not dependent on the closing of the sale of land under the other contract. We cannot guarantee that we will complete the disposition of any or all of the land under contract to be sold by us.
      We have entered into an asset management and disposition services agreement with the party that structured and originated this investment opportunity whereby we will receive asset management and disposition services in return for a fee of $10,000 per month as well as a participation interest in the net profits from the Hollymead property. The participation interest granted to the asset manager entitles it to receive 40% of any net profits we receive (including net profits from the sale of the property) after repayment of all indebtedness on the property and our recoupment of our total cash investment plus a 15% internal rate of return.

Commerce Center I, Greenbelt, Maryland.
      The Commerce Center I property, built in 1987, contains approximately 123,249 net rentable square feet. An entity that was owned by Asset Capital Corporation, L.L.C. and a number of other individual investors acquired this property in 2000.
      Rents for the Commerce Center I property are at the current market rents for comparable properties. There are several buildings considered comparable and have high occupancy rates. The majority of the building’s operating expenses are paid for by us. We have not planned any capital improvements for the building’s mechanical and HVAC systems in the near future. We will incur leasing costs and tenant improvement costs as tenant leases expire and either are renewed or are replaced.

      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Commerce Center I property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2001	98%	$22.37
2002	98%	$22.56
2003	95%	$23.36
2004	99%	$22.92
2005	100%	$23.70
March 31, 2006	100%	$23.87

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet; provided, however, that the 2002 average annualized base rent per leased square foot was calculated using November 2002 actual base rent.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
				Property’s		Percentage of
	Principal Nature	Lease	Leased	Total Leased	Annualized	Annualized
Name	of Business	Expiration	Square Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

SGT, Inc.	Aerospace Engineering & IT	2/28/2009	22,433	18.22%	$461,335	15.69%	1, 5 year term
ITT Industries	Engineering & Manufacturing	5/31/2010	11,805	9.59%	$242,003	8.23%	None
Corporate Express	Office Furniture	7/31/2006	8,668	7.04%	$218,017	7.42%	1, 3 year term
First Home Mortgage	Mortgage Lending	1/31/2009	6,761	5.49%	$165,256	5.62%	None
First Horizon Home Loan Corporation	Mortgage Lending	3/31/2009	6,604	5.36%	$159,850	5.44%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

	Number		Percentage of	Annualized	Percentage of
	of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	6	21,860	17.75%	$541,754	18.43%
2007	8	24,411	19.82	614,928	20.92
2008	8	24,269	19.71	651,980	22.17
2009	4	40,808	33.14	889,389	30.25
2010	1	11,805	9.58	242,003	8.23
Thereafter	—	—	—	—	—

Total	27	123,153	100.00%	$2,940,054	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $17.8 million. The loan matures in October 2007 and the balance due at maturity, assuming no advance principal payments are made, will be approximately $17.8 million. The loan requires monthly payments of interest only computed at an annual rate of 150 basis points over 30-day LIBOR, or under certain circumstances a rate equal to the greater of (i) the prime rate and (ii) the Federal Funds Rate plus 50 basis points. Prepayment of the entire loan may not be made until May 2007 or anytime thereafter, and such prepayment will be without penalty.

Garden City Drive, Landover, Maryland.
      The Garden City Drive property, built in 1980, contains approximately 55,497 net rentable square feet. The building is in close proximity to Interstate 95 and Route 50 and is located across the street from the New Carrollton Train Station, serviced by Metrorail, Amtrak and MARC. An entity that was owned by Asset Capital Corporation, L.L.C. and a number of other individual and entity investors acquired the property in 2002.
      Rents for the Garden City Drive property are at the current market rents for comparable properties. There are several buildings considered comparable and most have high occupancy rates. The majority of the building’s operating expenses are paid for by us. We have not planned to make any material capital improvements to the buildings mechanical and HVAC systems in the near future. We expect to incur leasing costs and tenant improvements as tenant leases expire and either are renewed or are replaced.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Garden City property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2002	91%	$19.44
2003	91%	$20.04
2004	94%	$19.66
2005	97%	$19.74
March 31, 2006	97%	$20.38

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	of Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

United Foods & Commercial Workers, Local 400	Labor union	9/30/2014	17,450	32.56%	$335,367	30.71%	2, 5 year terms
Robert A. Ades & Associates, PC	Legal	12/31/2012	6,560	12.24%	$138,529	12.68%	2, 5 year terms
Associated Administrators, Inc.	Employee benefit	9/30/2012	6,452	12.04%	$155,106	14.20%	2, 5 year terms
Ashcraft & Gerel, LLP	Legal	9/30/2012	6,344	11.84%	$145,748	13.35%	2, 5 year terms

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	1	3,255	6.07%	$35,568	3.26%
2007	3	3,377	6.30	64,462	5.90
2008	2	3,784	7.06	72,667	6.65
2009	—	—	—	—	—
2010	1	3,102	5.79	71,182	6.52
2011	—	—	—	—	—
2012	5	22,629	42.22	512,846	46.96
2013	—	—	—	—	—
2014	1	17,450	32.56	335,367	30.71
Thereafter	—	—	—	—	—

Total	13	53,597	100.00%	$1,092,092	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This tenant currently has a month-to-month tenancy.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $4.9 million. The loan matures in October 2009 and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $4.6 million.

The loan requires a fixed $29,762 monthly payment of principal and interest, with interest computed at an annual rate of 5.75%. While prepayment of the loan is restricted until three months prior to the maturity of the loan, the property may be released from the lien of the mortgage via defeasance after the later of (i) two years and one day after any securitization conduit acquires the loan or (ii) October 2006.

Pinewood Plaza, Hampton, Virginia.
      The Pinewood Plaza property consists of one office building built in 1987, containing a total of approximately 71,066 net rentable square feet. The building is located roughly one mile from our Executive Tower property and enjoys the same benefits associated with its proximity to Langley Air Force Base.
      The rents are generally at or below the current market rents for comparable properties. There are a few buildings considered comparable and most have high occupancy rates. The majority of the building’s operating expenses are paid for by us. Tenants pay increases over base year operating expenses and real estate taxes. We do not plan to make any material capital improvements to the building’s mechanical and HVAC systems in the near future. We expect to incur leasing costs and tenant improvement costs as tenant leases expire and either are renewed or are replaced.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Pinewood Plaza property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	92%	$17.48
March 31, 2006	85%	$17.73

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

GSH Residential Real Estate	Real Estate	9/30/2010	1,466	2.44%	$24,922	2.34%	None
		2/29/2008	8,661	14.41%	$151,394	14.21%	None
City of Hampton, VA	Government	6/30/2007	7,622	12.68%	$143,370	13.45%	None
The Boeing Company	Aerospace	5/31/2008	7,413	12.33%	$124,382	11.67%	None
Northrop Grumman Systems Corp.	Defense	9/30/2006	5,698	9.48%	$114,986	10.79%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	3	9,404	15.64%	$183,549	17.22%
2007	5	11,721	19.50	210,112	19.72
2008	5	26,032	43.30	458,868	43.06
2009	—	—	—	—	—
2010	3	10,465	17.41	173,291	16.26
2011	1	2,494	4.15	39,829	3.74
Thereafter	—	—	—	—	—

Total	17	60,116	100.00%	$1,065,649	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $5.8 million. The loan matures in July 2014, and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $5.1 million. The loan currently requires a monthly interest-only payment that varies, depending on the number of days in a given month, with a fixed interest rate computed at an annual rate of 6.20%. Starting on August 11, 2006, monthly payments will no longer be interest-only and will be approximately $35,321. While prepayment of the loan is restricted until two months prior to the maturity of the loan, the property may be released from the lien of the mortgage via defeasance upon the earlier of June 24, 2008 or two years after the loan is acquired by any securitization conduit.

Pidgeon Hill I, Sterling, Virginia.
      The Pidgeon Hill I property consists of two office buildings, which we refer to as the 10 Pidgeon Hill Drive building and the 14 Pidgeon Hill Drive building, built in 1986 and 1989, respectively, containing a total of approximately 89,831 net rentable square feet. Both of the Pidgeon Hill I buildings are located within the Countryside Commercial Center in Sterling, Virginia. The Pidgeon Hill I property is located less than one mile from Route 28 and approximately seven miles from Dulles International Airport. Many amenities are located in the area, including day care, restaurants and a movie theater. An entity that was owned by Asset Capital Corporation, L.L.C. and a number of other individual and entity investors acquired the property in 1999.
      Rents for the Pidgeon Hill I property are at the current market rents for comparable properties. There are few buildings considered comparable and most have high occupancy rates. There are limited competitors that offer medical suites similar to Pidgeon Hill I at competitive rental rates. The majority of the building’s operating expenses are paid for by us, however, tenants pay increases over base-year operating expenses and real estate taxes. We have not planned to make any material capital improvements to the building’s mechanical and HVAC systems in the near future. We expect to incur leasing costs and tenant improvement costs as tenant leases expire and either are renewed or are replaced.

      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Pidgeon Hill I property at the end of each year since 2001 and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2001	89%	$21.16
2002	95%	$21.39
2003	98%	$21.61
2004	87%	$21.74
2005	72%	$20.54
March 31, 2006	74%	$20.68

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	of Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

Marymount University	Education	6/30/2006	11,170	16.91%	$284,757	20.85%	None
ELISA/ ACT Biotechnologies, LLC	Bio-technology	Month-to- Month	8,091	12.25%	$141,593	10.37%	None
Ed Anywhere, LLC	Education	6/30/2008	5,047	7.64%	$96,378	7.06%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	6	28,262	42.79%	$577,997	42.33%
2007	2	6,703	10.15	132,138	9.68
2008	4	8,531	12.92	171,345	12.55
2009	6	14,734	22.31	318,348	23.31
2010	3	4,141	6.27	82,420	6.04
2011	1	850	1.29	19,261	1.41
2012	—	—	—	—	—
2013	1	2,823	4.27	64,045	4.68
Thereafter	—	—	—	—	—

Total	23	66,044	100.00%	$1,365,554	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.

(3)	This property currently has two tenants that have a month-to-month tenancy. These tenants occupy 10,406 square feet and have annualized base rent based on actual monthly rent for March 2006 of approximately $198,915.

     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $9.0 million. The loan matures in May 2009 and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $8.7 million. The loan requires a fixed $62,918 monthly payment of principal and interest, with interest computed at an annual rate of 7.06%. While prepayment of the loan is restricted until the three-month period prior to the maturity of the loan, the property may be released from the lien of the mortgage via defeasance two years and one day after any securitization conduit acquires the loan.

Pidgeon Hill II, Sterling, Virginia.
      The Pidgeon Hill II property consists of two office buildings, which we refer to as the 2 Pidgeon Hill Drive building and the 6 Pidgeon Hill Drive building, built in 1986 and 1987, respectively, containing a total of approximately 95,137 net rentable square feet. The Pidgeon Hill II property enjoys a similar advantageous location to that of the Pidgeon Hill I property. An entity that was owned by Asset Capital Corporation, L.L.C. and a number of other individual and entity investors acquired the properties in 2004.
      Rents for the Pidgeon Hill II property are generally below the current market rents for comparable properties. There are few buildings considered comparable and most have high occupancy rates. There are limited competitors that offer medical suites similar to this property at competitive rates. The majority of the building’s operating expenses are paid for by us, however, tenants pay increases over base-year operating expenses and real estate taxes. We have planned to make capital improvements to renovate the property’s common areas at a total cost of approximately $100,000 to $200,000. We expect to spend additional amounts for tenant improvements and leasing commissions as the project is leased up and occupancy increases.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Pidgeon Hill II property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2004	65%	$20.31
2005	77%	$20.06
March 31, 2006	74%	$20.14

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

RJE Telecom, Inc.	Telecom	4/30/2007	7,150	10.11%	$125,125	8.78%	2, 1 year terms
Reston Pediatrics	Healthcare	12/31/2008	6,116	8.65%	$143,452	10.07%	1, 5 year term
The Executive Suites at Countryside, Inc.	Short-term office leasing	1/31/2009	5,846	8.26%	$117,838	8.27%	None
Beacon Accounting Group LLC	Accounting	1/31/2010	3,255	4.60%	$60,348	4.23%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	7	9,452	13.36%	$229,182	16.08%
2007	8	15,909	22.49	296,007	20.77
2008	4	10,009	14.15	229,688	16.12
2009	7	17,371	24.55	315,826	22.16
2010	6	15,715	22.21	304,324	21.36
2011	—	—	—	—	—
2012	1	2,290	3.24	50,047	3.51
Thereafter	—	—	—	—	—

Total	33	70,746	100.00%	$1,425,074	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This property currently has one tenant that has a month-to-month tenancy. This tenant occupies 1,334 square feet and the aggregate annualized base rent for this tenant based on actual monthly rent for March 2006 was $30,428.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $8.5 million. The loan matures in January 2015, and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $7.7 million. The loan currently requires a monthly interest-only payment that varies, depending on the number of days in a given month, with an interest rate computed at an annual rate of 5.66%. Starting in 2007, monthly payments will no longer be interest-only and will be $47,385. While prepayment of the loan is restricted until four months prior to the maturity of the loan, the property may be released from the lien of the mortgage via defeasance upon the earlier of December 17, 2008 or two years after the loan is acquired by any securitization conduit.

4260 Forbes Boulevard, Lanham, Maryland.
      The 4260 Forbes Boulevard property consists of a one-story flex office building built in 2001, which contains approximately 54,692 net rentable square feet. The building is part of a three building portfolio described as the RSMK Portfolio and has what we believe to be well established tenants. The property is located in the Washington Business Park, Lanham, Maryland, Prince George’s County, which is within the Washington, D.C. metropolitan area and located on a major thoroughfare with exceptional visibility on Route 50. We believe the business park provides high quality office space at affordable rates.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the 4260 Forbes Boulevard property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	100%	$13.25
March 31, 2006	100%	$13.25

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Vocus, Inc.	Software	5/31/2011	23,560	43.08%	$309,578	42.72%	1, 5 year term
Northrop Grumman Systems Corporation	Defense	9/30/2007	21,608	39.51%	$282,201	38.94%	2, 3 year terms
Loiederman Soltesz Associates	Engineering	8/31/2012	9,524	17.41%	$132,860	18.33%	2, 5 year terms

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	1	21,608	39.51%	$282,201	38.94%
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	1	23,560	43.08	309,578	42.72
2012	1	9,524	17.41	132,860	18.34
Thereafter	—	—	—	—	—

Total	3	54,692	100.00%	$724,639	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $7.5 million. The loan matures in January 2013, and the balance due at maturity, assuming no advance principal payments are made, will be approximately $7.5 million. The loan requires monthly payments of interest only at an annual rate of 150 basis points over the 30-day LIBOR rate, or under certain circumstances a rate equal to the greater of (i) the Prime Rate and (ii) the Federal Funds Rate plus 50 basis points. Prepayment of the loan is restricted, until March 2007. After March 2007, the loan may be prepaid without penalty.

4550 Forbes Boulevard, Lanham, Maryland.
      The 4550 Forbes Boulevard property consists of one three-story building built between 1986-1987, which contains approximately 46,858 net rentable square feet. The building is part of the RSMK Portfolio and is located in the Washington Business Park, Lanham, Maryland, Prince George’s County,

which is within the Washington, D.C. metropolitan area and located on a major thoroughfare with exceptional visibility on Martin Luther King Boulevard. We believe the business park provides high quality office space at affordable rates in this property.
      The following table sets forth the occupancy rate and average annual rent per leased rentable square foot for the 4550 Forbes Boulevard property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate(1)	per Leased Square Foot(2)

2005	90%	$12.26
March 31, 2006	90%	$12.27

(1)	One of our tenants filed for bankruptcy and vacated the premises prior to our acquisition of this property. This tenant accounts for approximately 12% of the net rentable square feet in this property and approximately 13% of the annualized base rent for this property, based on $12.67 per leased square foot. Although the tenant still remains contractually bound to the terms of its lease, we may have little or no recourse against the tenant if the lease is terminated as a result of the bankruptcy proceedings, or if the tenant fails to pay rent due to us under the lease. We are currently collecting from an escrow account 50% of the contractual rents due from this tenant.
(2)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature of	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

Herman Stewart Construction and Development, Inc.	Construction	4/30/2007	14,026	33.34%	$169,294	32.80%	None
Diversified International Sciences, Corp.	Information Technology	9/30/2008	9,142	21.73%	$109,887	21.29%	None
Resource Connections of Prince George’s County	Living Assistance	9/30/2015	8,075	19.19%	$100,938	19.55%	None
Aerospace Engineering(3)	Engineering	7/31/2006	5,463	12.99%	$69,216	13.41%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This tenant filed for bankruptcy and vacated the premises prior to our acquisition of this property. This tenant accounts for approximately 12% of our net rentable square feet in this property and approximately 13% of the annualized base rent for this property, based on $12.67 per leased square foot. Although this tenant still remains contractually bound to the terms of the lease, we may have little or no recourse against the tenant if the lease is terminated as a result of the bankruptcy proceedings, or if the tenant fails to pay rent due to us under the lease. We are currently collecting from an escrow account 50% of the contractual rents due from this tenant.

Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	3	9,643	22.92%	$120,691	23.38%
2007	2	15,210	36.15	184,681	35.78
2008	1	9,142	21.73	109,887	21.29
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	1	8,075	19.20	100,938	19.55
Thereafter	—	—	—	—	—

Total	7	42,070	100.00%	$516,197	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $4.5 million. The loan matures in February 2015 with the balance to be due at maturity assuming no advance principal payments have been made will be approximately $3.9 million. The loan requires a fixed $26,321 monthly payment of principal and interest, with interest computed at an annual rate equal to 5.57%. While prepayment on the loan is restricted, the property may be released from the lien of the mortgage via defeasance upon the earlier of January 6, 2009 or two years after the loan is acquired by any securitization conduit. This loan was assumed by us at a cost of approximately $46,000.

7700 Montpelier Avenue, Laurel, Maryland.
      The 7700 Montpelier Avenue property consists of a one-story office building built in 2001, which contains approximately 43,785 net rentable square feet. The building is part of the RSMK Portfolio and has what we believe to be a well established tenant with a triple net lease. The property is located in the northern part of the Washington, D.C. metropolitan area in Maryland and is centrally located near Burtonsville, Greenbelt, Columbia and Laurel, Maryland. We believe this central location brings with it the benefits of four strong submarkets.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the 7700 Montpelier Avenue property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	100%	$13.25
March 31, 2006	100%	$13.65

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Johns Hopkins University	Education	12/31/2010	43,785	100%	$597,556	100%	1, 5 year term

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	—	—	—	—	—
2008	—	—	—	—	—
2009	—	—	—	—	—
2010	1	43,785	100%	$597,556	100%
Thereafter	—	—	—	—	—

Total	1	43,785	100%	$597,556	100%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $4.2 million. The loan matures in March 2012, and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $3.8 million. The loan requires a fixed $30,201 monthly payment of principal and interest computed at an annual rate equal to 7.28%. While prepayment of the loan is restricted, the property currently may be released from the lien of the mortgage via defeasance. This loan was assumed by us at a cost of approximately $42,000.
Our Properties Under Contract
      We have entered into contracts to acquire all of the ownership interests in the six properties described below. The contracts that we have executed to acquire these properties are subject to obtaining requisite lender consents and the satisfaction of certain other customary conditions precedent to closing. We cannot guarantee that we will complete any of these acquisitions.

Lynnhaven Corporate Center I, Virginia Beach, Virginia.
      The Lynnhaven Corporate Center I property is located at 770 Lynnhaven Parkway in Virginia Beach, Virginia and consists of a three-story office building built in 1985, which contains approximately

30,845 net rentable square feet. The building is part of a four building portfolio described as the Gee’s Group portfolio and has what we believe to be well established tenants. The four-building portfolio has a contract purchase price of $39.7 million with the Lynnhaven Corporate Center I property having an allocated purchase price of $3.9 million. The property is located at the intersection of Lynnhaven Parkway and International Parkway adjacent to Lynnhaven Mall and in close proximity to Oceana Naval Air Station in the City of Virginia Beach, Virginia.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Lynnhaven Corporate Center I property as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

March 31, 2006	100%	$16.25

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Michael Baker Jr., Inc.	Engineering	12/31/2007	21,355	69.23%	$349,969	69.83%	None
Chartway Federal Credit Union	Banking	2/28/2013	5,720	18.54%	$96,515	19.26%	2, 5 year terms

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage of	Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	1	21,335	69.17%	$349,969	69.83%
2008	1	1,655	5.37	24,825	4.95
2009	1	2,135	6.92	29,890	5.96
2010	—	—	—	—	—
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	1	5,720	18.54	96,515	19.26
Thereafter	—	—	—	—	—

Total	4	30,845	100.00%	$501,199	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $1.2 million. The loan matures in July 2018 and at that time will be fully paid assuming all principal and interest payments have been timely made. The loan requires a fixed monthly payment of principal and interest of $11,630, with interest computed at an annual rate of 7.0%. Until 60 days prior to the maturity date, the loan may be prepaid at anytime upon payment of a prepayment fee. Within 60 days prior to maturity, the note may be prepaid at anytime without payment of a prepayment fee. We intend to prepay the current debt in place at the property at the time of acquisition. We also may mortgage the property with new debt at a later time.

Southport Centre, Virginia Beach, Virginia.
      The Southport Centre property is located at 4525 South Boulevard in Virginia Beach, Virginia and consists of a three-story office building built in 1997, which contains approximately 61,594 net rentable square feet. The building is part of the Gee’s Group portfolio and has what we believe to be well established tenants. The four-building portfolio has a contract purchase price of $39.7 million with the Southport property having an allocated purchase price of $9.7 million. The property is located at the southwest corner of South Boulevard and Expressway Drive with high visibility from and frontage on Interstate 64 in the City of Virginia Beach, Virginia.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Southport Centre property as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

March 31, 2006	88%	$17.79

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Towne Bank Mortgage	Mortgage Banking	9/30/2009	17,199	31.67%	$277,248	28.69%	None
Shuttleworth, Ruloff, Giordano	Legal	7/31/2009	15,003	27.62%	$254,151	26.30%	None
Atlantic Container Line, A.B	Shipping	12/31/2007	12,025	22.14%	$259,740	26.88%	1, 5 year term

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage of	Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	1	12,025	22.14%	$259,740	26.88%
2008	2	3,930	7.24	74,162	7.68
2009	4	36,974	68.07	612,237	63.36
2010	1	1,384	2.55	20,068	2.08
Thereafter	—	—	—	—	—

Total	8	54,313	100.00%	$966,207	100.00%

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $5.4 million. The loan matures in October 2008, and the balance at maturity, assuming no advance principal payments are made, will be approximately $5.1 million. The loan requires a fixed monthly payment of principal and interest of $39,958, with interest computed at an annual rate of 7.28%. The loan may be prepaid at anytime upon the payment of prepayment consideration. We intend to prepay the current debt in place at the property at the time of acquisition. We also may mortgage the property with new debt at a later time.

Twin Oaks I, Norfolk, Virginia.
      The Twin Oaks I property is located at 5700 Lake Wright Drive in Norfolk, Virginia and consists of a four-story office building built in 1999, which contains approximately 81,886 net rentable square feet. The building is part of the Gees Group portfolio and has what we believe to be well established tenants. The four-building portfolio has a contract purchase price of $39.7 million with the Twin Oaks I property having an allocated purchase price of $12.8 million. The property is located near the intersection of Interstate 64 and Military Highway with visibility from Interstate 64 in the City of Norfolk, Virginia and opposite Interstate 64 from Norfolk International Airport.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Twin Oaks I property as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

March 31, 2006	89%	$17.62

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature	Lease	Square	Total Leased	Annualized	Annualized
Name	of Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

HDR Engineering	Engineering	5/31/2013	13,566	18.66%	$237,541	18.55%	None
Spirit Cruises, Inc	Travel	2/28/2007	6,746	9.28%	$138,943	10.85%	1, 5 year term
Bradley-Morris, Inc	Staffing	5/31/2009	6,035	8.30%	$110,646	8.64%	None
Nextel Communications	Communication	4/30/2006	5,697	7.84%	$122,998	9.61%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage of	Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	2	10,605	14.59%	$122,998	9.61%
2007	5	15,165	20.86	294,044	22.96
2008	3	10,110	13.91	195,403	15.26
2009	4	16,931	23.29	315,366	24.63
2010	2	6,307	8.68	115,138	8.99
2011	—	—	—	—	—
2012	—	—	—	—	—
2013	1	13,566	18.67	237,541	18.55
Thereafter	—	—	—	—	—

Total	17	72,684	100.00%	$1,280,490	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.

     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $7.8 million. The loan matures in August 2010, and the balance at maturity, assuming no advance principal payments are made, will be approximately $7.4 million. The loan requires a fixed monthly payment of principal and interest of approximately $62,128, with interest computed at an annual rate of 8.50%. While prepayment of the loan is restricted until three months prior to the maturity of the loan, the property may be released from the lien of mortgage via defeasance after two years and one day after any securitization conduit acquires the loan. We intend to prepay the current debt in place at the property at the time of acquisition. We also may mortgage the property with new debt at a later time.

Twin Oaks II, Norfolk, Virginia.
      The Twin Oaks II property is located at 5800 Lake Wright Drive in Norfolk, Virginia and consists of a four-story office building built in 2001, which contains approximately 84,749 net rentable square feet. The building is part of the Gees Group portfolio and has what we believe to be well established tenants. The four-building portfolio has a contract purchase price of $39.7 million with the Twin Oaks II property having an allocated purchase price of $13.3 million. The property is located near the intersection of Interstate 64 and Military Highway with visibility from Interstate 64 in the City of Norfolk, Virginia and opposite Interstate 64 from Norfolk International Airport.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Twin Oaks II property as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

March 31, 2006	100%	$19.58

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature	Lease	Square	Total Leased	Annualized	Annualized
Name	of Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Booz-Allen & Hamilton, Inc	Consulting	4/30/2010	38,164	45.03%	$686,952	41.40%	1, 5 year term
Mantech Systems Engineering	Defense	2/28/2009	13,206	15.58%	$260,111	15.67%	2, 3 year terms
GSA -Transportation Security	Government	12/31/2012	10,967	12.94%	$288,726	17.40%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.

Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage of	Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	2	3,179	3.75%	$54,743	3.30%
2008	3	7,615	8.99	145,236	8.75
2009	3	56,093	66.19	1,039,759	62.66
2010	—	—	—	—	—
2011	1	6,895	8.13	131,005	7.89
2012	1	10,967	12.94	288,726	17.40
Thereafter	—	—	—	—	—

Total	10	84,749	100.00%	$1,659,469	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $7.2 million of expiring leases during the period presented. The loan matures in April 2020, and at that time will be fully paid assuming all principal and interest payments have been timely made. The loan requires a fixed monthly payment of principal and interest of approximately $63,882, with interest computed at an annual rate of 6.10%. The loan may be prepaid at anytime upon the payment of a prepayment premium. We intend to prepay the current debt in place at the property at the time of acquisition. We also may mortgage the property with new debt at a later time.

Godwin Business Park, Manassas, Virginia
      The Godwin Business Park property is located at 9817 Godwin Drive in Manassas, Virginia and consists of a two-story office and flex building built in 1990, which contains approximately 60,072 net rentable square feet. The property has a contract purchase price of $6.25 million. It is located near the intersection of Route 28 and Route 234 near the Manassas Airport.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Godwin Business Park property as of March 31, 2006.

		Average
		Annualized Base
		Rent per Leased
	Occupancy Rate	Square Foot(1)

March 31, 2006	77%	$14.72

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Option

Bowman Consulting Group	Civil Engineering	8/31/2008	12,887	27.82%	$225,070	33.00%	1, 3 year term
Integrated Digital Systems	Technology	10/31/2010	8,358	18.05%	$125,370	18.38%	1, 1 year term
Intersections, Inc.	Credit Reporting	8/31/2008	8,185	17.67%	$102,031	14.96%	2, 5 year terms
Colgan Air	Aviation	Month-to-Month	7,628	16.47%	$133,490	19.57%	None
TFS	Industrial	Month-to-Month	6,762	14.60%	$67,620	9.92%	None

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

		Square	Percentage	Annualized	Percentage of
	Number of	Footage of	of Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006(3)	2	14,390	31.07%	$201,110	29.49%
2007	1	2,505	5.41	28,382	4.16
2008	2	21,062	45.48	327,101	47.97
2009	—	—	—	—	—
2010	1	8,358	18.04	125,370	18.38
Thereafter	—	—	—	—	—

Total	6	46,315	100.00%	$681,963	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	This property currently has two tenants that have a month-to-month tenancy. These tenants occupy 14,390 square feet and the aggregate annualized base rent for these tenants based on actual monthly rent for March 2006 was approximately $201,110.
     The property will be purchased free and clear of any mortgage debt, but we intend to mortgage the property with new debt at or after the time of acquisition with a loan in the amount of approximately $5.0 million for a ten-year term at a fixed rate of interest to be determined at the time of financing. The loan will likely provide for three to five years of interest only payments followed by payments made on a thirty-year amortization schedule through the end of the loan term with a balloon payment of the loan balance outstanding on the maturity date of the loan.

4230 Forbes Boulevard, Lanham, Maryland
      The 4230 Forbes Boulevard property is located directly next to our 4260 Forbes Boulevard property in the Washington Business Park, Lanham, Maryland, Prince George’s County, which is within the Washington, D.C. metropolitan area and located on a major thoroughfare. The property consists of a one-story flex office building built in 2003, which contains approximately 55,867 net rentable square feet. The property has a contractual purchase price of $6.8 million.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the 4230 Forbes Boulevard property as of March 31, 2006(1).

		Average
		Annualized Base
		Rent per Leased
	Occupancy Rate	Square Foot(1)

March 31, 2006	66%	$12.61

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.
     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006(1).
Major Tenants

				Percentage of
			Leased	Property’s		Percentage of
	Principal Nature	Lease	Square	Total Leased	Annualized	Annualized	Renewal
Name	of Business	Expiration	Feet	Square Feet	Base Rent(2)	Base Rent(3)	Option

Northrop Grumman Systems	Defense	12/31/2008	15,273	27.34%	$199,465	41.78%	2, 3 year terms
Benco Dental Supply, Co.	Medical Supply	1/31/2011	11,513	20.61%	$166,132	34.80%	None
Prince George’s PIU Party Place, LLC	Entertainment	6/14/2011	10,451	18.71%	$111,826	23.42%	2, 5 year terms

(1)	With the exception of the Prince George’s PIU Party Place, LLC lease, which commenced in June 2006. The annualized base rent for this tenant is calculated as actual monthly base rent for June 2006 multiplied by 12.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(3)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

		Square	Percentage of	Annualized	Percentage of
	Number of	Footage of	Property’s	Base Rent of	Property’s
	Leases	Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	—	—	—	—	—
2008	1	15,273	41.02%	$199,465	41.78%
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	2	21,964	58.98	277,958	58.22
Thereafter	—	—	—	—	—

Total	3	37,237	100.00%	$477,423	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12, with the exception of the Prince George’s PIU Party Place, LLC lease, which commenced in June 2006 and which has an annualized base rent amount calculated as actual monthly base rent for June 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the annualized base rent of expiring leases divided by the product of the property’s actual total March 2006 base rent and 12.

     The property will be purchased free and clear of any mortgage debt.
Our Structured Real Estate Investments

Plaza 270, Rockville, Maryland.
      The Plaza 270 property, built in 1978 and 1979 and expanded in 2002, contains approximately 248,875 net rentable square feet. The building is a multi-story office building built with dryvit exterior panels over steel frame construction. It is well located near the intersection of Interstate 270 and Route 28 north of Washington, D.C. in a well-established suburban office market close to residential communities and professional offices. Westat, Inc., which is also a minority partner in Plaza 270 Associates LP, the entity that owns the property, is the property’s only tenant.
      Rents for the Plaza 270 property are at or below the current market rents for comparable properties. There are several buildings considered comparable and most have high occupancy rates. The building is leased to Westat under two leases (one is a net lease with Westat paying for its pro-rata share of expenses and the other is a full-service lease with expenses paid for by us). We have not planned any capital improvements for the building’s mechanical and HVAC systems in the near future. We expect that an employee cafeteria will be built and funded by Westat in the near future.
      We currently own 100% of the Class B partnership interest in the limited partnership that owns the Plaza 270 property. Our Class B partnership interest entitles us to receive an annual return of 12% of our Class B contributions account, which currently equals $112,800. The distributions we receive on our Class B partnership interest are not guaranteed, but rather represent a preferred return that takes preference over distributions to Westat, Inc. pursuant to its Class A partnership interest. We also will receive our pro rata portion of any residual distribution after the following payments are made: first, payments made pursuant to our Class B partnership interest; second, payments made pursuant to Westat, Inc.’s Class A partnership interest, which entitles it to receive an annual return of 12% of its Class A contributions account and then a recoupment of its Class A contributions account. Our pro rata portion of any residual distribution will be based on our ownership interest in the partnership, which takes into account our interest in profits, losses and distributions of the partnership as well as all of our voting interest in the partnership. We entered into a sale/purchase option agreement with Westat, Inc. whereby Westat, Inc. has the right to purchase our partnership interest, and we have the right to sell our partnership interest to Westat, Inc. for fair market value; provided, however, that in no case will the purchase price be (i) less than $900,000 or (ii) more than 105% of $1,050,000 to be increased annually by the product of 105% and the previous year’s purchase price.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Plaza 270 property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2005	100%	$20.47
March 31, 2006	100%	$20.56

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage of
	Principal		Leased	Property’s		Percentage of
	Nature of	Lease	Square	Total Leased	Annualized	Annualized
Name	Business	Expiration	Feet	Square Feet	Base Rent(1)	Base Rent(2)	Renewal Option

Westat, Inc.	Research	10/31/2007	171,655	68.97%	$2,966,400	57.96%	3, 59 month terms
Westat, Inc.	Research	6/30/2009	77,220	31.03%	$2,151,700	42.04%	Rolling 1 year term

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of
	Number of	Square Footage	Property’s	Base Rent of	Property’s
	Leases	of Expiring	Total Leased	Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)

2006	—	—	—	—	—
2007	1	171,655	68.97%	$2,966,400	57.96%
2008	—	—	—	—	—
2009	1	77,220	31.03	2,151,700	42.04
Thereafter	—	—	—	—	—

Total	2	248,875	100.00%	$5,118,100	100.00%

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amount.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $8.2 million. The loan matures in September 2018 and at the time will be fully paid assuming all principal and interest payments have been timely made. The loan requires a fixed $82,628 monthly payment of principal and interest, with interest computed at an annual rate of 7.07% until September 2008 at which time the lender may reset the interest rate. The loan permits prepayment of the entire outstanding amount at any time upon payment of a prepayment premium.

Twelve Oaks, Rockville, Maryland.
      The Twelve Oaks property, built between 1979 and 1981, are three office buildings containing a total of approximately 127,616 net rentable square feet. This property is well located near the intersection of Interstate 270 and Route 28 north of Washington, D.C. in a well-established suburban office market close to residential communities and professional offices. Westat, Inc., which is also a minority member in Twelve Oaks Investment LLC, the entity that owns the property, is the property’s only tenant.
      The rents are at or below the current market rents for comparable properties. There are several buildings considered comparable and most have high occupancy rates. We are responsible for paying the majority of the operating expenses at the property. We have not planned to make any capital improvements to the building’s mechanical and HVAC systems in the near future.

      We own 100% of the Class A membership interest and Class B membership interest in Twelve Oaks Investment, LLC. Westat, Inc. owns 100% of the Class C membership interest. The Class A membership interest entitles us to receive an annual distribution equal to 8% of the entity’s distributable cash flow, or proceeds upon the sale of the entity, before the Class B and Class C members receive any distributions. The Class B membership interest entitles us to receive an annual return of 12% of Asset Capital Corporation, L.L.C.’s net capital investment in the Class B interest, which currently amounts to an annual distribution of $60,000, paid in monthly installments. The distributions we receive on the Class B membership interest are not guaranteed, but rather represent a preferred return that takes preference over all other distributions to the other classes of membership interest except distributions received by us pursuant to our ownership of the Class A membership interest. The Class A membership interest is subject to a put/call agreement whereby we may sell that interest to Westat, Inc. for fair value, and Westat, Inc. may purchase the interest from us for the fair market value of our Class A membership interest, plus (i) an amount equal to six times the property’s average monthly asset and property management fees for the three months prior to the call of this interest and (ii) an additional 25% premium over the purchase price if redeemed at the option of the Class C member prior to the earlier of any refinancing of the underlying property or December 31, 2006. The Class B membership interest is also subject to a Sale/ Purchase Option Agreement with Westat, Inc. whereby Westat, Inc. has the right to purchase the Class B membership interest, and we have the right to sell the Class B membership interest to Westat, Inc. The purchase price set forth in the agreement for the Class B membership interest is its fair market value, but may be no greater than $700,000 and no less than $450,000. At the time of this offering, we consider the fair market value of the partnership interest to be substantially greater than $700,000. Finally, the Class C membership interest, entitles the holder to approximately 92% of the entity’s distributable cash flow (which is paid after distributions to us pursuant to our Class A and Class B membership interests), or proceeds upon the sale of the entity.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Twelve Oaks property at the end of each year since acquisition and as of March 31, 2006.

	Occupancy	Average Annualized Base Rent
	Rate	per Leased Square Foot(1)

2001	100%	$19.78
2002	100%	$20.64
2003	100%	$21.43
2004	100%	$21.80
2005	100%	$22.22
March 31, 2006	100%	$22.25

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

				Percentage
				of
				Property’s		Percentage
				Total		of	Pro Rata
	Principal		Leased	Leased	Annualized	Annualized	Annualized
	Nature of	Lease	Square	Square	Base	Base	Base
Name	Business	Expiration	Feet	Feet	Rent(1)	Rent(2)	Rent(3)	Renewal Option

Westat, Inc.	Research	6/30/2013	44,991	35.38%	$895,035	31.63%	$71,603	4, 59 month terms
Westat, Inc.	Research	6/30/2012	41,460	32.60%	$967,218	34.18%	$77,377	4, 59 month terms
Westat, Inc.	Research	6/30/2007	28,253	22.22%	$725,904	25.65%	$58,072	4, 59 month terms
Westat, Inc.	Research	12/31/2010	12,464	9.80%	$241,691	8.54%	$19,050	4, 59 month terms

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	Calculated as annualized base rent multiplied by our economic ownership interest in the property. Does not include the current annual $60,000 payment pursuant to the Class B membership interest.
Lease Expiration Schedule

			Percentage of	Annualized	Percentage of	Pro Rata
	Number of	Square Footage	Property’s	Base Rent of	Property’s	Annualized Base
	Leases	of Expiring	Total Leased	Expiring	Annualized	Rent of Expiring
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)	Leases(3)

2006	—	—	—	—	—	—
2007	1	28,253	22.22%	$725,904	25.65%	$58,072
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	1	12,464	9.80	241,691	8.54	19,335
2011	—	—	—	—	—	—
2012	1	41,460	32.60	967,218	34.18	77,377
2013	1	44,991	35.38	895,035	31.63	71,603
Thereafter	—	—	—	—	—	—

Total	4	127,168	100.00%	$2,829,848	100.00%	$226,387

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the period presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	Calculated as annualized base rent of expiring leases multiplied by our economic ownership in the property. Does not reflect the current annual $60,000 payment pursuant to the Class B membership interest.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $12.4 million. The loan matures in March 2011, and the balance to be due at maturity assuming no advance principal payments have been made will be approximately $11.5 million. The loan requires a fixed $90,631 monthly payment of principal and interest, with interest computed at an annual rate of 7.47%. While prepayment of the loan is restricted until September 1, 2010, the property may be released from the lien of the mortgage via defeasance two years after the loan is acquired by any securitization conduit.

Research 28, Rockville, Maryland
      The Research 28 property, built in 1990, contains approximately 64,432 rentable square feet. The property is well located in the same business park as our Twelve Oaks and Plaza 270 structured real estate investments near the intersection of Route 28 and Interstate 270 in Rockville, Maryland. Westat, Inc., which is also the majority member in Research 28 Associates Limited Partnership, the entity that owns the property, is the property’s only tenant.
      The rents are at or below the current market rents for comparable properties. There are several buildings considered comparable and most have high occupancy rates. We are responsible for paying the majority of the operating expenses at the property. We have not planned to make any capital improvements to the building’s mechanical and HVAC systems in the near future.
      On June 28, 2006, we acquired a 2% general partnership interest in Research 28 Associates Limited Partnership. Westat, Inc. is the sole limited partner of the Research 28 Associates Limited Partnership. The general partnership interest entitles us to receive an annual preferred distribution equal to 12% of our contributions account, which currently amounts to $15,600. The preferred distributions we receive on our general partnership interest are not guaranteed, but rather represent a preferred return that takes preference over all other distributions to the limited partner. Our general partnership interest also entitles us to receive: (i) 2% of the residual proceeds upon the sale of Research 28 Associates Limited Partnership (such proceeds to be paid after the payment of all accrued but unpaid priority returns and the full reduction of both the general partner’s capital account and limited partner’s capital account) and (ii) 2% of the residual distributable cash flow of Research 28 Associates Limited Partnership (such cash flow distributions to be paid after the payment of all accrued but unpaid priority returns and the full reduction of the limited partner’s capital account). Our general partnership interest is subject to a sale/purchase option agreement whereby we may sell our general partnership interest to Westat, Inc. for fair market value, and Westat, Inc. may purchase the interest from us for fair market value; provided, however, that in no case will the purchase price be (i) less than $100,000 or (ii) more than either (a) $200,000 if the closing occurs before July 1, 2007 or (b) commencing on July 1, 2007, 105% of $200,000 to be increased annually by the product of 105% and the previous year’s purchase price.
      The following table sets forth the occupancy rate and average annual rent per leased square foot for the Research 28 property as of March 31, 2006.

		Average
		Annualized Base
		Rent per Leased
	Occupancy Rate	Square Foot(1)

March 31, 2006	100%	$21.83

(1)	Calculated as the product of the actual monthly base rent for the last month in the respective period and 12, divided by total leased square feet.

     The following tables set forth information with respect to the property’s major tenants and lease expirations, respectively, as of March 31, 2006.
Major Tenants

Percentage of
	Principal		Leased	Property’s	Annualized	Percentage of	Pro Rata
	Nature of	Lease	Square	Total Leased	Base	Annualized	Annualized	Renewal
Name	Business	Expiration	Feet	Square Feet	Rent(1)	Base Rent(2)	Base Rent(3)	Option

Westat, Inc.	Research	5/31/2010	64,432	100%	$1,406,551	100%	$28,131	Rolling 1 year term

(1)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the tenant’s annualized base rent divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	Calculated as annualized base rent multiplied by our economic ownership interest in the property. Does not include the current annual $15,600 payment pursuant to our general partnership interest.
Lease Expiration Schedule

Pro Rata
		Square	Percentage	Annualized	Percentage of	Annualized Base
	Number of	Footage of	of Property’s	Base Rent of	Property’s	Rent of
	Leases	Expiring	Total Leased	Expiring	Annualized	Expiring
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(1)	Base Rent(2)	Leases(3)

2006	—	—	—	—	—	—
2007	—	—	—	—	—	—
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	1	64,432	100.00%	$1,406,551	100.00%	$28,131
Thereafter	—	—	—	—	—	—

Total	1	64,432	100.00%	$1,406,551	100.00%	$28,131

(1)	Calculated as actual monthly base rent for March 2006 of expiring leases at the property multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(2)	Calculated as the annualized base rent of expiring leases during the periods presented divided by the product of the property’s actual total March 2006 base rent and 12.
(3)	Calculated as annualized base rent of expiring leases multiplied by our economic ownership in the property. Does not reflect the current annual $15,600 payment pursuant to our general partnership interest.
     As of March 31, 2006, the property was subject to a mortgage loan with an outstanding principal balance of approximately $4.7 million. The loan matures in September 2018 and at the time will be fully paid assuming all principal and interest payments have been timely made. The loan requires a fixed $50,448 payment of principal and interest, with interest computed at an annual rate of 8.27%. The loan may be prepaid at any time upon the payment of a prepayment penalty.

BTR Mezzanine Loan
      In February 2006, we originated a $14.7 million mezzanine loan, or the BTR loan, secured by interests in a number of property-owning entities. The BTR loan was originated to facilitate the approximately $66 million acquisition by the borrower, BTR Miller, LLC, or BTR, of a 10 property mixed use portfolio of industrial, office and retail properties primarily located in the Baltimore, Maryland metropolitan area. The aforementioned properties are each owned by single-purpose limited liability companies, the ownership interests of which have been pledged as collateral for the BTR loan. The underlying properties are subject to a $44.8 million senior mortgage loan. The BTR loan bears interest at an annual rate of 16% and matures in February 2011. We receive a monthly interest-only payment for half of the interest due, with the other half added to the principal amount of the loan. As of May 31, 2006, the principal amount of the loan was approximately $15.0 million. Until the second anniversary the loan, BTR may prepay the loan at any time, but must pay additional interest upon prepayment. After the second anniversary of the loan, BTR may prepay the loan at any time, without penalty. The BTR loan is unconditionally guaranteed by BTR Capital Fund II, LLC and two individuals.
Tenants
      Our portfolio of wholly-owned properties and properties under contract is currently leased to more than 100 tenants, many of which are nationally recognized firms and government contractors. The following table sets forth information regarding the 10 largest tenants in our portfolio of wholly-owned properties and properties under contract based on annualized base rent for March 2006.

Top Ten Tenants in Our Portfolio of Wholly-Owned Properties and Properties Under Contract(1)

			Percentage of		Percentage of
			Our		Our
			Portfolio’s		Portfolio’s
	Number of	Total Leased	Total Leased	Annualized	Annualized
Tenant	Properties	Square Feet	Square Feet	Base Rent(2)	Base Rent

Booz-Allen & Hamilton, Inc.	1	38,164	3.53%	$686,952	3.52%
Johns Hopkins University	2	45,628	4.22	633,771	3.25
U.S. General Service Administration	2	29,438	2.73	601,107	3.08
Columbia Medical Plan	2	33,354	3.09	475,819	2.44
SGT, Inc.	1	22,433	2.08	461,335	2.37
Northrop Grumman	3	42,579	3.94	596,651	3.06
CareFirst of Maryland, Inc.	2	18,370	1.70	365,659	1.88
Michael Baker Jr. Inc.	1	21,335	1.98	349,969	1.80
United Food & Commercial Workers, Local 400	1	17,450	1.62	335,367	1.72
Vocus, Inc.	1	23,560	2.18	309,578	1.59

Total		292,311	27.06%	$4,816,209	24.71%

(1)	This table does not reflect the only tenant of Twelve Oaks and Plaza 270, Westat Inc., because we only own an 8% economic ownership interest in Twelve Oaks, with the remainder of our investment in Twelve Oaks and our entire investment in Plaza 270 being in the form of structured real estate investments.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.

Lease Expirations
      The following table sets forth a summary schedule of the lease expirations for leases in place as of March 31, 2006(1) for each of the 10 full and partial calendar years beginning January 1, 2006 at the properties we have acquired or have under contract to acquire a 100% ownership interest. The table below does not reflect the only tenant of the Twelve Oaks, Plaza 270 and Research 28 properties, Westat Inc., because we only own an 8% economic ownership interest in Twelve Oaks and a 2% economic interest in Research 28, with the remainder of our investment in Twelve Oaks and our entire investment in Plaza 270 being in the form of structured real estate investments. The information set forth in the table assumes that tenants exercise no renewal options or early termination rights.

					Percentage
	Number	Square	Percentage	Annualized	of
	of	Footage	of	Base Rent	Portfolio
	Leases	of Expiring	Total Leased	of Expiring	Annualized
Year of Lease Expiration	Expiring	Leases	Square Feet	Leases(2)	Base Rent

2006(3)	52	164,047	15.19%	$3,074,317	15.77%
2007	53	213,203	19.74	3,791,791	19.45
2008	44	169,041	15.65	3,134,692	16.08
2009	37	217,304	20.12	4,059,655	20.82
2010	28	141,531	13.10	2,399,980	12.31
2011	7	65,610	6.07	940,107	4.82
2012	9	54,434	5.04	1,139,964	5.85
2013	4	29,397	2.72	517,944	2.66
2014	1	17,450	1.62	335,367	1.72
2015	1	8,075	0.75	100,938	0.52
Thereafter	—	—	—	—	—

Total/ Weighted Average	236	1,080,092	100.00%	$19,494,756	100.00%

(1)	With the exception of one lease, which commenced in June 2006 and which has an annualized base rent amount calculated as actual monthly base rent for June 2006 multiplied by 12.
(2)	Calculated as actual monthly base rent for March 2006 multiplied by 12. Because annualized base rent is not derived from historical results that were accounted for in accordance with accounting principles generally accepted in the United States, historical results differ from the annualized amounts.
(3)	We currently have 12 tenants that have month-to-month tenancies. These tenants occupy an aggregate of approximately 55,179 square feet and pay aggregate annualized base rent based on actual monthly rent for March 2006 of approximately $1,018,866.

Tax and Depreciation
      The following table reflects certain tax-related information for our properties and properties under contract:

			Property Tax	Real Estate		Depreciation
	Federal Tax		Rate 2005	Tax 2005	Depreciation	Life
Properties	Basis		Estimated(2)	Estimated	Method	(Years)(3)

4260 Forbes Boulevard	$9,400,000		$14.51	$82,700	Straight-line	5-39
4550 Forbes Boulevard	$6,500,000		$14.51	$67,900	Straight-line	5-39
7700 Montpelier Avenue	$6,800,000		$13.90	$67,300	Straight-line	5-39
Columbia Medical Campus	$15,188,000		$20.62	$213,000	Straight-line	5-39
Frederick Medical Center	$4,405,000		$19.57	$87,900	Straight-line	5-39
Timonium Medical Center	$3,407,000		$12.47	$33,800	Straight-line	5-39
Century South	$1,502,000	(1)	$11.41	$29,400	Straight-line	5-39
Commerce Center I	$12,034,000	(1)	$18.35	$251,000	Straight-line	5-39
Executive Tower	$15,400,000		$12.50	$146,400	Straight-line	5-39
Garden City Drive	$5,800,000	(1)	$14.51	$82,000	Straight-line	5-39
Hollymead Town Center	$52,000,000		$7.40	$40,700	N/A	N/A
Pidgeon Hill I	$7,749,000	(1)	$13.08	$142,000	Straight-line	5-39
Pidgeon Hill II	$10,231,000	(1)	$13.08	$147,000	Straight-line	5-39
Pinewood Plaza	$8,528,000		$12.50	$81,000	Straight-line	5-39
Lynnhaven Corporate Center I	$3,940,000		$15.94	$40,000	Straight-line	5-39
Southport Centre	$9,650,000		$15.94	$118,000	Straight-line	5-39
Twin Oaks I	$12,830,000		$13.50	$133,000	Straight-line	5-39
Twin Oaks II	$13,290,000		$13.50	$139,000	Straight-line	5-39
Godwin Business Park	$6,250,000		$10.00	$57,000	Straight-line	5-39
4230 Forbes Boulevard	$6,800,000		$14.51	$62,000	Straight-line	5-39

(1)	Represents estimated net tax basis as of March 31, 2006.
(2)	Per $1,000 of assessed value.
(3)	Represents depreciation life in years currently used.
     Our tax basis in each of our properties generally will equal the adjusted tax basis of the sellers of such property, increased by the amount of gain, if any, recognized by the sale of such property to us. The amount of gain recognized by the sellers will depend on a number of factors. To the extent any equity interests held by a seller are acquired solely for cash, our tax basis in the property attributable to that equity interest generally will be equal to the total consideration paid for that interest.
Property Management and Engineering Agreements
      We manage all aspects of the properties that we wholly-own and the Plaza 270, Twelve Oaks and Research 28 properties.
      We have an asset management and disposition services agreement with the party that originated and assisted us in structuring our investment in the Hollymead Town Center property. In return for asset management and disposition services, we pay a fee of $10,000 per month and we have granted the asset manager a participation interest that entitles the asset manager to receive 40% of the net profits we receive (including net profits from the sale of the property) after repayment of all indebtedness on the property and our recoupment of our total cash investment plus a 15% internal rate of return.
      We have an asset management agreement with the party that assisted us with the due diligence investigation of the CareFirst portfolio. The asset manager assists us with the operation, maintenance, renovation and leasing of the portfolio in exchange for fees of $6,000 per month plus the right to receive incentive fees equal to 1% of the gross sale proceeds, if any, from the sale of the Timonium, Maryland property plus 25% of the net cash profit resulting from sales of all the portfolio properties in excess of our invested cash capital plus a preferred return on our invested cash capital ranging from 7% to 9% per annum. In addition, after the second anniversary of our acquisition of the CareFirst portfolio, or at any time after a change of control of our company, the asset manager has the right to require us to redeem its 25% profits interest based on a theoretical sale of the properties at their then fair market value, as determined by independent appraisals. We have the right to redeem the asset manager’s 25% profits interest after the third anniversary of our acquisition of the properties based on the same purchase price valuation. Finally, we paid the asset manager a fee of $25,000 upon completion of our acquisition of the CareFirst portfolio.
      We are a party to a third party asset and property management agreement with Landover Metro LLC, or Landover Metro, to manage a warehouse facility that Landover Metro owns for annual asset and property management fees of approximately $25,200. This agreement terminates on July 9, 2011 and will be automatically renewed. The agreement may be terminated by either party upon 30 days written notice. Landover Metro is not affiliated with Asset Capital Corporation, L.L.C. or us. Mr. Fernau owns a passive two percent interest in Landover Metro.
      We are party to a property management and engineering agreement for the Research 28 property. The agreement provides for annual management fees of $36,000 (to be increased by 3% per year) plus between 1% and 3% of the rental payments on certain leases executed during the term of the management agreement and engineering fees of approximately $5,700 per month. The agreement also provides for in certain situations a fee of 5% of any direct construction and architectural costs related to tenant improvements. The agreement has a current term expiring on April 14, 2007 and may be automatically renewed for additional one year terms. The agreement may be terminated upon 30 days written notice upon sale of the property or an uncured default by either party. Additionally, the agreement may be terminated by either party upon 90 days notice before the end of the term or by a party upon the insolvency of the other party.
      We are party to a property management and engineering agreement for the Plaza 270 property. The agreement provides for annual fees of $135,000 (increasing by 3% per year beginning on the first anniversary of the agreement) and engineering fees of approximately $21,700 per month. We also will receive between 1% and 3% of the rental payments on certain leases executed during the term of the agreement. The agreement also provides for in certain situations a fee of 5% of any direct construction and architectural costs related to tenant improvements. The agreement has a current term expiring on April 14, 2007 and may be automatically renewed for additional one year terms. The agreement may be terminated upon 30 days written notice upon sale of the property or an uncured default by either party.
      We are party to a property management and engineering agreement for the Twelve Oaks property. The agreement provides for annual fees of 3% of the rental payments received on the property, which equaled approximately $98,000 in 2005, and engineering fees of approximately $12,600 per month. We also will receive between 1% and 3% of the rental payments on certain leases executed during the term of the agreement. The agreement also provides for in certain situations a fee of 5% of any direct construction and architectural costs related to tenant improvements. The agreement has a current term expiring on February 25, 2007 and may be automatically renewed for additional one year terms. The agreement may be terminated upon 30 days written notice upon sale of the property or an uncured default by either party.
      We also have an additional property management and engineering agreement for a property that is wholly owned by Mr. Minshall. This agreement provides for management fees of $1,000 per month, engineering fees of approximately $14,500 per month, terminates on June 30, 2007 and may be automatically renewed for additional one year terms. Mr. Minshall has granted us a right of first refusal to purchase this property, which terminates in June 2010.
Environmental Matters
      Under various federal, state and local environmental laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases or threats of releases at such property, and may be held liable to a government entity or to third parties for property damage and for investigation, clean up and monitoring costs incurred by such parties in connection with the actual or threatened contamination. Such laws typically impose clean up responsibility and liability without regard to fault, or whether or not the owner, operator or tenant knew of or caused the presence of the contamination. The liability under such laws may be joint and several for the full amount of the investigation, clean-up and monitoring costs incurred or to be incurred or actions to be undertaken, although a party held jointly and severally liable may obtain contributions from other identified, solvent, responsible parties for their fair share toward these costs. These costs may be substantial, and can exceed the value of the property. The presence of contamination, or the failure to properly remediate contamination, on such property may adversely affect the ability of the owner, operator or tenant to sell or rent such property or to borrow using such property as collateral, and may adversely impact our investment in a property.
      Federal regulations require building owners and those exercising control over a building’s management to identify and warn, via signs and labels, of potential hazards posed by workplace exposure to installed asbestos-containing materials and potentially asbestos-containing materials in their building. The regulations also set forth employee training, record keeping and due diligence requirements pertaining to asbestos-containing materials and potentially asbestos-containing materials. Significant fines can be assessed for violation of these regulations. Building owners and those exercising control over a building’s management may be subject to an increased risk of personal injury lawsuits by workers and others exposed to asbestos-containing materials and potentially asbestos-containing materials as a result of the regulations. The regulations may affect the value of a building containing asbestos-containing materials and potentially asbestos-containing materials in which we have invested. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and/or disposal of asbestos-containing materials and potentially asbestos-containing materials when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Such laws, as well as common law tort doctrines, may impose liability for improper handling or a release to the environment of asbestos-containing materials and potentially asbestos-containing materials and may provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with asbestos-containing materials and potentially asbestos-containing materials.
      Prior to closing any property acquisition, if appropriate, we attempt to obtain such environmental assessments as we may deem prudent in order to attempt to identify potential environmental concerns at such properties. These assessments are carried out in accordance with an appropriate level of due diligence and generally may include a physical site inspection, a review of relevant federal, state and local environmental and health agency database records, one or more interviews with appropriate site-related personnel, review of the property’s chain of title and review of historic aerial photographs. We may also conduct limited subsurface investigations and test for substances of concern where the results of the first phase of the environmental assessments or other information indicates possible contamination or where our consultants recommend such procedures.
      We believe that our properties are in compliance in all material respects with all federal and state regulations regarding hazardous or toxic substances, including asbestos, and other environmental matters. We have not been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances, including asbestos, or other environmental matters in connection with any of our properties.
Competition
      We compete with REITs, other public and private real estate companies, public and private investment firms, private real estate investors and lenders in acquiring properties and in originating, acquiring and investing in structured real-estate finance instruments. Many of these entities have greater resources than us or other competitive advantages. We also face significant competition in leasing or subleasing available properties to prospective tenants.
Insurance
      Our properties are covered by comprehensive liability, casualty, flood and rental loss insurance. We believe that the policy specifications and insured limits are appropriate given the relative risk of loss, the cost of the coverage and industry practice, and that our properties will be covered adequately by insurance. Our properties also are covered by terrorism insurance.
Employees
      We employed 38 full-time employees as of the date of this prospectus. We believe that our relations with our employees are good, and none are represented by collective-bargaining agreements.
Legal Proceedings
      We are not involved in any litigation other than routine litigation arising in the ordinary course of business, including challenging property taxes, or that we expect to be covered by insurance.

MANAGEMENT
Directors and Senior Officers
      Our board of directors consists of seven individuals. Our board of directors has determined that four of these directors satisfy the listing standards for independence of the Nasdaq Stock Markettm, or Nasdaq. Our directors will serve one year terms and hold office until their successors are elected and qualified. Certain information regarding our directors, and senior officers is set forth below:

Name	Age	Position

Peter C. Minshall	53	Chairman and Chief Executive Officer
Blair D. Fernau	40	Vice Chairman and Chief Investment Officer
William B. LeBlanc III	39	Director, President and Chief Operating Officer
Clay E. Carney	48	Chief Financial Officer, Treasurer and Secretary
William P. Ciorletti	49	Director
Brian K. Fields	46	Director
William T. Gordon III	52	Director
Robert S. Smith	47	Director
      The following are biographical summaries of the experience of our directors and senior officers.
      Peter C. Minshall. Mr. Minshall has been our Chief Executive Officer since April 20, 2005 and Chairman of our Board of Directors since March 30, 2005. Prior to forming Asset Capital Corporation, L.L.C. in 1997, Mr. Minshall was a principal of and managed a real estate investment company named Asset Resolution Ventures, L.L.C. from 1995 to 1997. He also was a portfolio manager for J.E. Robert Companies, or JER, a diversified commercial real estate company based in Vienna, Virginia, from 1992 to 1995 where he was responsible for acquisition, management and disposition of several large commercial real estate portfolios valued in excess of $300 million. Prior to this, Mr. Minshall was Vice President and Manager of the Financial Services Group for Cushman & Wakefield, a diversified commercial real estate investment and services firm, in Washington, D.C., where his group completed an aggregate of approximately $250 million in commercial real estate debt and equity transactions. Prior to joining Cushman & Wakefield, Mr. Minshall was a Vice President at LaSalle Partners, where he established the Washington, D.C. office in 1979 to provide corporate real estate services. Mr. Minshall graduated from the University of Denver in 1975 with a Bachelor of Science in Business Administration and attended the Executive MBA program at George Washington University from 1993 to 1994. Mr. Minshall is a member of the Urban Land Institute, the Pension Real Estate Association, the International Council of Shopping Centers and the National Association of Industrial and Office Properties.
      Blair D. Fernau. Mr. Fernau has been our Chief Investment Officer and Vice Chairman of the Board since April 20, 2005 and has been a member of our board of directors since March 30, 2005. Mr. Fernau joined Asset Capital Corporation, L.L.C. as a principal in 1998. Prior to joining Asset Capital Corporation, L.L.C., from 1996 to 1998, Mr. Fernau was an acquisitions manager specializing in bulk real estate portfolios and single asset acquisitions for JER. Mr. Fernau managed the underwriting, due diligence and acquisition process for over $1 billion in real estate for institutional capital partners and JER’s own equity fund. Prior to his experience in acquisitions, from 1993 to 1994, Mr. Fernau was an asset manager specializing in problem loan and property work-outs for JER. Before joining JER, from 1990 to 1993, Mr. Fernau was active in the liquidation of a foreclosed real estate portfolio for Perpetual Savings Bank, at the time the largest savings bank in Virginia, in conjunction with the Resolution Trust Corporation. Mr. Fernau began his real estate career and completed a training program at the Principal Financial Group as a mortgage lender. Mr. Fernau graduated from the University of Nebraska-Lincoln with a Bachelor of Science in Finance/ Math in 1988 and graduated from George Washington University with an MBA in 1992, both with honors.

      William B. LeBlanc III. Mr. LeBlanc has been our President and Chief Operating Officer since April 20, 2005 and has been a member of our board of directors since March 30, 2005. Mr. LeBlanc joined Asset Capital Corporation, L.L.C. as a principal in 1998. Prior to joining Asset Capital Corporation, L.L.C., from 1994 to 1998, Mr. LeBlanc was an asset manager with JER in Vienna, Virginia. Mr. LeBlanc’s responsibilities at JER included operating oversight, monthly reporting and disposition for a mixed portfolio of value added real estate and loan assets. Mr. LeBlanc also performed due diligence for acquisitions on both single assets and portfolios and completed problem loan work-outs. Prior to joining JER, from 1992 to 1994, Mr. LeBlanc worked in a real estate consulting/valuation capacity for Joseph J. Blake & Associates valuing real estate portfolios for institutional clients. Before joining Blake, Mr. LeBlanc worked as a nationwide consultant for McCay Golf Course Companies on resort and golf course valuation, development and management. Mr. LeBlanc graduated from Rollins College in Winter Park, Florida with a Bachelor of Arts in Economics in 1991. Mr. LeBlanc is a member of The Real Estate Group of Washington, D.C.
      Clay E. Carney. Mr. Carney has been our Chief Financial Officer, Treasurer and Secretary since December 12, 2005. Prior to joining us, from February 2001 to December 2005, Mr. Carney held senior financial positions with Time Warner Cable. From May 2005 to December 2005, Mr. Carney served as Regional Vice President, Finance of Time Warner Cable’s Texas cluster of cable operating systems, which serve over two million residential and commercial cable, broadband internet and IP telephony subscribers. From February 2001 to April 2005, Mr. Carney served as Vice President and Chief Financial Officer of Time Warner Cable’s Road Runner operating unit, a leading broadband internet service provider with over four million subscribers. Road Runner was originally formed as a joint venture among affiliates of Time Warner, MediaOne (subsequently acquired by AT&T), Compaq, Microsoft and the Newhouse publishing family and became 100% owned and operated by Time Warner Cable in February 2001 coincident with the merger of AOL and Time Warner. From September 1999 to January 2001, Mr. Carney served as Vice President, Finance of Road Runner. Prior to joining Time Warner Cable, from September 1998 to August 1999, Mr. Carney served as Vice President, Corporate Accounting of Discovery Communications, Inc., a leading media and entertainment company. Prior to joining Discovery Communications, from September 1993 to August 1998, Mr. Carney served as Vice President, Finance of BET Holdings, Inc., a publicly owned media company. Mr. Carney also worked for Price Waterhouse, a predecessor entity of PricewaterhouseCoopers, from January 1986 to August 1993, where he served as an audit manager and senior manager from 1990 to 1993. Mr. Carney graduated from Radford University with a Bachelor of Science in Business Administration, Accounting Concentration and is a Certified Public Accountant.

Directors
      William P. Ciorletti. Mr. Ciorletti has been a member of our board of directors since June 30, 2005. Mr. Ciorletti was senior vice president and chief financial officer of Provident Senior Living Trust, a real estate investment trust, from August 2004 until Provident merged with Ventas, Inc. in June 2005. Mr. Ciorletti was subsequently employed by Provident Realty Partners, an entity created to facilitate transition issues in connection with the foregoing merger. Provident commenced operations in August 2004 upon completing a $430 million private placement and acquired approximately $1 billion in assets in the fourth quarter of 2004. From September 2002 to March 2004, Mr. Ciorletti served as senior vice president and chief financial officer of American Financial Realty Trust, or AFR, a publicly-held real estate investment trust formed to acquire and operate properties leased to regulated financial institutions in the United States. During his tenure with AFR, AFR completed an $800 million initial public offering in June 2003, a $400 million private placement in September 2002 and acquired over 600 properties with a net asset value in excess of $1.8 billion. From April 1998 to September 2002, Mr. Ciorletti was chief financial officer of American Financial Resource Group, Inc., or AFRG, the predecessor to AFR, where he was president of AFRG’s operating companies and was active in the merger and acquisition activity of all AFRG affiliates. From August 1982 to January 1992, Mr. Ciorletti served as president and chief executive officer of Central Atlantic Distributors, Inc., an engineering and commercial building equipment distributor, until he sold the company in 1992. Mr. Ciorletti began his career with Touche Ross & Co., an international accounting and consulting firm. Mr. Ciorletti is a certified public accountant with over 25 years of experience in financial and operational management. Mr. Ciorletti graduated from LaSalle University in 1978 with a Bachelor of Science, magna cum laude, in business administration.
      Brian K. Fields. Mr. Fields has been a member of our board of directors since June 30, 2005. Mr. Fields was the Chief Financial Officer of CarrAmerica Realty Corporation, a national, publicly traded, real-estate investment trust focused on commercial office properties with its headquarters located in Washington, D.C. from 1995 to 1999. Working with CarrAmerica since its inception, Mr. Fields oversaw all financial aspects of CarrAmerica during a period of rapid growth, and he was involved with the structuring and issuance of equity and debt securities including CarrAmerica’s initial public offering. Mr. Fields was a member of CarrAmerica’s Operating and Investment Committees, and was a director of several corporate subsidiaries. Prior to his appointment as Chief Financial Officer at CarrAmerica, Mr. Fields was the Controller of CarrAmerica from 1993 to 1995 and the Controller of The Oliver Carr Company, the predecessor to CarrAmerica, from 1990 to 1993. Prior to his employment with The Oliver Carr Company, Mr. Fields was a Senior Manager with Peat Marwick, the predecessor firm to KPMG, from 1982 to 1990. At Peat Marwick, Mr. Fields managed audit and accounting engagement responsibilities for real estate, high technology and small business clients. Most recently, Mr. Fields served as the Chief Financial Officer of Customcity.com, Inc., a startup company which provided online sales of promotional products, from 2000 to 2003. Customcity.com, Inc. filed for bankruptcy in 2003. Mr. Fields graduated from Virginia Polytechnic Institute and State University with a Bachelor of Science in Accounting and is a Certified Public Accountant.
      William T. Gordon III. Mr. Gordon has been a member of our board of directors since June 30, 2005. Mr. Gordon was the President of RoadRunner, LLC, an Internet service provider owned by Time Warner, AT&T, Advance Newhouse, Compaq and Microsoft, from February 2000 until the venture was dissolved in April 2001 as a result of AOL’s merger with Time Warner, and was Senior Vice President and Chief Financial Officer from June 1999 to February 2000. Prior to RoadRunner, Mr. Gordon was Executive Vice President of Finance and Chief Financial Officer of BET Holdings, Inc., a media company, from July 1993 to October 1998. BET Holdings, Inc. was publicly traded on the NYSE until July 1998 when it was taken private by its two largest shareholders. As BET’s CFO, Mr. Gordon was responsible for its public reporting requirements to the SEC and was instrumental in securing a $625 million credit facility to finance the buyout of BET’s public shareholders. Prior to his tenure at BET Holdings, Mr. Gordon joined Price Waterhouse, a predecessor entity of PriceWaterhouseCoopers, in July 1975 where he was a partner from July 1987 to June 1993. During his career with Price Waterhouse, Mr. Gordon’s clients were primarily in the real estate and media industries. Mr. Gordon’s real estate clients at Price Waterhouse included Washington Real Estate Investment Trust (NYSE: WRIT), for who he served as senior audit manager and then Audit Partner from 1985-1992. Mr. Gordon’s media clients included Gannett Co., Inc. (NYSE: GCI), for who he served as senior audit manager and then Audit Partner from 1985-1992. Since 2001, Mr. Gordon has pursued various personal investments, primarily commercial and residential real estate. Mr. Gordon graduated with honors from the University of Florida with a Bachelor of Science in Accounting in 1975 and is a Certified Public Accountant.
      Robert S. Smith. Mr. Smith has been a member of our board of directors since June 30, 2005. Mr. Smith is a principal of Sherier Capital LLC, a business advisory firm that he founded in early 2005. He was previously Chief Operating Officer of Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR), a publicly held investment bank, from 1999 to 2004. Before joining FBR as its General Counsel in 1996, Mr. Smith was an attorney with McGuireWoods LLP from 1986 to 1996, and was previously a lawyer in Edinburgh, Scotland. From 1992 to 1996, Mr. Smith was an adjunct part-time faculty member at the University of Maryland University College Graduate School of Management and Technology. Mr. Smith received his undergraduate degree and graduate diploma in legal practice from the University of Edinburgh in Scotland and a graduate law degree (LLM) from the University of Virginia in 1986. Mr. Smith currently serves on the Boards of the Woods Academy, Castlepoint Holdings, Ltd. and the Washington Performing Arts Society.
Board Committees
      Our board of directors has appointed an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee. Each of these committees has three directors and will be composed exclusively of independent directors, as required by and defined in the rules, regulations and listing qualifications of the Nasdaq, except for the investment committee which currently is composed of three directors that are not independent.
      Our board of directors may from time to time establish other committees to facilitate the management of our company.

Audit Committee
      The audit committee is responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Mr. Gordon chairs our audit committee and serves as our audit committee financial expert as that term is defined by the SEC. Mr. Fields and Mr. Ciorletti are members of the audit committee. Each of the members of the audit committee meets the financial literacy requirements of the Nasdaq.

Compensation Committee
      The compensation committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our proxy statement and publishes an annual committee report for our stockholders. Mr. Ciorletti is the chair, and Mr. Fields and Mr. Gordon are members, of the compensation committee.

Nominating and Corporate Governance Committee
      The nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the Nasdaq, establishes investment criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our stockholders. Mr. Smith is the chair, and Mr. Fields and Mr. Gordon are members, of the nominating and corporate governance committee.

Investment Committee
      Our investment committee has three members: Mr. Minshall, our chief executive officer, Mr. Fernau, our chief investment officer, and Mr. LeBlanc, our president and chief operating officer. The investment committee will review and approve all investment activities, subject to further approval by our board of directors for acquisitions or dispositions of properties or structured real estate investments that (i) have a total asset value that exceeds $25 million, (ii) are not located in our target market, (iii) involve financing that is not on market terms, that would cause us to exceed our target leverage ratio or is recourse debt to our company, unless the recourse provisions are only triggered upon certain specified “bad boy” events, or (iv) involves an asset that is not within the group of targeted asset types that we ordinarily target for investment. Our investment committee may from time to time seek approval from our board of directors for an acquisition or disposition for which the committee has the authority to approve if the committee believes such additional board approval to be in the best interest of our company. When evaluating an investment opportunity, the committee evaluates all material terms and attributes of, and risks associated with, the investment. The committee ensures that the investment satisfies applicable criteria described above under “Our Business and Properties—Our Strategy” and is otherwise a suitable investment for our company. Unanimous approval of the committee’s members is required before any binding investment or purchase commitment is made.

Compensation Committee Interlocks and Insider Participation
      We believe that the members of the compensation committee of our board of directors are independent directors. None of these directors, or any of our executive officers, serves as a member of a board or any compensation committee of any entity that has one or more executive officers serving as a member of our board.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
      Our organizational documents limit the personal liability of our directors and officers to us and our stockholders for monetary damages to the fullest extent permitted under current Maryland law. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.” We have obtained a directors’ and officers’ liability insurance policy. We have entered into indemnification agreements with each of our directors and certain officers.
Board Compensation
      Each member of our board of directors who is not an employee of our company will be entitled to receive annual compensation for service as a director as follows. Each non-employee director will be paid an annual fee of $20,000, a fee of $1,000 for each board of directors meeting attended in person and a fee of $500 for each board of directors meeting attended telephonically. The chairman of our audit committee will be paid an annual fee of $7,500, and the chairmen of our compensation and nominating and corporate governance committees will each be paid an annual fee of $5,000. Board committee members will each be paid a fee of $1,000 for committee meetings attended in person and a fee of $500 for committee meeting attended telephonically, in each case only for meetings held on dates different from the dates on which board of directors meetings are held. If committee meetings are attended on the same day as a board meeting, we will pay only one meeting fee per day. Our non-employee directors will be eligible to receive awards under our equity incentive plan. Our non-employee directors received an award of 2,000 LTIP units in June 2005 pursuant to our 2005 equity incentive plan. These LTIP units will vest at a rate of one-third of the number of LTIP units granted per year beginning on the first anniversary of the date of the grant, assuming a director is continuing in his service as a director of our company at such date. Directors who are employees of our company will not receive any compensation for their services as directors. Each member of our board of directors will be reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses. Our directors also will be provided insurance policy coverage under our directors’ and officers’ insurance commensurate with industry standards.
      Our board of directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

Executive Compensation
      Because we were only recently organized, meaningful executive compensation information is not available for prior periods. The following table sets forth the annual base salary and other compensation paid for the year ended December 31, 2005 to our Chief Executive Officer and our other executive officers. Such executive officers are referred to herein collectively as the “named executive officers.”
Summary Compensation Table

							Long-Term
	Annual Compensation						Compensation

		Base			Other Annual		LTIP Unit
Name and Principal Position	Year	Salary(1)	Bonus		Compensation(2)		Awards

Peter C. Minshall	2005	$162,504	$100,000	(3)	$17,222	(4)	—
Chairman of the Board and
Chief Executive Officer
Blair D. Fernau	2005	$162,504	$100,000	(3)	$17,190	(4)	—
Vice Chairman and
Chief Investment Officer
William B. LeBlanc, III	2005	$162,504	$100,000	(3)	$11,790	(4)	—
President and
Chief Operating Officer
Clay E. Carney	2005	$14,263	$—		$—		29,707	(5)
Chief Financial Officer,
Treasurer and Secretary

(1)	Amounts shown for the year ended December 31, 2005 represent amounts paid to Messrs. Minshall, Fernau and LeBlanc since the completion of the 2005 private offering and to Mr. Carney since the commencement of his employment on December 12, 2005.

(2)	Includes the estimated annual cost of life and long-term disability benefits and health insurance provided in accordance with the executive’s employment agreement. Additionally, Messrs. Minshall, Fernau and LeBlanc receive monthly automobile allowances of $833.

(3)	All bonuses for 2005 were accrued by us in 2005 and paid in 2006.

(4)	Amount shown reflects other annual compensation received since the completion of the 2005 private offering. Amount for each individual includes payments of life and long-term disability premiums, health insurance premiums and an automobile allowance of $834 per month.

(5)	The forfeiture restrictions on Mr. Carney’s LTIP units shall be removed quarterly on a pro-rata basis over the first three anniversaries of his employment with us, subject to certain events such as a change of control (as defined in Mr. Carney’s employment agreement) and termination without cause (as defined in Mr. Carney’s employment agreement) that will cause all forfeiture restrictions to be removed upon the occurrence of such event. Mr. Carney will receive dividends on his units. The LTIP units were granted to Mr. Carney on June 23, 2006 and, therefore, have been excluded from our calculation of fully diluted issued and outstanding shares of common stock as of March 31, 2006.
Employment Agreements
      We have entered into written employment agreements with certain of our executive officers. Pursuant to the agreements, Messrs. Minshall, Fernau, LeBlanc and Carney have agreed to serve, respectively, as our Chairman of the Board and Chief Executive Officer, our Vice Chairman and Chief Investment Officer, our President and Chief Operating Officer, and our Chief Financial Officer, Treasurer and Secretary. The employment agreements require the executives to devote substantially all of their business attention and time to our affairs.
      The employment agreements with Messrs. Minshall, Fernau, LeBlanc and Carney are for three-year terms; provided, however, that the terms are automatically extended at the end of each term for additional one-year periods unless, not later than three months prior to the termination of the then existing term, either party provides written notice to the other party of its intent not to extend further the term. The employment agreements provide for (1) an initial annual base salary of $325,000, $325,000, $325,000, and $250,000 to each of Messrs. Minshall, Fernau, LeBlanc and Carney, respectively, and (2) bonuses up to 100% of the executive’s annual base salary, with actual bonus amounts to be determined by our compensation committee in its discretion or in accordance with any annual performance bonus plan approved by the compensation committee.
      Upon the termination of an executive officer’s employment, either by us for “cause” (as described below) or by the executive officer without “good reason” (as described below) during the term of his employment agreement, such executive officer will be entitled to receive his annual base salary, bonus and other benefits accrued through the date of termination of the executive officer’s employment.
      Under the terms of the employment agreements, “cause” generally means, with respect to each executive officer, (i) the commission of, and indictment for or formal admission to, a felony, a crime of moral turpitude, dishonesty, breach of trust, fraud, misappropriation, embezzlement or unethical business conduct, or any crime involving our company; (ii) continued willful misconduct, willful or gross neglect in the performance of his duties under the employment agreement and failure to remedy such misconduct or neglect within a specified time period determined by the board of directors; (iii) the continued failure to materially adhere to the clear directions of our board of directors, to adhere to our policies and practices or to devote substantially all of his business time and efforts to our company and our subsidiaries and failure to cure such failure to adhere; (iv) the continued failure to substantially perform the duties assigned to the executive officer by our board of directors, and failure to cure such failure to perform; (v) the material breach of any of the non-competition provisions of the employment agreement and failure to cure such breach; or (vi) the material and willful breach of the terms and provisions of the employment agreement and failure to cure such breach.
      As defined under the employment agreement, the term “good reason” generally means, unless consented to by the executive officer, (i) the material reduction of the executive officer’s title, authority, duties and responsibilities or the assignment to the executive officer of duties materially inconsistent with the executive officer’s position or positions with our company; (ii) a reduction in annual salary of the executive officer; (iii) the relocation of the executive officer’s office to more than 50 miles from Bethesda, Maryland; or (iv) our breach of any material provision of the employment agreement with such executive officer.
      The employment agreements with Messrs. Minshall, Fernau and LeBlanc provide that upon the termination of an executive officer’s employment either by us without “cause” or by the executive officer for “good reason,” the executive officer will be entitled under his employment agreement to the following severance payments and benefits:

•	annual base salary, bonus and other benefits accrued throughout the date of termination;

•	lump-sum cash payment equal to 2.99 multiplied by the sum of (1) the executive officer’s then-current annual base salary; and (2) the average bonus paid to the executive officer during the two years preceding termination; provided that, if the executive officer has been employed for less than two years, the bonus amount in clause (2) will be the bonus paid for the prior year and, if the executive officer has been employed for less than one year, the bonus amount in clause (2) will be 100% of the executive’s annual base salary;

•	for one year after termination of employment, continuing coverage under the group health plans the executive would have received under his employment agreement, as would have applied in the absence of such termination provided that such benefits will cease after such executive becomes entitled to receive the same type of benefits from another employer; and

•	full vesting of, or termination of any forfeiture restrictions with respect to, all outstanding equity-based incentive awards or other equity held by the executive officer.

      In the event of any notice of non-renewal of the employment agreement by us, the executive officer will be entitled under his employment agreement to the same payments and benefits as if terminated other than for cause, except that the executive officer’s lump-sum cash payment will equal the sum of (1) the executive officer’s then-current annual base salary; and (2) the maximum bonus payable to the executive officer for the fiscal year in which the termination occurs, and the executive will not have continued coverage under the group health plans.
      Upon a change of control (as defined in each executive’s employment agreement), all of the executive’s outstanding unvested equity-based awards shall fully vest and shall become immediately exercisable. In addition, if upon a change of control, the executive terminates his employment with us within the six-month anniversary of such change of control, the executive will be entitled to the same payments and benefits as if his employment was terminated by us without “cause” or by him for “good reason.”
      The employment agreement with Mr. Carney provides that upon the termination of his employment either by us without “cause” or by him for “good reason,” Mr. Carney will be entitled under his employment agreement to the following severance payments and benefits:

•	annual base salary, bonus and other benefits accrued throughout the date of termination;

•	annual base salary as in effect immediately before termination, payable monthly, for a period equal to the shorter of (x) the number of days from the effective date of such termination to the date on which Mr. Carney commences employment with a new employer, or enters into a paid consulting arrangement or other paid service arrangement with another entity or entities, for compensation or fees substantially similar to the compensation provided for under the employment agreement and (y) 365 days;

•	for one year after termination of employment, continuing coverage under the group health plans Mr. Carney would have received under his employment agreement, as would have applied in the absence of such termination provided that such benefits will cease after he becomes entitled to receive the same types of benefits from another employer; and

•	full vesting of, or termination of any forfeiture restriction with respect to, all outstanding equity-based incentive awards or other equity held by the executive officer.
      In the event of any notice of non-renewal of Mr. Carney’s employment agreement by us, Mr. Carney will be entitled under his employment agreement to the same payments and benefits as if terminated by us without “cause” or by him for “good reason” except that he will receive a lump-sum payment equal to his then existing annual salary instead of monthly payments of his annual salary, and he will not have continued coverage under the group health plans.
      Upon a change of control (as defined in Mr. Carney’s employment agreement), all of Mr. Carney’s outstanding unvested and forfeitable equity-based awards will fully vest and will become immediately exercisable or forfeiture restrictions will terminate, respectively. In addition, if, upon a change of control, Mr. Carney terminates his employment with us within the six-month anniversary of such change of control, Mr. Carney will be entitled to the same payments and benefits as if his employment was terminated by us without “cause” or by him for “good reason” except that he will receive a lump-sum payment equal to two times his then existing annual salary instead of monthly payments of his annual salary.
      Under the employment agreements of Messrs. Minshall, Fernau, LeBlanc and Carney, we have agreed to make an additional tax gross-up payment equal to the excise tax imposed on “excess parachute payments” (excluding any “gross-up” payments) under Section 4999 of the Internal Revenue Code.
      Each employment agreement also contains non-competition provisions that continue for a one-year period after termination of employment. Each employment agreement permits the executive officer to retain interests in, and manage, specified existing real property investments of such executive officer and includes certain other exceptions to the non-competition provisions. In addition, each employment agreement contains confidentiality and non-solicitation provisions.
2005 Equity Incentive Plan
      We have adopted the 2005 equity incentive plan. The purpose of the 2005 equity incentive plan is to provide us with the flexibility to use stock options and other awards as part of an overall compensation package to provide compensation to attract and retain qualified personnel. Key employees, directors, officers, advisors, consultants and other personnel of ours, our subsidiaries, our affiliates and other persons expected to provide significant services to us or our subsidiaries may be granted stock options, stock awards, performance shares, dividend equivalent rights and other equity-based awards (including interests in our operating partnership) under the 2005 equity incentive plan.

Administration
      The 2005 equity incentive plan is administered by our compensation committee. The compensation committee, upon and after such time as it is covered in Section 16 of the Exchange Act, consists of at least two individuals each of whom is intended to be a nonemployee director under Rule 16b-3 as promulgated by the SEC and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, generally qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code. However, no action taken by the compensation committee will be invalidated because any or all of the members of the compensation committee fails to satisfy the nonemployee director or outside director requirements of the prior sentence. The compensation committee, appointed by our board of directors, has the full authority to administer and interpret the 2005 equity incentive plan, to authorize the granting of awards, to determine the eligibility of key employees, directors, officers, advisors, consultants and other personnel of ours, our subsidiaries, our affiliates and other persons expected to provide significant services to us or our subsidiaries to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2005 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2005 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. During any period of time in which we do not have a compensation committee as set forth under “—Board Committees— Compensation Committee,” the 2005 equity incentive plan will be administered by our board of directors or another committee appointed by the board of directors. References below to the compensation committee include a reference to the board of directors or another committee appointed by the board of directors for those periods in which the board of directors or such other committee appointed by the board of directors is acting.

Eligibility and Types of Awards
      Key employees, directors, officers, advisors, consultants or other personnel of ours, our subsidiaries, our affiliates and other persons expected to provide significant services to us or our subsidiaries may be granted stock options, stock appreciation rights, stock awards, performance shares, dividend equivalent rights and other equity-based awards (including interests in our operating partnership) under the 2005 equity incentive plan. Eligibility for awards under the 2005 equity incentive plan is determined by the compensation committee.

Available Shares
      Subject to adjustment upon certain corporate transactions or events, the total number of shares of our common stock available for awards under the 2005 equity incentive plan is 625 shares of common stock after giving effect to the issuance of awards that we have allocated for issuance to our employees. The total number of shares available under the 2005 equity incentive plan will be increased by an amount equal to 3.0% of the number of shares we issue and sell in this offering, which we expect to be approximately 240,000 shares of our common stock. Any common stock withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2005 equity incentive plan. If an option or other award granted under the 2005 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid (whether in common stock or cash), as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2005 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors.

Awards Under the 2005 Equity Incentive Plan
      Stock Options. The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422 of the Internal Revenue Code, shall be determined by the compensation committee. The exercise price of an option shall be determined by the compensation committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a more than 10% stockholder, of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant, or five years in the case of an incentive stock option granted to a more than 10% stockholder. Options will be exercisable at such times and subject to such terms as determined by the compensation committee.
      Stock Awards. A stock award is an award of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. Stock awards may be subject to vesting schedules as determined by the compensation committee. Any restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent provided under the award agreement relating to the stock award, a participant will have all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares covered by the stock award. Although dividends are paid on all shares covered by stock awards, whether or not vested, at the same rate and on the same date as our common stock, the award agreement may prohibit holders of stock awards from transferring such shares until they vest.
      Performance Shares. Performance shares will vest as provided in the applicable award agreement. A performance share represents a right to receive the fair market value of a share of our common stock, or, if provided by the compensation committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by the compensation committee at the time of grant. Performance shares may be settled in cash or by transfer of common stock (as may be elected by the participant or the compensation committee or as provided by the compensation committee at the time of grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the performance shares installments over a period not to exceed ten years. In addition, the compensation committee may establish a program under which dividends with respect to performance shares may be deferred for additional periods as set forth in the preceding sentence.

      Dividend Equivalent Rights. A dividend equivalent right is a right to receive (or have credited) the equivalent value of dividends declared on common stock otherwise subject to an award. The compensation committee may provide that amounts payable with respect to dividend equivalent rights shall be converted into cash or additional common stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalent rights as it deems appropriate.
      Other Equity-Based Awards. Our 2005 equity incentive plan authorizes the granting of other awards which may be based upon the common stock (including the grant of securities convertible into common stock and stock appreciation rights) and interests in our operating partnership, including LTIP units, and subject to terms and conditions established at the time of grant.
      LTIP units are a special class of partnership interests in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the 2005 equity incentive plan, reducing availability for other equity awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to our employees. The vesting period for any LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per unit profit distributions as units of our operating partnership, which profit distribution will generally equal per share taxable dividends on our shares of common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which generally will receive full dividends whether vested or not. Initially, LTIP units will not have full parity with operating partnership units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of operating partnership units at any time, and thereafter enjoy all the rights of operating partnership units. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units will be less than the value of an equal number of our shares of common stock.

Adjustments in General; Certain Change in Control Provisions
      In the event of certain corporate reorganizations or other events, the compensation committee may make certain adjustments, in its discretion, to the manner in which the 2005 equity incentive plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), the compensation committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control. In addition, restrictions and conditions on each stock award shall automatically lapse and the settlement date for all performance shares shall be the date of such change in control.

Amendment and Termination
      Our board of directors generally may amend and terminate the 2005 incentive plan as it deems advisable, except in certain respects regarding outstanding awards or the provisions restricting cash rights described above. In addition, the 2005 equity incentive plan may not be amended without stockholder approval if the absence of such approval would cause the 2005 equity incentive plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Due to the assignment of certain agreements to us and the acquisition of certain of our properties, our directors and certain members of our executive management have received material financial and other benefits, as shown below.
Contribution of Five Initial Properties and One Structured Real Estate Investment
      In June 2005, we entered into contribution agreements with the members of Pidgeon Hill Drive LLC, Second Pidgeon LLC, Commerce Center I, L.L.C., Garden City Drive Investors LLC and Century South Investors LLC pursuant to which these members agreed to contribute all of the membership interests in these entities to us. These entities were owned by a number of individual investors, including one or more of our founders and Asset Capital Corporation, L.L.C., and were managed by Asset Capital Corporation, L.L.C., the controlling member. These entities own in fee simple the Pidgeon Hill I, Pidgeon Hill II, Commerce Center I, Garden City Drive and Century South properties. The shares of our common stock paid to the members of each property-owning limited liability company who elected to receive shares of our common stock pursuant to the contribution agreements were paid directly to each individual member of the respective limited liability companies. Also in June 2005, we entered into a contribution agreement with Asset Capital Corporation, L.L.C. pursuant to which Asset Capital Corporation, L.L.C. agreed to contribute to us its Class A membership interest and Class B membership interest in Twelve Oaks Investment LLC, which was owned by Asset Capital Corporation, L.L.C. and Westat, Inc. and managed by Asset Capital Corporation, L.L.C. Twelve Oaks Investment LLC owns the Twelve Oaks property. We refer to these Class A and Class B membership interests as our Twelve Oaks structured real estate investment. The interests described in this paragraph were contributed to us on dates ranging from August 2005 to March 2006.
      Our three founders, Messrs. Minshall, Fernau and LeBlanc, each of whom serves as an executive officer of our company and as a member of our board of directors, beneficially owned, directly or indirectly through affiliated entities and family members, membership interests in the five entities described above that own the Pidgeon Hill I, Pidgeon Hill II, Commerce Center I, Garden City Drive and Century South properties. The membership interests in these five limited liability companies that were owned by Asset Capital Corporation, L.L.C. as well as the Class A membership interest and Class B membership interest in Twelve Oaks Investment LLC are included in the membership interests that were beneficially owned by Messrs. Minshall, Fernau and LeBlanc by virtue of the fact that Messrs. Minshall, Fernau and LeBlanc each owns a 33.33% membership interest in Asset Capital Corporation, L.L.C.

      The following table shows the interests in each property and structured real estate investment contributed to us by each of our three founders and their respective affiliated entities and family members pursuant to the contribution agreements described above along with the number of shares of our common stock paid in exchange for the contribution of their interests. We also paid our founders an aggregate of approximately $420,000 in cash in connection with the contribution of their interests (approximately $136,000 for purchase price consideration and approximately $284,000 for settlement credits including lender reserves and prepaid items held by the entities that owned these properties).

		Approximate number
		of shares of
		Asset Capital
		Corporation, Inc.
		common stock
Contributor	Contributed Interest	received

Peter C. Minshall and affiliates and family members	15.30% Class A interest in Pidgeon Hill Drive LLC
	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	86,856
	1.45% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	8,719
	5.89% Class A interest in Commerce Center I, L.L.C.
	84.00% Class B interest in Commerce Center I, L.L.C.(2)	246,755
	13.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	51,472
	33.30% Class B interest in Century South Investors LLC(1)	14,333
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,142

		451,277

Blair D. Fernau and affiliates and family members	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	58,193
	1.45% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	8,719
	5.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	43,488
	3.01% Class A interest in Century South Investors LLC
	33.30% Class B interest in Century South Investors LLC(1)	18,565
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,141

		172,106

William B. LeBlanc III and affiliates and family members	33.30% Class B interest in Pidgeon Hill Drive LLC(1)	58,193
	0.87% Class A interest in Second Pidgeon LLC
	25.00% Class B interest in Second Pidgeon LLC(1)	6,326
	2.00% Class A interest in Garden City Drive Investors LLC
	33.30% Class C interest in Garden City Drive Investors LLC (1)	40,493
	33.30% Class B interest in Century South Investors LLC(1)	14,333
	33.30% Class A interest in Twelve Oaks Investment LLC(1)
	33.30% Class B interest in Twelve Oaks Investment LLC(1)	43,141

		162,486

Total for Messrs. Minshall, Fernau and LeBlanc and their affiliates and family members:		785,869

(1)	These interests were owned by Asset Capital Corporation, L.L.C., which is owned in equal parts by Messrs. Minshall, Fernau and LeBlanc.

(2)	This interest was owned by Asset Capital Corporation, L.L.C., which is owned in equal parts by Messrs. Minshall, Fernau and LeBlanc; however, pursuant to the operating agreement for Asset Capital Corporation, L.L.C., Mr. Minshall is to receive 100% of the economic benefit derived from Asset Capital Corporation, L.L.C.’s ownership of this interest.

Assignment of Property Management and Engineering Services Agreements and Other Assets
      On June 30, 2005, Asset Capital Corporation, L.L.C., Asset Capital Management, LLC, or ACM, and ARV/ACC Engineering LLC, or ARV/ACC Engineering, each of which is a limited liability company in which Messrs. Minshall, Fernau and LeBlanc owns a 33.33% membership interest, assigned to us, and we assumed, a series of purchase and sale, property management and engineering services and maintenance agreements with respect to the five properties and structured real estate investment described above, as well as some properties owned by third parties, the employees and employee benefits arrangements of our predecessor business, an ownership interest in Plaza 270 Associates LP and ownership interests in furniture, fixtures, equipment, office supplies and miscellaneous other personal property assets and employee benefits arrangements that our predecessor business owned or to which it had rights. In exchange for the assignment of these agreements and certain other related assets and rights, we issued to Asset Capital Corporation, L.L.C., ACM and ARV/ ACC Engineering a total of 394,385 shares of our common stock, valued at $3,352,273 in the aggregate based on a per share value of $8.50, which was the offering price of our common stock in our 2005 private offering. Accordingly, by virtue of their membership interests in these three entities, Mr. Minshall received beneficial ownership of 152,725 shares of our common stock (68,510 shares from ACM, 16,219 shares from ARV/ACC Engineering and 67,996 shares from Asset Capital Corporation, L.L.C.), valued at $1,298,163 in the aggregate, Mr. Fernau received beneficial ownership of 120,830 shares of our common stock (68,512 from ACM, 16,218 shares from ARV/ACC Engineering and 36,100 shares from Asset Capital Corporation, L.L.C.), valued at $1,027,055 in the aggregate and Mr. LeBlanc received beneficial ownership of 120,830 shares of our common stock (68,512 from ACM, 16,218 shares from ARV/ACC Engineering and 36,100 shares from Asset Capital Corporation, L.L.C.), valued at $1,027,055 in the aggregate, in each case based on the per share value of $8.50, which was the offering price of our common stock in our 2005 private offering. Mr. Minshall received a disproportionate number of shares of common stock relative to shares received by Mr. Fernau and Mr. LeBlanc because the operating agreement for Asset Capital Corporation, L.L.C. provided that Mr. Minshall was to receive a disproportionate share of the management fees for the Commerce Center I property.
      By contributing interests in the entities owning these five properties and structured real estate investments that have been contributed to us and contributing and assigning the other assets to us in exchange for shares of our common stock, each of these contributors was able to defer any taxable gain that they otherwise would have recognized upon the transfer of these properties and assets.
      Our executive officers, some of whom beneficially own shares of our common stock, negotiated the consideration to be paid for some of the properties with unaffiliated third parties. At least one of our executive officers has an interest in a number of our properties. As a result, these executive officers had a conflict of interest in negotiating the consideration paid and the other terms of the contributions and acquisitions. We did not obtain any recent third-party appraisals of the Century South, Commerce Center I, Garden City Drive, Pidgeon Hill I and Pidgeon Hill II properties and the Twelve Oaks structured real estate investment, or any other independent third-party valuations or fairness opinions. As a result, the consideration paid by us for these properties and the structured real estate investment may have exceeded their fair market value.
      Because Asset Capital Corporation, L.L.C. arranged for and structured investment opportunities for others in connection with its investment in some of our properties, Asset Capital Corporation, L.L.C. received and has contractual rights to receive disposition fees upon the sale of certain of these properties. As a result, we have paid Asset Capital Corporation, L.L.C., on behalf of entities contributed to us, an aggregate of approximately $193,500 in exchange for a reduction of the applicable purchase prices we paid for the contributed entities.

Grants of LTIP Units to Non-Employee Directors
      We issued 2,000 LTIP units in June 2005 pursuant to our 2005 equity incentive plan to each of our directors who is not an employee as partial compensation for serving as a director. Although distributions will be paid on all LTIP units, whether or not vested, at the same rate and on the same date as on the shares of our common stock, these holders will be prohibited from selling such shares until they vest. All of the LTIP units will vest at a rate of one-third the number of LTIP units granted per year beginning on the first anniversary of the date of the grant, assuming a director is continuing in his service as a director of our company at such date.
Formation Shares and LTIP Units
      Upon or shortly after our formation, we issued 325,835 shares of our common stock as formation shares for nominal consideration to certain of our executive officers. In connection with our 2005 private offering, we redeemed 55,632 of these shares from our founders, Messrs. Minshall, Fernau and LeBlanc. The redemption price was equal to the same nominal consideration that our founders paid for the shares when they were first issued. Also, pursuant to a separation agreement and general release by and between us and Barry E. Johnson, our former chief financial officer, secretary and treasurer, dated November 15, 2005, Mr. Johnson agreed to forfeit 39,724 shares of our common stock previously issued to him as formation shares. Since the aforementioned redemption and forfeiture, each of Messrs. Minshall, Fernau, LeBlanc, Johnson and Kenneth M. Houle, one of our vice presidents, now hold 68,123 shares, 68,123 shares, 68,123 shares, 3,610 shares, and 22,500 shares, respectively. In addition, under the terms of the separation agreement between us and Mr. Johnson, Mr. Johnson has the right to require us to purchase from him all of his vested restricted stock, LTIP units and other shares of our common stock held by him at a price of $8.50 per share or unit. Mr. Johnson has since exercised his right to require us to purchase his shares of our common stock and LTIP units, and we have agreed to purchase his shares and LTIP units as soon as reasonably practicable.
      Additionally, we have issued, pursuant to our 2005 equity incentive plan, 7,647 LTIP units to Mr. Johnson, 3,971 LTIP units to Mr. Houle, and 29,707 LTIP units to Mr. Carney. However, pursuant to the aforementioned separation agreement and general release, Mr. Johnson has forfeited 7,007 LTIP units. In addition to the aforementioned LTIP units, we have issued or allocated for issuance an aggregate of 42,174 LTIP units to our directors and certain of our employees. Except for shares and LTIP units currently held by Mr. Johnson, which have fully vested, the shares and LTIP units are subject to forfeiture restrictions that will lapse with respect to 8.33% of each holder’s shares at the end of each fiscal quarter beginning on the first full fiscal quarter after the issuance of such LTIP units. The forfeiture restrictions will continue to lapse for so long as the holder remains employed by our company.
Certain Business Relationships
      We have reimbursed Asset Capital Corporation, L.L.C. approximately $144,000 for certain costs and expenses, including accounting and other third-party expenses, incurred by Asset Capital Corporation, L.L.C. in connection with our organization and our 2005 private offering.
      We are a party to an asset and property management agreement with Landover Metro to manage a warehouse facility that Landover Metro owns for annual asset and property management fees of approximately $25,200. Landover Metro is not affiliated with Asset Capital Corporation, L.L.C. However, Mr. Fernau owns a passive two percent interest in Landover Metro. Landover Metro paid Asset Capital Management, LLC and us asset and property management fees aggregating $25,200 during the year ended December 31, 2005. This agreement by its terms terminates on July 9, 2011.

      We are also a party to a management and engineering agreement for a property that is wholly owned by Mr. Minshall. This agreement provides for management fees of $1,000 per month and engineering fees of $14,500 per month. The term of the management and engineering agreement expires on June 30, 2007 and will be automatically renewed for additional one year terms. Mr. Minshall has granted us a right of first refusal to purchase this property, which expires in June 2010.
Employment Agreements and Other Arrangements
      Messrs. Minshall, Fernau, LeBlanc and Carney each have entered into an employment agreement with our company having a term of three years. However, the terms automatically will extend for successive one-year periods unless, not later than three months prior to the termination of the then-existing term, either party provides written notice to the other party of its intent not to further extend the agreement. The employment agreements provide for an annual base salary, eligibility for annual bonuses and participation in all of the employee benefit plans and arrangements made available by us to our similarly situated officers. See “Management—Employment Agreements.”
      In June 2005, Asset Capital Corporation, L.L.C. made loans to Messrs. Minshall, Fernau and LeBlanc totaling approximately $550,000 to purchase a certain number of our initial shares. The loans were repaid in July 2005.
      In December 2004, Asset Capital Corporation, L.L.C. made loans to Messrs. Minshall, Fernau and LeBlanc totaling $150,000 to provide deposits for the acquisition of two of our properties. The loans were repaid in January 2005.
Registration Rights
      As holders of LTIP units and common stock, certain of our directors and officers received registration rights with respect to the LTIP units and shares of common stock acquired by them in connection with the acquisition of some of our properties, a structured real estate investment and certain other assets and in our 2005 private offering. See “Description of Our Common Stock—Registration Rights.”

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
      The following is a discussion of our policies with respect to investments, financing and certain other activities. These policies may be amended and revised from time to time at the discretion of our board of directors without notice to or a vote of our stockholders. We cannot assure you that any of our investment objectives will be obtained.
Investment Policies
          Investments in Real Estate or Related Assets
      We focus on opportunistically acquiring, developing, redeveloping, financing, managing and disposing of commercial real estate properties, primarily in suburban office properties. We also, from time to time, intend to invest in other types of properties. Our executive officers will identify and negotiate acquisition opportunities.
      We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio.
      We conduct substantially all of our investment activities through our operating partnership and our other affiliates. Our objective is to provide attractive returns to stockholders through a combination of capital appreciation and cash flow.
      There are no limitations on the amount or percentage of our total assets that we may invest in any one property. Additionally, we have not established limits on the concentration of our investments in any one location or type of property. We currently expect to incur additional debt in connection with future acquisitions of real estate. Additional criteria with respect to our office property investments are described in “Our Business and Properties— Our Strategy.”
      It is not our policy to acquire properties primarily for possible capital gains or primarily for income. We, however, generally intend to invest in properties with opportunities for near term prospects for improved cash flow and for longer-term capital appreciation.
          Structured Real Estate Investments
      We have originated, acquired and/or invested in, and intend to originate, acquire and/or invest in, additional various types of structured real estate instruments in properties located primarily in our target market, and we do not have a policy limiting our ability to acquire loans secured by properties or to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value we receive for the property sold.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
      In general, we do not engage in any significant investment activities with other entities. However, we may acquire the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other companies, real estate investment trusts or similar entities where that investment would be consistent with our investment policies. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and we intend to divest securities before any such registration would be required.
      We have not engaged in and do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.
Financing Policies
      We do not have a policy limiting the amount of debt that we may incur, although we intend to limit our total debt to no more than 75% of our total assets, including our pro rata share of joint venture indebtedness and joint venture assets, respectively. Accordingly, our management and board of directors have discretion to increase the amount of our outstanding debt at any time. Upon the acquisition of our properties under contract and the application of the net proceeds of this offering as described in “Use of Proceeds,” our total debt to total assets ratio, including our pro-rata share of joint venture debt and joint venture assets valued based on $9.50 per share, which is the midpoint of the range on the cover of this prospectus, will be approximately 42%.
      We consider a number of factors when evaluating our level of indebtedness and making financing decisions, including, among others, the following:

•	overall level of consolidated indebtedness;

•	timing of debt and lease maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate financial ratios, including debt service coverage and debt to assets; and

•	the overall ratio of fixed and variable-rate debt.
      We also consider the impact of individual property financings on our corporate financial structure. Among the factors we will consider are:

•	the interest rate on the proposed financing;

•	the extent to which the financing affects the flexibility with which we can manage our properties;

•	prepayment penalties and restrictions on refinancing;

•	our long-term objectives with respect to the property;

•	our target investment return;

•	the terms of the existing property leases;

•	the creditworthiness of tenants leasing the property;

•	the estimated market value of the property upon refinancing; and

•	the ability of particular properties, and our company as a whole, to generate cash flow to cover expected debt service.
      Our indebtedness may be recourse, non-recourse or cross-collateralized. If the indebtedness is recourse, our general assets may be attached by the lender to satisfy the indebtedness. If the indebtedness is non-recourse, the lender may satisfy the debt only from the particular property collateralizing the indebtedness. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties. We may use the proceeds from any borrowings to refinance existing indebtedness, to finance acquisitions or the redevelopment of existing properties or for general working capital. We may incur indebtedness for other purposes when, in our opinion, it is advisable.

Disposition Policy
      Subject to the terms of the limited liability company agreements that govern our structured real estate investments, we consider disposing of properties if our management determines that a sale of a property would be in our best interests based on the price being offered for the property, the historical and anticipated operating performance of the property, the tax consequences of the sale, the opportunities for us to reinvest the sale proceeds and other factors and circumstances surrounding the proposed sale.
Equity Capital Policies
      Subject to applicable law, our board of directors has the power, without further stockholder approval, to issue additional shares of authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property or other assets. Existing stockholders will have no preemptive right to additional stock issued in any offering, and any offering might cause a dilution of their investment. We may in the future issue common stock in connection with acquisitions. We also may acquire property in exchange for operating partnership units.
      Our board of directors may cause the issuance of authorized preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Additionally, preferred stock could have dividend, voting, liquidation and other rights and preferences that are senior to those of our common stock.
      We may, under certain circumstances, purchase common stock in the open market or in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no current intention of causing us to repurchase any stock, and any action would only be taken in conformity with applicable federal and state laws.
      In the future, we may institute a dividend reinvestment plan, or DRIP, which would allow our stockholders to acquire additional common stock by automatically reinvesting their cash dividends. Stock would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Stockholders who do not participate in the plan will continue to receive cash dividends as declared.
Conflicts of Interest Policy
      Our board of directors has adopted a Code of Business Conduct and Ethics that contains a policy prohibiting conflicts of interest between our officers, employees and directors on the one hand, and our company on the other hand, except where our board of directors waives the conflict. Any waiver of our conflict of interest policy will be disclosed to our stockholders in accordance with SEC requirements. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts.
      Our conflict of interest policy states that a conflict of interest exists when a person’s private interest is not aligned or interferes or appears not to be aligned or to interfere, in any way, with our company’s interest. The policy prohibits us, absent the approval of a majority of the disinterested directors, from entering into agreements, transactions or business relationships, or otherwise taking actions that involve conflicts of interest. For example, under this policy, we will not, among other things:

•	acquire from or sell to any of our directors, officers or employees, any entity in which any of our directors, officers or employees has an interest of more than 5%, or to any affiliate of any of the foregoing, including family members of any of our directors, officers or employees, any assets or other property;

•	make any loan to or borrow from any of our directors, officers or employees, any entity in which any of our directors, officers or employees has an interest of more than 5%, or to any affiliate of any of the foregoing, including family members of any of our directors, officers or employees;

•	engage in any other transaction with any of our directors, officers or employees, any entity in which any of our directors, officers or employees has an interest of more than 5%, or with any affiliate of any of the foregoing, including family members of any of our directors, officers or employees; or

•	permit any of our directors or officers to make recommendations regarding or to approve compensation decisions that will personally benefit such directors or officers or their family members.
      The MGCL provides that a contract or other transaction between a corporation and any of that corporation’s directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•	the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

•	the contract or transaction is fair and reasonable to the corporation at the time it is authorized, ratified or approved.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
      Our board of directors has adopted corporate governance guidelines and a code of business conduct and ethics, including a conflicts of interest policy, that complies with the requirements of the Nasdaq listing standards and the regulations of the SEC.
Policies with Respect to Other Activities
      We may, but do not presently intend to, make investments other than as previously described. For example, we have authority to offer shares of our common and preferred stock or other equity or debt securities in exchange for property and, although we have no present intention to do so, to repurchase or otherwise re-acquire shares of our common stock or other equity or debt securities in exchange for property. We may offer additional operating partnership units in exchange for property, and we have, and may in the future, make loans to third parties. As described under “Asset Capital Partners, L.P.,” we expect to issue shares of our common stock to holders of operating partnership units upon exercise of their respective redemption rights, although we will have the right to pay cash in lieu of issuing common stock. See “Description of Our Common Stock— Power to Issue Additional Shares of Our Common Stock and Preferred Stock.” We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act.
      We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.
      Our policies with respect to such activities may be reviewed and modified from time to time by our board of directors without notice to or the vote of the stockholders.

PRINCIPAL STOCKHOLDERS
      The following table presents information as of July 14, 2006 regarding the ownership of our common stock following the acquisition of our properties under contract, with respect to:

•	each of our directors;

•	each of our executive officers;

•	all directors and executive officers as a group; and

•	each person known to us as of the date of this prospectus who is or will be the beneficial owner of more than five percent of our outstanding common stock.
      Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

	Common Shares
	Owned on a
	Fully Diluted Basis(1)

Name and Address(2)	Number		Percentage

Directors and Executive Officers:
Peter C. Minshall(3)	716,970		6.1%
Blair D. Fernau(4)	397,055		3.4
William B. LeBlanc, III	360,086		3.0
Clay E. Carney	29,707	(5)	*
William P. Ciorletti	2,000		*
Brian K. Fields	2,000		*
William T. Gordon III	2,000		*
Robert S. Smith	2,000		*

All directors and executive officers as a group	1,511,818		12.8%

Greater than 5% Holders:
Friedman, Billings, Ramsey Group, Inc.(6)	1,216,397		10.3%
Hunter Global Investors L.P.(7)	1,000,000		8.5%
Highbridge Capital Management, LLC(8)	588,235		5.0%
Kensington Investment Group(9)	1,643,000		13.9%

*	Represents less than 1% of the number of shares of common stock outstanding on a fully diluted basis upon completion of this offering.

(1)	Assumes 11,827,435 of our common shares outstanding on a fully diluted basis, including 76,492 LTIP units which we have issued or allocated for issuance and assume will be fully vested, achieve parity with our operating partnership units and will be converted into shares of our common stock on a one-for-one basis.
(2)	The address for each of our directors and named executive officers is c/o Asset Capital Corporation, Inc., 4733 Bethesda Avenue, Suite 800, Bethesda, Maryland 20814.
(3)	The number of common shares shown as beneficially owned by Mr. Minshall includes 7,984 common shares beneficially owned by Mr. Minshall’s children and 4,991 beneficially owned by Mr. Minshall’s mother.
(4)	The number of common shares beneficially owned by Mr. Fernau includes 15,205 common shares beneficially owned by both Mr. Fernau and Mr. Fernau’s wife.
(5)	Pursuant to Mr. Carney’s employment agreement, he will be granted 29,707 LTIP units.
(6)	These shares of common stock are beneficially owned by Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc., or FBR, and/or one or more of its subsidiaries. FBR has advised us that these shares were purchased by FBR for investment purposes only, and FBR does not have, and disclaims, any intention to control us. Friedman, Billings, Ramsey Group, Inc.’s address is 1001 Nineteenth Street North, 18th Floor, Arlington, Virginia 22209.

(7)	These shares of common stock are beneficially owned by Hunter Global Investors L.P., which holds 90,000 shares in Hunter Global Investors Fund I L.P., 556,000 shares in Hunter Global Investors Offshore Fund Ltd. and 154,000 shares in Hunter Global Investors Offshore Fund II Ltd. Hunter Global Investors L.P.’s address is 485 Madison Avenue, 22nd Floor, New York, NY 10022.
(8)	These shares of common stock are beneficially owned by Highbridge Capital Management, LLC, which holds 271,676 shares in Highbridge Event Driven/Relative Value Fund LTD, 40,088 shares in Highbridge Event Driven/Relative Value Fund LP and 276,471 shares in Highbridge International LLC. Highbridge Capital Management, LLC’s address is 9 West 57th Street, 27th Floor, New York, NY 10019.
(9)	These shares of common stock are beneficially owned by Kensington Investment Group, which holds 1,523,000 shares in the Kensington Strategic Realty Fund, 70,000 shares in Kensington Realty Income Fund LP and 50,000 shares in Condor Partners LP. Kensington Investment Group’s address is 4 Orinda Way #200c, Orinda, CA, 94563.

DESCRIPTION OF OUR COMMON STOCK
      The following summary of the material terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws. See “Where You Can Find More Information.”
General
      Our charter provides that we may issue up to 200,000,000 shares of our common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. Our charter does not authorize our board of directors to increase the aggregate number of authorized shares but does authorize our board to increase the number of shares of any class or series without stockholder approval. 11,827,435 shares of our common stock are issued and outstanding on a fully diluted basis, including 12,611 LTIP units, which we assume will fully vest, and will achieve parity with our operating partnership units and will be converted into shares of our common stock on a one-for-one basis, 63,881 LTIP units that have been issued or allocated for issuance to one of our executive officers and certain employees and no shares of preferred stock have been issued. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Common Stock
      All shares of our common stock that are currently issued and outstanding have been duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our common stock are entitled to share ratably in the assets of our company legally available for dividend to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.
      Except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
      Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Shares of our common stock will have equal dividend, liquidation and other rights.
      Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters may be approved by a majority of all of the votes entitled to be cast on the matter. Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our stockholders.
Power to Reclassify Unissued Shares of Our Stock
      Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock. Prior to issuance of classified or reclassified shares of each class or series, our board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. No shares of our preferred stock are presently outstanding, and we have no present plans to issue any preferred stock.
Power to Issue Additional Shares of Our Common Stock and Preferred Stock
      We believe that the power of our board of directors to issue additional authorized but unissued shares of our common or preferred stock and to classify or reclassify unissued shares of our common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, and the common stock, will be available for issuance without further action by the company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the company’s securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
Registration Rights
      The persons who purchased shares of our common stock in our 2005 private offering, recipients of our common stock pursuant to the acquisition of some of our properties and our founders who received formation shares are entitled to the benefits of a registration statement rights agreement. Pursuant to this agreement, we agreed for the benefit of holders of our common stock that we would, at our expense, file with the SEC no later than 60 days after the filing of our IPO registration statement a resale shelf registration statement providing for the resale of shares of our common stock from time to time by the holders of shares of our common stock sold in the recent private offering of common stock, issued in connection with the acquisition of some our properties and sold as formation shares.
      In addition, we agreed to use our best efforts to cause the shelf registration statement to become effective no later than 60 days after the completion of the initial public offering.
      We have notified our shareholders that we will not file the resale shelf registration statement until after the completion of the initial public offering. Nonetheless, we will use our best efforts to cause the shelf registration statement to become effective within 60 days following the completion of the IPO.
      Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods,” if a majority of the independent directors of our board, in good faith, determines that the suspension is in compliance with the terms of the registration rights agreement entered into between us and FBR, it is in our best interest to suspend the use of the registration statement, and:

•	the representative of the underwriters of an underwritten offering of primary shares by us has advised us that the sale of shares of our common stock under the registration statement would have a material adverse effect on our primary offering;

•	a majority of our board, including at least two of our independent directors, in good faith, determines that (A) the offer or sale of any shares of our common stock would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other material transaction involving us, (B) after the advice of counsel, the sale of the shares covered by the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; or (C) either (x) we have a bona fide business purposes for preserving the confidentiality of the proposed transaction, (y) disclosure would have a material adverse effect on us or our ability to consummate the proposed transaction, or (z) the proposed transaction renders us unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the registration statement to become effective or to promptly amend or supplement the registration statement on a post-effective basis; or

•	a majority of our board, including at least two of our independent directors, determines in good faith, upon the advice of counsel, that we are required by law, rule or regulation to supplement the registration statement or file a post-effective amendment to the registration statement in order to incorporate information into the registration statement for the purpose of (1) including in the registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the registration statement any facts or events arising after the effective date of the registration statement (or the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the prospectus; or (3) including in the prospectus included in the registration statement any material information with respect to the plan of distribution not disclosed in the registration statement or any material change to such information.
      The cumulative blackout periods in any 12 month period may not exceed an aggregate of 90 days, and furthermore may not occur more than six separate times in any rolling 24 month period. Upon the occurrence of a blackout we will use our commercially reasonable efforts to cause the registration statement to become effective or take all action necessary to promptly permit resumed use of the registration statement, as soon as possible.
      A holder that sells our common stock pursuant to a registration statement generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification rights and obligations). In addition, each holder of our common stock may be required to deliver information to be used in connection with the registration statement in order to have such holder’s common stock included in the registration statement.
      Each common stock certificate that represents shares that we issued in connection with our formation, the 2005 private offering and our formation transactions contains a legend to the effect that the shares of common stock evidenced by certificates are subject and entitled to the obligations and benefits of the registration rights agreement. In that regard, each holder thereof, by its acceptance of a common stock certificate, is deemed to have agreed to be bound by the provisions of the registration rights agreement. In addition, each holder deemed to have agreed that, upon receipt of notice of the occurrence of any event which makes a statement in the prospectus, which is part of the registration statement, untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the registration rights agreement, the holder will suspend the sale of our common stock pursuant to the prospectus until we have amended or supplemented the prospectus to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the holder or we have given notice that the sale of the common stock may be resumed.
      We have agreed to use our commercially reasonable efforts to list or include our common stock on the Nasdaq, if we meet the criteria for listing on such market, and thereafter to maintain the listing or inclusion on such market.
      We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any brokers’ or underwriters’ discounts or commissions or transfer taxes relating to sale of shares of our common stock. We will agree to indemnify each holder, and any underwriter for such holder, or a person who controls any such holder or underwriter, and each of their respective officers, directors, partners, members, managers, employees, representatives and agents arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any omission or alleged omission of a material fact required to be stated in any registration statement or prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each selling stockholder will in turn agree to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides to us for inclusion in the registration statement.
      Upon an underwritten offering pursuant to a registration statement filed in accordance with the registration rights agreement, holders of shares of our common stock sold in our 2005 private offering but not our employees or affiliates agree to the extent requested by us or an underwriter of our securities, not to sell or otherwise transfer or dispose of any remaining shares of our common stock sold in our 2005 private offering or any other securities exchangeable for our common stock (other than under such registration statement) during a lock-up period (not to exceed 30 days prior to and 60 days following the effective date of that registration statement). In addition, Messrs. Minshall, Fernau, LeBlanc, Johnson and Houle, Asset Capital Corporation L.L.C., ACM and ARV/ ACC Engineering agree to the extent requested by us or an underwriter of our securities, not to sell or otherwise transfer or dispose of any of their shares, any remaining shares of our common stock sold in our 2005 private offering or any other securities exchangeable for our common stock (other than under such registration statement) during a lock-up period (not to exceed 30 days prior to and 180 days following the effective date of the registration statement; provided, however, that pursuant to the separation agreement and general release by and between Mr. Johnson and us, dated November 15, 2005, Mr. Johnson has the right to require us to purchase from him all of his vested restricted stock, LTIP units and other shares of our common stock held by him at a price of $8.50 per share or unit). Mr. Johnson has since exercised his right to require us to purchase his shares of our common stock and LTIP units, and we have agreed to purchase his shares and LTIP units as soon as reasonably practicable.
      Holders of LTIP units also will be entitled to registration rights as described in “Asset Capital Partners, L.P.— Resale Registration Statement for the Limited Partners of Our Operating Partnership.”
      The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreement filed with the SEC as an exhibit to the registration statement of which the prospectus forms a part.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
      The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws.
Our Board of Directors
      Our bylaws and charter provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL, nor more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled by our board of directors, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
      Pursuant to our charter, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting and until his or her successor is duly elected and qualified. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a plurality of the shares of our common stock entitled to vote will be able to elect all of our directors.
Removal of Directors
      Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
      Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

      These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person. As a result, our affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute. Our board of directors may later resolve to opt back into the provisions of the business combination act without stockholder approval.
      The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
      The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
      The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
      Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
      Pursuant to Subtitle 8, when we become eligible to make the election, we have elected in our charter that vacancies on our board will be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast on the matter for the removal of any director from the board, which removal shall be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, Chief Executive Officer or the board, the request of holders of not less than a majority of all votes entitled to be cast at the meeting to call a special meeting.
Amendment to Our Charter and Bylaws
      Our charter may be amended only with the approval of our board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
      Our board of directors has the exclusive power to adopt, alter or appeal any provision of our bylaws and to make new bylaws.
Dissolution of Our Company
      The dissolution of our company must be approved by a majority of our entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
      Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required of stockholders under our bylaws and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.
      With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving the notice required of stockholders under our bylaws and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
      Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt-in to the classified board provision of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
      The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates that liability to the maximum extent permitted by Maryland law.
      The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless, in either case, a court orders indemnification and then only for expenses.
      In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

      Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
      Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
      The partnership agreement provides that we, as general partner through our wholly-owned subsidiary ACC GP, LLC, a Delaware limited liability company, and our officers and directors are indemnified to the fullest extent permitted by law. See “Asset Capital Partners, L.P.— Management Liability and Indemnification.”
      Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ASSET CAPITAL PARTNERS, L.P.
      The following is a summary of the material terms of the first amended and restated agreement of limited partnership for our operating partnership. See “Where You Can Find More Information.” All references to the “general partner” refer to us acting as the general partner of Asset Capital Partners, L.P. through our wholly-owned subsidiary, ACC GP, LLC.
General; Management
      Our operating partnership is a Delaware limited partnership that was formed in April 2005. Through our wholly-owned subsidiary, ACC GP, LLC, a Delaware limited liability company, we are the sole general partner of our operating partnership. Pursuant to the partnership agreement through our subsidiary’s role as the sole general partner of the operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause the partnership to enter into certain major transactions, such as a merger of our operating partnership or a sale of substantially all of the assets of our operating partnership. In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would (i) affect the redemption rights or the conversion ratio for an operating partnership unit into a share of common stock, (ii) affect the rights of the limited partners to receive distributions, (iii) affect the allocations of profit and loss to the limited partners, (iv) impose an obligation on limited partners to make additional capital contributions or (v) amend the amendment provisions requires the consent of limited partners (other than us or any of our subsidiaries) holding more than 50% of the operating partnership units held by all limited partners.
      The limited partners of our operating partnership expressly acknowledge that, as general partner of our operating partnership, through our wholly-owned subsidiary ACC GP, LLC, we are acting for the benefit of the operating partnership, the limited partners and our stockholders, collectively. We are under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions.
Management Liability and Indemnification
      The general partner of our operating partnership and its officers are not liable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as it acted in good faith. The partnership agreement provides for indemnification of us, any of our directors and both our officers or employees and those of the operating partnership and other persons as we may designate from and against all losses, claims, damages, liabilities, expenses, fines, settlements and other amounts incurred in connection with any actions relating to the operations of our operating partnership, as set forth in the partnership agreement (subject to the exceptions described below under “— Fiduciary Responsibilities”).
Fiduciary Responsibilities
      Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner of our operating partnership has fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, through our subsidiary’s role as the general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our company.
      If in the future we wish to sell or refinance real property contributed by our operating partnership in return for limited partnership units, the partners who contributed the property may recognize tax on any built-in gain that existed at the time the property was contributed to us. In addition, a sale of all or substantially all of our assets, or a merger or other business combination transaction, that we undertake in the future could result in adverse tax consequences to the limited partners of our operating partnership that are disproportionate to the tax consequences of the transaction to us or our stockholders. As a result, it is possible under certain circumstances that we could be required to obtain the consent of the limited partners of our operating partnership in order to proceed with one of the foregoing transactions. If we are unable to obtain the consent of our limited partners, we may be unable to proceed with the transaction even if our board of directors and our senior management team believe the transaction is in the best interests of our company and our stockholders.
      The partnership agreement expressly limits our liability by providing that we and our officers and directors are not liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if we or the director or officer acted in good faith. In addition, our operating partnership is required to indemnify us, the general partner, our directors and both our officers and employees and those of the operating partnership, to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, expenses, judgments, fines and other actions incurred by us or the other persons in connection with any actions relating to the operations of our operating partnership, provided that our operating partnership will not indemnify for willful misconduct or a knowing violation of the law or any transaction for which the person received an improper personal benefit in violation or breach of any provision of the partnership agreement.
Distribution
      The partnership agreement provides that the partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the partnership’s property in connection with the liquidation of the partnership) on a quarterly (or, at our election, more or less frequent) basis, in amounts determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interest in the partnership.
      Upon liquidation of the partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.
Allocations of Net Income and Net Loss
      Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership as of the end of the year. An allocation of a share of net income or net loss is generally treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Net income and net loss are generally allocated to the partners in accordance with their respective percentage interests at the end of each fiscal year. However, upon the occurrence of certain specified events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit holders. See “Management— 2005 Equity Incentive Plan— Awards Under the 2005 Equity Incentive Plan— Other Equity-Based Awards.” The partnership agreement also contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. For income tax purposes under the Internal Revenue Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction is generally allocated among the limited partners of our operating partnership in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement. However, it is not currently anticipated that revaluations attributable to the issuance of LTIP units will result in any current tax allocations.

Redemption Rights
      After the first anniversary of becoming a holder of operating partnership units, each limited partner of our operating partnership and certain transferees will have the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem all or a portion of the operating partnership units held by the party in exchange for cash in an amount equal to the value of their operating partnership units or, at our option, shares of common stock on a one-for-one basis, subject to antidilution adjustments provided in the partnership agreement and subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof. It is our current intention to exercise this right in connection with any redemption of operating partnership units. Each limited partner may effect a redemption of operating partnership units only twice each calendar year, unless otherwise permitted by us, in our sole and absolute discretion, and may not effect a redemption for less than 1,000 operating partnership units unless such lesser amount is the limited partner’s entire holding.
Transferability of Operating Partnership Units
      In general, the general partner may not voluntarily withdraw from our operating partnership or transfer all or a portion of its interest in our operating partnership subject to certain limited exceptions including consent of the holders of a majority of limited partnership interests. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent may be withheld in our sole discretion.
Issuance of Our Stock
      Pursuant to the partnership agreement, upon the issuance of our stock other than in connection with a redemption of operating partnership units, we will generally be obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance to our operating partnership in exchange for, in the case of common stock, operating partnership units, or in the case of an issuance of preferred stock, preferred operating partnership units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock.
Tax Matters
      Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership. Accordingly, through our role as the general partner of our operating partnership through our wholly-owned Delaware limited liability company subsidiary, we have the authority to handle or cause to be handled tax audits and to make or cause to be made tax elections under the Internal Revenue Code on behalf of our operating partnership.
Term
      The term of the operating partnership commenced on April 14, 2005 and will continue perpetually. However, the operating partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following:

•	the general partner’s bankruptcy, judicial dissolution, death, removal or withdrawal (unless a majority-in-interest of the remaining limited partners agree to continue the partnership and to the appointment of a successor general partner);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the operating partnership’s assets;

•	redemption of all operating partnership units held by the limited partners; or

•	an election by the general partner in its capacity as the sole general partner of our operating partnership.
Resale Registration Statement for the Limited Partners of Our Operating Partnership
      Subject to certain conditions, we must prepare a registration statement to be filed with the SEC to register the resale by the limited partners of our operating partnership holding operating partnership units of any of our securities issued to the limited partners upon a redemption of their operating partnership units. The registration statement must be filed no later than 60 days following the date when we first become eligible to use a registration statement on Form S-3, and we must use our commercially reasonable efforts to have it declared effective as soon thereafter as is practicable. Generally, we will not become eligible to use Form S-3 for the resale of our securities received by the limited partners of our operating partnership upon redemption of their operating partnership units until (1) we have been subject to the periodic reporting requirements of Section 13 of the Exchange Act for a period of 12 consecutive months and have timely filed all required reports with the SEC during that period and (2) our securities are listed and registered on a national securities exchange or quoted on the automated quotation system of a national securities association. We will use all reasonable efforts to keep any shelf registration statement effective until the second anniversary of the date on which the registration statement becomes effective. We will have the right, in our sole discretion, based on valid business purposes, to delay the filing or amendment of the shelf registration statement prior to its effectiveness or, if effective, to suspend its effectiveness for a reasonable length of time and from time to time, provided that the aggregate number of days in all delay periods occurring in any period of 12 consecutive months shall not exceed 105 days.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
      This section summarizes the current material federal income tax consequences to our company and to our stockholders. Because this section is a general summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-U.S. Stockholders”).
      The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      This section is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our common stock and the effect of potential changes in applicable tax laws.
Taxation of Our Company
      We are treated as a taxable C corporation under the Internal Revenue Code. As such, the income and losses from operations and net capital gains, including our company’s distributive share of income, gains and losses from partnerships in which it has interests, including our operating partnership, is taxable to our company at applicable corporate income tax rates, and is not taxable to our stockholders.
      Some of our initial properties were contributed to us in exchange for our common stock in a series of tax-deferred, “carry-over basis” transactions. The contributors generally did not recognize gain in those transactions, except to the extent of the cash received by the contributor. Our initial tax basis in each of these properties is equal to the contributor’s adjusted tax basis, increased by any gain recognized by the contributor in the contribution transaction. As a result, we will recognize substantially reduced depreciation deductions on these properties as compared to the deductions that we would recognize if each of those properties were acquired with a basis equal to its fair market value. In addition, we will be required to pay tax on each contributor’s “built-in” gain (i.e., the difference between the contributor’s adjusted basis and the fair market value of the property at the date of the contribution) if we dispose of the contributed property in a taxable transaction. Some of our initial properties have a significant amount of built-in gain. If we dispose of our contributed properties in taxable transactions, we expect to recognize a significant amount of income tax.
Taxation of Taxable U.S. Stockholders
      The term “U.S. stockholder” means a holder of shares of our common stock, that, for federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation under federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to federal income tax purposes regardless of its source; or

•	a trust that is subject to the primary supervision of a court and the control of one or more U.S. persons, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury regulations.
      If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
          Dividends
      A taxable U.S. stockholder will be required to take into account as dividends any distributions made out of our current or accumulated earnings and profits. A U.S. stockholder that is a taxable corporation generally should qualify for the dividends received deduction if the requisite holding period is satisfied. A U.S. stockholder that is taxed as an individual generally should qualify for capital gains treatment for qualified dividends if the requisite holding periods are satisfied and the stockholder does not elect to treat the dividends as investment income for purposes of the investment interest limitations.
      A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of the shares, and any amount in excess of both our current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the shares have been held for more than one year, provided the shares are a capital asset in the hands of the U.S. stockholder.
      Taxable distributions from the company and gain from the disposition of common stock will not be treated as passive activity income; stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, gain from the disposition of common stock generally will be treated as investment income for purposes of the investment interest limitations. Dividend distributions also will be treated as investment income for the purpose of electing stockholders who forgo capital gains treatment for these dividends.
          Disposition of Common Stock
      In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of common stock may be disallowed if the U.S. stockholder purchases other common stock within 30 days before or after the disposition.

          Information Reporting Requirements and Backup Withholding
      We will report to our stockholders and to the Internal Revenue Service, or IRS, the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the U.S. stockholder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
      A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. stockholder’s income tax liability.
Taxation of Tax-Exempt Stockholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, referred to as pension trusts, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” Although many investments in real estate generate unrelated business taxable income, dividend distributions from a taxable C corporation, such as the company, to a tax-exempt entity do not constitute unrelated business taxable income so long as the tax-exempt entity does not otherwise use our common stock in an unrelated trade or business. Consequently, amounts we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.
Taxation of Non-U.S. Stockholders
      The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.
          Dividends
      The dividends on our common stock paid to a non-U.S. stockholder generally will be subject to withholding of federal income tax at a 30% rate on the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In addition, because we likely are and will continue to be a “United States real property holding corporation” (see “— Disposition of Common Stock” below), we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we generally intend to withhold at a rate of 30% (or lower rate as specified in an applicable income tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30% (or lower rate as specified in an applicable income tax treaty).
      Dividends that are effectively connected with a non-U.S. stockholder’s conduct of a trade or business in the United States or (if certain tax treaties apply) are attributable to a permanent establishment or fixed base in the United States, known as “U.S. trade or business income,” are generally not subject to the 30% withholding tax if the non-U.S. stockholder files the appropriate IRS form with the payor. However, such U.S. trade or business income, net of specified deductions and credits, generally is taxed at the same graduated rates as applicable to U.S. persons. Any U.S. trade or business income received by a non-U.S. stockholder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as specified by an applicable income tax treaty.
      A non-U.S. stockholder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. In general, non-U.S. stockholders must provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury regulations provide alternative methods for satisfying this requirement. Under these Treasury regulations, in the case of common stock held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foregoing intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner. Non-U.S. Stockholders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
      A non-U.S. stockholder that is eligible for a reduced rate of U.S. federal withholding tax or other exclusion from withholding under an income tax treaty but that did not timely provide required certifications or other requirements, or that has received a distribution subject to withholding in excess of the amount properly treated as a dividend, may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
          Disposition of Common Stock
      Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, any person who acquires a “United States real property interest,” as described below, from a non-U.S. person must deduct and withhold a tax equal to 10% of the amount realized by the non-U.S. transferor. In addition, a non-U.S. person who disposes of a United States real property interest generally is required to recognize gain or loss in the same manner as a U.S. person.
      Stock in a “United States real property holding corporation” is generally treated as a United States real property interest. A corporation is a United States real property holding corporation if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are a United States real property holding corporation. As a result, a non-U.S. stockholder will be taxed on a disposition of our common stock at capital gains rates applicable to U.S. persons, subject to applicable alternative minimum tax.
      If our common stock is treated as being regularly traded on an established securities market, the FIRPTA tax on dispositions described above would not apply to any non-U.S. stockholder who, directly and indirectly, at all times during the shorter of the five-year period preceding the date of the disposition or the non-U.S. stockholder’s holding period, held 5% or less of our common stock.
      If we are not a United Stated real property holding corporation, a non-U.S. stockholder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock unless:

•	the gain is U.S. trade or business income and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. stockholder, in which case (i) the non-U.S. stockholder that is an individual will be subject to tax on any gain from the disposition under regular graduated U.S. federal income tax rates and (ii) a non-U.S. stockholder that is a corporation will be subject to tax on the gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder that is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements, in which case the non-U.S. stockholder will be subject to a flat 30% tax on any gain derived from the disposition which may be offset by U.S. source capital losses (even though such non-U.S. stockholder is not considered a resident of the United States).
          Information Reporting and Backup Withholding Tax
      We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. Copies of the information returns reporting those dividends and the amount of tax withheld may also be made available to the tax authorities in the country in which the non-U.S. stockholder is a resident under the provisions of an applicable treaty.
      U.S. federal backup withholding, currently at a 28% rate, generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder if the holder has provided the required certification that the holder is not a U.S. person (usually satisfied by providing an IRS Form W-8BEN) or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.
      Proceeds from the disposition of shares of common stock paid to or through the U.S. office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. stockholder certifies that it is not a U.S. person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establishes an exemption. Payments of the proceeds from a disposition or a redemption effected outside the United States by or through a non-U.S. broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. stockholder that result in an overpayment of taxes generally will be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
      Non-U.S. stockholders should consult their own tax advisors regarding application of information reporting and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from information reporting and backup withholding under current Treasury regulations.

UNDERWRITING
      Friedman, Billings, Ramsey & Co., Inc. is acting as the representative of the underwriters. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock listed next to its name in the following table

Underwriters	Number of Shares

Friedman, Billings, Ramsey & Co., Inc.
Wachovia Capital Markets, LLC
Robert W. Baird & Co. Incorporated
Total

      The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of our common stock offered by this prospectus are subject to approval by their counsel of legal matters and to other conditions contained in the underwriting agreement including, among other items, the receipt of legal opinions from counsel, the receipt of comfort letters from our current auditors, the absence of any material adverse changes affecting us or our business and the absence of any objections from the National Association of Securities Dealers Inc., or NASD, with respect to the fairness and reasonableness of the underwriting terms. The underwriters are obligated to take and pay for all of the common stock offered, other than those covered by the over-allotment option described below, if any of the shares of common stock are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or, in the event that the purchase commitments of the defaulting underwriters represent more than 10% of the total number shares of common stock offered by this prospectus, the underwriting agreement may be terminated.
      The underwriters will initially offer the shares to the public at the price specified on the cover page of this prospectus. The underwriters may allow to selected dealers a concession of not more than $           per share. The underwriters may also allow, and any dealers may reallow, a concession of not more than $           per share to selected other dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.
      The underwriters have an option, exercisable in one or more installments for 30 days after the date of this prospectus, to purchase up to 1,387,500 additional shares of common stock from the selling stockholders on a pro rata basis to cover over-allotments, if any, at the public offering price less the underwriting discount set forth on the cover page of this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders as a result of the exercise of the over-allotment option. To the extent the number of shares of our common stock purchased by the underwriters upon an exercise of their over-allotment option exceeds the aggregate number of additional shares available for sale by selling stockholders, the underwriters will purchase the shares from us at the public offering price, less the underwriting discount.

      The following table shows the amount per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 1,387,500 additional shares from the selling stockholders or us, as applicable, to cover over-allotments.

	No Exercise	Full Exercise

Underwriting discounts and commissions paid by us
Per share:
Total:
Underwriting discounts and commissions paid by selling stockholders
Per share:
Total:
      We estimate that the total expenses of this offering to be paid by us, not including the underwriting discount, will be approximately $3.1 million.
      Pursuant to a registration rights agreement between us, Friedman, Billings, Ramsey & Co., Inc. and certain holders of our common stock, we are required to pay substantially all of the expenses in connection with the registration of the shares of common stock purchased in our 2005 private offering. In addition, we have agreed to reimburse selling stockholders for reasonable fees and expenses of one counsel to review any registration statement registering such shares. Each selling stockholder participating in this offering will bear a proportionate share of the underwriting discounts payable to the underwriters, all transfer taxes and transfer fees and any other expense of the selling stockholders not allocated to us in the registration rights agreement. See “Description of Our Common Stock — Registration Rights.”
      We have agreed that during the period ending 180 days after the date of this prospectus, we will not, without the prior written consent of Friedman, Billings, Ramsey & Co.:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities, or

•	enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of our equity securities, except for the shares of our common stock that are issued under our 2005 equity incentive plan and the shares of our common stock, our operating partnership units or other equity securities of our company or our operating partnership issued as consideration in connection with the acquisition of property by our company. We also have agreed that we will not consent to the disposition of any shares held by officers or directors subject to lock-up agreements prior to the expiration of their respective lock-up periods unless pursuant to an exception to those agreements or with the consent of Friedman, Billings, Ramsey & Co., Inc. The lock-up provisions do not prohibit us from filing a resale registration statement to register the shares issued in our 2005 private offering.
      Each of our directors and Messrs. Minshall, Fernau, LeBlanc, Carney and Houle and Asset Capital Corporation, L.L.C., ACM and ARV/ACC Engineering have agreed that during the period ending 180 days after the date of this prospectus, they will not, without the prior written consent of Friedman, Billings, Ramsey & Co.:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any of our equity securities or any securities convertible into or exercisable or exchangeable for our equity securities, or

•	enter into any swap or other arrangement that transfers, in while or in part, directly or indirectly, any of the economic consequences of ownership of any of our equity securities.
      The restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period following the last day of the restricted period, the “lock-up” restrictions described above will continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Friedman, Billings, Ramsey & Co. waives such extension in writing.
      Subject to applicable securities laws, each of our directors, Messrs. Minshall, Fernau, LeBlanc, Carney and Houle and Asset Capital Corporation, L.L.C., ACM and ARV/ACC Engineering may transfer its shares of our common stock: (i) as a bona fide gift or gifts, provided that the donees agree to be bound by the same restrictions; (ii) to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder, provided that the trustee agrees to be bound by the same restrictions; (iii) as a distribution to its stockholders, partners or members, provided that such stockholders, partners or members agree to be bound by the same restrictions; (iv) as required under any of our benefit plans or our bylaws; (v) as collateral for any loan, provided that the lender agrees to be bound by the same restrictions; (vi) with respect to sales of securities acquired in the open market, but not those securities acquired in connection with the formation transactions, after the completion of this offering; or (vii) to an executor or heir in the event of the death of the stockholder, provided that the executor or heir agrees to be bound by the same restrictions. In addition, the restrictions described above do not apply to the exercise of any options or other convertible securities granted under our 2005 equity incentive plan.
      In addition, except for any shares sold in this offering, the holders of our common stock that are beneficiaries of the registration rights agreement and not our employees or affiliates will not be able to sell shares of our common stock for a period of up to 30 days prior to or 60 days following the date of this prospectus. See “Description of Our Common Stock — Registration Rights.”
      We will indemnify the underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.
      Our shares of common stock have been approved for quotation on the Nasdaq Global MarketTM under the symbol “ACCI,” subject to official notice of issuance. In order to meet the requirements for listing on the Nasdaq Global MarketTM, the underwriters will undertake to sell round lots of 100 shares or more to a minimum of 400 beneficial owners.
      In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases of cover positions created by short sales.
      Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing common stock from us or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.
      The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares pursuant to the over-allotment option.
      A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, the underwriters will purchase shares in the open market to cover the position.
      The underwriters also may impose a penalty bid on selling group members. This means that if the underwriters purchase shares in the open market in stabilizing transactions or to cover short sales, the underwriters can require the selling group members that sold those shares as part of this offering to repay the selling concession received by them.
      As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise.
      The lead underwriter has advised us that the underwriters do not confirm sales to accounts over which they exercise discretionary authority.
      Prior to this offering, there has been no public market for our common stock, other than limited trading in the PORTALsm Market. The initial public offering price will be determined by negotiations among us and the underwriters. The primary factors to be considered in determining the initial public offering price include:

•	the economic conditions in and future prospects for the industry in which we compete;

•	our past and present operating performance and financial condition;

•	our prospects for future earnings;

•	an assessment of our management;

•	the present state of our development;

•	the prevailing conditions of the equity securities markets at the time of this offering; and

•	current market valuations of publicly traded companies considered comparable to our company.
      We cannot assure you, however, that the prices at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock will develop and continue after this offering.
      Friedman, Billings, Ramsey & Co., Inc. acted as initial purchaser and placement agent in connection with our 2005 private offering and Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc., and/or one or more of its subsidiaries purchased 1,216,397 shares in that offering. Friedman, Billings, Ramsey Group, Inc. and/or one or more of its subsidiaries currently owns 1,216,397 shares of our common stock, representing approximately 10.3% of our outstanding shares of common stock. Under the Conduct Rules of the NASD, when underwriters or their affiliates beneficially own 10% or more of the common equity of a company, they may be deemed to have a “conflict of interest” under Rule 2720(b)(7) of the rules and regulations of the NASD. When a NASD member with a conflict of interest participates as an underwriter in a public offering, that rule requires that the initial public offering price be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD, which qualified independent underwriter shall also participate in the preparation of the registration statement and the prospectus and exercise the usual standard of “due diligence” in its preparation. Robert W. Baird & Co. Incorporated has been engaged to act as a qualified independent underwriter. In this role, Robert W. Baird & Co. Incorporated has performed a due diligence investigation of us and participated in the preparation of this prospectus and the registration statement. The initial public offering price of the shares of common stock is not higher than the price recommended by Robert W. Baird & Co. Incorporated. We have agreed to indemnify Robert W. Baird & Co. Incorporated against liabilities in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.
      Other than with respect to this offering, the underwriters are not providing us with any financial advisory services. Subject to the terms of an engagement letter, dated March 10, 2005, between us and Friedman, Billings, Ramsey & Co., Inc., as amended, the underwriters and their affiliates may provide us with certain commercial banking, financial advisory and investment banking services in the future, for which they would receive customary compensation.
      Fbr.com, a division of FBR Investment Services Inc., will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. Friedman, Billings, Ramsey & Co., Inc. intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus will be available on the Internet website maintained by Friedman, Billings, Ramsey & Co., Inc. Other than the prospectus in electronic format, the information on the Friedman, Billings, Ramsey & Co., Inc. website and any information contained in any other website maintained by Friedman, Billings, Ramsey & Co., Inc. is not part of this prospectus or the registration statement of which this prospectus is a part, has not been approved or endorsed by us or Friedman, Billings, Ramsey & Co., Inc. in its capacity as underwriter and should not be relied upon by investors.
      A prospectus in electronic format may be available on the Internet sites of or through other online services maintained by the other underwriters and selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the selling group member, prospective investors may be allowed to place orders online. Those underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ or any selling group member’s website and any information contained in any other website maintained by the underwriters or any selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
      W. Russell Ramsey, the managing director of the trading manager or the investment manager of certain of the selling stockholders in this offering, has voting and investment power over the shares that these selling stockholders beneficially own. Mr. Ramsey also sits on the board of directors of Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc.

LEGAL MATTERS
      Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Winston & Strawn LLP. Hunton & Williams LLP provides legal services to FBR from time to time.
EXPERTS
      The consolidated financial statements and schedule of Asset Capital Corporation, Inc. included in this prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports (the report on the financial statements contains an explanatory paragraph regarding the restatement of the basis of presentation of those financial statements) appearing elsewhere herein, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of Asset Capital Corporation, L.L.C., the financial statement of Executive Tower, the financial statement of the CareFirst Portfolio, the financial statement of the RSMK Portfolio, the financial statement of Pinewood Plaza and the financial statement of the Gees Group Portfolio included in this prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be offered by the selling stockholders, from time to time, pursuant to the registration statement of which this prospectus is a part. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be offered by the selling stockholders, from time to time, pursuant to the registration statement of which this prospectus is a part, reference is made to the registration statement, including exhibits and schedules to the registration statement. Copies of the registration statement, including exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F. Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.
      As a result of this offering, we will become subject to the information and reporting requirements of the Securities and Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

Page

Historical Consolidated Financial Statements— Asset Capital Corporation, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2005 and March 31, 2006 (unaudited)	F-3
Consolidated Statements of Operations for the period March 30, 2005 (inception) to December 31, 2005 and for the three months ended March 31, 2006 (unaudited)	F-4
Consolidated Statements of Stockholders’ Equity for the period March 30, 2005 (inception) to December 31, 2005 and for the three months ended March 31, 2006 (unaudited)	F-5
Consolidated Statements of Cash Flows for the period March 30, 2005 (inception) to December 31, 2005 and for the three months ended March 31, 2006 (unaudited)	F-6
Notes to Consolidated Financial Statements	F-7
Historical Consolidated Financial Statements— Asset Capital Corporation, L.L.C.
Report of Independent Registered Public Accounting Firm	F-20
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-21
Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003	F-22
Consolidated Statements of Changes in Owners’ Equity (Deficit) for the years ended December 31, 2005, 2004 and 2003	F-23
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F-24
Notes to Consolidated Financial Statements	F-25
Historical Financial Statements— Executive Tower
Report of Independent Registered Public Accounting Firm	F-30
Statements of Revenue and Certain Expenses for the year ended December 31, 2004 and the six months ended June 30, 2005 (unaudited)	F-31
Notes to Statements of Revenues and Certain Expenses	F-32
Historical Financial Statements— CareFirst Portfolio
Report of Independent Registered Public Accounting Firm	F-34
Statements of Revenue and Certain Expenses for the year ended December 31, 2004 and the six months ended June 30, 2005 (unaudited)	F-35
Notes to Statements of Revenues and Certain Expenses	F-36
Historical Financial Statement— RSMK Portfolio
Report of Independent Registered Public Accounting Firm	F-38
Statements of Revenues and Certain Expenses for the year ended October 31, 2005 and the three months ended January 31, 2006 (unaudited)	F-39
Notes to Statements of Revenues and Certain Expenses	F-40
Historical Financial Statements— Pinewood Plaza
Report of Independent Registered Public Accounting Firm	F-42
Statements of Revenues and Certain Expenses for the year ended December 31, 2004 and the nine months ended September 30, 2005 (unaudited)	F-43
Notes to Statements of Revenues and Certain Expenses	F-44
Historical Financial Statements— Gees Group Portfolio
Report of Independent Registered Public Accounting Firm	F-46
Statements of Revenues and Certain Expenses for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited)	F-47
Notes to Statements of Revenues and Certain Expenses	F-48
Schedule III: Real Estate and Accumulated Depreciation	F-50

Report of Independent Registered Public Accounting Firm
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying consolidated balance sheet of Asset Capital Corporation, Inc. as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period March 30, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asset Capital Corporation, Inc. as of December 31, 2005 and the results of its operations and cash flows for the period March 30, 2005 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 1B, the financial statements of the Company have been restated to reflect the change in accounting for its formation.

/s/ BDO Seidman, LLP
New York, New York
March 9, 2006, except for Note 1B
for which the date is June 23, 2006

ASSET CAPITAL CORPORATION, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2006	2005

	(Unaudited)	(Restated)
ASSETS
Real estate investments
Land	$24,005	$17,047
Building and improvements	91,517	65,459
Tenant improvements	252	162

	115,774	82,668
Less: Accumulated depreciation and amortization	(926)	(469)

	114,848	82,199
Properties held for sale	57,993	56,961
Real estate loan	14,700	—
Cash and cash equivalents	1,955	23,271
Escrows and reserves	4,120	2,004
Accounts receivable, net of allowance for doubtful accounts of $68 and $17	629	322
Accrued straight-line rents	286	191
Prepaid expenses and other assets	1,843	2,695
Deferred costs, net	1,892	1,104
Intangible assets, net	11,553	9,897
Investment in real estate entities	2,524	2,521

Total assets	$212,343	$181,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage loans	$80,493	$50,123
Mortgage loan and other liabilities for properties held for sale	41,278	40,829
Accounts payable and accrued expenses	2,655	2,795
Borrower’s escrow	698	—
Deferred revenue	684	363
Tenant security deposits	694	480

Total liabilities	126,502	94,590

Commitments and contingencies
Minority interest	69	29

Preferred stock, $.001 par value; 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.001 par value; 200,000,000 shares authorized, 11,750,943 and 11,661,383 shares issued and outstanding at March 31, 2006 (unaudited) and December 31, 2005	12	11
Additional paid-in capital	90,269	89,322
Deficit	(4,509)	(2,787)

Total stockholders’ equity	85,772	86,546

Total liabilities and stockholders’ equity	$212,343	$181,165

The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months	March 30, 2005
	Ended	(inception) to
	March 31,	December 31,
	2006	2005

	(Unaudited)	(Restated)
Revenue
Rental income	$2,945	$2,834
Operating expense reimbursements	151	125
Other	239	574

Total revenue	3,335	3,533

Expenses
Property operating expenses	1,152	1,346
Real estate taxes and insurance	383	411
General and administrative	1,572	2,759
Depreciation and amortization	1,395	1,699

Total operating expenses	4,502	6,215

Operating loss	(1,167)	(2,682)
Interest income	417	512
Interest expense, net of $800 (unaudited) and $1,200 of interest capitalized during the three months ended March 31, 2006 and the period March 30, 2005 (inception) to December 31, 2005, respectively	(1,029)	(685)
Minority interest in loss	10	7
Equity in earnings of unconsolidated entities	46	39

Loss from continuing operations before income taxes	(1,723)	(2,809)
Provision for income taxes	—	—

Loss from continuing operations	(1,723)	(2,809)
Income from discontinued operations	1	22

Net loss	$(1,722)	$(2,787)

Loss per common share — basic and diluted
Continuing operations	$(0.15)	$(0.39)
Discontinued operations	$—	$—
Total	$(0.15)	$(0.39)
Weighted average common shares outstanding — basic and diluted	11,521,892	7,195,385
The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(in thousands, except share data)

	Common Stock		Additional
			Paid-In
	Shares	Amount	Capital	Deficit	Total

Balance, March 30, 2005 (inception)	—	$—	$—	$—	$—
Issuance of restricted common shares	230,479	—	—	—	—
Net proceeds from issuance of common shares	10,248,893	10	78,919	—	78,929
Issuance of common shares in exchange for acquired businesses	1,182,011	1	10,077	—	10,078
Vesting of restricted common shares	—	—	326	—	326
Net loss	—	—	—	(2,787)	(2,787)

Balance, December 31, 2005, restated	11,661,383	11	89,322	(2,787)	86,546
Issuance of common shares in exchange for acquired businesses	89,560	1	760	—	761
Vesting of restricted common shares	—	—	187	—	187
Net loss	—	—	—	(1,722)	(1,722)

Balance at March 31, 2006	11,750,943	$12	$90,269	$(4,509)	$85,772

The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

		Period
	Three Months	March 30, 2005
	Ended	(inception) to
	March 31,	December 31,
	2006	2005

	(Unaudited)	(Restated)
Cash flows from operating activities:
Net loss	$(1,722)	$(2,787)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	472	494
Amortization of intangibles	896	1,209
Amortization of deferred costs	116	94
Minority interest in loss	(10)	(7)
Equity in earnings of unconsolidated entities	(46)	(39)
Distributions from unconsolidated entities	43	39
Deferred compensation	237	362
Changes in operating assets and liabilities, net of effects of business combinations:
Escrows and reserves	(1,418)	(1,463)
Accounts receivable	(226)	(242)
Accrued straight-line rents	(99)	(205)
Prepaid expenses and other assets	871	(2,178)
Accounts payable and accrued expenses	223	3,501
Borrower’s escrow	(302)	—
Deferred revenue	300	411
Tenant security deposits	123	70

Net cash used in operating activities	(542)	(741)

Cash flows from investing activities:
Business combinations	(3,223)	(10,174)
Acquisitions of real estate investments and related intangibles	(7,422)	(53,865)
Additions to real estate investments	(1,243)	(1,579)
Funding of real estate loan	(13,700)	—
Deferred leasing costs	(115)	(31)
Investments in unconsolidated entities	—	(940)

Net cash used in investing activities	(25,703)	(66,589)

Cash flows from financing activities:
Issuance of common shares	—	78,929
Proceeds from mortgage loans	5,676	12,640
Repayment of mortgage loans	(40)	(14)
Deferred financing costs	(707)	(954)

Net cash provided by financing activities	4,929	90,601

Increase (decrease) in cash and cash equivalents	(21,316)	23,271
Cash and cash equivalents, beginning of period	23,271	—

Cash and cash equivalents, end of period	$1,955	$23,271

Supplemental disclosure of non cash investing and financing activities
Debt assumed and seller-financed in connection with business combinations and acquisitions of real estate investments	$24,734	$77,497
Cash interest paid	$1,302	$941
Issuance of common shares in exchange for acquired businesses	$761	$10,078
The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005

NOTE 1:	DESCRIPTION OF BUSINESS, FORMATION TRANSACTIONS AND BASIS OF PRESENTATION

1A: Description of Business and Formation Transactions
      Asset Capital Corporation, Inc. (“the “Company”) was formed as a Maryland Corporation on March 30, 2005 and operates as a fully integrated, self-managed real estate company. The Company’s operations focus on acquiring, redeveloping, financing, managing and disposing of commercial real estate properties located primarily in the greater metropolitan Washington, D.C. Marketplace and its surrounding areas ranging generally from Baltimore, Maryland through Richmond and Hampton Roads, Virginia. The Company also provides real estate facilities management and advisory services to third parties.
      On June 30, 2005, the Company commenced operations upon completing a private offering of 8,912,081 shares of common stock, and in July 2005 the Company sold an additional 1,336,812 shares of common stock as a result of the exercise of the underwriter’s additional allotment option (collectively the “Private Placement”). The total net proceeds generated from the Private Placement transactions was $78.9 million, after deducting offering expenses and the initial purchasers discount.
      The Company contributed all of the net proceeds from the Private Placement to a newly formed limited partnership, Asset Capital Partners, L.P. (the “Operating Partnership”) in exchange for an approximate 100% general and limited partnership interest in the Operating Partnership. The Company is the sole general partner of the Operating Partnership and substantially all of its operations are conducted through the Operating Partnership.
      Pursuant to agreements that were executed on June 23, 2005, subsequent to its commencement of operations the Company acquired (i) all of the membership interests in certain limited liability companies that owned five commercial real estate properties and one structured real estate investment (collectively the “Predecessor LLCs”) in exchange for $13.0 million cash (exclusive of transactional costs), 877,186 shares of the Company’s common stock, and the assumption of $37.0 million of mortgage debt; and (ii) certain property management and engineering agreements (the “Management Agreements”) from certain limited liability companies in exchange for 394,385 shares of the Company’s common stock. Asset Capital Corporation, L.L.C. (“ACC, L.L.C.”), which was wholly-owned by the Company’s founders, controlled and served as the managing member of the Predecessor LLCs, and the Management Agreements were owned by entities which were wholly-owned by the Company’s founders. The acquisition of the Management Agreements closed concurrent with the completion of the Private Placement and the acquisitions of the Predecessor LLCs closed on dates ranging from August 2005 to March 2006.
      Through December 31, 2005, the Company had acquired six additional properties from third parties subsequent to the Private Placement for aggregate consideration of $99.6 million, including seller financed and assumed nonrecourse property level debt aggregating $45.8 million.
      On October 18, 2005, the Company filed a registration statement to sell shares of its common stock in an underwritten initial public offering. If successful, the Company intends to use net proceeds from the offering to repay certain outstanding borrowings, fund development, renovation and improvement of certain of the Company’s real estate investments and acquire additional real estate investments.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005

1B: Basis of Presentation
      Previously, the acquisition of ACC, L.L.C.’s interests in the Predecessor LLCs had been accounted for as a transaction without substance in accordance with FASB Technical Bulletin 85-5 and recorded at ACC, L.L.C.’s historical carrying value.
      The acquisitions of the Predecessor LLCs and the Management Agreements (Note 1A) have now been accounted for as a series of separate business combinations for which Asset Capital Corporation, Inc. is the accounting acquirer, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Accordingly, the acquired interests in the Predecessor LLCs and the acquired Management Agreements have been recorded in an amount equal to the purchase consideration, which has been allocated to the identifiable assets acquired and liabilities assumed based on their fair values.
      The financial statements as previously presented and adjustments to the current presentation as of and for the period ended December 31, 2005 are as follows:

	As Previously
	Presented	Adjustments(1)	Current Presentation

Real estate investments, net	$91,978	$(9,779)	$82,199
Total assets	$183,251	$(2,086)	$181,165
Mortgage loans	$58,623	$(8,500)	$50,123
Stockholders’ equity	$77,197	$9,349	$86,546
Total revenue	$10,642	$(7,109)	$3,533
Total operating expenses	$10,642	$(4,427)	$6,215
Net loss	$2,223	$564	$2,787
Loss per common share — basic and diluted
Continuing operations	$(0.35)		$(0.39)
Discontinued operations	$—		—
Total	$(0.35)		$(0.39)

(1)	The balance sheet adjustments reflect the elimination of the Pidgeon Hill II property, which was not acquired until March 2, 2006, the recording of the acquisition of ACC, L.L.C.’s interests in the Predecessor LLC’s at fair value and the recording of the acquisition of the Management Agreements at fair value. The statement of operations adjustments reflect the elimination of the operations of the Predecessor LLC’s prior to their respective acquisition dates and the adjustments to depreciation and amortization related to recording the acquisition of ACC, L.L.C.’s interest in the Predecessor LLC’s and the Management Agreements at their fair values.

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
      The Company consolidates its accounts and those of its majority-owned or controlled subsidiaries and affiliates. All significant intercompany transactions and balances are eliminated in consolidation. Entities over which the Company has significant influence and entities which are variable interest entities, but where the Company is not the primary beneficiary are accounted for under the equity method in accordance with FASB Interpretation No. 46R, (FIN 46R), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51.” As of December 31, 2005, the Company wholly-owned entities that owned ten properties. Additionally, as of December 31, 2005, the Company had ownership interests in two entities that it did not control (Note 4).

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
      The Company periodically reviews its investments in unconsolidated real estate entities for other than temporary declines in market value. Any decline that is not expected to be recovered in the next twelve months is considered other than temporary and an impairment charge is recorded as a reduction in the carrying value of the investment. No impairment charges have been recognized through March 31, 2006.

Revenue Recognition
      Rental income is recognized using the straight-line method over the term of the respective tenant leases. The difference between rental income recognized using the straight-line method and the rental payments contractually due for leases that contain an abatement or fixed periodic increases is recorded as accrued rental income. The Company periodically considers each tenant’s ability to repay its obligations in determining if accrued rental income is ultimately collectible and the uncollectible portion of accrued rental income, if any, is charged to rental income in the period in which the determination is made. Revenue earned from property management, leasing and other services is recognized during the period in which the service is provided. Interest income on real estate loans is recognized as earned on the interest rate method.
      Provisions for losses on uncollectible accounts are charged to property operating expenses based on analysis of risk of loss on specific accounts. Bad debt expense was $17 for the period March 30, 2005, (inception) to December 31, 2005 and $33 for the three months ended March 31, 2006.

Cash and Cash Equivalents
      The Company considers cash in banks, repurchase agreements, commercial paper and deposits with financial institutions with maturities of three months or less to be cash and cash equivalents.

Escrows and Reserves
      Escrows and reserves include cash restricted for debt service, insurance, real estate taxes, property related capital expenditures and tenant security deposits.

Deferred Costs
      Financing fees related to debt issuance are deferred and amortized to interest expense over the term of the related debt using the straight-line method, which approximates the effective interest method. Unamortized deferred financing costs are expensed when the related debt is refinanced before maturity. Costs incurred related to origination and renewal of tenant leases are deferred and amortized over the terms of the related leases using the straight-line method. Amortization of deferred costs was $94 for the period March 30, 2005 (inception) to December 31, 2005 and $116 for the three months ended March 31, 2006. Accumulated amortization of deferred costs was $94 at December 31, 2005 and $210 at March 31, 2006.

Real Estate Investments
      Real estate investments include land, buildings and tenant improvements and are carried at cost less accumulated depreciation. Land is recorded at acquisition cost. Buildings are recorded at cost and depreciated using the straight-line method over the estimated useful lives of building components, which range from five to 40 years. Tenant improvements, which include costs incurred to prepare tenant spaces for occupancy, are depreciated using the straight-line method over the terms of the respective leases. Significant renovations and replacements that improve and extend the useful life of an asset are

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
capitalized and maintenance and repairs that do not improve or extend the useful life of an asset are charged to expense as incurred.
      Pursuant to SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”, upon purchase of acquired real estate the Company considers the existence of identifiable intangibles relating to above- and below-market leases, in-place lease value and tenant relationships. The purchase price of the acquired property is allocated based on the relative fair values of the land, building (determined on an as-if vacant basis) and identifiable intangibles.
      Real estate assets that the Company has identified for sale are classified as property held for sale and carried at the lower of the carrying amount of the asset or the fair value of the asset less costs to sell. Depreciation and amortization is no longer recorded once a real estate asset is classified as property held for sale, including amortization of related intangibles, including acquired in-place leases. Operating results for real estate assets classified as property held for sale are presented as discontinued operations for all periods presented.
      Pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the recoverability of real estate investments are evaluated whenever events or changes in circumstances indicate that the carrying value of the properties may not be recoverable. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of a property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of a property, an adjustment to reduce the carrying amount to the property’s estimated fair market value is recorded and an impairment loss recognized. No impairment losses were recorded during the periods March 30, 2005 (inception) to December 31, 2005 or the three months ended March 31, 2006.

Intangibles
      Intangibles consist primarily of above- and below-market leases and in-place leases as determined pursuant to SFAS No. 141 in connection with the acquisitions of real estate investments and purchased contracts consisting of purchased property management and engineering agreements that were acquired in connection with the Company’s formation transactions in exchange for 394,385 shares of the Company’s common stock. The value of in-place leases is amortized to expense over the initial term of the related lease, and the value of above-and below-market leases are amortized as a decrease and an increase to rental income respectively. The value of purchased contracts is amortized to expense using the straight line method over the estimated useful lives of the agreements, which approximate five years. Intangibles subject to amortization are reviewed annually for impairment. Amortization of intangibles was $1,209 for the period March 30, 2005 (inception) to December 31, 2005 and $896 for the three months ended March 31, 2006. Accumulated amortization of lease intangibles was $1,209 at December 31, 2005 and $2,105 at March 31, 2006. Amortization expense over the next five years is expected to be $3,518, $2,826, $1,573, $1,141 and $655 in each of the five years ending December 31, 2010.

Income Taxes
      Income taxes are accounted for pursuant to provisions of SFAS No. 109, “Accounting for Income Taxes”, under which deferred tax assets and liabilities are recognized using enacted tax rates for the effect of temporary differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Valuation allowances are provided if based upon the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
      At December 31, 2005, the Company had a net operating loss carryforward approximating $4.4 million for federal income tax purposes which expires in 2026. The Company has provided a valuation allowance for its deferred tax assets, including its net operating loss carryforward, because of uncertainty regarding their realization.

Earnings per Share
      Basic earnings per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of the Company’s common shares outstanding for the period. Diluted EPS is computed after adjusting the basic EPS computation for the effect of dilutive common equivalent shares outstanding during the period. The dilutive effects of common share equivalents are computed using the treasury stock method. There were 29,903 and 76,492 LTIP units outstanding at December 31, 2005 and March 31, 2006, respectively, which were anti-dilutive because a net loss was incurred during the reporting period.

Use of Estimates
      The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

New Accounting Pronouncements
      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non monetary Assets,” which addresses the measurement of exchanges of nonmonetary assets. This statement eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets, which was previously provided by APB No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to affect the Company’s financial position or results of operations.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This statement changes the requirements for accounting for and reporting a change in accounting principles and applies to all voluntary changes in accounting principles. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement requires retrospective application to prior period’s financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of change. This statement is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to affect the Company’s financial position or results of operations.
      In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, as amendment of FASB Statements No. 133 and 140”. This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement does not currently apply to the Company.
      In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — An Amendment of FASB Statement No. 140,” with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement does not currently apply to the Company.

NOTE 3:	REAL ESTATE INVESTMENTS

Acquisitions
      During the three months ended March 31, 2006, the Company acquired four commercial office properties, including one property owned by the Predecessor LLCs and three properties owned by unrelated parties:

		Square	Date	Purchase
Property	Location	Feet	Acquired	Price

				(Unaudited)
Predecessor LLCs:
Pidgeon Hill II	Sterling, VA	95,137	03/02/06	$12,484
Unrelated parties:
4200 Forbes Boulevard	Lanham, MD	54,692	02/24/06	23,656	(1)
4550 Forbes Boulevard	Lanham, MD	46,858	03/23/06	—	(1)
7700 Montpelier Avenue	Laurel, MD	43,785	03/23/06	—	(1)

				$36,140

(1)	The 4200 and 4550 Forbes Boulevard and 7700 Montpelier Avenue properties were acquired as a portfolio (the “RSMK Portfolio”) for total consideration of $23.7 million.
     The Company financed these acquisitions with $10.6 million of cash, issuance of 89,560 shares of the Company’s common stock and $24.7 million of mortgage debt, of which $17.2 million was assumed. These properties were included in results of operations beginning with the date acquired. The following table summarizes, the fair values of the assets acquired and liabilities assumed as of the dates of acquisition.

(Unaudited)
Land	$6,921
Buildings	25,983
Intangibles	2,563
Other assets	871

Total assets acquired	36,338

Mortgage notes payable	24,734
Other liabilities	198

Total liabilities assumed	24,932

Net assets acquired	$11,406

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
      During the period March 30, 2005 (inception) to December 31, 2005, the Company acquired ten properties, including four properties owned by the Predecessor LLCs and six properties owned by unrelated parties:

		Square	Date	Purchase
Property	Location	Feet	Acquired	Price

Predecessor LLCs:
Century South	Germantown, MD	21,108	08/26/05	$4,522
Commerce Center I	Greenbelt, MD	123,249	09/22/05	20,930
Garden City Drive	Landover, MD	89,831	12/05/05	8,800
Pidgeon Hill I	Sterling, VA	55,497	12/21/05	12,798
Unrelated parties
Executive Tower	Hampton, VA	134,179	07/07/05	15,471
Columbia Medical Campus	Columbia, MD	154,558	07/29/05	23,384	(1)
Frederick Medical Center	Frederick, MD	32,949	07/29/05	—	(1)
Timonium Medical Center	Timonium, MD	23,966	07/29/05	—	(1)
Pinewood Plaza	Hampton, VA	71,066	11/09/05	8,617
Hollymead Town Center	Charlottesville, VA	N/A	08/18/05	52,160

				$146,682

(1)	The Columbia Medical Campus, Frederick Medical Campus and Timonium Medical Campus were acquired as a portfolio (the “CareFirst Portfolio”) for total consideration of $23.4 million.
     The Company financed these acquisitions with $64.0 million of cash, issuance of 658,202 shares of the Company’s common stock and $77.5 million of mortgage debt, of which $45.8 million was assumed or seller-financed. These properties were included in results of operations beginning with the date acquired. The following table summarizes the fair values of the assets acquired and liabilities assumed as of the dates of acquisition.

Land	$69,902
Buildings	67,802
Intangibles	8,079
Other assets	1,383

Total assets acquired	147,166

Mortgage notes payable	77,497
Other liabilities	484

Total liabilities assumed	77,981

Net assets acquired	$69,185

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
      The following table summarizes, on an unaudited pro forma basis, the results of operations of the acquired real estate investments for the three months ended March 31, 2006 and for the period March 30, 2005 (inception) to December 31, 2005 as if the acquisitions had occurred at the beginning of each period presented. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of future operating results.

	Three Months	March 30, 2005
	Ended	(inception) to
	March 31, 2006	December 31, 2005

	(Unaudited)
Pro forma total revenues	$3,959	$10,562
Pro forma net loss	$(1,812)	$(4,061)
Pro forma basic and diluted loss per share	$(0.16)	$(0.56)

Dispositions
      During the period March 30, 2005 (inception) to December 31, 2005, one real estate asset consisting of land parcels with infrastructure in place was classified as held for sale. The carrying property value of this asset in the amount of $54.6 million and $53.5 million at March 31, 2006 and December 31, 2005, respectively, and the related debt and other liabilities of $41.2 million and $40.8 million at March 31, 2006 and December 31, 2005, respectively, was classified as held for sale. Since this asset is in the development phase there are no related operations.
      In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of operations to reflect income and expenses for the property which became held for sale, as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to such property as assets and liabilities related to discontinued operations.
      During the three months ended March 31, 2006, a commercial office building was classified as held for sale. The assets and liabilities and results of operations classified as discontinued operations are summarized as follows:

	March 31,	December 31,
	2006	2005

Real estate investments, net	$3,051	$3,066
Other assets	328	371

Total assets	$3,379	$3,437

Accounts payable and accrued liabilities	$55	$65

		March 30,
	Three Months	2005
	Ended	(inception) to
	March 31,	December 31,
	2006	2005

Total revenue	$111	$199
Total expenses	110	177

Income	$1	$22

      No impairment losses were recorded during the three months ended March 31, 2006 and for period March 30, 2005 (inception) through December 31, 2005.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005

NOTE 4:	INVESTMENTS IN REAL ESTATE ENTITIES
      Effective December 30, 2005, the Company acquired Class A and Class B membership interests in Twelve Oaks Investment, LLC, (“Twelve Oaks”), which owns commercial real estate properties, for $1.6 million in connection with the acquisition of the Predecessor LLC, (Note 1). The Company financed this acquisition with $.5 million of cash and the issuance of 129,424 shares of the Company’s common stock. The Company’s Class B membership interest earns a 12% per annum cumulative preferred return; however, it does not share in the income or losses of Twelve Oaks. The Company’s Class A membership interest represents 8% of the common equity of Twelve Oaks and it shares in net income or losses accordingly. Both the Company’s Class A and Class B membership interests are subject to put/call agreements whereby the Company’s interests may be redeemed at the option of either the Company or the Class C member. The Class A interest is redeemable for fair value, plus an amount equal to six times the property’s average monthly asset and property management fees and a 25% premium if redeemed at the option of the Class C member prior to the earlier of any refinancing of the underlying property or December 31, 2006. The Class B interest is redeemable for fair value, subject to certain collars. Twelve Oaks is a variable interest entity as defined in FIN 46(R). The Company accounts for its interests in Twelve Oaks using the equity method because it is not the primary beneficiary. The excess of the Company’s investment in Twelve Oaks and its interest in the net assets of Twelve Oaks as of the acquisition date was $.6 million and is amortized over a 27 year period, consistent with the remaining useful lives of Twelve Oaks’ assets at acquisition. The carrying value of the membership interests was $1.5 million at December 31, 2005, which approximated the Company’s maximum exposure to loss.
      Summary financial information for Twelve Oaks was as follows:

Condensed Balance Sheets

December 31,
2005

Real estate investments, net	$15,509
Accrued rent	559
Cash and cash equivalents, including restricted cash of $440 and $395 at December 31, 2005 and 2004, respectively	2,100
Deferred costs and other assets	279

Total assets	$18,447

Mortgages and accrued interest payable	$12,410
Accounts payable and other liabilities	2,177

Total liabilities	14,587
Members’ equity	3,860

Total liabilities and members’ equity	$18,447

      Effective August 26, 2005, the Company acquired a Class B partnership interest in Plaza 270 Associates Limited Partnership (“Plaza 270”), which owns a commercial real estate property, in exchange for $940. The Company’s partnership interest earns a 12% per annum cumulative preferred return; however, it generally does not share in the net income or losses of Plaza 270. The Company’s partnership interest is subject to a put/call agreement whereby the Company’s interest may be redeemed at the option of either the Company or the Class A partner for fair value, subject to certain

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
collars. The Company accounts for its investment in Plaza 270 using the equity method. The carrying value of the Company’s partnership interest $940 at December 31, 2005, which approximated the Company’s maximum exposure to loss.

NOTE 5:	REAL ESTATE LOANS
      During the three months ended March 31, 2006, the Company originated a $14.7 million mezzanine loan with an interest rate of 16%, of which $1 million was held as an interest reserve and presented as borrower’s escrow on the accompanying balance sheet. Payment for half of the interest due is payable monthly, with the remaining interest and entire principal balance due at the loan’s maturity date in February 2011. The loan is secured by interests in a number of property-owning entities.

NOTE 6:	BORROWINGS
      Borrowings consisted of:

	March 31,	December 31,
	2006	2005

Line of credit, at a rate of LIBOR plus 1.85%	$2,276	$—

Mortgage debt:
Fixed, with interest rates ranging from 5.66% to 8%, maturing at various dates through January 2015	76,897	59,723
Variable, at a rate of LIBOR plus 1.5% (5.875% at December 31, 2005), maturing October 2007	41,320	30,400

	118,217	90,123

	$120,493	$90,123

Line of Credit
      During the three months ended March 31, 2006, the Company obtained a revolving line of credit facility for up to $19.0 million with an interest rate of LIBOR plus 1.85%, of which up to $1.5 million is to be held as an interest reserve. The credit facility is secured by a first mortgage on three commercial office properties.

Mortgage Debt
      During the three months ended March 31, 2006, in conjunction with acquisitions of real estate investments, the Company incurred $24.7 million in debt encumbering four properties. Additionally, during the three months ended March 31, 2006, the Company obtained a $3.4 million mortgage loan, which is secured by a commercial office property that was previously unencumbered.
      During 2005, in conjunction with acquisitions of real estate investments, the Company incurred $77.5 million in debt encumbering five of the properties acquired. Additionally, during 2005, the Company obtained a $17.8 million mortgage loan encumbering one property that was acquired entirely with cash.
      The Company’s mortgage debt is recourse solely to specific properties. The Company had fourteen and six properties that collateralized mortgage debt at March 31, 2006 and December 31, 2005, respectively.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005
      Principal payments due on mortgage debt as of December 31, 2005 were as follows:

Year ending December 31, 2006	$10,200
Year ending December 31, 2007	40,661
Year ending December 31, 2008	10,274
Year ending December 31, 2009	23,452
Year ending December 31, 2010	78
Thereafter	5,458

$90,123

NOTE 7:	STOCKHOLDERS’ EQUITY
      Upon its formation, the Company issued 325,835 restricted common shares to certain executive officers and employees at a per-share price of $.001, of which 55,632 shares were subsequently redeemed during July 2005 at their issuance cost. The restricted shares vest over a three-year period and are subject to forfeiture provisions. The aggregate excess of the fair value of the share over the issuance price was $2.3 million at the grant date and was recorded as deferred compensation. Deferred compensation is amortized to operating expense over the vesting period, and was $.3 million during the period March 30, 2005 (inception) to December 31, 2005 and $.2 million during the three months ended March 31, 2006. During December 2005, 39,724 unvested restricted common shares were forfeited.
      In June 2005 and July 2005, the Company issued 10,248,893 common shares pursuant to the Private Placement resulting in gross proceeds of $83.1 million, which were recorded net of $4.2 million in related issuance costs.

NOTE 8:	2005 EQUITY INCENTIVE PLAN
      The Company has adopted a 2005 Equity Incentive Plan (the “Plan”), under which stock options, restricted stock, performance shares, dividend equivalent rights and other equity based awards may be awarded to employees and directors of the Company. The Plan became effective June 30, 2005 and 77,367 common shares are authorized for issuance, plus 3% of any shares issued in connection with an initial public offering of the Company’s common shares. The Plan is administered by the compensation committee of the Board of Directors.
      Under the Plan, the Company granted 36,910 LTIP units to certain directors and employees during 2005. LTIP units provide the grantees with partnership interests in the Operating Partnership, vest over a three-year period and are subject to forfeiture provisions. Upon vesting, LTIP units may be redeemed for a number of the Company’s common shares equal to the number of LTIP units being redeemed or cash in an amount equal to the fair value of an equivalent number of the Company’s common shares at the time of redemption at the Company’s option. The Company believes the value of its Operating Partnership units approximate that of its common stock; therefore, the fair value of the LTIP units was based on the fair value of the Company’s common stock. The aggregate fair value of the LTIP units was $.3 million at the grant date and is amortized to operating expense over the vesting periods. During December 2005, 7,007 unvested LTIP units were forfeited.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005

NOTE 9:	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying values of cash and cash equivalents, escrows and reserves, accounts and other receivables and accounts payable approximate their fair values because of their short-term maturities. At December 31, 2005, the fair value of the Company’s mortgage debt exceeded its carrying value by approximately $1.9 million based on rates currently available to the Company. At December 31, 2005, the fair value of investments in real estate entities approximates cost since the investments were made proximate to that date.

NOTE 10:	LEASING ARRANGEMENTS
      The Company’s properties are subject to non-cancelable operating leases with expiration dates extending to the year 2015. Future minimum rental payments, excluding tenant reimbursements of operating expenses, as of December 31, 2005 were as follows:

Year ending December 31, 2006	$9,205
Year ending December 31, 2007	7,834
Year ending December 31, 2008	5,831
Year ending December 31, 2009	5,098
Year ending December 31, 2010	3,506
Thereafter	3,559

$35,033

      The Company leases office space under the terms of a noncancelable operating leases that expire at various dates through 2011. Future minimum rental payments as of December 31, 2005 were as follows:

Year ending December 31, 2006	$215
Year ending December 31, 2007	268
Year ending December 31, 2008	276
Year ending December 31, 2009	284
Year ending December 31, 2010	293
Thereafter	112

$1,448

      Rent expense for all operating leases was $79 during the period March 30, 2005 (inception) to December 31, 2005.

NOTE 11:	TRANSACTIONS WITH RELATED PARTIES
      The Company provides property management and maintenance services to unconsolidated affiliates (Note 4) pursuant to which it earned fee income of $399 during the period March 30, 2005 (inception) to December 31, 2005. The Company also provides property management and maintenance services to unaffiliated entities in which certain of its executive officers have ownership interests pursuant to which it earned fee income of $148 during the period March 30, 2005 (inception) to December 31, 2005.

ASSET CAPITAL CORPORATION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
March 31, 2006 (Unaudited) and the Period March 30, 2005 (Inception) to December 31, 2005

NOTE 12:	COMMITMENTS AND CONTINGENCIES

Contingencies
      The Company is not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have an adverse impact on the Company’s consolidated financial position or consolidated results of operations.

Commitments
      The Company is a party to two asset management agreements pursuant to which it is obligated to pay fees aggregating $26 per month. Additionally, the Company has granted the asset manager of its CareFirst Portfolio the right to receive a portion of the proceeds resulting from the sale of the portfolio’s properties equal to 25% of the net cash profit, as defined in the asset management agreement, in excess of the sum of (i) the Company’s invested cash capital, plus (ii) a preferred return on the Company’s invested cash capital ranging from 7% to 9%. The fair value of this right was $0 at December 31, 2005.

NOTE 13:	SUBSEQUENT EVENTS
      During May 2006, the Company agreed to purchase the Gees Group Portfolio, consisting of four commercial office properties containing a total of 259,074 net rentable square feet located in the greater Hampton Roads region of Virginia, for $39.7 million, exclusive of transactional costs.
      During June 2006, the Company agreed to purchase the Godwin Business Park property, consisting of 60,072 net rentable square feet located in Manassas, Virginia, for $6.25 million, exclusive of transactional costs.
      During June 2006, the Company agreed to purchase the 4230 Forbes Boulevard property, consisting of 55,867 net rentable square feet located in Lanham, Maryland, for $6.8 million, exclusive of transactional costs.
      During May 2006, the Company declared a distribution of $0.11 per share of common stock, which was paid on June 30, 2006.
      In April and May of 2006 the Company entered into two independent contracts to sell approximately 40.7 acres of the Hollymead Town Center property (representing approximately 52% of the property’s acreage) for an aggregate sale price of approximately $40.1 million.

Report of Independent Registered Public Accounting Firm
To Asset Capital Corporation, L.L.C.
Bethesda, Maryland
      We have audited the accompanying consolidated balance sheets of Asset Capital Corporation, L.L.C. as of December 31, 2005 and 2004 and the related consolidated statements of operations, owners’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asset Capital Corporation, L.L.C. as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
June 16, 2006

ASSET CAPITAL CORPORATION, L.L.C.
CONSOLIDATED BALANCE SHEETS

	December 31,

	2005	2004

	(in thousands)
ASSETS
Real estate investments
Land	$1,790	$6,420
Building and improvements	7,602	33,489
Tenant improvements	73	780

	9,465	40,689
Less: Accumulated depreciation and amortization	(285)	(3,172)

	9,180	37,517
Cash and cash equivalents	635	2,607
Escrows and reserves	669	883
Accounts receivable	431	208
Accrued straight-line rents	61	801
Prepaid expenses and other assets	568	278
Deferred costs, net	214	778
Intangible assets, net	749	1,579
Investment in real estate entities	—	613

Total assets	$12,507	$45,264

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Mortgage loans and other debt	$9,050	$37,018
Accounts payable and accrued expenses	184	511
Deferred revenue	60	39
Tenant security deposits	118	454

Total liabilities	9,412	38,022

Commitments and contingencies
Minority interest	2,671	7,657
Owners’ equity (deficit)	424	(415)

Total liabilities and owners’ equity (deficit)	$12,507	$45,264

The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, L.L.C.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2005	2004	2003

	(in thousands)
Revenue
Rental income	$6,199	$5,883	$5,859
Operating expense reimbursements	239	249	89
Other income	420	346	237

Total revenue	6,858	6,478	6,185

Expenses
Property operating expenses	2,186	1,151	1,526
Real estate taxes and insurance	577	430	379
General and administrative	152	750	620
Depreciation and amortization	1,541	1,024	932

Total expenses	4,456	3,355	3,457

Operating income	2,402	3,123	2,728
Interest income	9	2	8
Interest expense	(2,233)	(2,064)	(2,032)
Equity in earnings of unconsolidated entities	199	118	128
Gain on sale of net assets	15,563	—	—

Income before minority interest	15,940	1,179	832
Minority interest in income	(8,020)	(837)	(524)
Distributions to minority interests in excess of basis	—	—	(99)

Net income	$7,920	$342	$209

The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, L.L.C.
CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ EQUITY (DEFICIT)

(In thousands)
Balance, January 1, 2003	$(242)
Distributions	(347)
Net income	209

Balance, December 31, 2003	(380)
Contributions	34
Distributions	(411)
Net income	342

Balance, December 31, 2004	(415)
Distributions	(7,081)
Net income	7,920

Balance, December 31, 2005	$424

The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, L.L.C.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004	2003

	(in thousands)
Cash flows from operating activities
Net income	$7,920	$342	$209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	961	841	807
Amortization of intangibles	505	28	—
Amortization of deferred costs	193	155	125
Equity in earnings of unconsolidated entities	(199)	(118)	(143)
Distributions from unconsolidated entities	15	107	107
Gain on sale of net assets	(15,563)	—	—
Minority interest	8,020	837	623
Loss on disposal of fixed assets	—	—	81
Changes in operating assets and liabilities:
Escrows and reserves	(473)	(407)	(159)
Accounts receivable	(392)	(193)	5
Accrued straight-line rents	(20)	(133)	(206)
Prepaid expenses and other assets	(375)	(43)	(21)
Accounts payable and accrued expenses	96	483	(13)
Tenant security deposits	419	102	1
Deferred revenue	(266)	(8)	19

Net cash provided by operating activities	841	1,993	1,435

Cash flows from investing activities:
Proceeds from sale of net assets	10,358	—	—
Acquisitions of real estate investments and related intangibles	—	(2,959)	—
Additions to real estate investments and other assets	(832)	(162)	(77)
Deferred leasing costs	(126)	(153)	(121)

Net cash provided by (used in) investing activities	9,400	(3,274)	(198)

Cash flows from financing activities
Contributions	—	34	—
Contributions from minority interests	—	4,138	—
Distributions	(988)	(411)	(347)
Distributions to minority interests	(11,817)	(463)	(660)
Proceeds from line of credit	1,000	—	—
Proceeds from mortgage notes payable	300	150	—
Repayment of mortgage notes payable	(86)	(433)	(252)
Other debt repayments, net	(622)	(30)	(30)
Deferred financing costs	—	(219)	(33)

Net cash (used in) provided by financing activities	(12,213)	2,766	(1,322)

Increase (decrease) in cash and cash equivalents	(1,972)	1,485	(85)
Cash and cash equivalents, beginning of period	2,607	1,122	1,207

Cash and cash equivalents, end of period	$635	$2,607	$1,122

Supplemental disclosure of non cash investing and financing activities
Non cash distribution of net assets	$6,093	$—	$—
Non cash distribution of net assets to minority interests	$1,189	$—	$—
Debt assumed in acquisitions of real estate investments	$—	$11,080	$—
Cash interest paid	$2,206	$2,064	$2,032
The accompanying notes are an integral part of these financial statements.

ASSET CAPITAL CORPORATION, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005, 2004 and 2003

NOTE 1:	DESCRIPTION OF BUSINESS AND FORMATION TRANSACTION
      Asset Capital Corporation, L.L.C. (the “Company”) was formed as a Maryland limited liability company for the purpose of investing in and managing commercial real estate properties located primarily in the greater metropolitan Washington, D.C. region. Prior to June 30, 2005, the Company held (i) ownership interests in and served as the managing member of five limited liability companies that owned five commercial office properties located in the greater metropolitan Washington, D.C. region (the “Predecessor LLCs”); (ii) a minority ownership interest in a commercial office property located in Rockville, Maryland (the “Structured Investment”); and (iii) contracts under which it managed certain commercial real estate properties located in the greater metropolitan Washington, D.C. region (the “Management Agreements”).
      Effective June 23, 2005, the Company’s members and the non-controlling members of each of the Predecessor LLCs entered into agreements whereby they agreed to contribute their interests in the Predecessor LLCs to Asset Capital Corporation, Inc. (“ACC, Inc.”), an entity that was formed by the Company’s members, in exchange for cash and shares of ACC, Inc.’s common stock. Additionally, effective June 23, 2005, the Company’s members entered into agreements whereby they agreed to contribute their interests in the Structured Investment and the Management Agreements to ACC, Inc. in exchange for cash and shares of ACC, Inc.’s common stock.
      During the year ended December 31, 2005, all of the membership interests in four of the Predecessor LLCs, the Structured Investment and the Management Agreements were sold to ACC, Inc. in exchange for $18.2 million, consisting of $10.4 million cash and 927,822 shares of ACC, Inc.’s common stock, resulting in a gain of $15.6 million.
      The contribution of the Management Agreements to ACC, Inc. closed on June 30, 2005. The contributions of the Structured Investment and four of the Predecessor LLCs to ACC, Inc. closed on dates ranging from August 2005 to December 2005. The contribution of the fifth Predecessor LLC to ACC, Inc. closed during March 2006, at which time the Company ceased operations.

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
      Since the Company controlled and was the managing member of the Predecessor LLCs, the accompanying financial statements reflect the consolidation of the Company’s and the Predecessor LLCs’ accounts in accordance with Emerging Issues Task Force Issue 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights”. Accordingly, the non-controlling member interests in the Predecessor LLCs are reflected as minority interests. The accompanying financial statements reflect the results of operations related to the Predecessor LLCs, the Structured Investment and the Management Agreements through the date of their contribution to ACC, Inc. (Note 1).
      Unless otherwise indicated, all dollar references except per share amounts are in thousands.

Principles of Consolidation
      The Company consolidates its accounts and those of its majority-owned or controlled subsidiaries and affiliates. All significant intercompany transactions and balances are eliminated in consolidation. Entities over which the Company has significant influence and entities which are variable interest entities, but where the Company is not the primary beneficiary are accounted for under the equity

ASSET CAPITAL CORPORATION, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2005, 2004 and 2003
method in accordance with FASB Interpretation No. 46R, (FIN 46R), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51.”

Revenue Recognition
      Rental income is recognized using the straight-line method over the term of the respective tenant leases. The difference between rental income recognized using the straight-line method and the rental payments contractually due for leases that contain an abatement or fixed periodic increases is recorded as accrued rental income. The Company periodically considers each tenant’s ability to repay its obligations in determining if accrued rental income is ultimately collectible and the uncollectible portion of accrued rental income, if any, is charged to rental income in the period in which the determination is made. Revenue earned from property management, leasing and other services is recognized during the period in which the service is provided.
      Provisions for losses on uncollectible accounts are charged to property operating expenses based on analysis of risk of loss on specific accounts. Bad debt expense was $0, $0 and $115 for the years ended December 31, 2005, 2004 and 2003, respectively.

Cash and Cash Equivalents
      The Company considers cash in banks, repurchase agreements, commercial paper and deposits with financial institutions with maturities of three months or less to be cash and cash equivalents.

Escrows and Reserves
      Escrows and reserves include cash restricted for debt service, insurance, real estate taxes, property related capital expenditures and tenant security deposits.

Deferred Costs
      Financing fees related to debt issuance are deferred and amortized to interest expense over the term of the related debt using the straight-line method, which approximates the effective interest method. Unamortized deferred financing costs are expensed when the related debt is refinanced before maturity. Costs incurred related to origination and renewal of tenant leases are deferred and amortized over the terms of the related leases using the straight-line method. Amortization of deferred costs was $193, $155 and $125 for the years ended December 31, 2005, 2004 and 2003, respectively. Accumulated amortization of deferred costs was $35 and $276 at December 31, 2005 and 2004, respectively.

Real Estate Investments
      Real estate investments include land, buildings and tenant improvements and are carried at cost less accumulated depreciation. Land is recorded at acquisition cost. Buildings are recorded at cost and depreciated using the straight-line method over the estimated useful lives of building components, which range from five to 40 years. Tenant improvements, which include costs incurred to prepare tenant spaces for occupancy, are depreciated using the straight-line method over the terms of the respective leases. Significant renovations and replacements that improve and extend the useful life of an asset are capitalized and maintenance and repairs that do not improve or extend the useful life of an asset are charged to expense as incurred.
      Pursuant to SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”, upon purchase of acquired real estate the Company considers the existence of

ASSET CAPITAL CORPORATION, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2005, 2004 and 2003
identifiable intangibles relating to above- and below-market leases, in-place lease value and tenant relationships. The purchase price of the acquired property is allocated based on the relative fair values of the land, building (determined on an as-if vacant basis) and identifiable intangibles.

Intangibles
      Intangibles consist primarily of above- and below-market leases and in-place leases as determined pursuant to SFAS No. 141 in connection with the acquisitions of real estate investments and purchased contracts consisting of purchase, property management, maintenance and engineering agreements. The value of in-place leases is amortized to expense over the initial term of the related lease, and the value of above- and below-market leases are amortized as a decrease and an increase to rental income respectively. The value of purchased contracts is amortized to expense using the straight line method over the estimated useful lives of the agreements, which approximate five years. Amortization of intangibles was $505, $24 and $0 for the years ended December 31, 2005, 2004 and 2003, respectively. Accumulated amortization of lease intangibles was $473 and $28 at December 31, 2005 and 2004, respectively.

Income Taxes
      The Company is treated as a pass through entity for Federal and state income tax purposes. Accordingly, no provision for or benefit from income taxes has been made in the accompanying financial statements.

Use of Estimates
      The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3:	ACQUISITIONS OF REAL ESTATE INVESTMENTS
      During 2004, the Company acquired two office properties for total consideration of approximately $10.4 million and $3.4 million, respectively. These properties were included in the results of operations beginning in May 2004 and December 2004, respectively. The following table summarizes the fair values of the assets acquired and liabilities assumed as of the dates of acquisition.

Land	$2,462
Buildings	9,765
Intangibles	1,601

Total assets acquired	13,828
Mortgage notes payable	(10,930)

Net assets acquired	$2,898

ASSET CAPITAL CORPORATION, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2005, 2004 and 2003
      The following table summarizes, on an unaudited pro forma basis, the results of operations of the acquired real estate investments for the year ended December 31, 2004 as if the acquisitions had occurred at the beginning of the period. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of future operating results.

Year Ending
December 31, 2004

(Unaudited)
Pro forma total revenues	$7,808
Pro forma net income	$1,551

NOTE 4:	INVESTMENTS IN REAL ESTATE ENTITIES
      Through December 30, 2005, the Company had Class A and Class B membership interests in Twelve Oaks Investment, LLC, (“Twelve Oaks”), which owns a commercial real estate property. The Company’s Class B membership interest earned a 12% per annum cumulative preferred return; however, it did not share in the income or losses of Twelve Oaks. The Company’s Class A membership interest represented 8% of the common equity of Twelve Oaks and it shared in net income or losses accordingly.

NOTE 5:	BORROWINGS
      Borrowings consisted of:

	December 31,

	2005	2004

Line of credit	$550	$150

Mortgage debt:
Fixed, with an interest rate of 5.66% at December 31, 2005	8,500	33,728
Variable	—	2,730

	8,500	36,458

Note payable, at a rate of prime plus 1%	—	410

	$9,050	$37,018

Line of Credit
      The Company had a $1,000 bank line of credit at December 31, 2005.

Mortgage Debt
      The Company’s mortgage debt is recourse solely to specific properties. The Company had one and five properties that collateralized mortgage debt at December 31, 2005 and 2004, respectively.

ASSET CAPITAL CORPORATION, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2005, 2004 and 2003
      Principal payments due on mortgage debt as of December 31, 2005 were as follows:

Year ending December 31, 2006	$—
Year ending December 31, 2007	77
Year ending December 31, 2008	86
Year ending December 31, 2009	93
Year ending December 31, 2010	98
Thereafter	8,146

$8,500

NOTE 6:	FAIR VALUE OF FINANCIAL INSTRUMENTS
      The carrying values of cash and cash equivalents, escrows and reserves, accounts and other receivables and accounts payable approximate their fair values due because of their short-term maturities. At December 31, 2005 and 2004, the fair value of the Company’s mortgage debt was (less than) exceeded its carrying value by approximately $(0.1) million and $2.0 million, respectively, based on rates currently available to the Company.

NOTE 7:	LEASING ARRANGEMENTS
      Rent expense for all operating leases was $25, $41 and $32 during the years ended December 31, 2005, 2004, and 2003, respectively.

NOTE 8:	TRANSACTIONS WITH RELATED PARTIES
      The Company provided property management and maintenance services to an unconsolidated affiliate (Note 4) pursuant to which it earned fee income of $15, $30 and $30 during the years ended December 31, 2005, 2004 and 2003, respectively.
      In June 2005 the Company made loans to certain of its executive officers amounting to $1,000 of which $550 was outstanding at December 31, 2005. In December 2004, the Company made loans to certain of its executive officers amounting to $150 which were repaid in January 2005.

NOTE 9:	COMMITMENTS AND CONTINGENCIES
      The Company is not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have an adverse impact on the Company’s consolidated financial position or consolidated results of operations.

Report of Independent Registered Public Accounting Firm
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying statement of revenue and certain expenses of Executive Tower for the year ended December 31, 2004. The statement of revenue and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission (for inclusion in the Form S-11 of Asset Capital Corporation, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Executive Tower revenues and expenses.
      In our opinion, the financial statement referred to above presents fairly in all material respects, the revenues and certain expenses described in Note 1 of Executive Tower for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
September 16, 2005

EXECUTIVE TOWER
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Six Months Ended	Year Ended
	June 30, 2005	December 31, 2004

	(unaudited)
REVENUES
Rental income	$1,049,973	$2,175,256
Operating expense reimbursements	37,493	31,778
Other income	15,080	34,631

Total revenues	1,102,546	2,241,665

CERTAIN EXPENSES
Real estate taxes	73,220	145,657
Utilities	130,714	283,392
Property operating expenses	115,568	240,503
General and administrative	1,718	3,447
Amortization of lease costs	33,115	66,231

Total expenses	354,335	739,230

REVENUES IN EXCESS OF CERTAIN EXPENSES	$748,211	$1,502,435

See accompanying notes to statements of revenues and certain expenses.

EXECUTIVE TOWER
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(1)	Organization and Formation
      On July 7, 2005 Asset Capital Partners, L.P. (“ACP”) acquired the Executive Tower building (“Executive Tower” or the “Property”) through its wholly-owned subsidiary, ACC Executive Tower LLC (the “Partnership”). The Property is located at 2101 Executive Drive, Hampton, Virginia. The purchase price for the Property was $15.5 million. The Property was built in 1974 and renovated in 1991 and contains approximately 134,179 of net rentable square feet as of June 30, 2005. Executive Tower’s operations consist of leasing office space to various commercial tenants.

(2)	Summary of Significant Accounting Policies

Basis of Accounting
      The statements of revenues and certain expenses have been prepared in accordance with the requirements of Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“SEC”) which requires certain information with respect to real estate operations acquired or to be acquired to be included with certain filings with the SEC. The historical summary includes the historical gross income and direct operating expenses of the Property, exclusive of the following significant expenses which may not be comparable to the proposed future operations:
      a)     Management and asset management fees;
      b)     Interest expense related to mortgage debt that was not assumed; and
      c)     Depreciation.
      The statements of revenues and certain expenses for the six months ended June 30, 2005 and the related disclosures in the notes to statements of revenues and certain expenses have been prepared without audit. The statements for the six months ended June 30, 2005 and the twelve months ended December 31, 2004 reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the operating results for the periods presented.

Use of Estimates
      The preparation of statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
      Rental income is recognized on a straight-line basis over the base term of the lease. The majority of leases provide for reimbursement to the Partnership of the tenant’s share of operating expenses, insurance and real estate taxes.

(3)	Rental Income
      The Partnership leases space to various national and local companies. As of December 31, 2004, 44 tenants lease approximately 92% of the gross leasable square footage of the Property.
      The leases included scheduled base rent increases over their respective terms. Rental income includes $15,936 for the year ended December 31, 2004 and $8,326 (unaudited) for the six months ended June 30, 2005 representing the excess of base rental income on a straight-line basis over amounts currently due pursuant to the lease agreements.

      Future minimum rentals under the noncancellable terms of tenants’ operating leases excluding tenant reimbursement of operating expenses, insurance and real estate taxes as of December 31, 2004 for each of the next five years are as follows:

Year	Amount

2005	$1,983,462
2006	$1,420,900
2007	$1,068,449
2008	$751,047
2009	$253,918
Thereafter	$44,833

Report of Independent Registered Public Accounting Firm
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying statement of revenue and certain expenses of CareFirst Portfolio for the year ended December 31, 2004. The statement of revenue and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission (for inclusion in the Form S-11 of Asset Capital Corporation, Inc.) as described in Note 1 and is not intended to be a complete presentation of the CareFirst Portfolio revenues and expenses.
      In our opinion, the financial statement referred to above presents fairly in all material respects, the revenues and certain expenses described in Note 1 of CareFirst Portfolio for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
September 16, 2005

CAREFIRST PORTFOLIO
STATEMENTS OF REVENUE AND CERTAIN EXPENSES

	Six Months Ended	Year Ended
	June 30, 2005	December 31, 2004

	(unaudited)
REVENUE
Rental income	$455,784	$518,593

CERTAIN EXPENSES
Real estate taxes	147,811	294,608
Utilities	208,769	465,665
Property operating expenses	417,780	818,451

Total expenses	774,360	1,578,724

CERTAIN EXPENSES IN EXCESS OF REVENUE	$(318,576)	$(1,060,131)

See accompanying notes to statements of revenue and certain expenses.

CAREFIRST PORTFOLIO
NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

(1)	Organization and Formation
      On July 29, 2005, Asset Capital Partners, L.P. (“ACP”) acquired the CareFirst Portfolio (“CareFirst” or the “Property”) through its wholly-owned subsidiaries ACC Columbia Medical Campus LLC, ACC Frederick Medical Center LLC and ACC Timonium LLC (collectively, the “Partnership”). The Property is located 5450 and 5500 Knoll North Drive, Columbia, Maryland; 110 Baughman’s Lane, Frederick, Maryland; and 2205 York Road, Timonium, Maryland, respectively. The purchase price for the Property was approximately $23.7 million. The Knoll Drive buildings were built between 1982 and 1984, the Baughman’s Lane building was built in 1996 and the York Road building was built in 1986. The Property contains approximately 211,473 of net rentable square feet as of June 30, 2005. CareFirst’s operations consist of leasing office space to various commercial tenants.

(2)	Summary of Significant Accounting Policies

Basis of Accounting
      The statements of revenues and certain expenses have been prepared in accordance with the requirements of Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“SEC”) which requires certain information with respect to real estate operations acquired or to be acquired to be included with certain filings with the SEC. The historical summary includes the historical gross income and direct operating expenses of the Property, exclusive of the following significant expenses which may not be comparable to the proposed future operations:
      a)     Depreciation; and
      b)     Interest expense related to mortgage debt that was not assumed.
      The statements of revenues and certain expenses for the six months ended June 30, 2005 and the related disclosures in the notes to statements of revenues and certain expenses have been prepared without audit. The statements for the six months ended June 30, 2005 and the year ended December 31, 2004 reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the operating results for the periods presented.

Use of Estimates
      The preparation of statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
      Rental income is recognized on a straight-line basis over the base term of the lease. The majority of leases provide for reimbursement to the Partnership of the tenant’s share of operating expenses, insurance and real estate taxes.

(3)	Rental Income
      The Partnership leases space to various national and local companies. As of December 31, 2004, 19 tenants lease approximately 49.8% of the gross leasable square footage of the Property. Two of those tenants represented 33% and 27%, respectively, of the rental revenue as of December 31, 2004.
      The leases included scheduled base rent increases over their respective terms. Rental income includes $64,387 for the year ended December 31, 2004 and $187,795 (unaudited) for the six months ended June 30, 2005 representing the excess of base rental income on a straight-line basis over amounts currently due pursuant to the lease agreements.

      Future minimum rentals under the noncancellable terms of tenants’ operating leases excluding tenant reimbursement of operating expenses, insurance and real estate taxes as of December 31, 2004 for each of the next five years are as follows:

Year	Amount

2005	$265,416
2006	$594,833
2007	$511,156
2008	$151,215
2009	$—
Thereafter	$—

Report of Independent Registered Public Accountant
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying statement of revenue and certain expenses of the RSMK Portfolio for the year ended October 31, 2005. The statement of revenue and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission (for inclusion in the Form S-11 of Asset Capital Corporation, Inc.) as described in Note 1 and is not intended to be a complete presentation of the RSMK Portfolio revenues and expenses.
      In our opinion, the financial statement referred to above presents fairly in all material respects, the revenues and certain expenses described in Note 1 of the RSMK Portfolio for the year ended October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
January 26, 2006

RSMK PORTFOLIO
STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Three Months
	Ended	Year Ended
	January 31, 2006	October 31, 2005

	(Unaudited)
REVENUES
Rental income	$479,699	$1,935,365
Operating expense reimbursements	166,424	604,936
Other income	225	735

Total revenues	646,348	2,541,036

CERTAIN EXPENSES
Real estate taxes	56,254	200,494
Utilities	37,868	173,002
Property operating expenses	87,790	321,380
General and administrative	9,674	94,456
Other expenses	71	749
Interest expense	145,446	520,066

Total expenses	337,103	1,310,147

REVENUES IN EXCESS OF CERTAIN EXPENSES	$309,245	$1,230,889

See accompanying notes to statement of revenues and certain expenses.

RSMK PORTFOLIO
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(1)	Organization and Formation
      On November 7, 2005 Asset Capital Partners, L.P. (“ACP”) entered into a purchase and sale contract to acquire the RSMK Portfolio (“RSMK” or the “Property”). ACP purchased the RSMK Portfolio through its wholly-owned subsidiaries: ACC Forbes Boulevard I, LLC, ACC Forbes Boulevard II, LLC, and ACC Montpelier Road, LLC, (the “Partnerships”). The Property consists of three buildings located at 4260 Forbes Boulevard, Lanham, MD, 4550 Forbes Boulevard, Lanham, MD and 7700 Montpelier Avenue, Laurel, MD, respectively. The purchase price for the Property was approximately $22.7 million plus the buyer’s share of closing costs. The building located at 4260 Forbes Avenue was built in 2001 and contains 54,692 of net rentable square feet as of November 7, 2005. The building located at 4550 Forbes Boulevard was built in 1985 and contains 46,858 of net rentable square feet as of November 7, 2005. The building located at 7700 Montpelier Avenue was built in 2001 and contains 43,785 of net rentable square feet as of November 7, 2005. The Property’s operations consist of leasing office space to various commercial tenants.

(2)	Summary of Significant Accounting Policies

Basis of Accounting
      The statements of revenues and certain expenses have been prepared in accordance with the requirements of Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“SEC”) which requires certain information with respect to real estate operations acquired or to be acquired to be included with certain filings with the SEC. The historical summary includes the historical gross income and direct operating expenses of the Property, exclusive of the following significant expenses which may not be comparable to the proposed future operations:
      a) Management and asset management fees;
      b) Interest expense related to mortgage debt that will not be assumed;
      c) Amortization of certain deferred charges; and
      d) Depreciation.
      The statement for the year ended October 31, 2005 reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the operating results for the periods presented.

Use of Estimates
      The preparation of a statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
      Rental income is recognized on a straight-line basis over the base term of the lease. The majority of leases provide for reimbursement to the lessor of the tenant’s share of operating expenses, insurance and real estate taxes.

(3)	Rental Income
      The Property leases space to various national and local companies. As of October 31, 2005, 10 tenants lease approximately 93% of the net leasable square footage of the Property.
      The leases included scheduled base rent increases over their respective terms. Rental income includes an increase of $14,168 for the year ended October 31, 2005 and a decrease of $2,869 for the three months ended January 31, 2006 of base rental income on a straight-line basis over amounts currently due pursuant to the lease agreements.
      Future minimum rentals under the noncancellable terms of tenants’ operating leases excluding tenant reimbursement of operating expenses, insurance and real estate taxes as of October 31, 2005 for each of the next five years are as follows:

Year	Amount

2006	$1,735,360
2007	$1,592,928
2008	$1,279,422
2009	$1,218,246
2010	$1,244,984
Thereafter	$864,500

(4)	Mortgage
      The Property is subject to two mortgage loans that the Partnerships assumed upon closing. The current mortgage loan on 7700 Montpelier Avenue had an outstanding balance as of December 31, 2005 of approximately $4,200,000. The loan matures on March 1, 2012 and currently requires a monthly payment of interest and principal totaling $30,201, with an applicable interest rate equal to 7.28% per annum. While prepayment of the loan is restricted, the property may be released from the lien of the mortgage via defeasance in accordance with specific defeasance provisions.
      The current mortgage loan on 4550 Forbes Boulevard had an outstanding balance as of December 31, 2005 of approximately $4,500,000. The loan matures in February 2015 and currently requires a monthly payment of interest and principal totaling $26,321, with an applicable interest rate equal to 5.57%. While prepayment of the loan is restricted, the property may be released from the lien of the mortgage via defeasance in accordance with specific defeasance provisions.
      Principal payments due on mortgage debt as of October 31, 2005 were as follows:

2006	$114,781
2007	122,437
2008	129,018
2009	139,237
2010	148,556
Thereafter	8,096,480

Total	$8,750,509

Report of Independent Registered Public Accountant
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying statement of revenue and certain expenses of Pinewood Plaza for the year ended December 31, 2004. The statement of revenue and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission (for inclusion in the Form S-11 of Asset Capital Corporation, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Pinewood Plaza revenues and expenses.
      In our opinion, the financial statement referred to above presents fairly in all material respects, the revenues and certain expenses described in Note 1 of Pinewood Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
September 16, 2005

PINEWOOD PLAZA
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Nine Months
	Ended	Year Ended
	September 30, 2005	December 31, 2004

	(unaudited)
REVENUES
Rental income	$781,979	$1,033,034
Other income	8,315	3,603

Total revenues	790,294	1,036,637

CERTAIN EXPENSES
Real estate taxes	65,697	87,504
Utilities	51,825	82,409
Property operating expenses	151,000	239,811
General and administrative	5,214	6,548
Other expenses	5,023	—
Interest expense	268,166	357,554

Total expenses	546,925	773,826

REVENUES IN EXCESS OF CERTAIN EXPENSES	$243,369	$262,811

See accompanying notes to statements of revenues and certain expenses.

PINEWOOD PLAZA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(1)	Organization and Formation
      On November 9, 2005 Asset Capital Partners, L.P. (“ACP”) acquired the Pinewood Plaza office building (“Pinewood” or the “Property”). ACP purchased Pinewood through its wholly-owned subsidiary ACC Pinewood LLC (the “Partnership”). The Property is located at 1919 Commerce Drive, Hampton, Virginia. The purchase price for the Property was approximately $8.5 million plus the buyer’s share of closing costs. The Property was built in 1986 and renovated in 2003 and contains 70,766 of net rentable square feet as of September 30, 2005. The Property’s operations consist of leasing office space to various commercial tenants.

(2)	Summary of Significant Accounting Policies

Basis of Accounting
      The statements of revenues and certain expenses have been prepared in accordance with the requirements of Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“SEC”) which requires certain information with respect to real estate operations acquired or to be acquired to be included with certain filings with the SEC. The historical summary includes the historical gross income and direct operating expenses of the Property, exclusive of the following significant expenses which may not be comparable to the proposed future operations:
      a)     Management and asset management fees;
      b)     Interest expense related to debt that was not assumed;
      c)     Amortization of certain deferred charges; and
      d)     Depreciation.
      The statements of revenues and certain expenses for the nine months ended September 30, 2005 and the related disclosures in the notes to statements of revenues and certain expenses have been prepared without audit. The statements for the nine months ended September 30, 2005 and the year ended December 31, 2004 reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the operating results for the periods presented.

Use of Estimates
      The preparation of statements of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
      Rental income is recognized on a straight-line basis over the base term of the lease. The majority of leases provide for reimbursement to the lessor of the tenant’s share of operating expenses, insurance and real estate taxes.

(3)	Rental Income
      The Property leases space to various national and local companies. As of December 31, 2004, 20 tenants lease approximately 91% of the gross leasable square footage of the Property.
      The leases included scheduled base rent increases over their respective terms. Rental income includes an increase of $1,621 for the year ended December 31, 2004 and a decrease of $14,455 for the

PINEWOOD PLAZA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES—(Continued)
nine months ended September 30, 2005 of base rental income on a straight-line basis over amounts currently due pursuant to the lease agreements.
      Future minimum rentals under the noncancellable terms of tenants’ operating leases excluding tenant reimbursement of operating expenses, insurance and real estate taxes as of December 31, 2004 for each of the next five years are as follows:

Year	Amount

2005	$1,066,596
2006	$923,465
2007	$688,811
2008	$282,883
2009	$148,675
Thereafter	$125,387

(4)	Mortgage
      The Property is subject to a mortgage loan with an outstanding principal balance of $5,767,000 as of December 31, 2005. The loan matures on July 11, 2014 and currently requires a monthly interest-only payment that varies, depending on the number of days in a given month, with a fixed interest rate computed at an annual rate of 6.20%. Starting on August 11, 2006, monthly payments will no longer be interest-only and will be approximately $35,321. While prepayment of the loan is restricted, the Property may be released from the lien of the mortgage via defeasance upon the earlier of June 24, 2008 or two years after the loan is acquired by any securitization conduit.
      Principal payments due on mortgage debt as of December 31, 2004 were as follows:

2005	$0
2006	24,906
2007	64,803
2008	67,967
2009	73,394
Thereafter	5,535,930

Total	$5,767,000

Report of Independent Registered Public Accountant
To Asset Capital Corporation, Inc.
Bethesda, Maryland
      We have audited the accompanying statement of revenue and certain expenses of the Gees Group Portfolio for the year ended December 31, 2005. The statement of revenue and certain expenses is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulation of the Securities and Exchange Commission (for inclusion in the Form S-11 of Asset Capital Corporation, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Gees Group Portfolio revenues and expenses.
      In our opinion, the financial statement referred to above presents fairly in all material respects, the revenues and certain expenses described in Note 1 of the Gees Group Portfolio for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
New York, New York
June 20, 2006

GEES GROUP PORTFOLIO
STATEMENT OF REVENUES AND CERTAIN EXPENSES

	Three Months
	Ended	Year Ended
	March 31, 2006	December 31, 2005

	(Unaudited)
REVENUES
Rental income	$1,110,906	$4,192,858
Operating expense reimbursements	10,404	78,907
Other income	—	—

Total revenues	1,121,310	4,271,765

CERTAIN EXPENSES
Real estate taxes	88,854	368,306
Utilities	114,552	490,149
Property operating expenses	113,676	500,536
General and administrative	234	17,039

Total expenses	317,316	1,376,030

REVENUES IN EXCESS OF CERTAIN EXPENSES	$803,994	$2,895,735

See accompanying notes to statement of revenues and certain expenses.

GEES GROUP PORTFOLIO
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

(1)	Organization and Formation
      On May 15, 2006 Asset Capital Partners, L.P. (“ACP”) entered into a purchase and sale contract to acquire the Gees Group Portfolio (“Gees” or the “Property”). ACP intends to purchase the Gees Group Portfolio through wholly-owned subsidiaries (the “Partnership”). The Property consists of four buildings located at 5700 Lake Wright Drive, Norfolk, VA, 5800 Lake Wright Drive, Norfolk, VA, 4525 South Boulevard, Virginia Beach, VA, 770 Lynnhaven Parkway, Virginia Beach, VA, and 5900 Lake Wright Drive, Norfolk, VA. The contracted purchase price for the Property is approximately $39.7 million plus the buyer’s share of closing costs. The building located at 5700 Lake Wright Drive contains 81,886 of net rentable square feet. The building located at 5800 Lake Wright Drive contains of 84,749 net rentable square feet. The building located at 4525 South Boulevard contains of 61,594 net rentable square feet. The building located at 770 Lynnhaven Parkway contains 30,845 of net rentable square feet. The Property’s operations consist of leasing office space to various commercial tenants.

(2)	Summary of Significant Accounting Policies

Basis of Accounting
      The statements of revenues and certain expenses have been prepared in accordance with the requirements of Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“SEC”) which requires certain information with respect to real estate operations acquired or to be acquired to be included with certain filings with the SEC. The historical summary includes the historical gross income and direct operating expenses of the Property, exclusive of the following significant expenses which may not be comparable to the proposed future operations:
      a) Management and asset management fees;
      b) Interest expense related to mortgage debt that will not be assumed;
      c) Amortization of certain deferred charges; and
      d) Depreciation.
      The statements for the three month period ended March 31, 2006 and for the year ended December 31, 2005 reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the operating results for the periods presented.

Use of Estimates
      The preparation of a statement of revenue and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
      Rental income is recognized on a straight-line basis over the base term of the lease. The majority of leases provide for reimbursement to the lessor of the tenant’s share of operating expenses, insurance and real estate taxes.

(3)	Rental Income
      The Property leases space to various national and local companies. As of December 31, 2005, tenants lease approximately 94% of the net leasable square footage of the Property.

      The leases included scheduled base rent increases over their respective terms. Rental income includes an increase of $38,838 for the year ended December 31, 2005 of base rental income on a straight-line basis over amounts currently due pursuant to the lease agreements.
      Future minimum rentals under the noncancellable terms of tenants’ operating leases excluding tenant reimbursement of operating expenses, insurance and real estate taxes as of December 31, 2005 for each of the next five years are as follows:

Year	Amount

2006	$4,299,072
2007	$4,167,241
2008	$3,219,927
2009	$2,345,191
2010	$965,324
Thereafter	$1,631,028

ASSET CAPITAL CORPORATION, INC.
Schedule III: Real Estate and Accumulated Depreciation
December 31, 2005
(in thousands)

					Gross Amount at Which
					Carried at Close
		Initial Costs		Costs	of Period
				Capitalized					Date of
			Buildings and	Subsequent to		Buildings and		Accumulated	Construction/	Year
Properties	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Total	Depreciation	Renovation	Acquired

Office Buildings
Pidgeon Hill Drive — Sterling, VA	$9,062	$2,289	$9,155	$—	$2,289	$9,155	$11,444	$—	1986	2005
Executive Tower — Hampton, VA	12,640	3,086	10,800	84	3,086	10,884	13,970	140	1974/1991	2005
Columbia Medical Campus — Columbia, MD	—	3,258	11,858	—	3,258	11,858	15,116	123	1982/1984	2005
Frederick Medical Campus — Frederick, MD	—	897	3,430	—	897	3,430	4,327	36	1996	2005
Timonium — Timonium, MD	—	710	2,381	—	710	2,381	3,091	25	1986	2005
Century South — Germantown, MD	—	816	3,351	(19)	816	3,332	4,148	33	2003	2005
Commerce Center — Greenbelt, MD	17,760	3,786	15,228	—	3,786	15,228	19,014	96	1987	2005
Pinewood Plaza — Hampton, VA	5,767	1,528	6,114	10	1,528	6,124	7,652	26	1987	2005
Garden City Drive — Landover, MD	4,894	1,371	5,485	63	1,387	5,532	6,919	11	1980/1985	2005

Property Totals	50,123	17,741	67,802	138	17,757	67,924	85,681	490
Land held for sale — Charlottesville, VA	40,000	52,160		1,362	53,522	—	53,522
Other	—	—	—	—	—	78	78	3

Total	$90,123	$69,901	$67,802	$1,500	$71,279	$68,002	$139,281	$493

      Depreciation of real estate investments is computed on a straight-line basis over the estimated useful lives of the assets, as set forth below.

Buildings	40 years
Building components	5 to 15 years
Tenant improvements	Lesser of the lease term or useful life of the assets
Furniture, fixtures and equipment	5 to 10 years
      The aggregate cost for Federal income tax purposes is approximately $137 million as of December 31, 2005.

      The changes in total real estate assets and accumulated depreciation are as follows.

March 30, 2005
(inception) to
December 31,
Real Estate Assets	2005

Balance at beginning of period	$—
Additions during period
Acquisitions	137,703
Improvements	122
Development costs on land held for sale	1,378
Other	78

Balance at close of period	$139,281

March 30, 2005
(inception) to
December 31,
Accumulated Depreciation on Real Estate Assets	2005

Balance at beginning of period	$—
Additions during period
Depreciation expense	493

Balance at close of period	$493

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholders or any of the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company since the date hereof.

Until                 , 2006 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

9,250,000 Shares
Asset Capital Corporation, Inc.
Common Stock

PROSPECTUS

Friedman Billings Ramsey
Wachovia Securities
Robert W. Baird & Co.
                    , 2006

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.     Other Expenses of Issuance and Distribution.
      The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Securities and Exchange Commission registration fee	$15,082
NASD filing fee	13,843
Nasdaq Global MarketTM Listing Fees	100,000
Transfer agent and registrar fees	20,000
Legal fees and expenses	966,307
Accounting fees and expenses	962,889
Printing and mailing fees	817,405
Miscellaneous	250,000

Total	$3,145,526

*	To be filed by amendment.
      All expenses, except the Securities and Exchange Commission registration fee and the NASD filing fee, are estimated.
Item 32.     Sales to Special Parties.
      See the response to Item 33 below.
Item 33.     Recent Sales of Unregistered Securities.
      On March 30, 2005, in connection with the incorporation of Asset Capital Corporation, Inc. (the “Company”), the Company issued 86,667 shares of common stock, $0.001 par value per share (the “Common Stock”) to Peter C. Minshall for $86.67. Such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof.
      On March 30, 2005, in connection with the incorporation of the Company, the Company issued 86,667 shares of Common Stock to Blair D. Fernau for $86.67. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
      On March 30, 2005, in connection with the incorporation of the Company, the Company issued 86,667 shares of Common Stock to William B. LeBlanc III for $86.67. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
      On March 30, 2005, in connection with the incorporation of the Company, the Company issued 22,500 shares of Common Stock to Kenneth M. Houle for $22.50. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
      On April 20, 2005, in connection with the incorporation of the Company, the Company issued 43,334 shares of Common Stock, to Barry E. Johnson for $43.33. Such issuance was exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.
      On June 30, 2005, the Company issued 394,385 common shares to Messrs. Minshall, Fernau and LeBlanc in exchange for the assignment of certain management and engineering agreements in connection with the formation of the Company. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

      On June 30, 2005, the Company sold 6,158,192 shares of Common Stock to Friedman, Billings, Ramsey & Co., Inc. (the “Initial Purchaser”). The Company issued these shares of Common Stock to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $7.905 per share for these shares of Common Stock, for total net proceeds to the Company of $48,680,507.76. The Initial Purchaser resold 5,493,435 of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act for an offering price of $8.50 per share, and the aggregate initial purchaser’s discount equaled $3,268,593.83. The Initial Purchaser resold 664,757 of the remaining shares of Common Stock to Friedman, Billings, Ramsey Group, Inc. and/or one or more of its subsidiaries (collectively, “FBR Group”), for a purchase price of $7.905 per share, and the Initial Purchaser received no discount in connection with such resale.
      On June 30, 2005, the Company sold 2,753,889 shares of Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $8.50 per share for gross proceeds of $23,408,056.50. The placement agent received a commission of $0.595 per share with respect to 2,661,460 of these shares of Common Stock. No commission was paid with respect to 92,429 of the shares sold to accredited investors. The net proceeds to the Company from the private placement of these shares was $21,824,487.80 and total commissions paid to the placement agents was $1,583,568.70.
      On July 22, 2005, the Company sold 600,265 shares of Common Stock to the Initial Purchaser. The Company issued these shares of Common Stock to the Initial Purchaser in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchaser paid the Company a purchase price of $7.905 per share for these shares of Common Stock, for net proceeds to the Company of $4,745,094.83. The Initial Purchaser resold all of these shares of Common Stock to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act. The offering price per share of Common Stock to FBR Group under Rule 144A was $7.905 per share, and the aggregate initial purchaser received no discount in connection with such resale.
      On July 22, 2005, the Company sold 736,547 shares of Common Stock in a concurrent private placement to “accredited investors” (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchaser acting as placement agent. All of these shares were sold for a purchase price of $8.50 per share for gross proceeds of $6,260,649.50. The placement agent received a commission of $0.595 per share with respect to these shares of Common Stock. The net proceeds to the Company from the private placement of these shares was $5,822,404.03 and total commissions paid to the placement agents was $438,245.47.
      On July 27, 2005, the Company redeemed at par an aggregate of 55,632 shares of Common Stock that was issued to Messrs. Minshall, Fernau & LeBlanc on March 30, 2005.
      On June 30, 2005, the Company issued 7,647 LTIP units to Barry E. Johnson and 3,971 LTIP units to Kenneth M. Houle pursuant to the Company’s 2005 equity incentive plan. On June 30, 2005, the Company issued 8,000 LTIP units to its non-employee directors as partial compensation for serving as a director pursuant to the Company’s 2005 equity incentive plan. All such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. For a more detailed description of the Company’s 2005 equity incentive plan, see “Management—2005 Equity Incentive Plan” in this Registration Statement.
      On August 26, 2005, the Company issued 60,776 shares of Common Stock in connection with the contribution of the Century South property. On September 22, 2005, the Company issued 246,755 shares of Common Stock in connection with the contribution of the Commerce Center I property. On December 5, 2005, the Company issued 147,429 shares of Common Stock in connection with the contribution of the Garden City Drive property. On December 23, 2005, the Company issued 203,242 shares of Common Stock in connection with the contribution of the Pidgeon Hill I property. On December 30, 2005, the Company issued 129,424 shares of Common Stock in connection with the contribution of the Twelve Oaks structured real estate investment. On March 2, 2006, the Company issued 89,560 shares of Common Stock in connection with the contribution of the Pidgeon Hill II property. All such issuances were to “accredited investors” (as defined in Rule 501 under the Securities Act) and were made in reliance on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. Moreover, each of these issuances was made pursuant to contribution agreements that were executed in June 2005 pursuant to which the recipients of the securities became irrevocably bound to contribute their interests in the contributed properties in exchange for the consideration specified in the contribution agreements, including the issuances described above.
      On November 15, 2005, the Company entered into a separation agreement and general release with Barry E. Johnson. Pursuant to the aforementioned agreement, Mr. Johnson agreed to forfeit 39,724 shares of Common Stock issued to him and 7,007 LTIP units. In addition, under the terms of the separation agreement between us and Mr. Johnson, Mr. Johnson has the right to require us to purchase from him all of his vested restricted stock, LTIP units and other shares of our common stock held by him at a price of $8.50 per share or unit. Mr. Johnson has since exercised his right to require us to purchase his shares of our common stock and LTIP units, and we have agreed to purchase his shares and LTIP units as soon as reasonably practicable.
Item 34.     Indemnification of Directors and Officers.
      Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
      Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.
      Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.
      We have entered into indemnification agreements with each of our directors and certain officers. The indemnification agreements require, among other things, that we indemnify our directors and certain officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.
      Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
      A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Item 35.     Treatment of Proceeds from Stock Being Registered.
      None of the proceeds will be credited to an account other than the appropriate capital share account.
Item 36.     Financial Statements, Schedules and Exhibits.
      (a)     Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

      (b)     Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit			Description of Document

1	.1**	—	Form of Underwriting Agreement
3	.1**	—	Articles of Amendment and Restatement of Asset Capital Corporation, Inc.
3	.2**	—	Second Amended and Restated Bylaws of Asset Capital Corporation, Inc.
4	.1**	—	Form of Certificate for Common Stock for Asset Capital Corporation, Inc.
4	.2**	—	Registration Rights Agreement among Friedman, Billings, Ramsey & Co., Inc., Asset Capital Corporation, Inc., Peter C. Minshall, Blair D. Fernau, William B. LeBlanc III, Barry E. Johnson and Kenneth M. Houle for the benefit of certain holders of the common stock of Asset Capital Corporation, Inc., dated as of June 30, 2005
5	.1**	—	Opinion of Hunton & Williams LLP
10	.1**	—	First Amended and Restated Agreement of Limited Partnership of Asset Capital Partners, L.P.
10	.2**†	—	2005 Equity Incentive Plan
10	.3**†	—	Employment Agreement between Asset Capital Corporation, Inc. and Peter C. Minshall, dated June 30, 2005
10	.4**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and Blair D. Fernau, dated May 24, 2006
10	.5**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and William B. LeBlanc III, dated May 23, 2006
10	.6**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and Clay E. Carney, dated March 8, 2006
10	.7**†	—	Form of LTIP Award Agreement (Officers and Employees)
10	.8**†	—	Form of LTIP Award Agreement (Non-Employee Directors)
10	.9**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Century South Investors LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.10**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Commerce Center I L.L.C., ACC II LLC, and Asset Capital Corporation, Inc.
10	.11**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Garden City Drive Investors LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.12**	—	Contribution Agreement, dated June 21, 2005, by and between Leo Halpert and Asset Capital Corporation, Inc.
10	.13**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Pidgeon Hill Drive LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.14**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Second Pidgeon LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.15**	—	Contribution Agreement, dated June 23, 2005, by and between Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.16**	—	Assignment and Assumption Agreement, dated June 23, 2005, by and among Asset Capital Corporation, Inc. and Asset Capital Corporation, L.L.C. and Asset Capital Management, LLC and ARV/ACC Engineering, LLC
10	.17**	—	Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class C Interests), dated May 27, 2005, by and between Westat, Inc. and Asset Capital Corporation, L.L.C.
10	.18**	—	Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class B Interests), dated May 27, 2005, by and between Westat, Inc. and Asset Capital Corporation, L.L.C.
10	.19**	—	Agreement of Purchase and Sale, dated August 12, 2005, by and between Asset Capital Partners, L.P. and Pinewood Plaza Associates, LLC
10	.20**	—	Amendment to Agreement of Purchase and Sale, dated September 20, 2005, by and between Pinewood Associates, LLC and Asset Capital Partners, L.P.

Exhibit			Description of Document

10	.21**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Columbia Medical Campus LLC
10	.22**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Columbia Medical Campus LLC
10	.23**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Frederick Medical Campus LLC
10	.24**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Frederick Medical Center LLC
10	.25**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Timonium Office Building Limited Partnership and ACC Timonium LLC
10	.26**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Timonium Office Building Limited Partnership and ACC Timonium LLC
10	.27**	—	Agreement of Purchase and Sale, dated August 16, 2005, by and between M. Clifton McClure and Robert M. Callaghan, as trustees of the NYC Land Trust, D. Michael Atkins and Robert M. Callaghan, trustees of the Sixty-Four-616 Land Trust, M. Clifton McClure and Robert M. Callaghan, trustees of the One Ninth Land Trust, and S-V Associates, as the record owners, Wendell W. Wood, as the beneficial owner, HM Acquisition Group, LLC and HM Capital Group, LLC and HM Capital Group, LLC
10	.28**	—	Agreement of Sale and Purchase of Improved Real Property, dated April 18, 2005, by and between Asset Capital Corporation, L.L.C., and Executive Tower Associates, Limited Partnership
10	.29**	—	Amendment to Agreement of Sale and Purchase of Improved Real Property, dated May 6, 2005, by and between Executive Tower Associates, Limited Partnership and Asset Capital Corporation, L.L.C.
10	.30**	—	Amendment No. 2 to Agreement of Sale and Purchase of Improved Real Property, dated June 6, 2005, by and between Executive Tower Associates, Limited Partnership and Asset Capital Corporation, L.L.C.
10	.31**	—	Agreement of Purchase and Sale, dated November 11, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.32**	—	First Amendment to Agreement of Purchase and Sale, dated December 12, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.33**	—	Second Amendment to Agreement of Purchase and Sale, dated December 14, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.34**	—	Third Amendment to Agreement of Purchase and Sale, dated December 14, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.35**	—	Fourth Amendment to Agreement of Purchase and Sale, dated January 9, 2006, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.36**	—	Fifth Amendment to Agreement of Purchase and Sale, dated January 19, 2006, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derby Court LLC and Asset Capital Partners, L.P.
10	.37**	—	Separation Agreement and General Release, dated November 15, by and between Asset Capital Corporation, Inc. and Barry E. Johnson.
10	.38**	—	Asset Management Agreement, effective as of January 31, 2006, by and between HM Acquisition Group LLC and Octagon Partners, LLC
10	.39**	—	Asset Management Agreement, effective as of July 29, 2005, by and between Asset Capital Partners, L.P. and Brownstone Capital, LLC.
10	.40**	—	Credit Facility Agreement, dated March 20, 2006, by and between Asset Capital Partners, L.P. and Citizens Bank.

Exhibit			Description of Document

10	.41**	—	Mezzanine Loan and Security Agreement, dated February 15, 2006, by and between Asset Capital Partners, L.P. and BTR Miller, LLC.
10	.42**	—	Agreement of Sale, dated May 15, 2006, by and between Lake Wright Properties I, LLC, Lake Wright Properties II, LLC, Trident Properties, LLC, Southport Center, LLC and Asset Capital Partners, L.P.
10	.43**	—	Agreement of Purchase and Sale, dated May 4, 2006, by and between Edens & Avent Investments Limited Partnership and HM Acquisition Group LLC.
10	.44**	—	Building Pad Purchase Agreement, dated April 10, 2006, by and between HM Acquisition Group LLC and NVR, Inc.
10	.45**	—	Agreement of Purchase and Sale, dated June 21, 2006, by and between C-9813 and B-9813 Godwin Drive LLC and Asset Capital Partners L.P.
10	.46**	—	Agreement of Purchase and Sale, dated July 7, 2006, by and between Asset Capital Partners, L.P. and Mor Forbes 2 LLC.
21	.1**	—	List of Subsidiaries of Asset Capital Corporation, Inc.
23	.1**	—	Consent of Hunton & Williams LLP (included in Exhibits 5.1)
23.2		—	Consent of BDO Seidman, LLP
24	.1**	—	Power of Attorney (included on Signature Page)

*	To be filed by amendment.

**	Previously filed.

†	Compensatory plan or arrangement.
Item 37.     Undertakings.
      (a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      (b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (c)     The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland on August 1, 2006.

ASSET CAPITAL CORPORATION, INC.

By:	/s/ Clay E. Carney

Name: Clay E. Carney

Title:	Chief Financial Officer, Treasurer and Secretary
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Peter C. Minshall		Chairman and Chief Executive Officer (Principal Executive Officer)	August 1, 2006

* Blair D. Fernau		Vice Chairman and Chief Investment Officer	August 1, 2006

* William B. LeBlanc III		Director, President and Chief Operating Officer	August 1, 2006

/s/ Clay E. Carney Clay E. Carney		Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 1, 2006

* William P. Ciorletti		Director	August 1, 2006

* Brian K. Fields		Director	August 1, 2006

* William T. Gordon III		Director	August 1, 2006

* Robert S. Smith		Director	August 1, 2006

*By:	/s/ Clay E. Carney Clay E. Carney Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Description of Document

1	.1**	—	Form of Underwriting Agreement
3	.1**	—	Articles of Amendment and Restatement of Asset Capital Corporation, Inc.
3	.2**	—	Second Amended and Restated Bylaws of Asset Capital Corporation, Inc.
4	.1**	—	Form of Certificate for Common Stock for Asset Capital Corporation, Inc.
4	.2**	—	Registration Rights Agreement among Friedman, Billings, Ramsey & Co., Inc., Asset Capital Corporation, Inc., Peter C. Minshall, Blair D. Fernau, William B. LeBlanc III, Barry E. Johnson and Kenneth M. Houle for the benefit of certain holders of the common stock of Asset Capital Corporation, Inc., dated as of June 30, 2005
5	.1**	—	Opinion of Hunton & Williams LLP
10	.1**	—	First Amended and Restated Agreement of Limited Partnership of Asset Capital Partners, L.P.
10	.2**†	—	2005 Equity Incentive Plan
10	.3**†	—	Employment Agreement between Asset Capital Corporation, Inc. and Peter C. Minshall, dated June 30, 2005
10	.4**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and Blair D. Fernau, dated May 24, 2006
10	.5**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and William B. LeBlanc III, dated May 23, 2006
10	.6**†	—	Amended and Restated Employment Agreement between Asset Capital Corporation, Inc. and Clay E. Carney, dated March 8, 2006
10	.7**†	—	Form of LTIP Award Agreement (Officers and Employees)
10	.8**†	—	Form of LTIP Award Agreement (Non-Employee Directors)
10	.9**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Century South Investors LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.10**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Commerce Center I L.L.C., ACC II LLC, and Asset Capital Corporation, Inc.
10	.11**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Garden City Drive Investors LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.12**	—	Contribution Agreement, dated June 21, 2005, by and between Leo Halpert and Asset Capital Corporation, Inc.
10	.13**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Pidgeon Hill Drive LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.14**	—	Contribution Agreement, dated June 23, 2005, by and among the members of Second Pidgeon LLC, Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.15**	—	Contribution Agreement, dated June 23, 2005, by and between Asset Capital Corporation, L.L.C. and Asset Capital Corporation, Inc.
10	.16**	—	Assignment and Assumption Agreement, dated June 23, 2005, by and among Asset Capital Corporation, Inc. and Asset Capital Corporation, L.L.C. and Asset Capital Management, LLC and ARV/ACC Engineering, LLC
10	.17**	—	Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class C Interests), dated May 27, 2005, by and between Westat, Inc. and Asset Capital Corporation, L.L.C.
10	.18**	—	Assignment and Assumption of Partnership Interest Sale/Purchase Option Agreement (Class B Interests), dated May 27, 2005, by and between Westat, Inc. and Asset Capital Corporation, L.L.C.
10	.19**	—	Agreement of Purchase and Sale, dated August 12, 2005, by and between Asset Capital Partners, L.P. and Pinewood Plaza Associates, LLC
10	.20**	—	Amendment to Agreement of Purchase and Sale, dated September 20, 2005, by and between Pinewood Associates, LLC and Asset Capital Partners, L.P.
10	.21**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Columbia Medical Campus LLC

Exhibit		Description of Document

10	.22**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Columbia Medical Campus LLC
10	.23**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Frederick Medical Campus LLC
10	.24**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Carefirst Bluechoice, Inc. and ACC Frederick Medical Center LLC
10	.25**	—	Agreement of Purchase and Sale, dated July 29, 2005, by and between Timonium Office Building Limited Partnership and ACC Timonium LLC
10	.26**	—	First Amendment to Agreement of Purchase and Sale, dated July 29, 2005, by and between Timonium Office Building Limited Partnership and ACC Timonium LLC
10	.27**	—	Agreement of Purchase and Sale, dated August 16, 2005, by and between M. Clifton McClure and Robert M. Callaghan, as trustees of the NYC Land Trust, D. Michael Atkins and Robert M. Callaghan, trustees of the Sixty-Four-616 Land Trust, M. Clifton McClure and Robert M. Callaghan, trustees of the One Ninth Land Trust, and S-V Associates, as the record owners, Wendell W. Wood, as the beneficial owner, HM Acquisition Group, LLC and HM Capital Group, LLC and HM Capital Group, LLC
10	.28**	—	Agreement of Sale and Purchase of Improved Real Property, dated April 18, 2005, by and between Asset Capital Corporation, L.L.C., and Executive Tower Associates, Limited Partnership
10	.29**	—	Amendment to Agreement of Sale and Purchase of Improved Real Property, dated May 6, 2005, by and between Executive Tower Associates, Limited Partnership and Asset Capital Corporation, L.L.C.
10	.30**	—	Amendment No. 2 to Agreement of Sale and Purchase of Improved Real Property, dated June 6, 2005, by and between Executive Tower Associates, Limited Partnership and Asset Capital Corporation, L.L.C.
10	.31**	—	Agreement of Purchase and Sale, dated November 11, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.32**	—	First Amendment to Agreement of Purchase and Sale, dated December 12, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.33**	—	Second Amendment to Agreement of Purchase and Sale, dated December 14, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.34**	—	Third Amendment to Agreement of Purchase and Sale, dated December 14, 2005, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.35**	—	Fourth Amendment to Agreement of Purchase and Sale, dated January 9, 2006, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derry Court LLC and Asset Capital Partners, L.P.
10	.36**	—	Fifth Amendment to Agreement of Purchase and Sale, dated January 19, 2006, by and between MOR Montpelier LLC, Forbes Boulevard LLC, Derby Court LLC and Asset Capital Partners, L.P.
10	.37**	—	Separation Agreement and General Release, dated November 15, by and between Asset Capital Corporation, Inc. and Barry E. Johnson.
10	.38**	—	Asset Management Agreement, effective as of January 31, 2006, by and between HM Acquisition Group LLC and Octagon Partners LLC
10	.39**	—	Asset Management Agreement, effective as of July 29, 2005, by and between Asset Capital Partners, L.P. and Brownstone Capital, LLC.
10	.40**	—	Credit Facility Agreement, dated March 20, 2006, by and between Asset Capital Partners, L.P. and Citizens Bank.
10	.41**	—	Mezzanine Loan and Security Agreement, dated February 15, 2006, by and between Asset Capital Partners, L.P. and BTR Miller, LLC.

Exhibit		Description of Document

10	.42**	—	Agreement of Sale, dated May 15, 2006, by and between Lake Wright Properties I, LLC, Lake Wright Properties II, LLC, Trident Properties, LLC, Southport Center, LLC and Asset Capital Partners, L.P.
10	.43**	—	Agreement of Purchase and Sale, dated May 4, 2006, by and between Edens & Avant Investments Limited Partnership and HM Acquisition Group LLC.
10	.44**	—	Building Pad Purchase Agreement, dated April 10, 2006, by and between HM Acquisition Group LLC and NVR, Inc.
10	.45**	—	Agreement of Purchase and Sale, dated June 21, 2006, by and between C-9813 and B-9813 Godwin Drive LLC and Asset Capital Partners, L.P.
10	.46**	—	Agreement of Purchase and Sale, dated July 7, 2006, by and between Asset Capital Partners, L.P. and Mor Forbes 2 LLC.
21	.1**	—	List of Subsidiaries of Asset Capital Corporation, Inc.
23	.1**	—	Consent of Hunton & Williams LLP (included in Exhibits 5.1)
23.2		—	Consent of BDO Seidman, LLP
24	.1**	—	Power of Attorney (included on Signature Page)

*	To be filed by amendment.

**	Previously filed.

†	Compensatory plan or arrangement.